   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1996



                                                      REGISTRATION NO. 333-17173

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          NEXTEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                               4812                              36-3939651
 (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
  Incorporation or Organization)            Classification Code)                Identification Number)

                            ------------------------

                             1505 Farm Credit Drive
                             McLean, Virginia 22102
                                 (703) 394-3000
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                            ------------------------

                             Thomas J. Sidman, Esq.
                       Vice President and General Counsel
                          Nextel Communications, Inc.
                             1505 Farm Credit Drive
                             McLean, Virginia 22102
                                 (703) 394-3000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                            ------------------------

                                   Copies to:


       Lisa A. Stater, Esq.                Craig E. Sherman, Esq.             William J. Phillips, Esq.
    Jones, Day, Reavis & Pogue               Venture Law Group                     Dewey Ballantine
    3500 One Peachtree Center               4750 Carillon Point              1301 Avenue of the Americas
       303 Peachtree Street              Kirkland, Washington 98033            New York, New York 10019
      Atlanta, Georgia 30308                   (206) 739-8700                       (212) 259-8000
          (404) 521-3939


                            ------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       WIRELESS VENTURES OF BRAZIL, INC.
                         ARLINGTON COURTHOUSE PLAZA II
                     2300 CLARENDON BOULEVARD -- SUITE 800
                              ARLINGTON, VA 22201



December 23, 1996


To the Shareholders of Wireless Ventures of Brazil, Inc.:


     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Wireless Ventures of Brazil, Inc. ("WVB") to be held on January 24, 1997, at 10:00 a.m. (local time), at Arlington Courthouse Plaza II, 2300 Clarendon Boulevard, Suite 800, Arlington, Virginia 22201.


     You have previously been furnished with a Notice of Special Meeting describing the matters to be voted upon at the Special Meeting: (1) the proposed adoption of an amendment to the WVB Articles of Incorporation to recapitalize WVB, and (2) the proposed adoption of an Agreement and Plan of Merger between WVB, Nextel Communications, Inc. ("Nextel"), and a subsidiary of Nextel.

     The enclosed Proxy Statement/Prospectus contains important information relating to these matters, which will be acted upon at the Special Meeting, and also constitutes a prospectus relating to shares of Class A Common Stock, par value $0.001 per share, of Nextel that, upon consummation of the proposed merger of a subsidiary of Nextel with and into WVB, would be issued in exchange for outstanding shares and options to acquire shares of WVB stock, and in respect of a promissory note of WVB.

     Your participation in the Special Meeting, in person or by proxy, is important. In order to ensure that your interests are represented at the Special Meeting, please complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                                          Sincerely,


                                          HAL B. PERKINS



                                          Hal B. Perkins


                                          Assistant Secretary

                               PROXY STATEMENT OF

                       WIRELESS VENTURES OF BRAZIL, INC.
                      FOR SPECIAL MEETING OF SHAREHOLDERS


                          TO BE HELD JANUARY 24, 1997


             ------------------------------------------------------

                                   PROSPECTUS


                                       OF


                          NEXTEL COMMUNICATIONS, INC.


     Relating to the Offering of up to 11,963,877 Shares of Class A Common

                        Stock, Par Value $.001 Per Share

                            ------------------------


     This Proxy Statement of Wireless Ventures of Brazil, Inc. a Virginia corporation ("WVB"), and Prospectus of Nextel Communications, Inc., a Delaware corporation ("Nextel" or the "Company") (the "Proxy Statement/Prospectus") is being furnished to the holders of common stock of WVB, par value $.01 per share (the "WVB Common Stock"), in connection with the solicitation of proxies by the Board of Directors of WVB (the "WVB Board") for use at the special meeting of shareholders of WVB to be held at 10:00 a.m. on January 24, 1997 at Arlington Courthouse Plaza II, 2300 Clarendon Boulevard, Suite 800, Arlington, Virginia 22201 and any adjournments or postponements thereof (the "Special Meeting").



     At the Special Meeting, Shareholders of WVB (the "WVB Shareholders") will consider and vote upon two proposals: (1) a proposal to recapitalize WVB by converting each outstanding share of WVB Common Stock into 81 shares of WVB Class A Common Stock, par value $0.01 per share (the "WVB Class A Common Stock") and 19 shares of WVB Class B Common Stock, par value $0.01 per share (the "WVB Class B Common Stock") and (2) a proposal to approve the Agreement and Plan of Merger dated as of October 28, 1996, as amended, by and among Nextel, Dial Call Indimich, Inc., a Delaware corporation and a wholly owned subsidiary of Nextel ("DCI"), and WVB (the "Merger Agreement"), pursuant to which, among other things, DCI will be merged with and into WVB (the "Merger") and up to 11,963,877 shares of Nextel's Class A Common Stock, par value $.001 per share (the "Nextel Common Stock") will be issued to the holders of then issued and outstanding shares of WVB Class A Common Stock, to holders of options to acquire WVB Common Stock (the "WVB Options") and to the holder of a promissory note issued by WVB (the "WVB Note"), all pursuant to the terms of the Merger Agreement.



     FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER, INCLUDING A DESCRIPTION OF THE CONSIDERATION TO BE RECEIVED BY WVB SHAREHOLDERS, SEE "THE MERGER -- TERMS OF THE MERGER -- DETERMINATION OF MERGER CONSIDERATION."


     Shares of Nextel Common Stock are quoted on the Nasdaq Stock Market ("NSM") under the symbol "CALL." There is no public trading market for WVB Common Stock.


     This Proxy Statement/Prospectus is first being mailed to the WVB Shareholders on or about December 23, 1996.


                            ------------------------


     SEE "RISK FACTORS," BEGINNING ON PAGE 14 OF THIS PROXY
STATEMENT/PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY WVB SHAREHOLDERS IN CONNECTION WITH THE MATTERS THEY ARE BEING ASKED TO VOTE ON, INCLUDING THEIR PROSPECTIVE INVESTMENT IN SHARES OF NEXTEL COMMON STOCK BEING OFFERED HEREBY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
            CRIMINAL OFFENSE.


       The date of this Proxy Statement/Prospectus is December 23, 1996.

                             AVAILABLE INFORMATION

     Nextel is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site on the Internet, that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-4 (including the exhibits and amendments thereto, the "Registration Statement") pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Nextel Common Stock offered hereby. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission and to which reference is hereby made. Statements made in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement or as an exhibit to documents incorporated by reference in this Proxy Statement/Prospectus (see "Incorporation of Certain Information by Reference"), reference is made to the respective exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the office of the Commission in Washington, D.C. without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

     All information contained in this Proxy Statement/Prospectus relating to WVB and all information regarding the proposed recapitalization of WVB has been supplied by WVB, all information regarding the Merger has been supplied by Nextel and WVB and all other information has been supplied by Nextel.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEXTEL OR WVB. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS OR THE AFFAIRS OF NEXTEL OR WVB SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST DIRECTED TO NEXTEL COMMUNICATIONS, INC., 1505 FARM CREDIT DRIVE, MCLEAN, VIRGINIA 22102,
ATTENTION: INVESTOR RELATIONS, TELEPHONE: (703) 394-3500. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JANUARY 16, 1996.


     The information in the following documents filed by Nextel with the Commission (File No. 0-19656) pursuant to the Exchange Act is incorporated by reference in this Prospectus:

     (a) Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Commission on April 1, 1996, as amended by Form 10-K/A filed with the Commission on April 26, 1996 and as further amended by Form 10-K/A2 filed with the Commission on May 17, 1996;

     (b) Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission on May 12, 1996, for the quarter ended June 30, 1996 filed with the Commission on August 13, 1996 and for the quarter ended September 30, 1996 filed with the Commission on November 14, 1996;

     (c) Current Reports on Form 8-K: (i) dated February 6, 1996 and filed with the Commission on February 7, 1996, as amended by Form 8-K/A, filed on April 26, 1996, (ii) dated February 9, 1996 and filed with the Commission on February 12, 1996, (iii) dated March 13, 1996 and filed with the Commission on March 15, 1996, (iv) dated and filed with the Commission on July 5, 1996, (v) dated and filed with the Commission on August 30, 1996, (vi) dated September 30, 1996 and filed with the Commission on October 1, 1996, (vii) dated and filed with the Commission on October 3, 1996, (viii) dated and filed with the Commission on November 4, 1996; and (ix) dated November 22, 1996 and filed with the Commission on November 26, 1996; and

     (d) Registration Statement on Form S-1, as amended, dated as of January 27, 1992 (No. 33-43415), with respect to the information contained under the heading "Description of Capital Stock" which was incorporated by reference into the Registration Statement on Form 8-A, dated January 16, 1992.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy
Statement/Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part thereof from the date of filing of such documents.

     Any statements made herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     The information relating to Nextel contained in this Proxy
Statement/Prospectus should be read together with the information in the documents incorporated by reference.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION......................................................................     2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................     2
SUMMARY....................................................................................     6
    A. RECAPITALIZATION OF WVB.............................................................     6
    B. THE PARTIES TO THE MERGER...........................................................     7
         Nextel............................................................................     7
         WVB...............................................................................     7
    C. THE MERGER..........................................................................     8
         Effective Time of the Merger......................................................     8
         Terms of the Merger...............................................................     8
         Special Meeting; Vote Required....................................................     9
         Background; Reasons for the Merger; Recommendation of the WVB Board...............     9
         Exchange of Stock Certificates....................................................     9
         Limitations on Transferability of Shares..........................................    10
         Conditions to the Merger; Termination.............................................    10
         Indemnification...................................................................    10
         Dissenters Rights.................................................................    10
         Certain Federal Income Tax Consequences...........................................    11
         Accounting Treatment..............................................................    11
         Regulatory Approvals..............................................................    11
         Certain Differences in Rights of Shareholders.....................................    11
         Additional Agreements.............................................................    11
    D. MARKET INFORMATION..................................................................    12
    E. COMPARATIVE UNAUDITED HISTORICAL AND PRO FORMA PER SHARE INFORMATION................    13
RISK FACTORS...............................................................................    14
    History of and Future Expectations of Losses and Negative Cash Flow....................    14
    Risks of Implementation of Digital Mobile Networks.....................................    14
    Implementation of Digital Mobile Networks Subject to Risks of Developing Technology....    15
    Nextel to Require Financing............................................................    18
    Success of Nextel is Dependent on its Ability to Compete...............................    21
    Reliance on One Principal Supplier in Implementation of Digital Mobile Networks........    24
    Nextel's Prospects Are Dependent on Governmental Regulation............................    25
    Nextel's Assets Primarily Consist of Intangible FCC Licenses...........................    27
    Nextel Susceptible to Control by Significant Stockholders..............................    27
    Potential Dilution from Pending and Future Transactions................................    29
    Shares Eligible for Future Sale........................................................    29
    Dividend Policy Limits Expectation of Future Dividends.................................    30
    Potential Conflict of Interest Relationship With Motorola May Affect Nextel's
      Prospects............................................................................    30
    Concerns About Mobile Communications Health Risk May Affect Prospects of Nextel........    30
    Forward-Looking Statements.............................................................    31
THE RECAPITALIZATION.......................................................................    32
THE MERGER.................................................................................    32
    Background of the Merger...............................................................    32
    Recommendation of the WVB Board; Reasons for the Merger................................    33
    Terms of the Merger....................................................................    33
         General...........................................................................    33
         Effective Time of the Merger......................................................    33
         Determination of Merger Consideration.............................................    34
         Fractional Shares.................................................................    34
         Articles of Incorporation and Bylaws..............................................    35
         Exchange of Certificates..........................................................    35
         Limitations on Transferability of Nextel Common Stock and New Class B Common
         Stock.............................................................................    36
         Conditions to the Merger..........................................................    36
         Certain Covenants.................................................................    37
         Indemnification...................................................................    37
         Amendment and Termination.........................................................    38
         Additional Agreements.............................................................    39
    Shareholders Agreement.................................................................    39
         Transfer Restrictions.............................................................    39
         Tag-along and Drag-along Rights...................................................    39
         Voting and Directors..............................................................    40
         Capital Calls and Preemptive Rights...............................................    40

         Registration Rights...............................................................    40
         Repurchase Rights.................................................................    40
         Noncompetition....................................................................    40
         Termination.......................................................................    40
    Dissenters' Rights.....................................................................    41
    Certain Federal Income Tax Consequences................................................    43
    Interests of Certain Persons in the Merger.............................................    44
    Accounting Treatment...................................................................    45
    Regulatory Approvals...................................................................    45
    Certain Differences in Rights of Shareholders..........................................    45
         Introduction......................................................................    45
         Authorized Capital Stock..........................................................    46
         Board or Stockholder Approved Preferred Stock.....................................    46
         Terms of Nextel Preferred Stock...................................................    46
         Redemption of WVB Class B Common Stock............................................    48
         Voting Rights.....................................................................    48
         Number of Directors...............................................................    49
         Election of Board of Directors....................................................    50
         Vote on Merger, Consolidation or Sale of Substantially All Assets.................    51
         Special Meetings of Stockholders..................................................    51
         Stockholder Action by Written Consent.............................................    51
         Amendment of Certificate of Incorporation.........................................    52
         Amendment of By-laws..............................................................    52
         Certain Limitations Related to the McCaw Transaction..............................    53
         Director of Elected by WVB Class B Common Stockholders............................    53
         Liability and Indemnification of Officers and Directors...........................    53
         Dissenters' Rights................................................................    54
         Payment of Dividends..............................................................    55
         Distributions Upon Liquidation....................................................    55
         Compromise and Reorganization.....................................................    55
THE SPECIAL MEETING........................................................................    56
    General................................................................................    56
    Date, Place and Time...................................................................    56
    Record Date; Vote Required.............................................................    56
    Proxies and Revocation.................................................................    56
BENEFICIAL OWNERSHIP OF WVB COMMON STOCK...................................................    57
BENEFICIAL OWNERSHIP OF NEXTEL COMMON STOCK................................................    57
NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES SELECTED FINANCIAL DATA.......................    60
WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES SELECTED FINANCIAL DATA.................    61
WVB MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...............................................................................    62
    Overview...............................................................................    62
    Results of Operations..................................................................    62
    Liquidity and Capital Resources........................................................    63
    Inflation..............................................................................    64
INFORMATION ABOUT WVB......................................................................    64
MATERIAL CONTRACTS AND OTHER RELATIONSHIPS BETWEEN NEXTEL AND WVB AND THEIR RESPECTIVE
  AFFILIATES...............................................................................    65
LEGAL MATTERS..............................................................................    66
EXPERTS....................................................................................    66
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF WVB..........................................   F-1
Annex A    Agreement and Plan of Merger dated as of October 28, 1996, as amended, by and
             among Nextel, DCI and WVB.....................................................   A-1
Annex B    Articles of Amendment to the Articles of Incorporation of Wireless Ventures of
             Brazil, Inc. (to effect the Recapitalization).................................   B-1
Annex C    Articles of Amendment to the Articles of Incorporation of Wireless Ventures of
             Brazil, Inc. (to be adopted following the Merger).............................   C-1
Annex D    Bylaws of Wireless Ventures of Brazil, Inc. ....................................   D-1
Annex E    Article 15 of the Virginia Stock Corporation Act................................   E-1
Annex F    Form of Shareholders Agreement..................................................   F-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. The summary is not intended to be a complete description of the matters covered in this Proxy Statement/Prospectus and is subject to and qualified by reference to the more detailed information contained elsewhere herein, including in the Annexes hereto. Holders of shares of WVB Common Stock are urged to read carefully the entire Proxy Statement/Prospectus, including the Annexes.

     On July 28, 1995, NEXTEL Communications, Inc., a corporation organized under the laws of the State of Delaware in 1987 ("Old Nextel"), was merged with ESMR, Inc. ("ESMR"), until then a wholly owned subsidiary of Motorola, Inc. ("Motorola"). ESMR was the surviving corporation in the merger (the "Motorola Transaction") and succeeded to Old Nextel's assets and liabilities. ESMR changed its name to Nextel Communications, Inc., effective upon consummation of the Motorola Transaction. References herein to Nextel or the Company for periods prior to July 28, 1995 refer to Old Nextel as the predecessor to the business and operations of Nextel. Unless the context requires otherwise, references to the Company or to Nextel are intended to include Nextel Communications, Inc. and its consolidated subsidiaries.

     Information contained herein gives effect to the acquisition of approximately 1,220,000 shares of Nextel Common Stock by Digital Radio L.L.C. (the "McCaw Investor") on April 5, 1995, an additional acquisition of 8,163,265 shares of Class A Convertible Redeemable Preferred Stock of Nextel and 82 shares of Class B Convertible Preferred Stock of Nextel by the McCaw Investor and the consummation of related transactions on July 28, 1995 (the "McCaw Transaction"), the merger of OneComm Corporation ("OneComm") with and into Nextel on July 28, 1995 (the "OneComm Transaction"), the consummation of the Motorola Transaction on July 28, 1995, the merger of a subsidiary of Nextel with American Mobile Systems Incorporated ("AMS") on July 31, 1995 (the "AMS Transaction"), the merger of Dial Page, Inc. ("Dial Page") with and into Nextel on January 30, 1996 (the "Dial Page Transaction"), and the purchase of 8,155,506 shares of Nextel Common Stock by Comcast FCI, Inc. ("Comcast FCI"), a wholly owned subsidiary of Comcast Corporation ("Comcast") on February 9, 1996, pursuant to the exercise of certain anti-dilutive purchase rights (the "Comcast Purchase Right") of Comcast and Comcast FCI in connection with the Dial Page Transaction.

     Unless the context requires otherwise, references to WVB are intended to include WVB and its consolidated subsidiaries.

                           A. RECAPITALIZATION OF WVB

     The WVB Board recommends that WVB Shareholders approve an amendment to WVB's Articles of Incorporation (the "WVB Charter") that will recapitalize WVB by converting each outstanding share of WVB Common Stock into 81 shares of WVB Class A Common Stock and 19 shares of WVB Class B Common Stock (the "Recapitalization"). The Recapitalization is being proposed in contemplation of the
Merger and the effect will be to split WVB's equity into two classes, one of which is intended to be acquired by Nextel upon consummation of the Merger and the other of which will be retained by the WVB Shareholders. The form of the proposed amendment to the WVB Charter is attached to this Proxy Statement/Prospectus as Annex B.

     The proposed amendment provides that, except as required by law and except with respect to the election of directors, the shares of WVB Class A Common Stock and WVB Class B Common Stock will vote together as a single class, with each share of WVB Class A Common Stock having 90/81 votes and each share of WVB Class B Common Stock having 10/19 votes. Thus, as a class, the WVB Class A Common Stock will have 90% of the voting power of WVB and the WVB Class B Common Stock will have 10% of such voting power. The proposed amendment further provides that the holders of WVB Class A Common Stock will be entitled to elect nine directors and the holders of WVB Class B Common Stock will be entitled to elect one director.

                          B. THE PARTIES TO THE MERGER

NEXTEL

     Nextel's business consists principally of providing wireless communications services to its customers utilizing specialized mobile radio ("SMR") frequencies licensed to its subsidiaries by the Federal Communications Commission ("FCC"). Nextel is the leading provider of SMR wireless communications services in nearly all 48 states in the continental United States, including all of the top 50 metropolitan market areas in the United States. As of September 30, 1996, Nextel provided service to approximately 816,000 analog SMR units and approximately 228,000 units utilizing Nextel's Digital Mobile networks (as defined below). Nextel's operating revenues primarily arise from two-way radio dispatch and mobile telephone service and, to a lesser extent, from sales and maintenance of related equipment. Nextel's business plans and efforts are to a large extent directed toward replacing the traditional analog SMR systems that it currently operates with advanced mobile communications systems employing digital technology with a multi-site configuration permitting frequency reuse ("Digital Mobile networks"). The Company is implementing its Digital Mobile networks utilizing digital technology developed by Motorola (such technology is referred to as the "Integrated Digital Enhanced Network" or "iDEN" and was known previously as "Motorola Integrated Radio System" or "MIRS"). As of September 30, 1996, Nextel's Digital Mobile networks were operating throughout most of California, the greater metropolitan areas of Baltimore, Boston, Charlotte, North Carolina, Chicago, Colorado Springs, Denver, Detroit, Greensboro, North Carolina, Hartford, Kansas City, Las Vegas, Milwaukee, New York, Newark, Oklahoma City, Philadelphia, Portland, Oregon, Raleigh/Durham, Seattle, St. Louis, Toledo, Topeka, Tulsa, Washington D.C., Wichita and Winston-Salem, North Carolina, south along the I-85 corridor through Greenville/Spartanburg, South Carolina and including Atlanta, Georgia and west along the I-20 corridor to and including Birmingham, Alabama.


     Prior to the second quarter of 1996, the Company implemented its Digital Mobile networks in its market areas using Motorola's "first generation" iDEN technology. During that time frame, the Company encountered certain technology and system performance issues relating primarily to the voice transmission quality of the mobile telephone service. In response to these issues, the Company and Motorola have undertaken, and continue to undertake, system enhancement efforts to address various circumstances believed to adversely affect system performance and customer satisfaction, particularly those associated with voice transmission quality. Additionally, independent of such system enhancement efforts, the Company, together with Motorola, is pursuing a significant program directed toward the development and deployment of modifications to the "first generation" iDEN technology platform, to be known as Reconfigured iDEN, designed principally to produce improvements in voice transmission quality. Based on its experiences with the Reconfigured iDEN technology, including the feedback received in customer trials and various other inputs and considerations, the Company announced the first full-scale commercial launch of the Reconfigured iDEN Digital Mobile network in the Chicago market late in the third quarter of 1996 and subsequently announced full-scale commercial launches in the Atlanta, Boston, Denver, Detroit and Las Vegas markets, in each case accompanied by a more broadly-focused marketing campaign in such market areas.



     Nextel's principal executive and administrative facility is located at 1505 Farm Credit Drive, McLean, Virginia 22102, and its telephone number at that location is (703) 394-3000.


WVB

     As of September 30, 1996, WVB, through its subsidiaries, held or had the right to use licenses for a total of approximately 1,700 channels in 27 metropolitan areas within Brazil. WVB's most important channel block is in Sao Paulo, the world's second largest metropolitan area, where subsidiaries of WVB hold collectively 195 of the 420 SMR channels allocated as of the date hereof. In addition, WVB provides analog SMR services in the 800 MHz frequency band in 15 of these metropolitan areas. As of September 30, 1996, WVB's subsidiaries had approximately 15,000 subscribers. See "Information About WVB."

     WVB's principal executive offices are located at 2300 Clarendon Blvd., Suite 800, Arlington, Virginia 22201, and its telephone number at that location is (703) 528-8787.

                                 C. THE MERGER

EFFECTIVE TIME OF THE MERGER

     The Closing of the Merger (the "Closing Date") will occur as soon as practicable after all of the conditions to the consummation of the Merger have been fulfilled or, to the extent permissible, waived. On the Closing Date, WVB and DCI shall cause a certificate of merger and articles of merger relating to the Merger to be filed with the Secretary of State of the State of Delaware and the Virginia State Corporate Commission. The Merger will occur at the time and on the date specified in the certificate of merger and the articles of merger (such time being referred to as the "Effective Time"). WVB and Nextel anticipate that the Effective Time will occur promptly after the Special Meeting. See "The Merger -- Terms of the Merger -- Conditions to the Merger."

TERMS OF THE MERGER


     At the Effective Time, DCI will be merged with and into WVB with WVB being the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation"). DCI shall cease to exist, and WVB shall become a majority-owned subsidiary of Nextel, governed by the laws of the Commonwealth of Virginia, with all of the rights and obligations of each of DCI and WVB.



     At the Effective Time, all shares of WVB Class A Common Stock issued and outstanding immediately prior to the Effective Time, other than shares held in the treasury of WVB (which will be canceled) and shares as to which statutory dissenters' rights have been exercised, and (except as described below) all WVB Options shall be converted in the aggregate into the right to receive from the Surviving Corporation a number of shares of Nextel Common Stock equal to (i) (x) $186,300,000 (the purchase price being paid by Nextel) minus (y) the sum of principal and interest due to Telcom Ventures, LLC ("Telcom") as of the Effective Time under the WVB Note, divided by (ii) $15.5719, the average of the closing prices of the Nextel Common Stock on the NSM for the 20 trading days commencing on October 29, 1996 and ending on November 25, 1996 (the "Closing Average"). Such shares of Nextel Common Stock will be distributed to holders of WVB Class A Common Stock and (except as described below) to the holders of the WVB Options (the "WVB Optionholders") on a pro rata basis based on (a) the number of shares of WVB Class A Common Stock held by each holder of WVB Class A Common Stock and (b) the number and value of the shares of WVB Common Stock that the WVB Optionholders would be entitled to receive if they had exercised their options in full in a cashless manner immediately prior to the Closing. Additionally at the Effective Time, the WVB Note will be exchanged for a number of shares of Nextel Common Stock having a value equal to (i) the sum of principal and interest due to Telcom under the WVB Note as of the Effective Time, divided by (ii) the Closing Average. Immediately following the Effective Time the WVB Note will be canceled.



     In the Merger, shares of DCI will be converted into a number of shares of Class A Common Stock of the Surviving Corporation (the "New Class A Common Stock") which will represent 81% of the Surviving Corporation's outstanding shares immediately following the Merger and will control 90% of the voting power of the Surviving Corporation. Shares of WVB Class B Common Stock will be converted in the Merger into an identical number and class of shares of the Surviving Corporation (the "New Class B Common Stock"), which will remain outstanding following the Merger. Following the completion of the Merger, the New Class B Common Stock will represent 19% of the Surviving Corporation's outstanding shares and control 10% of the voting power of the Surviving Corporation. Except as described below, shares of WVB Class A Common Stock and WVB Options outstanding immediately prior to the Merger will be converted into the right to receive Nextel Common Stock as described above.



     Pursuant to the Merger Agreement, WVB has agreed, among other things, to use its best efforts to obtain waivers from the WVB Optionholders of their rights to receive anything other than the shares of Nextel Common Stock specified in the Merger Agreement in respect of the WVB Options (the "Optionholder Agreements"). To the extent that any WVB Optionholder does not elect to enter into an Optionholder Agreement, such holder will be entitled to receive, upon exercise of his or her WVB Option, the number of shares of Nextel Common Stock issuable in respect of the shares of WVB Class A Common Stock issuable pursuant to his option and the number of shares of New Class B Common Stock issuable in respect of the shares of WVB Class B Common Stock issuable pursuant to his option. Additionally, WVB may enter into agreements with WVB Optionholders providing for cancellation of such options in which event the WVB Optionholder would not be entitled to participate in the Merger.


     No fractional shares of Nextel Common Stock will be issued in the Merger. In lieu of any such fractional shares, each holder of WVB Class A Common Stock and any WVB Optionholder who otherwise would be entitled to receive a fractional share of Nextel Common Stock will be paid an amount in cash, without interest, determined as described under "The Merger -- Terms of the Merger
Agreement -- Fractional Shares."

SPECIAL MEETING; VOTE REQUIRED


     This Proxy Statement/Prospectus is being furnished to the WVB Shareholders in connection with the Special Meeting. The Special Meeting will be held at 10:00 a.m., local time, on January 24, 1997, at 2300 Clarendon Blvd., Suite 800, Arlington, Virginia 22201. The WVB Board has fixed the close of business on November 13, 1996 as the record date for the determination of holders of WVB Common Stock entitled to receive notice of and to vote at the Special Meeting (the "Record Date"). On the Record Date, there were 90,341 shares of WVB Common Stock outstanding and entitled to vote at the Special Meeting. Approval of each of the Recapitalization and the Merger Agreement requires the affirmative vote of the holders of more than two-thirds of the outstanding shares WVB Common Stock.


     As of the Record Date, the directors and officers of WVB and their affiliates beneficially owned an aggregate of 90,300 shares of WVB Common Stock or approximately 99.95% of the shares of WVB Common Stock outstanding on that date. See the "Special Meeting -- Beneficial Ownership of WVB Common Stock." Each of Telcom, South Beach Ventures Inc., Rajendra Singh, Neera Singh, The Hirsh Raj Singh Education Trust and the Samir Raj Singh Education Trust (together the "Principal Shareholders") has entered into an agreement (the "Voting Agreement"), pursuant to which, among other things, each such shareholder has agreed to vote all shares of WVB Common Stock over which he, she or it exercises voting authority in favor of the Merger Agreement. As of the Record Date, the Principal Shareholders collectively owned beneficially 90,300 shares of WVB Common Stock or approximately 99.95% of the outstanding shares and the voting power of the WVB Common Stock. See "The Special Meeting -- Beneficial Ownership of WVB Common Stock." Approval of the Merger Agreement by the WVB Shareholders is therefore assured.

BACKGROUND; REASONS FOR THE MERGER; RECOMMENDATION OF THE WVB BOARD

     See "THE MERGER -- Background of the Merger" for a description of the background of the Merger.

     The WVB Board has unanimously approved the Merger Agreement and determined to recommend the Merger to the WVB Shareholders. For a discussion of the reasons the WVB Board has recommended the Merger and more information regarding the WVB Board's recommendation, see "THE MERGER -- Recommendation of the WVB Board; Reasons for the Merger."


     Certain members of WVB's management and Board of Directors may have certain interests in the Merger that are in addition to their interests as shareholders of WVB. See "THE MERGER -- Interests of Certain Persons in the Merger."


     WVB'S BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF WVB AND THE WVB SHAREHOLDERS AND RECOMMENDS THAT WVB SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

EXCHANGE OF STOCK CERTIFICATES

     On the Closing Date (or as soon as practicable thereafter), each holder of a certificate for WVB Common Stock which, as a result of the Recapitalization will be deemed to represent the number of shares of WVB Class A Common Stock and WVB Class B Common Stock into which such holder's shares of WVB Common Stock have been converted as a result of the Recapitalization (other than certificates representing shares held by WVB or shares with respect to which statutory dissenters' rights have been exercised) (a "WVB Certificate") should deliver such WVB Certificate to the Surviving Corporation. Upon surrender to the Surviving Corporation of a WVB Certificate, together with all other required documents, if any, the former holder of the shares of WVB Common Stock represented by such WVB Certificate shall receive (i) a certificate or certificates representing the number of shares of New Class B Common Stock into which such holder's shares of WVB Class B Common Stock were converted, and (ii) a certificate representing the number of shares of Nextel Common Stock to which such holder shall have become entitled pursuant to the Merger, determined as described above. Each WVB Optionholder who has entered into an Optionholder Agreement, upon delivery of the original documentation representing such holder's WVB Option together with all required documents to the Surviving Corporation, shall receive a certificate representing the number of shares of Nextel Common Stock to which such holder shall have become entitled pursuant to the Recapitalization and the Merger, determined as described above. In the event a WVB Optionholder does not enter into an Optionholder Agreement, unless his WVB Option has been cancelled as described above, such holder upon delivery of the required documents will be entitled to the shares of Nextel Common Stock and New Class B Common Stock issuable in respect thereof. Telcom, the holder of the WVB Note, upon surrender thereof, shall be entitled to receive a certificate representing the number of shares of Nextel Common Stock to which such holder shall have become entitled pursuant to the Merger. See "The Merger -- Terms of the Merger."


LIMITATIONS ON TRANSFERABILITY OF SHARES

     Persons deemed "affiliates" of WVB for purposes of the Securities Act may sell shares of Nextel Common Stock received in the Merger only in accordance with Rule 145 of the Securities Act. In addition, the transferability of shares of New Class B Common Stock issuable in connection with the Merger will be limited by the terms of a shareholders agreement among the shareholders of the Surviving Corporation and the Surviving Corporation. See "The
Merger -- Limitations on Transferability of Nextel Common Stock and New Class B Common Stock."

CONDITIONS TO THE MERGER; TERMINATION

     The respective obligations of Nextel, DCI and WVB to consummate the Merger are subject to the satisfaction of certain conditions, including approval of the Recapitalization and the Merger Agreement by the WVB Shareholders (see "The Special Meeting -- Record Date; Vote Required") and other conditions specified in the Merger Agreement. See "The Merger -- Conditions to the Merger."


     The Merger Agreement may be terminated by mutual consent of Nextel, WVB and DCI at any time prior to the Effective Time. The Merger Agreement may be terminated by action of the board of directors of WVB or Nextel under certain conditions, including, but not limited to (i) if the Merger is not consummated by January 29, 1997, provided that the right to terminate shall not be available to any party whose failure to perform caused such delay, (ii) if consummation of the Merger is prohibited by final action of a court or other governmental entity, or (iii) if the other party has failed to comply in a material respect with its covenants or agreements contained in the Merger Agreement. See "The Merger -- Amendment, Waiver and Termination."


INDEMNIFICATION

     Pursuant to the Voting Agreement, each of the Principal Shareholders has agreed to indemnify the Surviving Corporation in certain events in an amount up to the value determined by multiplying the number of shares of Nextel Common Stock received by such Principal Shareholder at Closing by the Closing Average. See "The Merger -- Terms if the Merger -- Indemnification."

DISSENTERS' RIGHTS

     WVB Shareholders who neither vote for nor consent in writing to the Merger will have the right to receive the "fair value" of their WVB Common Stock in cash, if such shareholders comply with the provisions of the applicable provisions under Article 15 of the Virginia Stock Corporation Act (the "VSCA"). See "The Merger -- Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Nextel, DCI, and WVB intend that the Recapitalization and the Merger each will qualify as a reorganization described in section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the WVB Shareholders should recognize no gain or loss on the exchange of their WVB Common Stock for WVB Class A Common Stock and WVB Class B Common Stock pursuant to the Recapitalization, and those shareholders should recognize no gain or loss on the exchange of their WVB Class A Common Stock for Nextel Common Stock pursuant to the Merger. In addition, WVB should recognize no gain or loss as the result of the Recapitalization, and none of Nextel, DCI, or WVB should recognize gain or loss as the result of the Merger. See "The Merger -- Certain Federal Income Tax Consequences" for a more detailed description of the Federal income tax consequences to the WVB shareholders of the Recapitalization and the Merger.

     NO PRIVATE LETTER RULING HAS BEEN OR WILL BE SOUGHT REGARDING THE FEDERAL INCOME TAX TREATMENT OF THE MERGER AS CONCERNS ANY OF NEXTEL, WVB, DCI OR THE WVB SHAREHOLDERS, AND, EXCEPT AS SET FORTH IN THE MERGER AGREEMENT, NONE OF NEXTEL, WVB OR DCI SHALL HAVE ANY LIABILITY TO ANY OF THE WVB SHAREHOLDERS IF THE INTENDED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER ARE NOT ACHIEVED OR IF PARALLEL TAX TREATMENT IS NOT EXTENDED UNDER STATE, LOCAL OR OTHER APPLICABLE TAX LAWS. HOLDERS OF WVB COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PERSONAL TAX SITUATIONS.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase under generally accepted accounting principles.

REGULATORY APPROVALS

     The Merger is subject to the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the consummation of the Merger is subject to the expiration or early termination of the waiting period under the HSR Act. Nextel and WVB filed the required information and material with respect to the Merger under the HSR Act on November 15, 1996 and on November 26, 1996, each was notified of the early termination of the waiting period under the HSR Act. See "THE
MERGER -- Regulatory Approvals."

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     At the Effective Time, holders of WVB Class A Common Stock will become shareholders of Nextel, a Delaware corporation. The rights of shareholders under Delaware law differ in certain respects from the rights of shareholders under Virginia law. Additionally, there are differences between the rights of holders of shares of capital stock of each of the two companies pursuant to their respective certificates of incorporation and by-laws. The rights of holders of WVB Common Stock, therefore, will change as a result of the Merger. See "The Merger -- Certain Differences in Rights of Shareholders."

ADDITIONAL AGREEMENTS

     The Merger Agreement provides that, as conditions to the consummation of the Merger, certain agreements must be entered into, including but not limited to (i) a noncompetition agreement between Nextel and certain affiliates of WVB pursuant to which such affiliates will agree not to compete with Nextel and the Surviving Corporation in the paging and SMR business in Brazil and (ii) a shareholders agreement (the "Shareholders Agreement") pursuant to which certain rights of the WVB Shareholders, as holders of the New Class B Common Stock, will be set forth. See "The Merger -- Terms of Merger -- Additional Agreements -- Shareholders Agreement."

     Pursuant to the Merger Agreement and the Voting Agreement, the Principal Shareholders will be obligated to indemnify Nextel and its affiliates under certain circumstances. See "The Merger -- Terms of the
Merger -- Indemnification."


CERTAIN COVENANTS



     The Merger Agreement contains covenants of WVB relating to the operations of WVB prior to the Effective Time and other customary covenants of the parties. In addition, pursuant to the Merger Agreement, subject to certain conditions, Nextel has agreed to provide reasonable assistance to the WVB Shareholders in connection with the preparation of a resale prospectus (and related registration statement) in connection with the proposed public offering of securities of a trust that in certain circumstances may be redeemable in exchange for certain of the shares of Nextel Common Stock issuable in the Merger.


                             D. MARKET INFORMATION


     Nextel Common Stock is quoted on the NSM under the symbol "CALL." On October 28, 1996, the last trading day preceding public announcement of the Merger, the closing price per share of Nextel Common Stock on the NSM was $16.50, and on December 19, 1996, such price was $13.375. WVB Shareholders are advised to obtain current market quotations for Nextel Common Stock.


     There is no public trading market for the WVB Common Stock. WVB has never paid cash dividends on the WVB Common Stock. See "Information About WVB."

                    E. COMPARATIVE UNAUDITED HISTORICAL AND
                        PRO FORMA PER SHARE INFORMATION

     The following information reflects certain comparative unaudited historical and pro forma per share information for Nextel and WVB based on (i) the unaudited quarterly financial statements of Nextel and WVB as of and for the nine months ended September 30, 1996 and the audited financial statements of Nextel and WVB as of and for the year ended December 31, 1995 and (ii) the unaudited pro forma financial information for Nextel (giving effect to the Merger), all of which is incorporated by reference or included elsewhere herein.

                                                           YEAR ENDED                   NINE MONTHS ENDED
                                                        DECEMBER 31, 1995              SEPTEMBER 30, 1996
                                                   ---------------------------     ---------------------------
                                                                   PRO FORMA                       PRO FORMA
                                                   HISTORICAL     CONSOLIDATED     HISTORICAL     CONSOLIDATED
                                                   ----------     ------------     ----------     ------------
Nextel:
     Book value per share......................      $13.12          $13.24          $12.96          $13.08
     Dividends per share.......................          --              --              --              --
     Net loss per share........................      $ 2.31          $ 2.21          $ 1.80          $ 1.76

                                                       YEAR ENDED                      NINE MONTHS ENDED
                                                   DECEMBER 31, 1995                   SEPTEMBER 30, 1996
                                            --------------------------------    --------------------------------
                                                               EQUIVALENT                          EQUIVALENT
                                                                PRO FORMA                           PRO FORMA
                                            HISTORICAL(a)    CONSOLIDATED(b)    HISTORICAL(a)    CONSOLIDATED(b)
                                            -------------    ---------------    -------------    ---------------
WVB:
     Book value per share................      $320.01           $ 20.01           $217.21           $ 19.32
     Dividends per share.................           --                --                --                --
     Net loss per share..................      $ 55.70           $  3.34           $103.82           $  2.60

---------------

(a) The historical per share amounts for WVB represent the per share amounts for WVB prior to the Recapitalization. After the Recapitalization, the historical book value per share and the net loss per share amount for the year ended December 31, 1995 would be $3.20 and $0.56, respectively. The historical book value per share and the net loss per share for the nine months ended September 30, 1996 would be $2.17 and $1.04, respectively.

(b) The equivalent pro forma amounts represent the combined pro forma per share amounts multiplied by an assumed exchange ratio for shares of WVB Class A Common Stock to Nextel Common Stock based upon the number of shares WVB Common Stock and the number of WVB Options outstanding and the amount due under the WVB Note as of the respective dates and the Closing Average, so that the equivalent pro forma per share amounts are equated to the respective value of one share of WVB Class A Common Stock.

                                  RISK FACTORS

     THE FOLLOWING RISK FACTORS MAY AFFECT THE VALUE OF SHARES OF NEXTEL COMMON STOCK AND THEREFORE SHOULD BE CONSIDERED BY HOLDERS OF WVB COMMON STOCK, IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, IN DECIDING WHETHER TO APPROVE THE MERGER. SEE ALSO "-- FORWARD LOOKING STATEMENTS."

HISTORY OF AND FUTURE EXPECTATIONS OF LOSSES AND NEGATIVE CASH FLOW

     The activities of Nextel since its inception in 1987 have been concentrated on the acquisition and operation of SMR businesses and the development of Digital Mobile networks. Nextel has incurred net losses since its inception, including net losses of $125,849,000 for the nine months ended December 31, 1994, and $331,165,000 for the year ended December 31, 1995. Nextel had an accumulated deficit totaling $579,231,000 at December 31, 1995. On a pro forma basis for the year ended December 31, 1995, taking into account certain transactions that were consummated during and after that period but before the date hereof (including the consummation of the Dial Page Transaction), Nextel would have generated a net loss of $526,699,000.

     System infrastructure purchases under purchase agreements with Motorola and other vendors of equipment related to the Digital Mobile networks, and inventory purchases made in anticipation of the commencement of commercial service in Nextel's markets, have caused and will continue to cause a significant increase in assets and liabilities during the start-up phase of the Digital Mobile networks. Such Digital Mobile network costs are charged to operations as depreciation expense beginning in the quarter during which such market commences commercial operations.

     Nextel anticipates that its net losses will increase significantly during the ongoing start-up phase of Digital Mobile networks and that it will continue to generate operating losses over the next several years. Nextel's ability to arrange sufficient equity and/or debt financing or to generate sufficient revenue to cover its operating and capital needs is subject to a number of risks and contingencies. Accordingly, there can be no assurance as to whether or when Nextel's operations will become profitable. See "-- Nextel to Require Financing" and "-- Forward Looking Statements."

     The development, implementation and operation of the Digital Mobile networks will require significant funds. Due to expected operating losses and capital requirements, Nextel expects that it will be required to raise a portion of such funds externally. See "-- Nextel to Require Financing" and "-- Forward Looking Statements."

RISKS OF IMPLEMENTATION OF DIGITAL MOBILE NETWORKS


     Nextel and its subsidiaries are licensed to provide wireless communications services in nearly all 48 states in the continental United States, including all of the top 50 metropolitan market areas in the United States. Nextel has activated its Digital Mobile networks in certain of these market areas. As of September 30, 1996, Nextel's Digital Mobile networks were operating throughout most of California, in the greater metropolitan areas of Baltimore, Boston, Charlotte, North Carolina, Chicago, Colorado Springs, Denver, Detroit, Greensboro, North Carolina, Hartford, Kansas City, Las Vegas, Milwaukee, New York, Newark, Oklahoma City, Philadelphia, Portland, Oregon, Raleigh/Durham, Seattle, St. Louis, Toledo, Topeka, Tulsa, Washington D.C., Wichita and Winston-Salem, North Carolina, south along the I-85 corridor through Greenville/Spartanburg, South Carolina to and including Atlanta, Georgia and west along the I-20 corridor to and including Birmingham, Alabama. As of September 30, 1996, Nextel's Digital Mobile networks were activated in major metropolitan market areas throughout the United States that collectively accounted for more than half of the total United States population, and approximately 228,000 subscriber units were operating on Nextel's Digital Mobile networks. Under its nationwide Digital Mobile network build-out plan (which, as discussed below in "-- Nextel to Require Financing," "-- Implementation of Digital Mobile Networks Subject to Risks of Developing Technology" and
"-- Success of Nextel Is Dependent on its Ability to Compete," is premised on several key assumptions, including availability of sufficient funding, achievement of satisfactory system performance standards and maintenance of targeted service and subscriber equipment pricing levels), Nextel currently expects its Digital Mobile networks to be available in areas covering approximately 85% of the United States population by the end of 1998. See
"-- Forward Looking Statements."

     In order to activate Digital Mobile network service in a market, the Company must free a certain number of 800 MHz frequencies from SMR analog traffic in that market ("channel recovery"). Channel recovery involves transferring 800 MHz customers to 900 MHz systems or other 800 MHz analog SMR systems. Upon commencement of commercial service, the Company intends to sell the Digital Mobile network services to existing customers and to add 800 MHz frequencies to the Digital Mobile networks as such customers migrate ("migration"). The Company has commenced its channel recovery and migration efforts for existing customers in each of the markets in which its Digital Mobile networks have been activated. The Company expects that only a portion of its SMR channels in each market will be needed for the initial phase of the Digital Mobile network build-out. Accordingly, the Company expects to have the opportunity to move its customers onto the Digital Mobile network gradually to avoid any significant disruption of service, although there can be no assurance that such disruption will not occur.

     The implementation of Digital Mobile networks involves systems design, site procurement, construction, electronics installation, receipt of necessary FCC and other regulatory approvals, channel recovery and initial systems optimization prior to commencing commercial service. Each stage can take from several weeks to several months and involves various risks and contingencies, the outcome of which cannot be predicted. There can be no assurance that Nextel will be able to implement Digital Mobile networks in any particular market, in accordance with its current plans and schedules. See "-- Forward Looking Statements."

IMPLEMENTATION OF DIGITAL MOBILE NETWORKS SUBJECT TO RISKS OF DEVELOPING TECHNOLOGY

     Currently, there are two principal digital technology formats that are being assessed or proposed for deployment by providers of cellular telephone service or by certain entities that have been awarded personal communications services ("PCS") licenses to provide wireless communications services in the United States. One such format is known as the Time Division Multiple Access ("TDMA") digital transmission technology, a version of which, known as "three-time slot TDMA" has been deployed by AT&T Wireless Services (formerly McCaw Cellular Communications, Inc.), a subsidiary of AT&T, and by Southwestern Bell Mobile Systems in certain of their cellular system markets, and is expected to be deployed by certain other cellular operators pursuant to a standard adopted by the cellular industry. The other principal format is known as the Code Division Multiple Access ("CDMA") digital transmission technology. Although TDMA and CDMA are both digital transmission technologies, and thus share certain basic characteristics and areas of contrast to analog transmission technology, TDMA and CDMA are not compatible or interchangeable with each other.

     The Motorola proprietary first generation iDEN technology originally incorporated in Nextel's Digital Mobile networks is known as "six-time slot TDMA." Although based on the TDMA technology format, this first generation iDEN technology differs in a number of significant respects from the TDMA technology versions being assessed or deployed by cellular operators and PCS licensees in the United States, which differences may have important consequences. Additionally, unlike the three-time slot TDMA technology format being utilized for the mobile telephone function in the newly developed Reconfigured iDEN technology platform or the three-time slot TDMA technology format being utilized by certain cellular providers, the first generation iDEN technology currently being utilized by Nextel in most of its presently operating Digital Mobile networks, as well as for the dispatch function in the newly-developed Reconfigured iDEN technology platform, can carry up to six voice and/or control paths per channel. The use of six-time slot TDMA technology in combination with Nextel's re-use of its licensed frequencies in a cellular-type system design permits Nextel to utilize its current holdings of spectrum more efficiently. Efficient utilization of spectrum is an important objective generally because less spectrum is available in the SMR band than is or may be licensed to each cellular and certain PCS operators in each market. Reconfigured iDEN, which is designed to use three time slots per channel for the mobile telephone service, will result in a reduction in channel capacity compared to the capacity achievable using first generation iDEN technology for mobile telephone service.

     Although Nextel believes that TDMA technology, on balance, is superior to analog technology that is used in traditional SMR systems, the use of digital technology in general, and the six-time slot TDMA version of first generation iDEN in particular, as each is currently deployed, involves certain performance trade-offs, for example, in various characteristics affecting voice quality and fidelity. In general, as the relevant technologies are currently deployed, digital voice transmission produces a distinguishably different set of sound characteristics than analog voice transmission (whether SMR or cellular). The difference results, in part, from the fact that digital voice transmission requires the digital encoding and decoding of the voice communication. Hence, the six-time slot TDMA version of first generation iDEN, the three-time slot version of Reconfigured iDEN and other digital cellular voice transmissions, as currently deployed, each sound different from traditional analog cellular voice transmissions. These trade-offs may have an effect on customer acceptance of iDEN technology.

     It is possible that in the future a digital transmission technology other than TDMA may gain acceptance sufficient to adversely affect the resources devoted by third parties to developing or improving TDMA-based technology. In addition, existing digital cellular technology formats including cellular TDMA cannot currently be utilized on Nextel's present SMR spectrum holdings. Accordingly, if any improvements were to be made to such currently existing digital cellular technology formats, the prospect of achievement of parallel improvements in the TDMA-based iDEN technology presently utilized by Nextel is not certain. Any difference that may from time to time exist between the technology deployed in Nextel's Digital Mobile networks and competitive technologies then deployed by other wireless communications service providers, such as analog, CDMA, TDMA or other transmission technology formats that may be developed in the future, may affect customer acceptance of the services offered by Nextel. See "-- Forward Looking Statements."

     Customer acceptance of the services offered by Nextel will be affected not only by technology-based differences, but also by the operational performance and reliability of system transmissions on Nextel's Digital Mobile networks. As is frequently the case both in the development and implementation of new technologies and the offering of related services, Nextel has experienced difficulties and delays in the implementation of the first generation iDEN TDMA technology in its Digital Mobile networks, resulting from certain technology and performance issues with respect to system reliability (the percentage of time the system is operating), system access (how often a user can gain access to the system) and various characteristics affecting voice quality that have limited its ability to market mobile telephone services utilizing the Company's Digital Mobile networks. Nextel's objectives in carrying out the initial phase of system development and technology optimization activities have been to achieve satisfactory performance levels in the areas of system reliability and system access. Ongoing optimization, software loading and planned maintenance activities affecting the Digital Mobile network systems periodically require the scheduled turn-down of selected subsystems during periods of very low system traffic, typically at night or on weekend days. See "-- Forward Looking Statements."

     During calendar years 1994 and 1995, Nextel and Motorola coordinated their efforts to identify and implement various system hardware adjustments and software upgrades to bring about improvements in various Digital Mobile network operating and performance characteristics. Although further improvements in the areas of system reliability and access are expected to be pursued, Nextel believes that its existing Digital Mobile networks, as operated at September 30, 1996, were demonstrating acceptable performance levels in these areas. Motorola has advised Nextel that (independent of development commitments contained in the second amendment to the existing equipment purchase agreement between Nextel and Motorola (the "Second Equipment Agreement Amendment")) Motorola contemplates continuing to install software upgrades during 1996 in accordance with its previous plans. Nextel expects that such software upgrades will be directed at producing system access and reliability improvements, as well as voice transmission quality improvements in the mobile telephone mode in the Digital Mobile networks. Nextel further anticipates that there will be an on-going focus on system optimization activities directed at achieving improvements in the overall performance of the Digital Mobile networks.

     Throughout late 1994 and continuing during 1995, Nextel and Motorola conducted intensive objective system testing as well as customer surveys designed to assess the foregoing operational issues. As discussed above, during 1994 and 1995, a number of system hardware adjustments and software upgrades were made to address issues identified through such testing and surveys. Nextel is continuing such system testing and customer surveys in 1996, and anticipates that it will continue to advise and consult with Motorola concerning potential measures that could be taken to address particularly-identified system performance or customer satisfaction issues revealed in such testing and surveys. Nextel believes that customer acceptance of the dispatch service on the Digital Mobile networks was generally at an acceptable overall level during the period since late 1994. Nextel also believes that the successful development and deployment of the Reconfigured iDEN technology platform, with its accompanying improvements in the quality of the mobile telephone service provided on Nextel's Digital Mobile networks, should enable Nextel to be in a position to market such services aggressively as part of a competitive wireless communications services alternative to existing cellular telephone service in the markets where Reconfigured iDEN is deployed.

     Nextel, for a limited period after first making its Digital Mobile network services available on a commercial basis, provided, and in certain markets has continued to provide, discounts to customers, principally with regard to such customers' usage of mobile telephone services, because of concerns with the first generation iDEN system performance and network service-related issues, and gave, and in certain markets continues to give, credits to subscribers in an attempt to foster satisfactory customer relations in response to certain performance and network service-related issues. Such extended system development and technology optimization activities, customer loading delays and customer discounts and credits have adversely affected and may continue to adversely affect Nextel's ability to generate revenue. To date, Nextel's experience is based on a limited number of customers who are primarily oriented to dispatch service, and such experience should not necessarily be regarded as an accurate predictor of Nextel's experience in the future, particularly as Nextel's customer base expands beyond such group of initial customers. Any inability to address satisfactorily and resolve performance issues that affect customer acceptance of Digital Mobile network service could delay or adversely affect the successful commercialization of the Digital Mobile networks and could adversely affect the business and financial prospects of Nextel. If Nextel for any reason is unable to implement Digital Mobile networks and provide service to its target customers that is competitive with the services of other wireless communications providers, Nextel would be unable, utilizing its existing analog SMR systems, to provide mobile telephone services comparable to those provided by other wireless communications systems operators or to achieve significant further subscriber growth. See "-- Success of Nextel Is Dependent on Its Ability to Compete" and "-- Forward Looking Statements."

     Nextel and Motorola expect that system optimization activities will be a continuing component of normal Digital Mobile network operation, and the satisfactory resolution of certain system performance issues in a particular market or at a particular stage of operation will not necessarily preclude the need to address those issues again, for example, as a result of a significant increase in the number of subscribers using the Digital Mobile networks. Moreover, future upgrades or modifications may have unexpected adverse effects on performance issues previously addressed. Each of Motorola and Nextel believes, however, that a large portion of the hardware and software adjustments developed in the course of system development and technology optimization activities to address particular issues, and the resulting system performance improvements realized, should be applicable to similar issues in different markets. Nevertheless, as is often the case in the deployment of wireless communications networks, it should be expected that there will be market-specific characteristics, such as local terrain, topography, the number of licensed frequencies, the utilization of adjacent radio frequencies and other factors, that will require customized optimization activities to address related system performance issues successfully. See "-- Forward Looking Statements."

     Pursuant to the Second Equipment Agreement Amendment, Motorola has agreed to use its best efforts to develop, and Nextel has agreed to implement when developed, Reconfigured iDEN. The principal objective of the Reconfigured iDEN development and deployment efforts is to achieve significant improvements in voice transmission quality for the mobile telephone service provided on Nextel's Digital Mobile networks. No assurance can be given that any modifications or enhancements, including Reconfigured iDEN, designed to produce improvements in the voice transmission quality of the mobile telephone services offered by the Company will be developed successfully, or on the currently anticipated time schedule, or that any such modifications or enhancements, if developed, would be deployed in Nextel's Digital Mobile networks or, if deployed, would perform successfully or would satisfy customer requirements, or that Nextel's mobile telephone services would be regarded as competitive in the wireless communications services markets as such markets currently exist and as they are expected to develop in the future. See "-- Forward Looking Statements."

     Nextel continuously reviews alternate technologies as they are developed. To date, however, it has not been regarded as necessary or as a commercially feasible strategy to adapt currently available alternative technologies to operate on Nextel's present spectrum position. Nextel continues to pursue certain regulatory initiatives that would provide SMR operators, including Nextel, with the right to use contiguous blocks of spectrum. The FCC issued an order in December 1995 that would provide SMR operators, including Nextel, with the opportunity to obtain contiguous spectrum. (See "-- Nextel's Prospects Are Dependent on Governmental Regulation.") Were Nextel to obtain a sufficient contiguous spectrum position in its market areas, pursuant to the FCC's 1995 order or otherwise, it would become feasible to consider deployment of currently existing cellular digital technology transmission formats, including CDMA and TDMA, on such contiguous spectrum blocks. Independent of such technological feasibility, however, additional factors, including Nextel's contractual obligations to Motorola regarding the deployment and utilization of first generation iDEN and Reconfigured iDEN technology, and additional capital requirements associated with any switch in technology, would likely materially affect Nextel's consideration of such alternative technologies.

     Should Nextel choose to deploy a technology other than iDEN for any of its wireless communications services, Nextel believes that its systems planning and its contractual relationships with Motorola would permit it to utilize a different technology. In light of the development period for Reconfigured iDEN, however, Nextel has agreed, in the Second Equipment Agreement Amendment, not to effect a "Switch in Technology" prior to October 1, 1997 without Motorola's consent. A Switch in Technology is defined in the Second Equipment Purchase Agreement Amendment as a decision by Nextel before August 4, 1999 to install and use digital radio frequency technology as an alternative to first generation iDEN or Reconfigured iDEN on more than 25% of its SMR channels in the 806-824 MHz band in one or more of its top 20 markets, or the utilization by Nextel of any of its SMR channels for voice interconnect on certain U.S. cellular and/or PCS radio telephony standards. Due to the considerable present uncertainty surrounding the factors that might affect such a decision, including the performance characteristics and customer perceptions of first generation iDEN, Reconfigured iDEN, or of competing digital technologies and possible future improvements in first generation iDEN or Reconfigured iDEN technology, it is impossible to predict if or when such a decision could be made.

NEXTEL TO REQUIRE FINANCING

     Nextel anticipates that, for the foreseeable future, it will be utilizing significant amounts of its available cash for capital expenditures for the construction of Digital Mobile networks (including the anticipated conversion of its existing Digital Mobile networks to utilize the Reconfigured iDEN technology platform as described below under "-- Success of Nextel is Dependent on its Ability to Compete"), operating expenses relating both to the Digital Mobile networks and to Nextel's traditional analog SMR systems, potential acquisitions (including the acquisition of rights to spectrum through the contemplated 800 MHz spectrum auction process, and investment in various potential international wireless communications business opportunities) and corporate expenditures. During fiscal year 1995, Nextel's average monthly cash utilization rate for investing activities (principally attributable to capital expenditures for the build-out of the Digital Mobile networks and acquisitions made during 1995) was approximately $33,300,000, and its average monthly operating losses (exclusive of non-cash items) was approximately $15,900,000. Such average amounts do not reflect the investing activities and operating losses of Dial Page during such fiscal year or such activities and losses of OneComm, AMS or Motorola's operation of its 800 MHz SMR licenses in the continental U.S. (the "Motorola SMR Business") for the portion of such fiscal year prior to completion of the OneComm Transaction, the AMS Transaction and the Motorola Transaction, respectively, and are not presented as representative of Nextel's anticipated experience in such areas. Nextel anticipates that its cash utilization for investment activities and operating losses will continue to exceed its cash flows from operating activities over the next several years during the start-up phase of its Digital Mobile networks and that it will be necessary for Nextel to utilize its existing cash and funding from outside sources to meet its cash needs resulting from such activities and losses. Nextel's aggregate cash, cash equivalents and marketable securities at September 30, 1996 totaled approximately $224,506,000.

     Nextel, Nextel Finance Company, a wholly owned subsidiary of Nextel ("NFC"), and certain subsidiaries of Nextel entered into definitive agreements, which became effective on September 30, 1996, with respect to a secured credit facility arranged by Chase Securities, Inc., J.P. Morgan Securities, Inc. and Toronto-Dominion Securities (USA), Inc. (the "Bank Credit Facility"). Concurrently therewith, Nextel, NFC and certain subsidiaries of Nextel entered into definitive agreements, which also became effective on September 30, 1996, with respect to the amendment, restatement and consolidation of the previously existing financing arrangements with Motorola and NTFC Capital Corporation ("NTFC") (the "Vendor Credit Facility").

     The Credit Agreement relating to the Bank Credit Facility (the "Bank Credit Agreement") provides for up to $1,655,000,000 of secured financing, consisting of a $1,085,000,000 revolving loan and $570,000,000 in term loans. The Amended, Restated and Consolidated Credit Agreement relating to the Vendor Credit Facility (the "Vendor Credit Agreement") provides for up to $345,000,000 of secured financing, consisting of a $195,000,000 revolving loan and $150,000,000 in term loans. Borrowings under the Bank Credit Facility and the Vendor Credit Facility are ratably secured by liens on assets of Nextel's subsidiaries that are "restricted" subsidiaries under the terms of Nextel's public indentures. At September 30, 1996, Nextel had drawn approximately $368,000,000 of its available financing under the Bank Credit Facility, leaving an aggregate of approximately $1,287,000,000 available for borrowing under such facility, and had drawn $150,000,000 of its available financing under the Vendor Credit Facility, leaving an aggregate of approximately $195,000,000 available for borrowing under such facility, subject in each case to the satisfaction or waiver of applicable borrowing conditions.

     Nextel believes that it has sufficient funds currently available or reasonably expected to be accessible to it under its existing financing facilities to meet its cash needs through the planned completion of its first stage nationwide Digital Mobile networks build-out in 1998, in light of its current (and currently committed) business and investment activities and assuming a conservative ramp-up in Digital Mobile system subscriber growth. Nextel currently anticipates that the funds available pursuant to the Bank Credit Facility and the Vendor Credit Facility, together with the proceeds that would be received by Nextel assuming the exercise of the currently outstanding warrants and options to acquire shares of Nextel Common Stock described below (which warrants and options are scheduled to expire unless exercised during such time period), would be sufficient to permit both the full-scale implementation of its nationwide Digital Mobile networks and the pursuit of its other strategic objectives, including additional spectrum acquisition activities and international investment opportunities. There can be no assurance, however, that all such outstanding warrants and options will be exercised. Moreover, Nextel's public indentures contain provisions that operate to limit the amount of borrowings available under the Bank Credit Facility and the Vendor Credit Facility in certain circumstances. In addition, Nextel's capital needs, and its ability to adequately address those needs through debt or equity funding sources, are subject to a variety of factors that cannot presently be predicted with certainty, such as the commercial success of Nextel's Digital Mobile networks incorporating the Reconfigured iDEN technology, the amount and timing of Nextel's capital expenditures and operating losses, and the market price of the Nextel Common Stock. See "-- Forward Looking Statements."

     Nextel currently is aware of numerous factors and considerations, any one or more of which could have a material effect on the timing and/or amount of the future funding to be required by Nextel, but Nextel cannot currently quantify with precision either the magnitude or the certainty of the effects associated with any such factors. These factors include: (i) the timing of the anticipated 800 MHz spectrum auction process, and the amounts required to be bid to acquire any or all of the available spectrum blocks in the major metropolitan market areas where Nextel currently operates, or currently plans to operate, its Digital Mobile network and the amounts that may be required to accomplish retuning or acquisition of 800 MHz incumbent channels in spectrum blocks that may be acquired by Nextel in the 800 MHz spectrum auction process; (ii) the uncertainty with respect to the success and/or timing of the remaining development activities relating to the Reconfigured iDEN technology format and, assuming successful and timely completion of such efforts, the uncertainty with respect to the success of commercial introduction and customer acceptance of Nextel's

Digital Mobile services that utilize such Reconfigured iDEN technology; (iii) the potential commercial opportunities and risks associated with implementation of Nextel's revised business plan premised on an anticipated aggressive campaign to convert existing Digital Mobile networks to, and/or to construct new Digital Mobile networks utilizing, the Reconfigured iDEN technology format; and (iv) the net impact on Nextel's capital budget of certain developments currently expected to increase capital needs (e.g., the additional capital needed if Nextel acquires for cash additional spectrum in certain markets to increase the capacity and/or efficiency of Nextel's operating Digital Mobile networks in such markets, the additional capital needed for more extensive construction of Digital Mobile networks in additional market areas acquired in the Dial Page Transaction, the OneComm Transaction and the AMS Transaction and in connection with the conversion of existing Digital Mobile networks to the Reconfigured iDEN technology format, the short-term expenditures associated with analog SMR station construction requirements under the currently effective FCC 800 MHz channel licensing approach) that may be offset (whether wholly or partially) by other developments anticipated to (or to have the potential to) reduce capital needs (e.g., co-location of antenna and/or transmitter sites with other providers of wireless services in the relevant markets, reductions in infrastructure and subscriber unit prices obtained from Motorola pursuant to the Second Equipment Agreement Amendment, alternative and more economical means for increasing system capacity, other than constructing additional cell sites and/or installing additional base radios, such as use of so-called "smart antennas," mini-cells and software-driven and/or system design performance enhancements). Many of the foregoing involve elements wholly or partly beyond Nextel's control or influence. See "-- Forward Looking Statements."

     Other considerations in addition to the factors identified above may significantly affect Nextel's decisions to seek additional financing, including general economic conditions, conditions in the telecommunications and/or wireless communications industry and the feasibility and attractiveness of structuring particular financings for specific purposes (e.g., separate capital-raising activities with respect to international activities and opportunities). Finally, Nextel could obtain significant additional funds in connection with the exercise of outstanding warrants and options, and the amount and timing of receipt of such funds also would play a role in Nextel's determinations concerning the need for or attractiveness of other potentially available sources of financing. As Nextel has disclosed previously, full exercise of the options granted to the McCaw Investor at the July 1995 closing of the McCaw Transaction would result in the receipt by Nextel of approximately $232,000,000, $277,500,000 and $107,500,000 of additional funds prior to July 29 in the years 1997, 1999 and 2001, respectively, full exercise of the warrants issued to Comcast for 25,000,000 shares of Common Stock would result in the receipt by Nextel of approximately $400,000,000 prior to September 16, 1997 and full exercise of the warrants initially issued to Motorola for 3,000,000 shares of Common Stock would result in the receipt by Nextel of approximately $45,000,000. Finally, proceeds from the exercise by the McCaw Investor and/or by Comcast of such parties' respective anti-dilutive rights to acquire additional Nextel equity in connection with certain issuances by Nextel of its capital stock and proceeds from the exercise of other warrants and options currently outstanding and held by third parties, including options granted pursuant to the Nextel Amended and Restated Incentive Equity Plan (including its predecessor plans) and the Nextel Associate Stock Purchase Plan, may provide other available sources of funding.

     The foregoing discussion concerning potential exercise of various third party rights to acquire shares of Nextel Common Stock is subject to the qualification that no assurance can be given that any of such rights will be exercised or, if exercised, that the contemplated investment will in fact be consummated. In the case of the Bank Credit Facility and the Vendor Credit Facility, there can be no assurance that the conditions to access such facilities will be met. To the extent any of the aforementioned proceeds from option and warrant exercises or financing arrangements are not available when required, it will be necessary for Nextel to obtain alternate sources of financing to meet its anticipated funding needs.

     Nextel has had and may in the future have discussions with other parties regarding potential equity investments and debt financing arrangements to satisfy actual or anticipated financing needs. Pursuant to the Motorola Transaction, Nextel has agreed, under certain circumstances, not to grant superior governance rights to any third-party investor without Motorola's consent, which may make securing equity investments more difficult. Motorola consented with respect to the grant of superior governance rights by Nextel in connection with the McCaw Transaction. The ability of Nextel to incur additional indebtedness (including in certain circumstances, indebtedness incurred under the Bank Credit Agreement and/or the Vendor Credit facility) is and will be limited by the terms of (1) the indentures for Nextel's senior redeemable discount notes due 2003 and 2004, respectively (collectively, the "Nextel Indentures"), OneComm's Indenture for its Senior Redeemable Discount Notes due 2004 (the "OneComm Indenture") and Dial Page's Indentures for its Senior Redeemable Discount Notes due 2004 and its Senior Redeemable Discount Notes due 2005 (collectively, the "Dial Call Indentures"), which notes were initially issued by Dial Call Communications, Inc., a wholly owned subsidiary of Dial Page that was merged with and into Dial Page in connection with the Dial Page Transaction and (2) the Bank Credit Agreement and the Vendor Credit Agreement. The Bank Credit Agreement and the Vendor Credit Agreement also require Nextel and its relevant subsidiaries to satisfy certain financial covenants or ratios including those specifically related to leverage.

     At present, other than the existing equity or debt financing arrangements that have been consummated and/or disclosed, Nextel has no commitments or understandings with any third parties to obtain any material amount of additional equity or debt financing. Moreover, no assurances can be made that Nextel will be able to obtain any such additional financing in the amounts or at the times such financing may be required, nor that, if obtained, any such financing would be on acceptable terms. Nextel also anticipates that it will continue to experience significant net losses during the ongoing start up phase of the Digital Mobile networks over the next several years. Accordingly, there can be no assurances as to whether or when the operations of Nextel will become profitable. As a result of Nextel's anticipated continuing losses, the uncertainty regarding the exercise of options and warrants, the availability of financing under the Bank Credit Facility and the Vendor Credit Facility and the impact of Reconfigured iDEN and other matters discussed above, there can be no assurance that Nextel will have adequate capital to implement the nationwide build-out of its Digital Mobile networks without obtaining additional financing and/or alternative financing sources. See "-- Forward Looking Statements."

SUCCESS OF NEXTEL IS DEPENDENT ON ITS ABILITY TO COMPETE

     Nextel's success depends on its Digital Mobile networks' ability to compete with other wireless communications systems in each relevant market and its ability to successfully market integrated wireless communication services.

     Nextel is continuing to focus its marketing efforts on attracting customers from its previously-identified targeted groups of potential subscribers, its existing analog SMR dispatch system subscribers and other business users including current users of multiple wireless communications services and those new users who may be attracted to the combination of services made possible by its Digital Mobile networks. Nextel's strategy is to focus on multi-service business users in its markets with Digital Mobile networks, and as of September 30, 1996 approximately 228,000 Digital Mobile units were in service.

     Prior to the second quarter of 1996, Nextel implemented its Digital Mobile networks in its market areas using Motorola's "first generation" iDEN technology. During that time frame, Nextel encountered certain technology and system performance issues relating to the "first generation" iDEN technology that resulted in delays in the implementation of its plans to deploy its Digital Mobile networks and in the commencement of aggressive marketing efforts with respect to its communications products and services, particularly its mobile telephone services. These technology and system performance issues related primarily to the voice transmission quality of the mobile telephone service.

     In response to these issues, Nextel and Motorola have undertaken, and continue to undertake, system enhancement efforts to address various circumstances believed to adversely affect system performance and customer satisfaction, particularly those associated with voice transmission quality. Nextel anticipates that such system enhancement efforts will be a continuing component of the normal ongoing technology optimization process. Additionally, independent of such system enhancement efforts, Nextel, together with Motorola, is pursuing a significant program directed toward the development and deployment of modifications to the "first generation" iDEN technology platform, to be known as Reconfigured iDEN, designed principally to produce improvements in voice transmission quality. Nextel and Motorola have been encouraged by their experience to date in the Reconfigured iDEN development and deployment process. All significant technology performance benchmarks, development progress targets and key event schedules relating to the development and deployment of Reconfigured iDEN have been achieved or satisfied to date substantially as contemplated and originally agreed to by Nextel and Motorola.

     Based on its experiences with the Reconfigured iDEN technology, including the feedback received in customer trials and various other inputs and considerations, the Company announced the first full-scale commercial launch of the Reconfigured iDEN Digital Mobile network in the Chicago market late in the third quarter of 1996, accompanied by the commencement of a more broadly-focused marketing campaign in that market area.

     In October and November 1996, Nextel announced full-scale commercial launches, accompanied by more broadly-focused marketing campaigns, in the Atlanta, Boston, Denver, Detroit and Las Vegas markets. Nextel's commercial launch activities in these markets represent the first phase of an anticipated rapid nationwide deployment of the Reconfigured iDEN technology in Nextel's significant Digital Mobile markets. Nextel currently is developing and refining a nationwide build-out plan for Digital Mobile networks incorporating the Reconfigured iDEN technology based on an anticipated implementation schedule during 1996 to 1998, which it currently expects will involve budgeted capital expenditures totaling approximately $1.2 billion. In this connection, Nextel anticipates that purchases of Motorola-manufactured infrastructure equipment will represent the largest category of capital spending. Since June 1996, Nextel has placed orders with Motorola totaling more than $300 million of products incorporating the Reconfigured iDEN technology, including system infrastructure equipment and related software and the new, compact Reconfigured iDEN handsets that Nextel plans to market nationally, principally under the "PowerFone"(R)(TM) brand name. Assuming the successful and timely completion of such build-out plan, Nextel expects that its Digital Mobile networks would provide coverage to areas representing approximately 85% of the United States population by the end of 1998. Implementation of such a rapid nationwide deployment strategy for Reconfigured iDEN would likely significantly accelerate Nextel's use of and needs for capital resources and would therefore be dependent on, among other things, availability of necessary capital. See also "Nextel to Require Financing" and "Forward-Looking Statements."

     No assurance can be given that any modifications or enhancements, including Reconfigured iDEN, designed to produce improvements in the voice transmission quality of mobile telephone services offered by the Company, will be developed and deployed successfully, or on the currently anticipated time schedule, or that any modifications or enhancements, if developed, would be deployed in Nextel's Digital Mobile networks or, if deployed, would perform successfully or would satisfy customer requirements, or that Nextel's mobile telephone services would be regarded as competitive in the wireless communications services markets as such markets currently exist and as they are expected to develop in the future. See "-- Forward Looking Statements."

     The Company believes that its ability to provide a full line of mobile communications services in an integrated package on its Digital Mobile networks will distinguish it from other providers of wireless communications services. The focus and the progress of Nextel's Digital Mobile network services marketing efforts is and will continue to be dependent on a number of factors, including system performance, subscriber equipment performance and the ability to provide services that satisfy customer needs and expectations. Nextel reviews its business and marketing plans in light of a variety of factors, including perceived opportunities, actual experiences in the marketplace, availability of financial and other resources and overall economic and/or competitive considerations, and may from time to time determine to change, refine or redirect such plans. See "-- Forward Looking Statements."

     Following implementation of its Digital Mobile networks and completion of related system optimization activities, the Company's Digital Mobile networks will compete with established and future wireless operators in its efforts to attract mobile telephone customers, dealers and possibly resellers to its service in each of the markets in which it operates a Digital Mobile network. Although the Company has determined that the voice transmission quality issues encountered to date in its first generation iDEN Digital Mobile networks must be resolved satisfactorily before the Company begins to market mobile telephone services aggressively in any of its markets in which the "first generation" iDEN technology is being utilized, the Company believes that, following scheduled software upgrades and additional system optimization efforts and equipment and technology enhancements expected to continue during 1996, and following the development and commercial deployment of Reconfigured iDEN, Nextel's Digital Mobile networks will have the capacity, functionality and quality of service necessary to be competitive with current wireless communications services in the markets in which the Company operates Digital Mobile networks. Nextel's ability to compete effectively with other wireless communications service providers, however, will depend on the successful resolution of such system performance issues, and no assurance can be given that such issues will be resolved. See "-- Forward Looking Statements."

     While Nextel believes that the mobile telephone service to be provided on its Digital Mobile networks utilizing the Reconfigured iDEN technology will be similar to other current wireless communications services in certain respects, as discussed under "-- Implementation of Digital Mobile Networks Subject to Risks of Developing Technology," there are (and will in certain cases continue to be) differences between the services provided by Nextel and by cellular operators and the performance of their respective systems. As a result of these differences, there can be no assurance that Digital Mobile network mobile telephone services will be competitive with other providers of mobile telephone services. As part of its marketing strategy, Nextel will attempt to emphasize the benefits to its subscribers of obtaining an integrated package of services consisting of dispatch radio, paging services and mobile telephone, and in the future, data transmission. Cellular operators currently do not provide such integrated services, but recent FCC rulings permit cellular operators to offer two-way dispatch services. If cellular operators do provide dispatch services in the future, Nextel's competitive advantage from using such a marketing strategy may be impaired.

     Nextel will not be able to provide roaming service comparable to that currently available from cellular operators, which have roaming agreements among each other, unless and until system build-out is completed. Moreover, the cellular systems in each of Nextel's markets, as well as in the markets in which Nextel expects to provide services in the future, have been operational for a number of years and such operators currently service a significant subscriber base and typically have significantly greater financial and other resources than those available to Nextel. As is true for cellular operators, the interconnection of subscriber units with the public switched telephone network requires Nextel to purchase certain exchange and inter-exchange services from telephone companies and certain other common carriers.

     Subscriber units on the Digital Mobile networks will not be compatible with cellular systems, and vice versa. This lack of inter-operability may impede the Company's ability to attract cellular subscribers or those new mobile telephone subscribers that desire the ability to access different service providers in the same market. Nextel currently markets a multi-function subscriber unit that is significantly more expensive than analog or digital cellular handsets that do not incorporate multi-function capability. The prices expected to be charged to Nextel for the subscriber handsets to be used by Nextel's customers will be higher than those charged to operators for analog cellular handsets and may be higher than those charged to operators for digital cellular handsets. During the transition to digital technology, certain participants in the United States cellular industry are offering subscriber units with dual mode (analog and digital) compatibility. There can be no assurances that existing analog SMR customers will be willing to invest in new subscriber equipment necessary to migrate to the Digital Mobile networks. Moreover, because many of the cellular operators in Nextel's markets have substantially greater financial resources than Nextel, such operators may be able to offer prospective customers equipment subsidies or discounts that are substantially greater than those, if any, that could be offered by Nextel. Thus, Nextel's ability to compete based on the price of subscriber equipment will be limited. Nextel cannot predict the competitive effect that any of these factors, or any combination thereof, will have on Nextel. See "-- Forward Looking Statements."

     Cellular operators and certain entities that have been awarded PCS licenses each control more spectrum than is allocated for SMR service in each of the relevant market areas. Each cellular operator is licensed to operate 25 MHz of spectrum and certain PCS licensees have been licensed for 30 MHz of spectrum in the markets in which they are licensed, while 14 MHz is allocated in the 800 MHz band to all SMR systems, including Nextel's systems, in those markets. The control of more spectrum gives cellular operators and such PCS licensees the potential for more system capacity, and, therefore, more subscribers, than SMR operators, including the Company. The Company believes that it generally has adequate spectrum to provide the capacity needed on its Digital Mobile networks for the foreseeable future. See "-- Forward Looking Statements."

     Nextel expects to face competition from other technologies and services introduced in the future, including PCS. The FCC has described PCS as a digital, wireless communications system consisting of a variety of new mobile and portable services and technologies, using small, lightweight units. PCS services may include portable, two-way voice and data services. The FCC has allocated 120 MHz of spectrum in the 1.8-2.2 GHz band for the provision of PCS, which may include mobile wireless communications services similar to those provided over Nextel's Digital Mobile networks. FCC licenses for this spectrum have been and are to be awarded through a competitive bidding process and have been and will be granted on a geographic basis for either a Major Trading Area ("MTA") or a Basic Trading Area ("BTA") (each as defined in the Rand McNally Commercial Atlas). Three 30 MHz licenses and three 10 MHz licenses (or licenses for a total of 120 MHz of spectrum) will be awarded in each market. The first broadband PCS auction, in which two 30 MHz licenses were awarded in each MTA in the United States, began on December 5, 1994 and was completed on March 13, 1995. A substantial number of the entities that were awarded 30 MHz PCS licenses in this auction were current cellular communications service providers and joint ventures of current and potential wireless communications service providers, many of which have financial resources greater than those of Nextel. The next PCS auction, which is limited to parties that meet specific size limitations, was originally scheduled to begin on August 2, 1995. However, a U.S. Supreme Court decision striking down an affirmative action program delayed the start of the auction while the FCC attempted to bring its "designated entity rules," i.e. special provisions intended to assist women, minorities, and small businesses, into compliance with the Supreme Court's decision. That auction, which assigned an additional BTA-based 10 MHz PCS license, concluded on May 6, 1996. The auction of three additional 10 MHz PCS license blocks, which began on August 26, 1996, is ongoing. Although certain limited PCS offerings have commenced, it is not clear how PCS will develop or when such services will be available in all of Nextel's markets. PCS will likely compete with some or all of the services provided over Nextel's Digital Mobile networks. See "-- Forward Looking Statements."

     Pursuant to the Omnibus Appropriations Act of 1997, the FCC must reallocate 30 MHz of spectrum to wireless services and assign that spectrum via an auction that must commence no later than April 15, 1997. The FCC is proposing to allow these licenses to offer a broad range of fixed and mobile services, but no final rules have been adopted.

     In addition, the FCC has reallocated 220 MHz of radio spectrum for use by "emerging telecommunications technologies," such as PCS, low-earth orbit satellites and mobile satellite systems. The FCC has authorized a consortium of communications companies to provide nationwide mobile satellite services. Nextel cannot predict how these technologies will develop or what impact, if any, they will have on Nextel's ability to compete for wireless communications customers.

RELIANCE ON ONE PRINCIPAL SUPPLIER IN IMPLEMENTATION OF DIGITAL MOBILE NETWORKS

     Pursuant to existing equipment purchase agreements (the "Equipment Purchase Agreements") between Nextel and Motorola, first entered into in 1991, as subsequently amended by the amendment entered into in connection with the Motorola Transaction (the "Prior Equipment Agreement Amendment") and by the Second Equipment Agreement Amendment entered into in connection with the McCaw Transaction, Motorola provides the iDEN infrastructure and subscriber handset equipment to Nextel throughout its markets. The Company expects that it will need to rely on Motorola for the manufacture of a substantial portion of the equipment necessary to construct its Digital Mobile networks for the foreseeable future. The Equipment Purchase Agreements, as amended, include a commitment from Nextel to purchase from Motorola a significant amount of system infrastructure equipment, which will be subject to financing arrangements with Motorola. Nextel has, among other things, agreed (subject to certain conditions) to purchase and install iDEN equipment during the four-year and six-year periods beginning on August 4, 1994 sufficient to cover 70% and 85%, respectively, of the United States population. In addition, subject to the applicable terms and conditions under the Second Equipment Agreement Amendment, Nextel has agreed to deploy Reconfigured iDEN and, until August 4, 1999 and subject to certain conditions, to purchase from Motorola at least 50% of the base radios Nextel purchases in any calendar year. Motorola estimated at the time the Second Equipment Agreement Amendment was entered into that such commitments to purchase base radios and associated infrastructure equipment could have an aggregate purchase price in excess of approximately $750,000,000, although the amount may be higher or lower depending on circumstances such as systems design, changes in the producer price index, the timing of purchases or other cost adjustments or the success of Nextel's marketing plan. See "-- Success of Nextel is Dependent on its Ability to Compete" and "-- Forward Looking Statements." Such commitments are in addition to amounts purchased from Motorola or for which Nextel, OneComm or Dial Page had placed orders with Motorola prior to August 4, 1994, which orders, in the case of OneComm and Dial Page, have become obligations of Nextel. See "-- Nextel to Require Financing."

     The Second Equipment Agreement Amendment places certain limits on Nextel's ability to use other technologies as an alternative to first generation iDEN or Reconfigured iDEN. See "-- Implementation of Digital Mobile Networks Subject to Risks of Developing Technology."

     It is expected that for the first few years of Digital Mobile network operations by Nextel, Motorola and competing manufacturers who are licensed by Motorola (including Matsushita Communication Industrial Co., Ltd. ("Matsushita"), which has executed a definitive license agreement with Motorola to employ Motorola's proprietary technology) will be the only manufacturers of subscriber equipment that is compatible with Nextel's Digital Mobile networks. The Prior Equipment Agreement Amendment provides for the licensing by Motorola of interfaces relating to infrastructure and subscriber equipment and of additional manufacturers for subscriber equipment. In connection with the Second Equipment Agreement Amendment, Motorola further agreed to negotiate to enter into licenses with at least one alternative manufacturer of iDEN infrastructure equipment.

NEXTEL'S PROSPECTS ARE DEPENDENT ON GOVERNMENTAL REGULATION

     The licensing, operation, acquisition and sale of Nextel's SMR businesses are regulated by the FCC. Nextel's subsidiaries currently hold FCC licenses to use SMR radio channels in each of their markets. Traditionally, these licenses have been granted by the FCC on a site-by-site basis. Under current regulations, SMR base stations generally must be a minimum of 70 miles away from all other SMR base stations operating on the same frequencies. The licenses typically must be constructed and operational within one year of grant or the licenses will cancel automatically.

     To use its SMR channels to provide Digital Mobile network service, Nextel currently is required to obtain additional site authorizations from the FCC for transmitter sites in each of its markets. Additional site authorizations must be obtained from the FCC for the transmitter sites that will be associated with development and implementation of Digital Mobile networks. Assuming such site authorizations are obtained initially, they will be subject to renewal, but may be canceled if the respective sites for Digital Mobile networks are not constructed in the relevant markets within a prescribed time after issuance, typically one year or five years. There can be no assurance that any such SMR license will be renewed upon the expiration of its ten-year term. Each SMR license also may be revoked for cause at any time such a determination is made by the FCC.

     Since August 1994, the FCC has suspended the SMR licensing process (1) due to an extraordinarily large backlog of license applications, and (2) to stabilize the licensing landscape in preparation for new SMR licensing rules and regulations. Although the FCC established a waiver process whereby parties could obtain SMR licenses if they could show that their application (a) affects only channels on which the applicant is already permanently licensed and (b) affects coverage only within the applicant's geographic area, the FCC has failed to act on a single waiver application of Nextel or, to Nextel's knowledge, any other SMR licensee. However, on October 23, 1996, the Chief of the Wireless Telecommunications Bureau issued an Order directing the FCC's Licensing Division to process the applications. At this time, none of the applications have been granted or denied.

     During the suspension of the licensing process, the FCC was able, with the assistance of industry trade groups, to process the backlogged applications. Although many of the license grants and denials are subject to petitions for reconsideration, it appears that a number of Nextel's applications have been granted, all of which further the implementation of Nextel's Digital Mobile networks. The FCC has also suspended acceptance of applications proposing new or modified stations on any of the 150 general category (prospectively SMR-only) channels, pending implementation of the new SMR licensing rules described below.

     On December 15, 1995, the FCC released new 800 MHz SMR licensing rules that provide geographic-area based licenses for SMR operators. According to these rules, the prospective licensing of Nextel's systems may no longer be made on the site-by-site basis described above. The new rules require the use of auctions to license the top 200 SMR channels on an Economic Area ("EA") basis in three blocks: a 120-channel block, a 60-channel block, and a 20-channel block. Successful bidding in such auctions will be required to obtain such an EA-based block license. Once an EA license is obtained, the EA licensee will have the ability to construct, operate and modify its systems within the licensed geographic area without first obtaining FCC approval. All EA licensees will be required to construct and operate their systems to provide service to one-third of the population within two years, and two-thirds of the population within five years using more than 50% of the EA licensee's channels. Failure to meet these EA license requirements will likely result in the loss of the EA license.

     An EA licensee will have the authority to relocate incumbents in the EA licensed area to the lower 80 SMR channels and the 150 general category channels (which the FCC will prospectively license only to SMR operators). Any incumbent that is not relocated out of the top 200 channels will be provided co-channel protection by the EA licensee. Those incumbents will not be allowed to expand their systems within the EA licensed area, but they will be permitted to make modifications that do not expand their current interference contour. These incumbents will also be offered an opportunity to convert their current site-by-site licenses to a single license encompassing their existing authorized service area contours. Consequently, Nextel may be subject to relocation of any of the top 200 SMR channels for which it currently holds licenses if it is unsuccessful in obtaining the EA license for those channels. In addition, Nextel's ability to expand its systems may be limited on those channels for which it does not obtain an EA license.

     The FCC adopted the new 800 MHz SMR licensing rules to fulfill its mandate under the Omnibus Budget Reconciliation Act of 1993, which reclassified interconnected SMR service as "Commercial Mobile Radio Services" ("CMRS"), a common carrier service, and required that such services be regulated similarly to cellular and PCS. Petitions for reconsideration of the new 800 MHz SMR licensing rules were filed with the FCC on March 18, 1996. Oppositions to those petitions, including one filed by Nextel, were filed with the FCC on April 16, 1996, and replies to such oppositions were filed on May 1, 1996. The resolution of these petitions could adversely affect the impact of those rules on Nextel. The ultimate outcome of the FCC's 800 MHz SMR rule makings, including actions by third parties taken in accordance therewith, could be adverse to Nextel.

     In conjunction with the release of the new 800 MHz SMR licensing rules, the FCC issued a Second Further Notice of Proposed Rule Making (the "Notice") to establish operational rules and auction procedures for the lower 80 SMR channels and the 150 general category (now SMR-only) channels. The Notice proposes EA licensing for these channels through auctions and proposes no relocation of incumbents to alternate channels. The proposed auction rules would set aside these channels for "entrepreneur blocks" for small businesses. The bidding for such blocks of channels would be restricted to entities of a certain economic size. As proposed, those auction rules would likely exclude Nextel from eligibility to bid on the "entrepreneur block" EA licenses.

     Nextel has filed comments and reply comments, including a joint pleading with SMR WON (a trade association of small but traditional SMR operators) and the American Mobile Telecommunications Association ("AMTA"), each of which initially opposed the FCC's new licensing rules for the upper 200 SMR channels. The joint pleading is a consensus proposal that, among other things, opposes a set aside of all the lower channels. The consensus proposal also includes a pre-auction settlement process for the lower channels whereby incumbents, including licensees who have been relocated out of the upper 200 channels, could enter into, among other things, partnerships, consortia or buyouts to determine who would be licensed on each individual channel on the lower channels on an EA basis. Any channel that is not settled, i.e., continues to have more than one unaffiliated party licensed on it in a particular EA, would be subject to an auction. The Personal Communications Industry Association has joined Nextel, SMR WON and AMTA in the consensus proposal. The FCC is still considering its proposed rules for the lower channels, and has indicated that it may issue final rules by the end of 1996.

     Among the other regulatory changes the FCC has made in the last two years to ensure that SMR operators are provided regulatory parity with cellular and PCS operators are: (1) a 45 MHz CMRS spectrum cap for all CMRS providers (with a 10 MHz limit on the amount of SMR spectrum that can be attributed to a single entity); (2) elimination of the prohibition on wireline participation in SMR services; (3) elimination of the restriction on cellular licensees providing dispatch services; (4) a duty not to restrict resale of services; (5) a duty to provide telephone number portability; and (6) a duty to provide enhanced 911 services and roaming capabilities. As a CMRS provider, Nextel is subject to limitations in the Communications Act of 1934, as amended (the "Communications Act"), concerning foreign investment in and ownership of FCC licenses. Certain of these regulatory changes could require operational or technological changes in Nextel's Digital Mobile networks.

     Future changes in regulation or legislation affecting Digital Mobile network service or the allocation by the FCC or the United States Congress of additional spectrum for services that compete with such service could materially adversely affect Nextel's business.

NEXTEL'S ASSETS PRIMARILY CONSIST OF INTANGIBLE FCC LICENSES

     Nextel's assets consist primarily of intangible assets, principally FCC licenses, the value of which will depend significantly upon the success of Nextel's business and the growth of the SMR and wireless communications industries in general. In the event of default on indebtedness or liquidation of Nextel, there can be no assurance that the value of these assets will be sufficient to satisfy its obligations. Nextel had a negative net tangible book value of $934,767,000 as of September 30, 1996.

NEXTEL SUSCEPTIBLE TO CONTROL BY SIGNIFICANT STOCKHOLDERS


     Based on securities ownership information relating to Nextel as of November 30, 1996, and giving effect to the conversion of the outstanding shares of Nextel's preferred stock and the exercise in full of (i) three separate options held by the McCaw Investor exercisable for periods of two, four and six years, respectively, from July 28, 1995, to acquire an aggregate of up to 35,000,000 shares of Nextel Common Stock at exercise prices ranging from $15.50 to $21.50 per share (the "McCaw Options"), (ii) the option held by Eagle River, Inc., an affiliate of the McCaw Investor, to purchase an aggregate of 1,000,000 shares of Nextel Common Stock at an exercise price of $12.25, which option vests over a five-year period from April 4, 1995 (the "Incentive Option"), (iii) the options granted on July 28, 1995 to the McCaw Investor by Motorola to purchase up to 9,000,000 shares of Nextel Common Stock over a six-year period (the "McCaw Investor/Motorola Options"), (iv) a warrant held by Motorola to purchase 2,890,000 shares, and (v) the option held by Comcast and its affiliates to purchase up to 25,000,000 shares of Nextel Common Stock at a per share exercise price of $16.00, a portion of which is currently exercisable (the "Comcast Option"), the McCaw Investor would hold approximately 23.8%, Motorola would hold approximately 16.3%, and Comcast (together with Comcast FCI) would hold approximately 8.9% (4.8% without giving effect to the exercise of options which by their terms are not presently exercisable but, in each case, after giving effect to sales of shares of Nextel Common Stock by Comcast as described in "-- Potential Dilution From Pending and Future Transactions") of the Nextel Common Stock outstanding as of such date.


     In connection with the consummation of the McCaw Transaction and pursuant to the Securities Purchase Agreement dated as of April 4, 1995, as amended, among Nextel, the McCaw Investor and Mr. Craig O. McCaw (the "McCaw Securities Purchase Agreement"), the McCaw Investor has the right to designate not less than 25% of the Board of Directors of Nextel (the "Nextel Board"). Additionally, the

McCaw Investor is entitled to have a majority of the members of the Operations Committee of the Nextel Board selected from the McCaw Investor's representatives on the Nextel Board. The Operations Committee has the authority to formulate key aspects of Nextel's business strategy, including decisions relating to the technology used by Nextel (subject to existing equipment purchase agreements), acquisitions, the creation and approval of operating and capital budgets and marketing and strategic plans, approval of financing plans, endorsement of nominees to the Nextel Board and committees thereof and nomination and oversight of certain executive officers. As a result, based upon the McCaw Investor's stock ownership position, as well as its ability to designate at least 25% of the members of the Nextel Board and control the Operations Committee, the McCaw Investor is in a position to exert significant influence over Nextel's affairs. The Nextel Board retains the authority to override actions taken or proposed to be taken by the Operations Committee, subject, in certain circumstances, to certain financial consequences. The creation and existence of the Operations Committee does not change the normal fiduciary duties of the Nextel Board, including fiduciary duties in connection with any proposal to override any action of or to terminate the Operations Committee, whether or not such action would give rise to such financial consequences. In addition, Comcast as a Nextel stockholder has certain contractual rights to designate one or more members (depending on its ownership percentage) to the Nextel Board, although at present no Comcast designee is a member of the Nextel Board. Although Motorola is entitled to nominate two directors to the Nextel Board, presently only one person designated by Motorola is a Nextel director. Pursuant to an amendment to the Agreement and Plan of Contribution and Merger dated as of April 4, 1995, by and among Nextel, Motorola and certain subsidiaries of Motorola (the "Motorola Amendment"), Motorola has agreed to support the decisions and recommendations of the Operations Committee and to vote the shares of Common Stock held by it accordingly, subject to (1) the right of any Motorola-designated Nextel directors to vote in a manner consistent with their fiduciary duties and (2) the right of Motorola to vote its shares as it determines necessary with respect to issues that conflict with Motorola's corporate ethics or that present conflicts of interest, or in order to protect the value or marketability of the shares of Nextel Common Stock held by it.

     Based upon their respective ownership positions, if the McCaw Investor and Motorola chose to act together, such parties could have a sufficient voting interest in Nextel, among other things, to (1) exert effective control over the approval of amendments to Nextel's Certificate of Incorporation (the "Nextel Charter"), mergers, sales of assets or other major corporate transactions as well as other matters submitted for stockholder vote, (2) defeat a takeover attempt, and (3) otherwise control whether particular matters are submitted for a vote of the stockholders of Nextel. Although Motorola has made certain commitments as described in the last sentence of the preceding paragraph, Nextel is not aware of any current agreements among the McCaw Investor and Motorola with respect to the ownership or voting of Nextel Common Stock and neither Motorola nor the McCaw Investor has indicated to Nextel that it has any present intention to seek to exercise such control. Pursuant to the McCaw Securities Purchase Agreement, the McCaw Investor has agreed that it will not vote for any nominee to the Nextel Board other than persons it is entitled to designate under the terms of the securities it owns or of the McCaw Securities Purchase Agreement. Upon request of Nextel, the McCaw Investor has also agreed to cause shares of Nextel Common Stock, the voting of which is controlled by it or its affiliates, to be voted in a manner proportionate to the votes of other holders of Nextel Common Stock in the election of directors so designated by the Nextel Board.

     Each of the McCaw Investor and Motorola has and (subject to the terms of applicable agreements between such parties and Nextel) may have an investment or interest in entities that provide wireless telecommunications services that could potentially compete with Nextel. Under the McCaw Securities Purchase Agreement, the McCaw Investor, Mr. McCaw and their Controlled Affiliates (as defined in the McCaw Securities Purchase Agreement) may not, for a period of time after consummation of the McCaw Transaction, participate in other twoway terrestrial-based mobile wireless communications systems in the region that includes any part of North America or South America unless such opportunities have first been presented to and rejected by Nextel in accordance with the provisions of the McCaw Securities Purchase Agreement. Such limitation is subject to certain limited exceptions, including certain existing securities holdings and relationships (and expressly including Mr. McCaw's investment in AT&T resulting from AT&T's acquisition of McCaw Cellular Communications, Inc., which investment may not exceed 3% of the outstanding stock of AT&T). Such restrictions terminate on the later to occur of July 28, 2000 or one year after the termination of the Operations Committee.

POTENTIAL DILUTION FROM PENDING AND FUTURE TRANSACTIONS

     As indicated elsewhere in this Proxy Statement/Prospectus, Nextel has commitments, and from time to time may enter into additional commitments, to issue a substantial number of new shares of Nextel Common Stock.


     As of November 30, 1996, there were approximately 252,106,000 shares of Nextel Common Stock outstanding (assuming the conversion of the outstanding shares of Nextel's preferred stock), on a primary, rather than a fully diluted, basis, and approximately 342,137,000 shares of Nextel Common Stock outstanding assuming the exercise of all options (including employee options, the Comcast Option for 25,000,000 shares, which expires in September 1997, Motorola's warrant to purchase 2,890,000 shares, the options to purchase an aggregate of 36,000,000 shares pursuant to the McCaw Options and the Incentive Option and the exercise of the McCaw Investor's anti-dilutive rights to purchase 373,846 shares), warrants and other existing rights to acquire Nextel Common Stock.



     On April 29, 1996, the Commission declared effective the Company's registration statement on Form S-4, covering 10,000,000 shares of Nextel Common Stock, or warrants to acquire such shares, which contemplates issuances from time to time on a "shelf" basis in accordance with Rule 415(a)(1)(viii) promulgated under the Securities Act in connection with acquisitions of other businesses, properties or securities in business combination transactions. As of the date hereof, the Company has not issued any of such Common Stock or warrants. Additionally, on April 29, 1996, the Commission declared effective the Company's registration statement on Form S-3, covering 8,848,469 shares of Common Stock, which was filed by Nextel on behalf of Comcast and Comcast FCI in satisfaction of the Company's obligations pursuant to the registration rights of Comcast and Comcast FCI. According to the most recent amendment to the Schedule 13D of Comcast filed on October 1, 1996, Comcast and Comcast FCI have sold an aggregate of 5,570,000 of such shares of Common Stock pursuant to brokerage transactions.



     Pursuant to the McCaw Securities Purchase Agreement, the McCaw Investor was granted anti-dilutive rights with respect to certain Nextel share issuances, which rights and related terms are largely comparable to the Comcast Purchase Right (the "McCaw Purchase Right"). In connection with the issuance of shares in connection with an acquisition, the McCaw Investor exercised its anti-dilutive rights, which resulted in the sale of 373,846 treasury shares of Nextel Common Stock to the McCaw Investor on November 26, 1996. An increase in the number of shares of Common Stock that will become available for sale in the public market may adversely affect the market price of Common Stock and could impair Nextel's ability to raise additional capital through the sale of its equity securities.


SHARES ELIGIBLE FOR FUTURE SALE

     Existing holders of Nextel Common Stock generally may freely resell their shares except to the extent that they are deemed to be affiliates of Nextel or certain predecessor companies for purposes of Rule 144 ("Rule 144") or Rule 145 promulgated under the Securities Act. Nextel has also granted registration rights with respect to a significant number of its shares outstanding, on a fully diluted basis including shares of Nextel Common Stock issuable upon conversion of securities issued in, or upon exercise of options granted in, the Motorola Transaction and the McCaw Transaction. The exercise of registration rights by affiliates of Nextel would permit such persons to sell such shares without regard to the limitations of Rule 144. Registration rights covering a total of approximately 190,000,000 shares of Nextel Common Stock have been granted to, among others, the McCaw Investor and certain of its affiliates, Comcast FCI, Matsushita, Nippon Telegraph and Telephone Corporation ("NTT") and Motorola. An increase in the number of shares of Common Stock that will become available for sale in the public market may adversely affect the market price of Nextel Common Stock and could impair Nextel's ability to raise additional capital through the sale of its equity securities.

DIVIDEND POLICY LIMITS EXPECTATION OF FUTURE DIVIDENDS

     Except for certain dividends paid with respect to preferred stock that was converted into Common Stock in connection with Nextel's initial public offering in 1992, Nextel has not paid any dividends on Nextel Common Stock. Nextel does not plan to pay dividends on Nextel Common Stock for the foreseeable future.

     The Nextel Indentures, the Dial Call Indentures, the OneComm Indenture, the Bank Credit Agreement and the Vendor Credit Agreement place significant restrictions on Nextel's ability to pay dividends. In addition, the collateral security mechanisms and related provisions associated with the Bank Credit Agreement and the Vendor Credit Agreement may be expected to limit the amount of cash available to make dividends, loans and cash distributions to Nextel from Nextel's subsidiaries that will operate Digital Mobile networks in Nextel's existing markets, so that, while such limitations are in place, profits generated by such subsidiaries will not be available to Nextel for, among other purposes, the payment of dividends on shares of Nextel Common Stock.

POTENTIAL CONFLICT OF INTEREST RELATIONSHIP WITH MOTOROLA MAY AFFECT NEXTEL'S PROSPECTS

     Motorola and its affiliates have and currently are engaged in wireless communications businesses, and may in the future engage in additional such businesses, which are or may be competitive with some or all of the services offered by Nextel's Digital Mobile networks, although the Motorola Land Mobile Products Sector ("Motorola LMPS") may not, for three years after consummation of the Motorola Transaction, make use (with certain limited exceptions) of the customer lists conveyed by Motorola to ESMR in connection therewith to solicit subscribers for any 800 MHz SMR commercial mobile voice business owned or managed by Motorola LMPS in the continental United States. Pursuant to the Second Equipment Agreement Amendment, Motorola has agreed that from the date thereof until 18 months after certain development targets for Reconfigured iDEN have been achieved, Motorola LMPS will not solicit other iDEN customers and neither Motorola LMPS nor Motorola's credit corporation subsidiary will make any equity investment in, or provide equipment/vendor financing to, certain iDEN customers with respect to purchases of iDEN equipment.

     In light of the competitive posture of Motorola, Nextel and Motorola have agreed that any information relating to Nextel's business plans and projections will be used by Motorola only for purposes of ensuring compliance with Nextel's obligations under the various equipment purchase agreements and financing agreements between Nextel and Motorola. Motorola has designated one director to the Nextel Board and, hence, such director has access to Nextel's business plans subject to certain confidentiality restrictions.

     Although Nextel believes that its equipment purchase and financing relationship with Motorola has been structured to reflect the realities of purchasing and borrowing from a competitor, there can be no assurance that the potential conflict of interest will not adversely affect Nextel in the future. Moreover, Motorola's role as a significant stockholder of Nextel, in addition to its role as a major creditor and supplier, also create potential conflicts of interest, particularly with regard to significant transactions.

CONCERNS ABOUT MOBILE COMMUNICATIONS HEALTH RISK MAY AFFECT PROSPECTS OF NEXTEL

     Allegations have been made by certain individuals that serious health risks have resulted from the use of portable mobile communications devices. The Cellular Telecommunications Industry Association has undertaken studies concerning the health risk from using mobile communications devices and has publicly announced its belief that no such risk exists. The actual or perceived risk of mobile communications devices could adversely affect Nextel through a reduced subscriber growth rate, a reduction in subscribers, reduced network usage per subscriber or through reduced financing available to the mobile communications industry.

FORWARD-LOOKING STATEMENTS

     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: A number of the matters and subject areas discussed in the foregoing "Risk Factors" section that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel's actual future experience involving any one or more of such matters and subject areas. Nextel has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel's current expectations regarding the relevant matter or subject area. The operation and results of Nextel's wireless communications business also may be subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified elsewhere in the foregoing "Risk Factors" section, including, but not limited to, general economic conditions in the geographic areas and occupational market segments (such as, for example, construction, delivery, and real estate management services) that Nextel is targeting for its Digital Mobile network service, the availability of adequate quantities of system infrastructure and subscriber equipment and components to meet Nextel's service deployment and marketing plans and customer demand, the success of efforts to improve and satisfactorily address issues relating to Digital Mobile system performance, the successful deployment of the Reconfigured iDEN technology, the ability to achieve market penetration and average subscriber revenue levels sufficient to provide financial viability to the Digital Mobile network business, access to sufficient debt or equity capital to meet Nextel's operating and financing needs, the quality and price of similar or comparable wireless communications services offered or to be offered by Nextel's competitors, including providers of cellular and PCS service, future legislative or regulatory actions relating to SMR services, other wireless communications services or telecommunications generally and other risks and uncertainties described from time to time in Nextel's reports filed with the Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

                              THE RECAPITALIZATION


     The WVB Board recommends that WVB Shareholders approve an amendment to the WVB Charter to effect the Recapitalization, which will recapitalize WVB by converting each outstanding share of WVB Common Stock into 81 shares of WVB Class A Common Stock and 19 shares of WVB Class B Common Stock. The Recapitalization is being proposed in contemplation of the Merger and the effect will be to split WVB's equity into two classes, one of which is intended to be acquired by Nextel upon consummation of the Merger and the other of which will be retained by the WVB Shareholders. The form of the proposed amendment to the WVB Charter is attached to this Proxy Statement/Prospectus as Annex B.


     The proposed amendment provides that, except as required by law and except with respect to the election of directors, the shares of WVB Class A Common Stock and WVB Class B Common Stock will vote together as a single class, with each share of WVB Class A Common Stock having 90/18 votes and each share of WVB Class B Common Stock having 10/19 votes. Thus, as a class, the WVB Class A Common Stock will have 90% of the voting power of WVB and the WVB Class B Common Stock will have 10% of such voting power. The proposed amendment further provides that the holders of WVB Class A Common Stock will be entitled to elect nine directors and the holders of WVB Class B Common Stock will be entitled to elect one director.

                                   THE MERGER

BACKGROUND OF THE MERGER

     Commencing in the fall of 1995, various members of the WVB Board and management held intermittent meetings with various members of the Nextel Board and management concerning the possibility of a business combination between Nextel and WVB. In January 1996, WVB and McCaw International, Ltd., an indirect wholly owned subsidiary of Nextel ("MIL") executed a Confidentiality Agreement, and thereafter, WVB began providing information relevant to such prospective transaction to Nextel and MIL. Representatives of the parties met on several occasions during the following four months and exchanged drafts of a term sheet for a business combination. In general, these discussions contemplated a stock-for-stock acquisition by Nextel of a controlling interest in WVB and also contemplated some continuing interest in WVB for the existing WVB Shareholders. Discussions and negotiations regarding pricing and other key points continued throughout this period. In June 1996, the parties' efforts led to an agreed-upon term sheet for such a transaction. Nextel then proceeded with a due diligence review of WVB that lasted until early August 1996 and draft agreements and comments were exchanged by the parties and their respective counsels from March 1996 through early August 1996. In August 1996, Nextel and WVB terminated discussions and negotiations with regard to any business combination between the parties.

     The parties' discussions resumed in earnest in late September 1996 through meetings attended by senior management of Nextel, MIL and WVB. These discussions contemplated both a stock-for-stock transaction and a continued interest in WVB for the existing WVB Shareholders. During September 1996 and October 1996, the parties and their representatives negotiated the terms of a definitive merger agreement and Nextel conducted a further due diligence review with respect to WVB. Discussions and negotiations regarding pricing and other key points continued throughout this period. Draft agreements and comments were exchanged by the parties and their respective counsels from late September 1996 through October 1996. On October 14 1996 , the WVB Board met and, by unanimous vote of the directors present, approved the Merger Agreement and recommended that the WVB Shareholders vote in favor of the adoption of the Merger Agreement. One director, Mr. Cardoso, was not able to attend the board meeting but he later advised the WVB Board that he concurred with the actions taken by the WVB Board. Following these approvals, the parties entered into the Merger Agreement on October 28, 1996. On November 13, 1996 acting by unanimous written consent, the entire WVB Board ratified the Merger Agreement. As of such date, the directors of WVB and their affiliates who constitute the Principal Shareholders beneficially owned an aggregate of 90,300 shares of WVB Common Stock or approximately 99.95% of the shares of WVB Common Stock outstanding on such date and were involved in the negotiations described above.

RECOMMENDATION OF THE WVB BOARD; REASONS FOR THE MERGER

     The WVB Board has unanimously approved the Merger Agreement and determined to recommend the Merger to the WVB Shareholders.

     The factors considered by the WVB Board in approving the Merger included, among others, the following: (i) by permitting WVB Shareholders to obtain Nextel Common Stock in exchange for a portion of their WVB Common Stock, the Merger allows them to obtain liquidity with respect to a significant portion of their investment in WVB while also permitting them to share in appreciation in the value of Nextel Common Stock if such stock appreciates after the Merger; (ii) by permitting WVB Shareholders to retain a portion of their WVB Common Stock, the Merger allows them an opportunity to share in the increased value of WVB that the WVB Board anticipates will result from the application of Nextel's greater experience and resources in the operation of digital SMR systems and in proceeding with an assumed implementation of a digital SMR system in major metropolitan areas in Brazil; (iii) the Merger has been structured so as to qualify as tax-free in nature; and (iv) because of the significant amount of additional capital that would be required to implement WVB's business plan to construct and operate digital SMR systems in Brazil and the uncertainties associated with obtaining such capital upon attractive terms, the Merger greatly increases the likelihood of implementation of such business plan following the Merger. The WVB Board did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

     The WVB Board also considered several alternatives to the Merger, including continuing WVB's existing efforts to raise sufficient financing to commence the construction of the digital SMR system as well as seeking other potential acquirors for WVB. The WVB Board determined that Nextel's proposal was superior to other such options, which the WVB Board believed would involve an inherently longer timeframe until benefits to the WVB Shareholders were realized.

     THE WVB BOARD BELIEVES THAT THE PROPOSED MERGER IS IN THE BEST INTERESTS OF WVB AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE WVB SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AMENDMENTS TO WVB'S CHARTER REQUIRED TO IMPLEMENT THE PROPOSED RECAPITALIZATION AND ALSO FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

TERMS OF THE MERGER

     This section of the Proxy Statement/Prospectus describes certain aspects of the Merger Agreement. The description does not purport to be complete and is qualified by reference to the Merger Agreement, which is attached as Annex A hereto and is incorporated by reference herein. All holders of WVB Common Stock are encouraged to read the Merger Agreement.

  General


     Subject to the terms and conditions of the Merger Agreement, at the Effective Time, DCI will be merged with and into WVB with WVB being the Surviving Corporation. By reason of the Merger, DCI shall cease to exist, and WVB, as the Surviving Corporation, shall become a majority-owned subsidiary of Nextel, governed by the laws of the Commonwealth of Virginia, with all of the rights and obligations of each of DCI and WVB. Following the completion of the Merger, Nextel will own all of the outstanding shares of New Class A Common Stock, which will represent 81% of outstanding shares and will control 90% of the voting power of all classes of stock of WVB.


     Shares of WVB Class B Common Stock will be converted in the Merger into the same number of shares of New Class B Common Stock, which will represent 19% of the outstanding shares and 10% of the voting power of all classes of stock of WVB.

  Effective Time of the Merger

     The Closing Date will occur as soon as practicable after all of the conditions to the consummation of the Merger have been fulfilled or, to the extent permissible, waived. On the Closing Date, WVB and DCI shall cause a certificate of merger and articles of merger relating to the Merger to be filed with the Secretary of State of the State of Delaware and the Virginia State Corporate Commission. The Merger will occur at the time and on the date specified in the certificate of merger and articles of merger. WVB and Nextel anticipate that the Effective Time will occur promptly after the Special Meeting. See "-- Conditions to the Merger."

  Determination of Merger Consideration


     At the Effective Time, all shares of WVB Class A Common Stock issued and outstanding immediately prior to the Effective Time, other than shares held in the treasury of WVB (which will be canceled) and shares as to which statutory dissenters' rights have been exercised, and (except as described below) all WVB Options shall be converted in the aggregate into the right to receive from the Surviving Corporation a number of shares of Nextel Common Stock equal to (i) (x) $186,300,000 (the purchase price being paid by Nextel) minus (y) the sum of principal and interest due to Telcom as of the Effective Time under the WVB Note, divided by (ii) $15.5719, the average of the closing prices of the Nextel Common Stock on the NSM for the 20 trading days commencing on October 29, 1996 and ending on November 25, 1996 (the "Closing Average"). Such shares of Nextel Common Stock will be distributed to holders of WVB Class A Common Stock and (except as described below) to the WVB Optionholders on a pro rata basis based on (a) the number of shares of WVB Class A Common Stock held by each holder of WVB Class A Common Stock and (b) the number and value of the shares of WVB Common Stock that the WVB Optionholders would be entitled to receive if they had exercised their options in full in a cashless manner immediately prior to the Closing.



     In the Merger, shares of DCI will be converted into a number of shares of New Class A Common Stock which will represent 81% of the Surviving Corporation's outstanding shares immediately following the Merger and will control 90% of the voting power of the Surviving Corporation. Shares of WVB Class B Common Stock will be converted in the Merger into an identical number of shares of New Class B Common Stock which will remain outstanding following the Merger. Following the completion of the Merger, the New Class B Common Stock will represent 19% of the Surviving Corporation's outstanding shares and control 10% of the voting power of the Surviving Corporation. Except as described below, shares of WVB Class A Common Stock and WVB Options outstanding immediately prior to the Merger will be converted into the right to receive Nextel Common Stock, as described above.



     Pursuant to the Merger Agreement, WVB has agreed, among other things, to use its best efforts to obtain waivers from the WVB Optionholders of their rights to receive anything other than the shares of Nextel Common Stock specified in the Merger Agreement in respect of the WVB Options (the "Optionholder Agreements"). To the extent that any WVB Optionholder does not elect to enter into an Optionholder Agreement, such holder will be entitled to receive, upon exercise of his or her WVB Option, the number of shares of Nextel Common Stock issuable in respect of the shares of WVB Class A Common Stock issuable pursuant to his option and the number of shares of New Class B Common Stock issuable in respect of the shares of WVB Class B Common Stock issuable pursuant to his option. Additionally, WVB may enter into agreements with WVB Optionholders providing for cancellation of such options in which event the WVB Optionholder would not be entitled to participate in the Merger.



     Also at the Effective Time, the WVB Note will be exchanged for a number of shares of Nextel Common Stock (rounded to the nearest whole share) having a value equal to (i) the sum of principal and interest due to Telcom under the WVB Note as of the Effective Time, divided by (ii) the Closing Average. Immediately following the Effective Time, the WVB Note shall be deemed canceled.


  Fractional Shares

     In no event will any fractional share of Nextel Common Stock be issued as a result of the Merger. In lieu of any fractional share of Nextel Common Stock to which a holder of shares of WVB Class A Common Stock and any WVB Optionholder would otherwise be entitled, such holder shall be entitled to receive a cash payment equal to the product of (i) the fractional interest of a share of Nextel Common Stock to which such holder would otherwise be entitled and (ii) the Closing Average.

  Articles of Incorporation and Bylaws

     The Merger Agreement provides that the Articles of Incorporation of WVB shall be amended prior to the Effective Time to effect the Recapitalization as set forth in Annex B and such Articles of Incorporation as so amended shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time. Immediately following the Merger, the Articles of Incorporation of WVB shall be further amended as set forth in Annex C. The Bylaws of WVB in effect immediately prior to the Effective Time as set forth in Annex D will become the bylaws of the Surviving Corporation.

     Under WVB's Articles of Incorporation, as they are to be amended in connection with the Merger, the holders of the New Class B Common Stock will have the right to elect one director, and the holder or holders of the New Class A Common Stock will have the right to elect nine directors.

     After amendment immediately following the Merger, the Surviving Corporation's Articles of Incorporation will provide that the corporation's board of directors may not take certain specified actions without the concurrence of the director elected by the holders of the New Class B Common Stock (the "Class B Director"). The actions that require such consent include
(1) certain amendments to the Articles of Incorporation and Bylaws, (2) the creation of senior equity securities or the amendment of the rights of any existing capital stock, (3) causing the Surviving Corporation or its material subsidiaries to issue voting securities with voting rights different from those of then-outstanding capital stock, (4) certain mergers, asset sales and other fundamental transactions involving the Surviving Corporation or its affiliates,
(5) causing WVB to enter into any transactions with the holder of the New Class A Common Stock other than on an arms'-length basis, and (6) causing the Surviving Corporation to issue securities for other than fair market value.

     Pursuant to the Shareholders Agreement, if the Class B Director shall fail to approve any such action, the Surviving Corporation shall have the right to purchase the outstanding shares of New Class B Common Stock from the holders thereof for a price per share equal to the per share value of the Surviving Corporation, as determined by an independent appraiser.

  Exchange of Certificates


     On the Closing Date (or as soon as practicable thereafter), each holder of a WVB Certificate (other than WVB Certificates representing shares held by WVB or shares with respect to which statutory dissenters' rights have been exercised) should deliver such WVB Certificate to the Surviving Corporation. Upon surrender to the Surviving Corporation of a WVB Certificate (together with all other required documents, if any), the former holder of the shares of WVB Common Stock represented by such WVB Certificate shall receive (i) a certificate or certificates representing the number of shares of New Class B Common Stock into which such holder's shares of WVB Class B Common Stock were converted, and
(ii) a certificate representing the number of shares of Nextel Common Stock to which such holder shall have become entitled pursuant to the Merger, determined as described above. Each WVB Optionholder who has entered into an Optionholder Agreement, upon delivery of the original documentation representing such holder's WVB Option together with all required documents to the Surviving Corporation, shall receive a certificate representing the number of shares of Nextel Common Stock to which such holder shall have become entitled pursuant to the Recapitalization and the Merger, determined as described above. In the event a WVB Optionholder does not enter into an Optionholder Agreement, unless his WVB Option has been cancelled as described above, each holder upon delivery of the required documents will be entitled to the shares of Nextel Common Stock and New Class B Common Stock issuable in respect thereof. The holder of the WVB Note, upon surrender thereof, shall be entitled to receive a certificate representing the number of shares of Nextel Common Stock to which such holder shall have become entitled pursuant to the Merger.


     WVB Shareholders whose WVB Certificates have been lost or destroyed may nevertheless receive Nextel Common Stock to which they have become entitled pursuant to the Merger by delivering to Nextel and the Surviving Corporation an affidavit certifying such loss or destruction, such indemnity as Nextel and the Surviving Corporation may reasonably require and any other necessary documentation.

  Limitations on Transferability of Nextel Common Stock and New Class B Common Stock

     The transferability of shares of Nextel Common Stock to be received by WVB Shareholders deemed to be "affiliates" of WVB prior to the Merger will be limited by the provisions of Rule 145 under the Securities Act. In accordance with Rule 145 under the Securities Act, an affiliate of WVB receiving shares of Nextel Common Stock to be issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. WVB has agreed to use all reasonable efforts to cause its affiliates, including each of its directors and executive officers and holders of more than 5% of the outstanding shares of WVB, to enter into an agreement with Nextel providing that such person will not sell or otherwise dispose of the shares of Nextel Common Stock received by such person in the Merger other than in compliance with Rule 145 or pursuant to an effective registration statement. Should any person deemed an "affiliate" of WVB fail to enter into such agreement, Nextel is entitled to place a legend such holder's certificates to indicate the limitations thereon.

     Holders of New Class B Common Stock will be required to enter into the Shareholders Agreement, which restricts their ability to transfer such shares. See "-- Shareholders Agreement."

  Conditions to the Merger


     The obligation of Nextel and DCI to consummate the Merger is subject to the satisfaction at or before the Effective Time of certain conditions. Such conditions include, but are not limited to: (i) the representations and warranties of WVB contained in the Merger Agreement being true and correct in all material respects as of the Effective Time, (ii) WVB having complied in all material respects with all of its obligations under the Merger Agreement to be complied with prior to the Effective Time (see "-- Certain Covenants"), (iii) Nextel having received certain approvals, consents and certificates from WVB,
(iv) the proposed Recapitalization and the Merger Agreement having been approved by holders of the requisite number of the outstanding shares of WVB Common Stock (see "The Special Meeting -- Record Date; Vote Required"), (v) Nextel having received the legal opinions of WVB's legal counsel as to certain matters, (vi) there being no litigation pending that is reasonably likely to restrain or invalidate the Merger, (vii) all material consents and approvals necessary for consummation of the Merger having been received and the waiting period under the HSR Act having expired or been earlier terminated, (viii) certain additional agreements having been executed and delivered by the parties thereto, including the Shareholders Agreement (see "-- Additional Agreements"), (ix) the Registration Statement having become effective under the Securities Act and no stop order suspending such effectiveness having been issued or proceedings for that purpose having been initiated or threatened by the Commission, (x) Nextel having received from all affiliates of WVB receiving shares of Nextel Common Stock in the Merger a letter to the effect that such persons will not dispose of such shares except in compliance with Rule 145 under the Securities Act, (xi) the absence of certain changes in political and economic conditions in Brazil,
(xii) Nextel having received copies of each document with respect to the grant of the licenses for SMR channels in Brazil, (xiii) Nextel having received comfort with respect to the resolution of certain Brazilian regulatory issues;
(xiv) all transactions between WVB and its affiliates, on the one hand, and the WVB Shareholders and their affiliates, on the other hand, having been terminated; and (xv) certain agreements having been executed by the WVB Optionholders or an agreement indemnifying Nextel and the Surviving Corporation in respect of the WVB Options shall have been executed by the Principal Shareholders.



     The obligation of WVB to consummate the Merger is subject to the satisfaction at or before the Effective Time of certain conditions. Such conditions include, but are not limited to: (i) the representations and warranties of Nextel and DCI contained in the Merger Agreement being true and correct in all material respects as of the Effective Time, (ii) Nextel and DCI having complied in all material respects with all of their obligations under the Merger Agreement to be complied with prior to the Effective Time (see
"-- Certain Covenants"), (iii) WVB having received certain consents, approvals and certificates from Nextel and DCI, (iv) the proposed Recapitalization and the Merger Agreement having been approved by the holders of requisite number of the outstanding shares of WVB Common Stock (see "The Special Meeting -- Record Date; Vote Required"), (v) WVB having received the legal opinion of Nextel's legal counsel as to certain matters, (vi) there being no litigation pending that is reasonably likely to restrain or invalidate the Merger,

(vii) all material consents and approvals necessary for consummation of the Merger having been received and the waiting period under the HSR Act having expired or been earlier terminated, (viii) certain additional agreements having been executed and delivered by the parties thereto (see "-- Additional Agreements"), (ix) the Registration Statement having become effective under the Securities Act and no stop order suspending such effectiveness having been issued or proceedings for that purpose having been initiated or threatened by the Commission and (x) the absence of any material changes with respect to Nextel that would be required to be disclosed publicly if Nextel were making a public offering of securities.


     Subject to certain limitations, the conditions to the obligations of the parties to consummate the Merger may be waived by the party or parties entitled to the benefit of such conditions. See "-- Amendment and Termination."

  Certain Covenants


     The Merger Agreement contains certain covenants of WVB relating to the operations of WVB prior to the Effective Time, including, without limitation, covenants of WVB to, except as otherwise provided in the Merger Agreement, do the following: (i) conduct its business in the ordinary course consistent with its past practices, (ii) comply with all applicable laws, (iii) maintain its insurance coverage, (iv) allow Nextel access to WVB's and its subsidiaries' properties and records, (v) take all necessary action to hold a meeting of WVB Shareholders for the purpose of voting on approval of the Merger Agreement, (vi) not to solicit or encourage the initiation of any proposals regarding a merger, sale of substantially all assets, sale of capital stock or any similar transaction involving WVB or its subsidiaries provided such obligation shall not prevent the WVB Board from complying with its fiduciary obligations under applicable law, (vii) use all reasonable efforts to cause its affiliates, within the meaning of Rule 145 under the Securities Act, to provide Nextel with undertakings to the effect that no dispositions of shares of Nextel Common Stock received by such persons in the Merger will be made except in compliance with Rule 145, (viii) take certain actions with respect to tax matters and regulatory issues and (ix) use its best efforts to obtain certain waivers or agreements from the WVB Optionholders.



     Pursuant to the Merger Agreement, subject to certain conditions, Nextel has agreed to provide reasonable assistance to the WVB Shareholders in connection with the preparation of a resale prospectus (and related registration statement) in connection with the proposed public offering of securities of a trust that in certain circumstances may be redeemable in exchange for certain of the shares of Nextel Common Stock issuable in the Merger.


     The Merger Agreement also contains covenants of the parties to the Merger Agreement to cooperate and to take all necessary action with respect to the Registration Statement, the Special Meeting, and the consummation of the Merger generally.

  Indemnification


     Pursuant to the Voting Agreements, each of the Principal Shareholders has agreed to indemnify the Surviving Corporation for certain other losses incurred by the Surviving Corporation. To the extent that the remaining portion of the purchase price under any agreement to acquire equity interests is not set forth in the closing balance sheet of WVB, the Principal Shareholders are obligated to pay such portion. Subject to certain exceptions, if on the second anniversary of the Closing Date the Surviving Corporation shall not have acquired directly or indirectly at least 99% of the equity interests of any entity owning any of the SMR licenses (the "Licenses") to the 1,700 channels described in the Merger Agreement (the "Channels"), the Principal Shareholders will pay the Surviving Corporation a fixed amount per SMR channel, based on the location of the channel (either in cash or Nextel Common Stock based on the then-current market price per share), and the Surviving Corporation shall cause the transfer of its direct or indirect interests in the affected entity to Telcom or its designee, subject to applicable regulatory approval, if any. The Principal Shareholders' aggregate liabilities to the Surviving Corporation for such losses will not exceed $25,000,000. In addition, if, on the Closing Date, any Channel is subject to actual frequency interference that materially prejudices such Channel's use for its intended purpose permitted under the applicable License, other than interference that is required by applicable law or regulation to be abated within six months after the Closing Date (so long as the application of such law or regulation shall not have been enjoined or held invalid by a court of competent jurisdiction), subject to certain exceptions, the Principal Shareholders shall pay to the Surviving Corporation a fixed amount per Channel, based on the location of such channel (either in cash or Nextel Common Stock, based on the then-current market price per share), and on the date of such payment, the Surviving Corporation shall cause the transfer all of its rights with respect to such channel to Telcom or any Person designated by Telcom, subject to applicable regulatory approval, if any. If such interference is required by applicable law or regulation to be abated within six months following the Closing Date and if such interference shall not have been abated within 18 months of the Closing Date, the Principal Shareholders shall make the payments contemplated in the preceding sentence at such time. If, as of the 15-month anniversary of the Closing Date, the Surviving Corporation or any of its affiliates shall have received notification from the Brazilian government of termination of the License with respect to any Channel because any action had not been taken or was not being taken, or because the entity that holds such License was not in full compliance with all requirements of any law or regulation relating to such license, in each case on or prior to the Closing Date, the Principal Shareholders shall pay to the Surviving Corporation a fixed amount per Channel based on the location of such Channel (either in cash or Nextel Common Stock based on the then-current market price per share).



     Pursuant to the Voting Agreement, each of the Principal Shareholders has also agreed, jointly and severally, to indemnify and hold harmless, on an after-tax basis, Nextel and its affiliates and their officers, directors, affiliates, controlling persons, employees and agents in respect of any and all losses, damages, costs and expenses ("Damages") incurred by such party by reason of (a) a breach of any of the representations made by WVB in the Merger Agreement, (b) certain liabilities relating to legal proceedings and tax obligations arising prior to the Closing Date, (c) the breach of any covenant contained in the Merger Agreement by WVB prior to Closing, or (d) the breach of undertakings of WVB or the WVB Shareholders in the Merger Agreement or any related document. The Principal Shareholders shall not be obligated to make any payments unless the amount of Damages exceeds $500,000, after which the Principal Shareholders shall be obligated to pay the entire amount of such Damages, including the first $500,000, and the remedies described in the preceding paragraph shall be the sole remedies in respect of claims of the type described therein.


     The aggregate individual liability of each Principal Shareholder under the Merger Agreement and the Voting Agreement shall be limited to the number of shares of Nextel Common Stock received by such Principal Shareholder at the Closing multiplied by the Closing Average.

     The Principal Shareholders also have agreed that to the extent WVB's liabilities exceed its assets by more than $6,000,000 at the Effective Time, the Principal Shareholders will pay Nextel such excess amount in cash or at the option of the Principal Shareholders in Nextel Common Stock based on the then current-market price per share. Additionally, to the extent that the remaining portion of the purchase price under any agreement to acquire equity interests is not set forth in the closing balance sheet of WVB, the Principal Shareholders are obligated to pay such portion.


     It is a condition to Nextel's obligation to consummate the Merger that WVB obtain certain waivers or agreements in respect of the WVB Options or that the Principal Shareholders have entered into an agreement indemnifying the Surviving Corporation and Nextel for any damages and costs with respect to any claims in respect of the WVB Options.



     Nextel has agreed to indemnify and hold harmless, on an after-tax basis, WVB and the Principal Shareholders and their officers, directors, affiliates, controlling persons and agents for Damages suffered as a result of the breach of representations of Nextel or DCI in the Merger Agreement or Damages suffered as a result of undertakings of Nextel or DCI in related documents delivered to the WVB Shareholders at or in connection with the Closing; provided that no such payments shall be made unless the amount of Damages exceeds $500,000, after which Nextel shall be obligated to pay the entire amount; provided further, that Nextel's maximum liabilities shall be $186,300,000.


  Amendment and Termination

     The Merger Agreement may be modified or amended at any time prior to the Closing Date by the mutual consent of Nextel, DCI and WVB by written agreement duly executed and delivered on behalf of the parties.

     The Merger Agreement may be terminated at any time prior to the Closing
Date: (i) by the mutual written consent of Nextel and WVB by action of their respective boards of directors; (ii) Nextel or WVB if the Merger has not been consummated by January 29, 1997; provided that the right to terminate shall not be available to any party whose failure to perform caused such delay or (iii) by either Nextel or WVB if any court of competent jurisdiction or other governmental body has entered a non-appealable order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger.


     In addition, Nextel may terminate the Merger Agreement under certain other circumstances, including if (i) WVB breaches any representation, warranty, covenant or agreement so that the conditions set forth in the Merger Agreement would not be satisfied, (ii) the WVB Board withdraws or modifies in a manner adverse to Nextel its approval or recommendation of the Merger or resolves to recommend an alternative transaction or a tender offer or exchange offer for 15% or more of the outstanding capital stock of WVB, (iii) the requisite approval of the WVB Shareholders is not obtained prior to the time set forth in clause (ii) of the preceding paragraph, or (iv) the WVB Board determines that it is required by its fiduciary duties to accept an unsolicited acquisition proposal more favorable to the WVB Shareholders from a financial point of view than the Merger.


     WVB may terminate the Merger Agreement by action of the WVB Board if (i) Nextel breaches any representation or warranty, covenant or agreement so that the conditions in the Merger Agreement would not be satisfied (ii) the requisite approved if the WVB Shareholders is not obtained prior to the time set forth in clause (ii) of the second preceding paragraph or (iii) the WVB Board determines that it is required by its fiduciary duties to accept an unsolicited acquisition proposal more favorable to the WVB Shareholders from a financial point of view than the Merger.


  Additional Agreements

     The Merger Agreement provides that, as conditions to the consummation of the Merger, certain agreements must be entered into, including but not limited to (i) a noncompetition agreement between Nextel and certain affiliates of WVB pursuant to which such affiliates will agree not to compete with Nextel and the Surviving Corporation in the paging and SMR business in Brazil and (ii) the Shareholders Agreement described below.

SHAREHOLDERS AGREEMENT


     The Shareholders Agreement, among other things, (a) imposes certain restrictions on the ability of the former WVB Shareholders to transfer the shares of New Class B Common Stock to be held by them following the consummation of the Merger, (b) provides that the holder of the New Class A Common Stock shall be subject to certain tag-along rights benefiting the holders of the New Class B Common Stock, and shall have certain drag-along rights with respect to such holders, (c) contains certain provisions with respect to preemptive rights, and (d) gives the holders of New Class B Common Stock certain limited rights to cause their shares to be registered for public sale. The following description of certain provisions of the Shareholders Agreement is a summary and is qualified by reference to the full text of the Shareholders Agreement, a copy of which is attached hereto as Annex F.


  Transfer Restrictions


     The Shareholders Agreement provides that the holders of New Class B Common Stock may not transfer their shares, except pursuant to a bona fide pledge arrangement, prior to two years and 90 days after the Closing Date of the Merger. Thereafter, if any such holder shall propose to transfer any of such holder's shares, each other holder (other than any holder holding less than 10% of the outstanding shares) shall have a 30-day right of first refusal.


  Tag-along and Drag-along Rights


     The holder of the New Class A Common Stock may not sell any of its shares of New Class A Common Stock unless each holder of New Class B Common Stock shall have been provided with an opportunity to sell a pro rata portion of its shares on the same terms and to the same buyer. If the holder of New Class A

Common Stock shall determine to sell all of its shares of such stock, it shall have the right to require the holders of New Class B Common Stock to sell all of their shares on the same terms.

  Voting and Directors


     The shareholders of the Surviving Corporation must vote in favor of one candidate designated by the holders of New Class B Common Stock (representing no more than 10% of the directors) (the "Class B Director") and all other candidates designated by the holder of New Class A Common Stock. If at any time the holders of New Class B Common Stock collectively own less than 10% of the New Class A Common Stock and New Class B Common Stock, the Class B Director shall resign and the holders of the New Class B Common Stock shall not have the right to designate any candidates for election to the board of directors of the Surviving Corporation.


  Capital Calls and Preemptive Rights

     The Shareholders Agreement provides that during the period ending two years and 90 days after the Closing Date, the holders of New Class B Common Stock have no obligation to make any pro rata capital contributions to the Surviving Corporation. The issuance of WVB Common Stock to the holder of New Class A Common Stock or its affiliates during this period shall not reduce the right of the holders of New Class B Common Stock to receive dividends or other cash or noncash distributions during such period. The holders of the New Class B Common Stock have the option to pay a "true-up" on or prior to the last day of such period and if such payment is not made, such holders shall sustain a proportionate dilution of their percentage equity interest in the Surviving Corporation and their corresponding interest in dividends and other distribution shall be proportionally reduced. The Shareholders Agreement also provides that shares may be sold at any time to outside unaffiliated investors at fair market value, except that if such issuance would dilute the holdings of the holders of New Class B Common Stock to less than 17%, the holders of New Class B Common Stock shall have the right to participate in such offering to the extent necessary to maintain an aggregate interest of 17%.


  Registration Rights


     The Shareholders Agreement provides that the holders of at least 50% of the New Class B Common Stock will have one demand and certain piggyback registration rights. The demand registration right may only be exercised within six months after the Surviving Corporation has completed an initial public offering of securities, and the shares requested to be registered must have a market value of at least $10 million.


  Repurchase Rights



     If the Class B Director or the holders of the New Class B Common Stock shall fail to approve certain actions described in the WVB Charter, as amended in connection with the Merger, the Surviving Corporation shall have the right to purchase the outstanding shares of New Class B Common Stock from its holders for a price per share equal to the per share value of the Surviving Corporation, as determined by an independent appraiser, payable in either cash or Nextel Common Stock.



  Noncompetition



     Pursuant to the Shareholders Agreement (as well as the Voting Agreement in the case of the Principal Shareholders) each holder of WVB Class B Common Stock will agree that until one year following the termination of the Shareholders Agreement with respect to such holder, neither such holder nor its controlled affiliates will compete with the Surviving Corporation or its affiliates in the business of SMR or paging in Brazil, subject to certain exemptions.



  Termination


     The Shareholders Agreement will terminate upon the earliest to occur of (i) the liquidation, merger or sale of substantially all of the assets of the Surviving Corporation, (ii) the written agreement of 97% of the holders of New WVB Common Stock, (iii) the closing of the initial public offering of the Surviving Corporation's equity securities, or (iv) the expiration of 21 years after the death of the last to die of the individual shareholders named therein.


DISSENTERS' RIGHTS

     In accordance with Article 15 of the VSCA ("Article 15"), if the proposed Merger is approved and consummated, WVB Shareholders who neither vote for nor consent in writing to the Merger Agreement will have the right to receive the "fair value" of their shares of WVB Common Stock in cash (excluding any appreciation or depreciation in anticipation of the Merger except where such exclusion would be inequitable), as judicially determined if they fully comply with the provisions of Article 15.

     The following is a brief summary of the procedures set forth in Article 15 which are required to be followed by WVB Shareholders who wish to dissent from the Merger and assert their statutory dissenters' rights. This summary is qualified in its entirety by reference to Article 15, the complete text of which is attached to this Proxy Statement/Prospectus as Annex E. WVB Shareholders who desire to exercise dissenters' rights with respect to the Merger are advised to seek independent counsel.

     Holders of record of shares of WVB Common Stock who desire to exercise their dissenters' rights must satisfy all of the conditions of Article 15.
Article 15 requires that a shareholder who wishes to exercise his dissenters's rights, deliver to WVB before the vote is taken on the Merger Agreement, written notice of the shareholder's intent to demand payment for his shares if the proposed action is effectuated. A shareholder should mail the written notice of intent to demand payment to WVB at: 2300 Clarendon Blvd., Suite 800, Arlington, VA 22201, Attention: Secretary. A WVB Shareholder exercising dissenters' rights shall not vote such shares in favor of the Merger. The written notice of intent to assert dissenter's rights must be in addition to and separate from the shareholder's abstention or vote, in person or by proxy, against approval of the Merger Agreement.

     NEITHER VOTING AGAINST, ABSTAINING FROM VOTING, OR FAILING TO VOTE ON THE ADOPTION OF THE MERGER AGREEMENT WILL CONSTITUTE A DEMAND FOR PAYMENT WITHIN THE MEANING OF ARTICLE 15.

     WVB Shareholders electing to exercise their dissenters' rights under
Article 15 shall NOT vote for authorization of the Merger Agreement. ABSTAINING from voting or voting AGAINST the approval of the Merger Agreement will not constitute a waiver of such shareholder's dissenters' rights.

     If the Merger Agreement is approved at the Special Meeting, within ten days after the Effective Time, the Surviving Corporation shall deliver a dissenters' notice in writing to all WVB Shareholders who satisfied the notice of intent to demand payment requirement. The dissenters' notice shall: (i) state where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited, (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received, (iii) supply a form for demanding payment that includes the date of the first announcement to news media or to WVB Shareholders of the terms of the proposed Merger and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date and (iv) set a date by which the Surviving Corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice. The dissenters' notice shall be accompanied by a copy of Article 15.

     A WVB Shareholder who intends to assert his dissenters' rights, and who receives a dissenters' notice shall make a demand for payment in the form described in the dissenters's notice. The payment demand must certify that the shareholder acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice and in the case of certificated shares, deposit his certificates in accordance with the terms of the notice. Such shareholder should mail his or her demand for payment to WVB at: 2300 Clarendon Blvd., Suite 800, Arlington, VA 22201, Attention: Secretary. The demand for payment should specify the record holder's name and mailing address, the number and type of shares of WVB Common Stock owned, and that such holder is thereby demanding payment of his or her shares. A holder of certificated shares must deposit his certificates in accordance with the terms of the notice. A shareholder who deposits his or her shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the approval of the Merger. A shareholder who either does not demand payment by the date set forth in the dissenters' notice, or who does not demand payment and deposits his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under
Article 15.

     Within thirty days after receipt of a payment demand, the Surviving Corporation shall pay each dissenter (except with regard to a holder of after-acquired shares), the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest. The payment shall be accompanied by WVB's balance sheet as of the end of the fiscal year ending not more than sixteen months before the effective date of the Merger, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any. The payment must also be accompanied by an explanation of how the Surviving Corporation estimated the fair value of the shares and of how the interest was calculated, a statement of the dissenters' right to demand payment, and a copy of Article 15.

     The Surviving Corporation may, in its discretion, elect to withhold payment from a dissenter if such dissenter became beneficial owner of the shares after the date, as set forth in the dissenters' notice, of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed Merger. To the extent the Surviving Corporation elects to withhold payment, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of such dissenter's demand. The Surviving Corporation will send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment.

     If a dissenter is dissatisfied with the payment or offer received for such dissenter's shares of WVB, such dissenter may notify the Surviving Corporation in writing of his own estimate of the fair value of such dissenter's shares and amount of interest due, and demand payment of such dissenter's estimate (less any payment made by the Surviving Corporation under Article 15), or reject the Surviving Corporation's offer under and demand payment of the fair value of such dissenter's shares and interest due, if the dissenter believes that the amount paid or offered is less than the fair value of such dissenter's shares or that the interest due is incorrectly calculated. A dissenter shall waive the right to demand payment under this section unless such dissenter notifies the corporation of his demand in writing within thirty days after the Surviving Corporation makes or offers payment for such dissenter's shares.

     If a demand for payment under Article 15 remains unsettled, within 60 days after receipt of the demand for payment, the Surviving Corporation shall commence a proceeding and petition the circuit court to determine the fair value of the shares and accrued interest. If the Surviving Corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. In the event that the Surviving Corporation does file such a petition, it shall make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. The Surviving Corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the Surviving Corporation, complied with the provisions of Article 15. If the court determines that such shareholder has not complied with the provisions of
Article 15, such shareholder shall be dismissed as a party.


     The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.


     Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of such dissenter's shares, plus interest, exceeds the amount paid by the Surviving Corporation or (ii) for the fair value, plus accrued interest, of such dissenter's after-acquired shares for which the Surviving Corporation elected to withhold payment under Article 15. Fair value is defined by Article 15 as the value of the shares immediately before the effectuation of the Merger to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be equitable.

     HOLDERS OF SHARES OF WVB COMMON STOCK CONSIDERING SEEKING APPRAISAL SHOULD KEEP IN MIND THAT THE FAIR VALUE OF THEIR SHARES OF WVB COMMON STOCK DETERMINED UNDER ARTICLE 15 COULD BE MORE, THE SAME, OR LESS THAN THE MERGER CONSIDERATION THEY ARE TO RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DO NOT SEEK APPRAISAL OF THEIR SHARES.

     The court in an appraisal proceeding commenced under Article 15 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against WVB, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under Article 15. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable: (i) against the Surviving Corporation and in favor of any or all dissenters if the court finds the Surviving Corporation did not substantially comply with the requirements of Article 15; or (ii) against either the Surviving Corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by Article 15.

     If the court finds the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. The court shall assess the costs against the Surviving Corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     Any holder of shares of WVB Common Stock who has duly demanded payment in compliance with Article 15 will not, after the Effective Time of the Merger, be entitled to vote for any purpose the shares of WVB Common Stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to holders of shares of WVB Common Stock of record at a date prior to the Effective Time of the Merger.

     At any time within 60 days after the Merger, any holder of shares of WVB Common Stock who has demanded payment of the fair value thereof has the right to withdraw a demand for appraisal and to accept the terms offered in the Merger; after this period, such shareholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation.

     THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE VSCA RELATING TO THE RIGHTS OF DISSENTING HOLDERS OF SHARES OF WVB COMMON STOCK AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE SECTIONS OF THE VSCA, WHICH ARE INCLUDED AS ANNEX E TO THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF SHARES OF WVB COMMON STOCK INTENDING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE URGED TO REVIEW CAREFULLY ANNEX E AND TO CONSULT WITH LEGAL COUNSEL SO AS TO BE IN STRICT COMPLIANCE THEREWITH.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain Federal income tax considerations applicable to holders of WVB Common Stock in their capacities as such. The summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions, and current administrative rulings. The discussion does not address all aspects of Federal income taxation that may be important to particular taxpayers or to taxpayers subject to special treatment under the Federal income tax law, and the summary does not address any aspect of state, local, or foreign taxation. The summary assumes that (i) as set forth in the Merger Agreement, certain post-Merger transactions concerning the stock of WVB and the WVB assets will not occur, (ii) the WVB Shareholders will satisfy the post-Merger "continuity of shareholder interest" requirement for a tax-free reorganization, and (iii) the shares of WVB Class A Common Stock are held by the holders as capital assets. No private letter ruling has been or will be sought from the Internal Revenue Service (the "IRS") regarding the federal income tax treatment of the Merger as concerns any of Nextel, WVB, DCI or the WVB Shareholders and none of Nextel, WVB or DCI shall have any liability to any of the WVB Shareholders if the intended federal income tax consequences of the Merger are not achieved or if parallel tax treatment is not extended under state, local or other applicable tax laws. There is no assurance that the IRS will not take the position that the WVB shareholders' exchange of WVB Class A Common Stock for Nextel Common Stock is a taxable exchange, and there is no assurance that future legislation, regulations, administrative rulings, or court decisions will not adversely affect the accuracy of the statements contained herein.

     Recapitalization of WVB. A holder of WVB Common Stock should recognize no gain or loss upon the exchange of such stock for WVB Class A Common Stock and WVB Class B Common Stock pursuant to the Recapitalization. The tax basis of each shareholder's WVB Common Stock immediately prior to the Recapitalization should be allocated between the WVB Class A Common Stock and the WVB Class B Common Stock received in the Recapitalization in proportion to their relative fair market values. The holding period of the WVB Class A Common Stock and the WVB Class B Common Stock should include the holding period of the WVB Common Stock surrendered in the Recapitalization.

     Exchange of WVB Class A Common Stock for Nextel Common Stock. A holder of WVB Class A Common Stock who exchanges such stock for Nextel Common Stock pursuant to the Merger should recognize no gain or loss on the exchange. The tax basis of the Nextel Common Stock received by such holder should be equal to the tax basis of the WVB Class A Common Stock surrendered for such stock, and the holding period of the Nextel Common Stock should include the holding period of the WVB Class A Common Stock surrendered therefor.

     Cash in Lieu of Fractional Shares. A holder of WVB Class A Common Stock who receives cash in lieu of fractional shares of Nextel Common Stock should be treated as having received such fractional shares pursuant to the Merger and then as having exchanged such fractional shares for cash in a redemption by Nextel. Any gain or loss attributable to fractional shares generally should be capital gain or loss. The amount of such gain or loss should be equal to the difference between the ratable portion of the tax basis of the WVB Class A Common Stock surrendered in the Merger that is allocated to such fractional shares and the cash received in lieu thereof. Any such capital gain or loss would constitute long-term capital gain or loss if the WVB Common Stock has been held by the holder for more than one year at the Effective Time.

     Reporting Requirements. Each holder of WVB Common Stock who receives WVB Class A Common Stock and WVB Class B Common Stock pursuant to the Recapitalization and each holder of WVB Class A Common Stock that receives Nextel Common Stock in the Merger will be required to retain records and file with such holder's Federal income tax return a statement setting forth certain facts relating to the Recapitalization and the Merger.

     THIS FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS OF WVB COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     As of the Record Date, the directors of WVB and their affiliates owned beneficially an aggregate of 90,300 shares of WVB Common Stock or approximately 99.95% of the shares of WVB Common Stock outstanding on such date. See "Background of the Merger." For a description of certain relationships between affiliates of WVB and Nextel, see "Material Contracts and Other Relationships Between Nextel and WVB and Their Respective Affiliates."


     Concurrently with the execution of the Merger Agreement, the Principal Shareholders entered into the Voting Agreement pursuant to which, among other things, each such shareholder agreed to (i) attend the

Special Meeting and vote all shares of WVB Common Stock that such shareholder has the right to vote in favor of the Recapitalization and the Merger and (ii) appoint Nextel as such shareholder's proxy to vote or give consents with respect to the WVB Common Stock held by such shareholder in favor of the approval of the Recapitalization and the Merger Agreement.


     In considering the recommendations of the Board of Directors of WVB with respect to the Merger, shareholders should be aware that certain members of WVB's management and Board of Directors may have certain interests in the Merger that are in addition to their interests as shareholders of WVB. The Board of Directors of WVB considered these interests, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. Following consummation of the Merger, the Board of the Surviving Corporation will consist of no more than 10 persons. Holders of the New Class A Common Stock will have the right, as a class, to elect up to nine directors, and the holders of the New Class B Common Stock will have the right, as a class, to elect one director. It is anticipated that the director elected by the holders of New Class A Common Stock will be a member of the current Board of Directors of WVB.


ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase under generally accepted accounting principles.

REGULATORY APPROVALS

     The Merger is subject to the notification requirements of the HSR Act, and the consummation of the Merger is subject to the expiration or early termination of the waiting period under the HSR Act. Nextel and WVB filed the required information and material with respect to the Merger under the HSR Act on November 15, 1996 and on November 26, 1996, each was notified of the early termination of the waiting period under the HSR Act.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

  Introduction


     WVB and Nextel are incorporated under the laws of Virginia and Delaware, respectively. The holders of shares of WVB Common Stock, whose rights as stockholders are currently governed by Virginia law, the WVB Charter and the WVB By-laws, will, upon the exchange of their shares pursuant to the Merger, become holders of shares of Nextel Common Stock, and their rights as such will be governed by Delaware law, the Nextel Charter and the by-laws of Nextel (the "Nextel By-laws"). Summarized below are the material differences between the rights of holders of shares of WVB Common Stock and the rights of holders of shares of Nextel Common Stock resulting from differences in Virginia and Delaware law and in their governing documents. Holders of the WVB Class B Common Stock will hold shares of New Class B Common Stock after the Merger and, accordingly, such holders' rights will continue to be governed by the Virginia law, the WVB Charter, as amended (the "Amended WVB Charter"), and the WVB Bylaws. Certain provisions of the WVB Charter will be amended at the Effective Time of the Merger, and certain of the amendments are summarized below.


     Nextel and holders of shares of its capital stock have entered into certain agreements that may affect the rights of holders of shares of Nextel Common Stock under its charter documents and Delaware law. Pursuant to such agreements, certain significant holders have under certain circumstances certain rights to designate nominees to be elected to the Nextel Board. See "-- Election of Board of Directors." In addition, the equity securities issued to the McCaw Investor in the McCaw Transaction, and the agreements relating to such transaction, grant to the McCaw Investor certain rights generally relating to corporate governance topics, including rights to designate a number of directors to the Nextel Board and rights of such directors to representation on the Operations Committee of the Nextel Board. See "-- Terms of Nextel Preferred Stock."

     The following summary does not purport to be a complete statement of the rights of holders of shares of Nextel Common Stock under applicable Delaware law, the Nextel Charter and the Nextel By-laws or a comprehensive comparison with the rights of the holders of shares of WVB Common Stock under Virginia law, the WVB Charter and the WVB By-laws, or a complete description of the specific provisions referred to herein. This summary is qualified in its entirety by reference to the VSCA, the DGCL and the governing corporate instruments of Nextel and WVB, to which holders of shares of WVB Common Stock are referred.

     References to WVB in this section refer to WVB prior to the Merger and WVB as the Surviving Corporation after the Merger, as the context requires.

  Authorized Capital Stock


     Both the VSCA and the DGCL require that a corporation's certificate of incorporation set forth the total number of shares of all classes of stock which the corporation has authority to issue and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. The WVB Charter provides that WVB has authority to issue 1,000,000 shares of WVB Common Stock. After the Recapitalization, the WVB Charter will provide that WVB shall have two classes of common stock, the WVB Class A Common Stock and the WVB Class B Common Stock. After the Merger, the total number of shares that WVB shall have authority to issue will be 45,000,000 shares of New Class A Common Stock and 5,000,000 shares of New Class B Common Stock. The Nextel Charter provides that Nextel has authority to issue 613,883,948 shares of capital stock divided into six classes as follows: (i) 515,000,000 shares of Nextel Common Stock, (ii) 35,000,000 shares of Nextel Class B Non-Voting Common Stock, par value $0.001 per share (the "Nextel Class B Common Stock"), (iii) 26,941,933 shares of Class A Convertible Redeemable Preferred Stock ("Nextel Class A Preferred Stock"), (iv) 82 shares of Class B Convertible Preferred Stock ("Nextel Class B Preferred Stock"), (v) 26,941,933 shares of Class C Convertible Redeemable Preferred Stock ("Nextel Class C Preferred Stock") and (vi) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Nextel Undesignated Preferred Stock"). The rights, preferences, privileges and restrictions of the Nextel Class A Preferred Stock, Nextel Class B Preferred Stock and Nextel Class C Preferred Stock are summarized in "Terms of Nextel Preferred Stock."


  Board or Stockholder Approved Preferred Stock

     The DGCL permits a corporation's certificate of incorporation to allow its board of directors to issue, without stockholder approval, series of preferred or preference stock and to designate their rights, preferences, privileges and restrictions; the VSCA provides essentially the same thing. The Nextel Charter grants such power to the Nextel Board with respect to the Nextel Undesignated Preferred Stock and there are at present no shares of such Nextel Undesignated Preferred Stock outstanding or subject to any issuance commitment. The WVB Charter does not authorize the issuance of preferred stock.

  Terms of Nextel Preferred Stock

     Pursuant to the terms of the McCaw Securities Purchase Agreement, Nextel issued to the McCaw Investor 8,163,265 shares of Nextel Class A Preferred Stock, each with a stated value of $36.75 per share, which shares are convertible into an equal number of shares of Nextel Class C Preferred Stock (such shares of Nextel Class A Preferred Stock and any shares of Nextel Class C Preferred Stock issued upon conversion being convertible into approximately 24,500,000 shares of Nextel Common Stock in the aggregate), and 82 shares of Nextel Class B Preferred Stock, convertible into an equal number of shares of Nextel Common Stock. Certain of the significant terms of each class of preferred stock are summarized below.

     Nextel Class A Preferred Stock. The Nextel Class A Preferred Stock is the primary mechanism for providing the McCaw Investor with the economic benefits and corporate governance rights contemplated by the McCaw Securities Purchase Agreement. Holders of Nextel Class A Preferred Stock, voting separately as a class, are entitled to elect three members of the Nextel Board or, if greater than three, that number of directors (rounded up to the nearest whole number) equal to 25% of the entire Nextel Board (the "Class A Directors"), subject to the termination of such rights if the McCaw Investors's equity interest in Nextel falls below specified levels. For so long as the Operations Committee is in existence, a majority of the members of the Operations Committee will be Class A Directors or directors designated by the McCaw Investor pursuant to the terms of the Nextel Class B Preferred Stock or the McCaw Securities Purchase Agreement. With respect to matters other than the election of directors, shares of Nextel Class A Preferred Stock vote together as a class with shares of Nextel Common Stock and each such share of Nextel Class A Preferred Stock is entitled to a number of votes equal to the number of shares of Nextel Common Stock into which such share is convertible.

     Each share of Nextel Class A Preferred Stock is convertible at the election of the holder thereof into three shares of Nextel Common Stock, subject to certain adjustments. Upon the occurrence of certain events, the shares of Nextel Class A Preferred Stock are automatically converted into shares of Nextel Common Stock. In addition, shares of Nextel Class A Preferred Stock are automatically converted into shares of Nextel Class C Preferred Stock on a one-for-one basis upon the occurrence of certain events including certain reductions in the McCaw Investor's ownership interest below specified levels and foreclosure by a secured party upon shares of Nextel Class A Preferred Stock pledged to such secured party. Shares of Nextel Class A Preferred Stock are also redeemable at the option of Nextel upon the occurrence of certain events constituting a Change in Control (as defined in the terms of the Nextel Charter creating and authorizing issuance of the Nextel Class A Preferred Stock) at a redemption price equal to the stated value of the Nextel Class A Preferred Stock plus the amount of any accrued or declared but unpaid dividends thereon.

     The Operations Committee consists of five members, three of whom are entitled to be selected from among the McCaw Investor's representatives on the Nextel Board as described above. The Operations Committee has the authority to formulate key aspects of Nextel's business strategy, including decisions relating to the technology used by Nextel (subject to existing equipment purchase agreements), acquisitions, the creation and approval of operating and capital budgets and marketing and strategic plans, approval of financing plans, endorsement of nominees to the Nextel Board and nomination and oversight of certain executive officers. The Nextel Board, by a majority vote, may override actions taken or proposed by the Operations Committee, although doing so would give rise to a $25,000,000 liquidated damages payment to the McCaw Investor, the commencement of accrual of a 12% dividend payable on the stated value of all outstanding shares of Nextel Class A Preferred Stock (an aggregate stated value of approximately $300,000,000) and the immediate vesting of the options granted pursuant to the McCaw Incentive Option Agreement. However, the Nextel Board, by a defined super-majority vote, retains the power to override actions taken or proposed by the Operations Committee without triggering the obligation to make a liquidated damages payment, or to commence dividend accruals with respect to the Nextel Class A Preferred Stock or to accelerate the vesting of the options granted pursuant to the McCaw Incentive Option Agreement. In addition, the Nextel Board also may act to terminate the Operations Committee, although such action by the Nextel Board would, in certain circumstances, result in the obligation to make such a liquidated damages payment and result in the commencement of such dividend accrual and the accelerated vesting of the related options. The McCaw Securities Purchase Agreement, the Nextel Charter and the Nextel By-laws also delineate a number of circumstances, chiefly involving or resulting from certain events with respect to the McCaw Investor or Mr. McCaw, in which the Operations Committee could be terminated but such liquidated damages payment, dividend accrual and vesting of options would not be required. Except for the accrual of the 12% dividend in the circumstances described above, shares of Nextel Class A Preferred Stock are entitled to dividends only to the extent declared or paid with respect to Nextel Common Stock in amounts equal to the amounts that would be received had the Nextel Class A Preferred Stock been converted into Nextel Common Stock. Upon liquidation, dissolution or winding-up of Nextel, the holders of Nextel Class A Preferred Stock are entitled to receive a liquidation preference equal to the stated value of the Nextel Class A Preferred Stock plus any accrued but unpaid dividends thereon.

     Nextel Class B Preferred Stock. The purpose of the Nextel Class B Preferred Stock is to provide a protection for the McCaw Investor's right to proportionate representation on the Nextel Board (to the extent not provided by the McCaw Investor's ownership of Nextel Class A Preferred Stock) and to establish a mechanism for the payment of the liquidated damages payment contemplated by the McCaw Securities Purchase Agreement in the event that the Nextel Board takes certain actions with respect to the Operations Committee that give rise to such payment. Shares of Class B Preferred Stock are automatically converted on a one-for-one basis to shares of Nextel Common Stock if the McCaw Investor's equity interest in Nextel falls below specified levels or if certain transfers of Nextel Class B Preferred Stock occur.

     Nextel Class C Preferred Stock. The purpose of the Nextel Class C Preferred Stock is to protect the economic attributes of the Nextel Class A Preferred Stock in the event that certain events resulting in the termination of the corporate governance rights associated with the Nextel Class A Preferred Stock occur. The terms of the Nextel Class C Preferred Stock are substantially the same as the terms of the Nextel Class A Preferred Stock except that holders of Nextel Class C Preferred Stock have no special voting rights in the election of directors (including the appointment of directors to the Operations Committee) and are not entitled to the 12% dividend in the circumstances in which shares of Nextel Class A Preferred Stock would be entitled to such dividend.

  Redemption of WVB Class B Common Stock.


     After the Merger, at any time after October 31, 2001 and prior to November 1, 2003, or at any time after a Change of Control (as defined in the Amended WVB Charter) shall have occurred, the holder or holders of a majority of the then-outstanding shares of New Class B Common Stock may deliver a request for redemption to WVB, and upon receipt of such request, WVB shall be required to redeem all outstanding shares of New Class B Common Stock. Upon receipt of such notice, WVB shall redeem all outstanding shares of New Class B Common Stock for a price (the "Redemption Price") equal to the Appraised Fair Market Value (as defined in the WVB Charter, as amended after the Merger) of such stock as of the exercise date, multiplied by a fraction, the numerator of which is the number of shares of New Class B Common Stock outstanding and the denominator of which is the aggregate number of shares of New Class A Common Stock and New Class B Common Stock (calculated on a fully-diluted basis at the stated exercise price of all options) then outstanding. The Redemption Price shall, at WVB's election, be payable in cash, publicly-traded common stock of any entity owning not less than 50% of the outstanding shares of WVB or any combination thereof.


  Voting Rights

     Both the VSCA and the DGCL state that, unless a corporation's certificate of incorporation or by-laws specifies otherwise, (i) each share of its capital stock is entitled to one vote, (ii) a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a stockholders meeting and (iii) in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the act of the stockholders.

     The WVB Bylaws provide that each shareholder of record shall be entitled to one vote for each share of capital stock registered in such holder's name and that the holders of at least a majority of the shares of capital stock entitled to vote must be present in person or by proxy to constitute a quorum. The WVB Bylaws also provide that all matters shall be determined by a majority of the shares voting on such matters. After the Merger, on all matters other than the election of directors, and except as required by law, the shares of New Class A Common Stock and New Class B Common Stock shall vote together as a single class, with each share of New Class A Common Stock having 90/81 votes per share and each share of New Class B Common Stock having 10/19 votes per share.

     As described in "-- Terms of Nextel Preferred Stock," holders of shares of Nextel Class A Preferred Stock and Nextel Class B Preferred Stock issued in the McCaw Transaction are entitled to designate a number of directors to the Nextel Board.

     Except as required by law with respect to shares of each of Nextel Class A Preferred Stock, Nextel Class B Preferred Stock and Nextel Class C Preferred Stock, and except with respect to matters as to which shares of Nextel Class A Preferred Stock and Nextel Class B Preferred Stock will vote separately as a class, the holders of shares of Nextel Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders of Nextel. The holders of shares of Nextel Class B Common Stock have no right to vote on any matters to be voted on by the stockholders of Nextel, except that the holders of shares of Nextel Class B Common Stock have the right to vote as a separate class (with each share having one vote) on any merger, consolidation, reorganization or reclassification of Nextel or its shares of capital stock, any amendment to the Nextel Charter or any liquidation, dissolution or winding up of Nextel (each such event being a "Fundamental Change"), but only in which shares of Nextel Class B Common Stock would be treated differently than shares of Nextel Common Stock. Holders of Nextel Class B Common Stock are not entitled to such a class vote with regard to a Fundamental Change in which the only difference in such treatment is that the holders of shares of Nextel Common Stock would be entitled to receive equity securities with full voting rights and the holders of shares of Nextel Class B Common Stock would be entitled to receive equity securities which have voting rights substantially identical to the voting rights of shares of Nextel Class B Common Stock and which are convertible upon any Voting Conversion Event (as defined below), on a share for share basis, into the voting securities to which the holders of the shares of Nextel Common Stock are entitled, but which are otherwise identical to such voting securities.

     Shares of Nextel Class B Common Stock can be converted into shares of Nextel Common Stock if such shares are being or have been distributed, disposed of or sold (or are expected to be distributed, disposed of or sold) in connection with a Voting Conversion Event. A "Voting Conversion Event" is defined as (i) any public offering or public sale of securities of Nextel (including a public offering registered under the Securities Act and a public sale pursuant to Rule 144 or any similar rule then in force), (ii) any sale of securities of Nextel to a person or group of persons (as used here and subsequently in this paragraph, within the meaning of the Exchange Act) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the members of the Nextel Board if such sale had been approved by the Nextel Board or a committee thereof, (iii) any sale of securities of Nextel to a person or group of persons if, after such sale, such person or group of persons in the aggregate would own or control securities of Nextel (excluding any shares of Nextel Class B Common Stock being converted and disposed of in connection with such Voting Conversion Event) that possess in the aggregate the ordinary voting power to elect a majority of the members of the Nextel Board, (iv) any sale of securities of Nextel to a person or group of persons if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of Nextel and
(v) any distribution, disposition or sale of any securities of Nextel to a person or group of persons in connection with a merger, consolidation or similar transaction if, after such transaction, such person or group of persons would own or control securities which constitute in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors, provided the transaction had been approved by the Nextel Board or a committee thereof. If any shares of Nextel Class B Common Stock are converted into shares of Nextel Common Stock in connection with a Voting Conversion Event and any such shares of Nextel Common Stock are not actually distributed, disposed of or sold pursuant to such Voting Conversion Event, such shares of Nextel Common Stock that were not so distributed, disposed of or sold shall be promptly converted back into the same number of shares of Nextel Class B Common Stock.

  Number of Directors

     Under the VSCA and the DGCL, unless a corporation's certificate of incorporation specifies the number of directors, such number shall be fixed by, or in the manner provided in, its by-laws. In both the VSCA and the DGCL, if a corporation's certificate of incorporation expressly authorizes its board of directors to amend its by-laws, its board of directors may change the authorized number of directors by an amendment to the corporation's by-laws, if fixed therein, or in such manner as is provided therein. If such certificate of incorporation specifies the number of directors, the number of directors can only be changed by amending the certificate of incorporation.

     The WVB Bylaws provide that the WVB Board shall be a single class and that the number of directors shall be fixed by the WVB Board, provided that there shall be at least one but not more than ten. The limit on the maximum number of directors may be altered only by an amendment to the WVB Bylaws that has been approved by the holders of a majority of the shares of the WVB Common Stock.

     The Nextel By-laws provide that the number of members of the Nextel Board shall be established from time to time by resolution of the Nextel Board or by the stockholders. Nextel is a party to certain agreements with certain of its stockholders that entitle specified stockholders to name certain nominees to be elected to the Nextel Board and might require Nextel to increase the size of the Nextel Board. Pursuant to the terms of the McCaw Securities Purchase Agreement, Nextel cannot increase the size of the Nextel Board to be greater than sixteen (16) members.

     The number of directors on the WVB Board is currently four and on the Nextel Board is currently ten.

  Election of Board of Directors

     The VSCA and the DGCL provide that a corporation's directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors. The Nextel Charter provides that shares of Nextel Class A Preferred Stock and Nextel Class B Preferred Stock have certain rights to vote separately as a class to elect members of the Nextel Board. See "-- Terms of Nextel Preferred Stock." Under the VSCA and the DGCL, stockholders of a corporation cannot elect directors by cumulative voting unless the corporation's certificate of incorporation so provides. Neither the Nextel Charter not the WVB Charter provides for cumulative voting. See "-- Voting Rights."

     Nextel has entered into agreements with certain stockholders that permit such stockholders to designate nominees to be elected to the Nextel Board and certain employment agreements with its key executives that contemplate the election of such executives to the Nextel Board. Pursuant to the Stock Purchase Agreement, dated as of December 9, 1991, by and between Nextel and Matsushita (the "Matsushita Stock Purchase Agreement"), Nextel agreed that Matsushita would be entitled to designate one member of the Nextel Board if at the time of such appointment Matsushita or its affiliates own more than 1,500,000 shares of Nextel Common Stock. In addition, although Comcast currently has no representatives on the Nextel Board, the Comcast Stock Purchase Agreement provides that, based on the commitments of the Comcast group to acquire shares of Nextel Common Stock as contemplated therein, Comcast FCI is entitled to designate up to two individuals to become members of the Nextel Board. Furthermore, Comcast FCI will be entitled to designate additional members of the Nextel Board so that the number of designees by the Comcast group taken as a percentage of the Nextel Board is at least equal to Comcast's percentage ownership interest in Nextel, but if at any time such percentage of the Comcast group is less than 8%, Comcast shall be entitled to designate only one member of the Nextel Board. Pursuant to the Stockholders' Voting Agreement, entered into as of September 14, 1992, by and among Comcast FCI and certain stockholders of Nextel (including Messrs. O'Brien, McAuley and Cooper), such stockholders agreed to vote all of their respective shares of Nextel Common Stock and other voting securities of Nextel in favor of each person designated by Comcast FCI to be a Nextel Board member pursuant to the Comcast Stock Purchase Agreement. Each of the Matsushita Stock Purchase Agreement, the Comcast Stock Purchase Agreement and the Stock Purchase Agreement dated as of January 20, 1994 between Nextel and NTT (the "NTT Stock Purchase Agreement"), respectively, provides that Nextel will, among other things (i) include the person(s) designated to become a Nextel Board member under the terms of such agreement (the "Designees") to the slate of nominees proposed to Nextel's stockholders for election to the Nextel Board, and recommend to the stockholders the Designees' election to the Nextel Board and
(ii) during any period prior to such election (and, under the terms of the Comcast Stock Purchase Agreement, prior to the Nextel Board taking any other actions after Comcast FCI becomes entitled to designate a director), increase the size of the Nextel Board to create a vacancy for such Designees and promptly appoint such Designees to the Nextel Board. Pursuant to the Motorola Agreement, Motorola is entitled to designate two directors, although currently Motorola has only designated one such director. The terms of each of the Motorola Agreement and the Comcast Stock Purchase Agreement contemplate that Motorola and Comcast may grant to certain transferees acquiring shares of Nextel Common Stock from each of them, respectively, the right to designate not more than one additional nominee to the Nextel Board pursuant to each such agreement. Pursuant to the McCaw Securities Purchase Agreement, the McCaw Investor is currently entitled to nominate three designees for appointment to the Nextel Board in order to bring its total representation on the Nextel Board to not less than 25%. Finally, the employment agreements between Nextel and each of Messrs. Akerson, O'Brien and McAuley contemplate that such executives will serve as members of the Nextel Board.

     The VSCA and the DGCL permit, but do not require, the adoption of a "classified" board of directors with staggered terms under which part of the board of directors is elected each year for a maximum term of three years. In general, under the VSCA and the DGCL, any or all of the directors of a corporation may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors. Under the VSCA if a director is elected by a class of shares only that class may remove that director. Under the DGCL a member of a classified board may be removed by the stockholders only for cause.


     The WVB Bylaws provide that the WVB Board shall be of a single class. After the Merger, holders of the New Class A Common Stock shall have the right, as a class, to elect nine directors, and holders of the New Class B Common Stock shall have the right, as a class to elect one director.


     The Nextel Charter divides the members of the Nextel Board into three classes, as nearly equal in number as possible. Each class of directors is elected for staggered three-year terms to the Nextel Board. Pursuant to the Comcast Stock Purchase Agreement, at any time that the Comcast group's Voting Power Ownership Percentage (as defined in the Comcast Stock Purchase Agreement) equals or exceeds 30%, Nextel is required, upon Comcast FCI's request, to submit to its stockholders, at its next annual meeting of stockholders, a proposal to amend the Nextel Charter to eliminate the "classified" Nextel Board so that all directors would serve one-year terms. The McCaw Investor has the right, as holder of all outstanding shares of Nextel Class A Preferred Stock, to elect not less than 25% of the total number of members of the Nextel Board (or three directors, if greater), and thereafter to vote to remove, replace or re-elect any such director.

  Vote on Merger, Consolidation or Sale of Substantially All Assets

     The DGCL generally requires approval of any merger, consolidation or sale of substantially all the assets of a corporation at a meeting of stockholders by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon. The certificate of incorporation of a Delaware corporation may provide for a greater vote; the Nextel Charter does not so provide. The VSCA requires approval of a merger or share exchange by the favorable vote of more than two-thirds of the votes entitled to be cast, unless the articles of incorporation provide for a different vote. The WVB Charter does not so provide.

  Special Meetings of Stockholders


     Under the DGCL, special stockholder meetings of a corporation may be called by its board of directors and by any person or persons authorized to do so by its certificate of incorporation or by-laws. Under the VSCA, special stockholder meetings may be called by the chairman of the board, the president, the board or persons authorized to do so by the articles of incorporation or the by-laws. The WVB Bylaws provide that, unless otherwise prescribed by law, the WVB Charter or the WVB Bylaws, special meetings of the stockholders of WVB shall be called by the chairman of the board of WVB or by the secretary of WVB at the request of the chairman, the president of WVB or the WVB Board, or if WVB has 35 or fewer stockholders of record, upon written demand to the secretary of WVB signed by the holders of at least 20% of the shares entitled to vote on the issues proposed to be considered. A request for a special stockholders meeting shall state the purpose of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.


     Under the Nextel By-laws, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Nextel Charter, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Nextel Board or at the request in writing of stockholders owning a majority of the capital stock of Nextel issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

  Stockholder Action by Written Consent

     Under the DGCL, any action by a corporation's stockholders must be taken at a meeting of such stockholders, unless a consent in writing setting forth the action so taken is signed by the stockholders having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Actions by written consent, however, may not be taken if otherwise provided in the certificate of incorporation. Under the VSCA, stockholder action without a meeting may be taken only by unanimous written consent.

     The Nextel Charter provides that, subject to certain rights granted to any class or series of stock having a preference over shares of Nextel Common Stock (the shares of Nextel Class A Preferred Stock, Nextel Class B Preferred Stock and Nextel Class C Preferred Stock have the right, as to matters upon which they are entitled to vote separately as a class, to take such action by written consent in lieu of a meeting) and Nextel Class B Common Stock, any action required or permitted to be taken by Nextel stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing of such stockholders.


     The WVB Bylaws provide that any action required or permitted to be taken at any meeting of the stockholders of WVB may be taken without a meeting if a written consent in lieu of such meeting setting forth the action so taken and the date of execution by each shareholder, is signed by all shareholders entitled to vote with respect to the subject matter thereof,


  Amendment of Certificate of Incorporation

     The DGCL allows amendment of a corporation's certificate of incorporation if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability, and the stockholders thereafter approve such proposed amendment either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders' meeting. At any such meeting, the proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote. Unless the articles of incorporation provide otherwise, the VSCA permits certain amendments to the articles by the board of directors; most amendments require a resolution by the board and approval by the stockholders, generally a majority of the shares entitled to vote. In both Virginia and Delaware the holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but not affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment. Under the DGCL and the VSCA, a corporation's certificate of incorporation also may require, for action by the board or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by the DGCL or the VSCA, as the case may be, and the provision of the certificate of incorporation requiring such greater vote cannot be altered, amended or repealed except by such greater vote.


     The WVB Charter does not contain provisions requiring a vote greater than that specified in the VSCA to amend the WVB Charter. After the Merger, the WVB Charter will provide that amending the WVB Charter, other than in the ordinary course of business, will require the affirmative vote of at least two-thirds of the directors in office and the Class B Director. The Nextel Charter does not contain provisions requiring a vote greater than that specified in the DGCL to amend the Nextel Charter.


  Amendment of By-laws


     Under the VSCA and the DGCL, the power to adopt, amend or repeal a corporation's by-laws resides with the stockholders entitled to vote thereon, and with the directors of such corporation if such power is conferred upon the board of directors by the certificate of incorporation. The Nextel Charter authorizes the Nextel Board to make, alter, amend or repeal the Nextel By-laws without any action on the part of the stockholders. The WVB Bylaws provide that the Bylaws may be amended or repealed and new bylaws adopted by the vote of a majority of stockholders entitled to vote or by the written consent of such stockholders, except as otherwise provided by statute. Subject to such right of the stockholders, the WVB Board may adopt, amend or repeal any provision of the WVB Bylaws other than a provision or amendment thereof changing the maximum authorized number of directors, which requires the approval of the holders of a majority of shares of WVB Common Stock. After the Merger, the affirmative vote of at least two-thirds of the directors in office and the Class B Director will be required to amend the WVB Bylaws other than in the ordinary course of business.

  Certain Limitations Related to the McCaw Transaction

     With respect to certain provisions of the Nextel Charter and the Nextel By-laws amended upon consummation of the McCaw Transaction, any future actions proposed to be taken in the nature of modifications to or affecting such provisions may require the consent, approval or vote of the McCaw Investor and/or its affiliates, in addition to any other required Nextel stockholder or Nextel Board action.

  Director Elected by WVB Class B Common Stockholders

     After amendment in connection with the Merger, the WVB Charter will provide that the corporation's board of directors may not take certain specified actions without the concurrence of the Class B Director. The actions that require such consent include (1) certain amendments to the Articles of Incorporation and Bylaws, (2) the creation of senior equity securities or the amendment of the rights of any existing capital stock, (3) causing WVB or its material subsidiaries to issue voting securities with voting rights different from those of then-outstanding capital stock, (4) certain mergers, asset sales and other fundamental transactions involving WVB or its affiliates, (5) causing WVB to enter into any transactions with the holder of New Class A Common Stock other than on an arm's-length basis, and (6) causing the Surviving Corporation to issue securities for other than fair market value.

  Liability and Indemnification of Officers and Directors

     The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for paying a dividend or approving a stock repurchase in violation of
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Nextel Charter provides that, to the full extent provided by law, a director will not be personally liable for monetary damages to such corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of such corporation.

     Under the DGCL, directors and officers as well as other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The Nextel Charter and the Nextel By-laws, provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of Nextel the protections available to directors and officers of Delaware corporations. Article VII of the Nextel By-laws also provides that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Nextel as authorized by relevant Delaware law.


     The VSCA provides that in a proceeding brought by or on behalf of a corporation or its stockholders against an officer or director of the corporation damages against such officer or director arising out of a single transaction or occurrence shall not exceed either a monetary amount (which can be nil), specified in the articles of incorporation or, if approved by the stockholders, in the by-laws, the greater of $100,000 or the amount of cash compensation received by such officer or director from the corporation during the preceding twelve months, provided that the foregoing limitation shall not apply if such officer or director engaged in willful misconduct or knowing violation of criminal law. The VSCA also provides that a corporation may indemnify an officer, director, employee or agent of the corporation against liability incurred in a proceeding brought against the individual because he was an officer, director, employee or agent of the corporation if he conducted himself in good faith and believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and in all other cases that his conduct was at least not opposed to its best interests, and in the case of any criminal proceeding that he had no reasonable cause to believe his conduct was unlawful. A corporation may not provide such indemnity in connection with a proceeding in which such director, officer, employee or agent is adjudged liable to the corporation. Under the VSCA a corporation may pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent of the corporation who is a party to such a proceeding in advance of final disposition of the proceeding if such person furnishes a written statement of his good faith belief that he has met the relevant standard of conduct referred to in the preceding paragraph and if he furnishes a written undertaking to repay the advance if it is ultimately determined that he did not meet that standard.

     The WVB Bylaws provide that WVB will indemnify each person who may be entitled to be indemnified pursuant to applicable sections of the VSCA to the full extent permitted thereby. The WVB Bylaws obligate WVB to indemnify each such person and in each case, if any, where WVB must make certain investigations on a case by case basis prior to indemnification, WVB is obligated to pursue such investigation diligently, it being the specific intention of the WVB Bylaws to obligate WVB to indemnify each person whom it may indemnify to the full extent permitted by the VSCA at any time, even if such person is adjudged liable to WVB. Indemnification shall include, but not be limited to, making advances and reimbursements for expenses, providing indemnification and obtaining court orders for advancements, reimbursements and indemnification.


     Currently and after the Merger, no officer or director of WVB shall be personally liable to WVB or its stockholders for monetary damages, provided that an officer or director shall be liable to the extent provided by the VSCA for
(i) willful misconduct, (ii) a knowing violation of criminal law, (iii) a knowing violation of federal or state securities laws, or (iv) any transaction from which the officer or director derived an improper personal benefit.


  Dissenters' Rights

     Under the DGCL, a stockholder of a corporation participating in certain merger and similar transactions may, under certain circumstances, receive cash in the amount of the fair value of his shares (as determined by a court) in lieu of the consideration he would otherwise receive in the merger or similar transaction. Unless a corporation's certificate of incorporation provides otherwise, the DGCL does not require that such dissenters' rights of appraisal be afforded with respect to a merger or consolidation (i) to stockholders of a corporation, the shares of which are either listed on a national securities exchange or the Nasdaq NM or widely held (by more than 2,000 stockholders), if the stockholders of such corporation receive only shares of the surviving corporation or of a listed or widely held corporation (plus cash in lieu of any fractional shares), or (ii) to stockholders of a corporation surviving a merger, if no vote of such stockholders is required to approve the merger because, pursuant to Section 251(f) of the DGCL, the agreement of merger does not amend the certificate of incorporation of the surviving corporation, each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger is to be identical to outstanding or treasury shares of the surviving corporation after the effective date of the merger and the number of shares of common stock into which securities to be issued in the merger can be converted does not exceed 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the merger. The Nextel Charter does not provide for appraisal rights and thus holders of shares of Nextel Common Stock, may not be entitled to appraisal rights in certain circumstances.


     Under the VSCA, a stockholder of a corporation participating in certain merger and similar transactions may, under certain circumstances, receive cash in the amount of the fair value of his shares (as determined by a court if necessary) in lieu of the consideration he would otherwise receive in the merger or similar transaction. Unless a corporation's articles of incorporation provide otherwise, the VSCA does not require that such dissenters' rights be afforded with respect to a merger to stockholders of a corporation, the shares of which are either listed on a national securities exchange or the NSM , or are held by at least 2,000 record stockholders, if either (i) the plan of merger requires the holders of the class or series to accept for such shares any of the following forms of consideration (a) cash, (b) shares of any other corporations which are listed on a national securities exchange or held of record by at least 2,000 record shareholders, or (c) a combination of cash and shares as set forth in (b) above; or (ii) the transaction to be voted on is not an "affiliated transaction" and is approved by a majority of "disinterested directors" as such terms are defined in the VSCA. The WVB Charter does not provide for appraisal rights. This summary of dissenters' rights under the VSCA is qualified by reference to the actual provisions of Article 15 of the VSCA and by reference to "The Merger --Dissenter's Rights".


  Payment of Dividends

     The DGCL permits the payment of dividends and the redemption of shares out of paid-in, earned or other surplus. Under the DGCL, if a dividend is paid out of capital surplus, stockholders need not be so notified, and dividends may also be paid out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year, even if the corporation surplus accounts show a deficit.

     The VSCA permits the payment of dividends so long as the payment does not leave the corporation unable to pay its debts as they come due and so long as after the payment the corporation has a positive net worth. The WVB Bylaws provide that subject to the VSCA and to the WVB Charter, dividends payable on the outstanding capital stock of WVB may be declared by the WVB Board and may be paid in cash, property or shares of WVB capital stock.

     Shares of Nextel Preferred Stock are entitled to the dividend rights and preferences summarized above under the heading "-- Terms of Nextel Preferred Stock." In addition (but subject to such preferred stock dividend rights and preferences), the Nextel Charter provides that the Nextel Board may declare and pay dividends on shares of Nextel Common Stock and Nextel Class B Common Stock (collectively, the "Nextel Capital Stock"), payable in cash, or otherwise, only after payment in full of, or the setting apart for payment in full of, dividends declared upon shares of Nextel Preferred Stock at the time outstanding, to the extent of any preference to which such stock is entitled, for all present and past dividend periods, and after compliance with the provisions for any sinking or purchase fund or funds for any shares of any series of Nextel Preferred Stock. The holders of shares of Nextel Preferred Stock will not be entitled to share in such dividends paid to holders of shares of Nextel Capital Stock, subject to the provisions of the resolution or resolutions creating any series of Nextel Preferred Stock. If dividends are declared on the shares of Nextel Capital Stock which are payable in shares of Nextel Capital Stock, dividends will be declared which are payable at the same rate on shares of both classes of Nextel Capital Stock. However, such dividends payable in shares of Nextel Common Stock will be payable only to holders of shares of Nextel Common Stock and such dividends payable in shares of Nextel Class B Common Stock will be payable only to holders of shares of Nextel Class B Common Stock.

  Distributions Upon Liquidation

     The Nextel Charter provides that in the event of any liquidation, dissolution, or winding up of Nextel or upon the distribution of the assets of Nextel, all assets and funds of Nextel remaining (after the payment to the holders of shares of Nextel Preferred Stock of the full preferential amounts to which they shall be entitled pursuant to the Nextel Charter and/or the resolution or resolutions creating any series thereof) shall be divided and distributed among the holders of shares of Nextel capital stock ratably, except as may otherwise be provided in any such resolution or resolutions. Neither the WVB Charter nor the WVB Bylaws provide for distributions upon the dissolution, liquidation or winding up of WVB.

  Compromise and Reorganization

     The DGCL permits a corporation to provide in its certificate of incorporation that whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of creditors and/or stockholders or any class of stockholders, a Delaware court of equitable jurisdiction may, upon appropriate application, order a meeting of such creditors or class of creditors and/or stockholders or class of stockholders. If a majority in number representing three-fourths in value of such creditors or class of creditors, and/or of such stockholders or class or stockholders, agrees to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which application was made, be binding on all such creditors or class of creditors, and/or all such stockholders or class of stockholders and the corporation. The Nextel Charter does not contain such a provision. Neither the WVB Charter nor the WVB Bylaws provide for compromise or reorganization.

                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement/Prospectus is being furnished to the WVB Shareholders in connection with the Special Meeting. This Proxy Statement/Prospectus is first being mailed to the WVB Shareholders on or about December 23, 1996.


DATE, PLACE AND TIME


     The Special Meeting will be held at 10:00 a.m., local time, on January 24, 1997, at 2300 Clarendon Blvd., Suite 800, Arlington, Virginia 22201.


RECORD DATE; VOTE REQUIRED

     The Board of Directors of WVB has fixed the close of business on November 13, 1996 as the record date (the "Record Date") for the determination of shareholders of WVB entitled to receive notice of and to vote at the Special Meeting. Only shareholders of record as of the Record Date are entitled to receive notice of or to attend the Special Meeting.

     On the Record Date, there were 90,341 shares of WVB Common Stock outstanding and entitled to vote and such shares were held by eight shareholders of record. Approval of each of the Recapitalization and the Merger Agreement requires the affirmative vote of the holders of more than two thirds of the outstanding shares of the WVB Common Stock.

     As of the Record Date, the directors and officers of WVB and their affiliates, who are also the Principal Shareholders, owned beneficially an aggregate of 90,300 shares of WVB Common Stock (approximately 99.95% of the shares of WVB Common Stock outstanding as of such date). See "-- Beneficial Ownership of WVB Common Stock." In addition, each of the Principal Shareholders has agreed to vote all shares of WVB Common Stock over which he, she or it exercises voting authority in favor of the Merger Agreement. See "-- Beneficial Ownership of WVB Class A Common Stock." Approval of the Merger by the WVB Shareholders, therefore, is assured.

     As of the Record Date, the directors and executive officers of Nextel did not own beneficially any shares of WVB Common Stock.

PROXIES AND REVOCATION

     All shares of WVB Common Stock represented by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the Recapitalization and FOR the Merger Agreement. If any other business is properly brought before the Special Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such business in accordance with their best judgment. A holder of shares of WVB Common Stock may revoke his or her proxy at any time prior to its use by (i) delivering to the Secretary of WVB a signed notice of revocation or a later dated signed proxy, (ii) attending the Special Meeting and voting in person or (iii) giving notice of revocation of the proxy at the Special Meeting. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy. Prior to the Special Meeting, any written notice of revocation or subsequent proxy should be sent so as to be delivered to WVB, 2300 Clarendon Blvd., Suite 800, Arlington, VA 22201, Attention: Secretary, or hand delivered to the Secretary of WVB at such address, at or before the taking of the vote at the Special Meeting.

                    BENEFICIAL OWNERSHIP OF WVB COMMON STOCK

     The following table sets forth as of the Record Date certain information regarding the beneficial ownership (the right, by agreement or otherwise, to direct the voting or disposition of shares) of WVB Common Stock by all executive officers and directors of WVB, each person known by WVB to own 5% or more of the outstanding WVB Common Stock and all executive officers and directors of WVB as a group. Unless otherwise indicated, such persons have sole voting and dispositive power with respect to the shares indicated.

                                                        NUMBER OF SHARES OF WVB     PERCENTAGE OF WVB
           NAME OF SHAREHOLDER OR DIRECTOR                   COMMON STOCK             COMMON STOCK
-----------------------------------------------------   -----------------------     -----------------
Telcom Ventures, LLC*................................            60,000                   66.41%
Rajendra Singh*(5)...................................             5,000(1)                 5.53%
Neera Singh*(5)......................................             5,000(1)(2)              5.53%
The Hersh Raj Singh Education Trust*.................             5,000                    5.53%
The Samir Raj Singh Education Trust*.................             5,000                    5.53%
South Beach Ventures, Inc.**.........................            10,300                   11.40%
Sergio Cardoso**(5)..................................                --(3)                    --
Mark Ein(5)..........................................                --(4)                    --
All directors and executive officers, as a group (4
  persons)...........................................            90,300                   99.95%

---------------
 * The address for each of Telcom Ventures, LLC, Rajendra Singh, Neera Singh, The Hersh Raj Singh Education Trust and The Samir Raj Singh Education Trust is 2300 Clarendon Blvd., Suite 800, Arlington, VA 22201.

**  The address for each of South Beach Ventures and Sergio Cardoso is c/o
     Stella Barros Ltda., Alameda Gabriel Monteiro de Silva, #1556, Sao Paulo, SP, Brasil 0442-902.

(1) Does not include shares held by Telcom, of which Rajendra Singh is Chairperson of the Members Committee and President and Neera Singh is Vice Chairperson of the Members Committee and Vice President. Mr. Singh and Mrs. Singh disclaim beneficial ownership of the shares held by such company.

(2) Does not include shares held by The Hirsh Raj Singh Education Trust and The Samir Raj Singh Education Trust, of which Neera Singh is a Trustee. Mrs. Singh disclaims beneficial ownership of the shares held by such trusts.

(3) Does not include shares held by South Beach Ventures, Inc., of which Mr. Cardoso is a director, officer and principal shareholder. Mr. Cardoso disclaims beneficial ownership of the shares held by such company.

(4) Does not include shares held by Telcom Ventures, LLC, of which Mr. Ein is a member of the Members Committee. Mr. Ein disclaims beneficial ownership of the shares held by such company.

(5) Director of WVB.

                  BENEFICIAL OWNERSHIP OF NEXTEL COMMON STOCK


     The following table sets forth, as of November 30, 1996 (the "Ownership Date"), the amount and percentage of shares of each class of Nextel's capital stock that are deemed under the rules of the Commission to be "beneficially owned" by (i) each director of Nextel, (ii) the Chief Executive Officer and each of the four other most highly compensated executive officers of Nextel for the year ended December 31, 1995 who were employed by Nextel as of the Ownership Date, (iii) all directors and executive officers of Nextel as a group and (iv) each person or "group" (as such term is used in Section 13(d)(3) of the Exchange
Act)
known by Nextel to be the beneficial owner of more than 5% of the outstanding shares of each class of Nextel's capital stock.


                                      TITLE OF CLASS OF NEXTEL'S        AMOUNT AND NATURE OF        APPROXIMATE %
    NAME OF BENEFICIAL OWNER                CAPITAL STOCK             BENEFICIAL OWNERSHIP(1)        OF CLASS(2)
---------------------------------    ----------------------------    --------------------------     -------------
Daniel F. Akerson................    Nextel Class A Common Stock              2,000,000(3)              *
Brian D. McAuley.................    Nextel Class A Common Stock              1,757,883(4)              *
Morgan E. O'Brien................    Nextel Class A Common Stock              1,366,211(5)              *
Keith J. Bane....................    Nextel Class A Common Stock                      0(6)              *
Robert Cooper....................    Nextel Class A Common Stock                 50,000                 *
Timothy M. Donahue...............    Nextel Class A Common Stock                  1,000                 *
Craig O. McCaw...................    Nextel Class A Common Stock             65,083,723(7)               22.7%
Keisuke Nakasaki.................    Nextel Class A Common Stock                      0(8)              *
Masaaki Torimoto.................    Nextel Class A Common Stock                      0(9)              *
Dennis M. Weibling...............    Nextel Class A Common Stock             65,083,723(10)              22.7%
Robert S. Foosaner...............    Nextel Class A Common Stock                180,000(11)             *
All directors and executive
  officers as a group (20
  persons).......................    Nextel Class A Common Stock             70,631,295(12)              24.2%

5% STOCKHOLDERS:
                                     Nextel Class A Common Stock
                                       Nextel Class A Preferred
Digital Radio, L.L.C.............               Stock                        65,083,723(13)              22.7%
2320 Carillon Point                    Nextel Class B Preferred               8,163,265                 100.0%
Kirkland, Washington 98033                      Stock                                82                 100.0%
Motorola, Inc. ..................    Nextel Class A Common Stock             60,590,000(14)              23.8%
1303 East Algonquin Road             Nextel Class B Common Stock             17,830,000                 100.0%
Schaumburg, Illinois 60196
Comcast Corporation..............    Nextel Class A Common Stock             15,278,469(15)               5.8%
1500 Market Street
Philadelphia, Pennsylvania 19102


---------------
  *  Less than one percent (1%).

 (1) Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the Ownership Date. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Nextel's capital stock beneficially owned.

 (2) Represents the voting power of the number of shares of each class of capital stock beneficially owned as of the Ownership Date by each named person or group, expressed as a percentage of (a) all shares of Nextel's capital stock of the indicated Nextel Class actually outstanding as of such date (in the case of Nextel Common Stock, giving effect to the conversion of Nextel's preferred stock and Nextel Class B Common Stock), plus (b) all other shares of capital stock deemed outstanding as of such date pursuant to Rule 13d-3(d)(1) under the Exchange Act.

 (3) Comprised of 2,000,000 shares of Nextel Common Stock which are the subject of a restricted share grant made to Mr. Akerson in connection with his employment by Nextel.

 (4) Includes 764,634 shares of Nextel Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. McAuley upon the exercise of nonqualified stock options. Also includes ownership of 18,000 shares of Nextel Common Stock that are held by Mr. McAuley's minor children.

 (5) Includes 866,063 shares of Nextel Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. O'Brien upon the exercise of nonqualified stock options.

 (6) Mr. Bane, who is Executive Vice President and Chief Corporate Officer of Motorola, disclaims beneficial ownership of all securities of Nextel held by Motorola. See note 14.

 (7) Mr. McCaw, who is an equity owner and controlling person of the McCaw Investor, disclaims beneficial ownership of all securities of Nextel held by the McCaw Investor, except to the extent of his pecuniary interest therein. See note 13.

 (8) Mr. Nakasaki, who is President and Chief Executive Officer of NTT America, Inc., a subsidiary of NTT, disclaims beneficial ownership of all shares of Nextel Common Stock held by NTT. As of the Ownership Date, NTT held 1,532,959 shares.

 (9) Mr. Torimoto, who is employed by Matsushita as Chief Liaison between Matsushita and Nextel, disclaims beneficial ownership of all shares of Nextel Common Stock held by Matsushita. As of the Ownership Date, Matsushita held 3,000,000 shares.

(10) Mr. Weibling, who is President of Eagle River, an affiliate of the McCaw Investor, disclaims beneficial ownership of all securities of Nextel held by the McCaw Investor, except to the extent of his pecuniary interest therein. See note 13.

(11) Includes 140,000 shares of Nextel Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. Foosaner upon the exercise of nonqualified stock options.

(12) Includes an aggregate of 3,958,425 shares of Nextel Common Stock obtainable as of the Ownership Date or within 60 days thereafter by directors and executive officers as a group upon the exercise of nonqualified stock options or other stock purchase rights. See also note 13.


(13) Comprised of (i) 5,593,846 shares of Nextel Common Stock beneficially owned by the McCaw Investor, (ii) 35,000,000 shares of Nextel Common Stock obtainable as of the Ownership Date or within 60 days thereafter upon the exercise of certain options and (iii) 24,489,877 shares of Nextel Common Stock, which represents the conversion of the 8,163,265 shares of Nextel Class A Preferred Stock and the 82 shares of Nextel Class B Preferred Stock held by the McCaw Investor.


(14) Assuming conversion of the Nextel Class B Common Stock held by Motorola. Comprised of (i) 40,170,000 shares of Nextel Common Stock beneficially owned by Motorola, (ii) 17,830,000 shares of Nextel Class B Common Stock beneficially owned by Motorola and (iii) 2,590,000 shares of Nextel Common Stock obtainable as of the Ownership Date or within 60 days thereafter upon exercise of a warrant. Excludes 300,000 shares of Nextel Common Stock as to which such warrant is not exercisable during such period. Motorola granted the McCaw Investor an option to acquire 9,000,000 shares included herein, which option is not currently exercisable.

(15) Comprised of 3,728,469 shares of Nextel Common Stock beneficially owned by Comcast, as reported in the most recent amendment to the Schedule 13D of Comcast filed on October 1, 1996, and 12,000,000 shares of Nextel Common Stock obtainable as of the Ownership Date or within 60 days thereafter upon the exercise of the option held by Comcast covering an aggregate of 25,000,000 shares of Nextel Common Stock.

      NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES SELECTED FINANCIAL DATA

     The selected financial data set forth below for the periods indicated should be read in conjunction with the Consolidated Financial Statements, related notes and other financial information appearing in Nextel's 1995 Form 10-K Annual Report and Nextel's September 30, 1996 Form 10-Q, incorporated herein by reference (dollar amounts in thousands except per share amounts).

                                                                                      NINE MONTHS ENDED
                                         FISCAL YEAR ENDED MARCH 31,                     DECEMBER 31,
                                 --------------------------------------------    ----------------------------
                                     1992            1993            1994            1993         1994(5)(6)
                                 ------------    ------------    ------------    ------------    ------------
                                                                                 (UNAUDITED)
Revenues......................   $     52,529    $     53,002    $     67,928    $     48,901    $     74,857
Cost of Operations............         18,965          20,979          28,666          19,808          45,498
Selling, general and
  administrative expenses.....         15,686          18,971          41,107          24,966          90,985
Expenses related to Corporate
  Reorganization(1)...........             --              --              --              --              --
Depreciation and
  amortization................         27,273          25,942          58,398          37,129          94,147
                                 ------------    ------------    ------------    ------------    ------------
Operating loss................         (9,395)        (12,890)        (60,243)        (33,002)       (155,773)
Other income (expense)........         (9,542)          2,248         (18,098)         (7,742)        (41,421)
Income tax benefit............          3,266           1,027          21,437           7,656          71,345
                                 ------------    ------------    ------------    ------------    ------------
Loss before extraordinary
  item........................        (15,671)         (9,615)        (56,904)        (33,088)       (125,849)
Extraordinary item(2).........        (12,765)             --              --              --              --
                                 ------------    ------------    ------------    ------------    ------------
Net Loss......................   $    (28,436)   $     (9,615)   $    (56,904)   $    (33,088)   $   (125,849)
                                 ============    ============    ============    ============    ============
NET LOSS PER SHARE:
    Before extraordinary
      item....................   $      (0.58)   $      (0.16)   $      (0.73)   $      (0.43)   $      (1.25)
    Extraordinary item........          (0.47)             --              --              --              --
                                 ------------    ------------    ------------    ------------    ------------
Net Loss......................   $      (1.05)   $      (0.16)   $      (0.73)   $      (0.43)   $      (1.25)
                                 ============    ============    ============    ============    ============
Number of shares used in
  computations(3).............     26,925,000      58,736,000      78,349,000      76,726,000     100,639,000
                                 ============    ============    ============    ============    ============

                                          YEAR ENDED                  NINE MONTHS ENDED
                                         DECEMBER 31,                   SEPTEMBER 30,
                                 ----------------------------    ----------------------------
                                   1994(6)         1995(6)           1995            1996
                                 ------------    ------------    ------------    ------------
                                 (UNAUDITED)
Revenues......................   $     93,884    $    171,703    $    110,752    $    236,977
Cost of Operations............         54,356         143,130          91,328         177,556
Selling, general and
  administrative expenses.....        107,126         201,909         127,462         234,725
Expenses related to Corporate
  Reorganization(1)...........             --          17,372          17,372              --
Depreciation and
  amortization................        115,416         236,178         151,392         291,698
                                 ------------    ------------    ------------    ------------
Operating loss................       (183,014)       (426,886)       (276,802)       (467,002)
Other income (expense)........        (51,777)       (104,881)        (51,916)       (147,571)
Income tax benefit............         85,126         200,602         116,403         216,944
                                 ------------    ------------    ------------    ------------
Loss before extraordinary
  item........................       (149,665)       (331,165)       (212,315)       (397,629)
Extraordinary item(2).........             --              --              --              --
                                 ------------    ------------    ------------    ------------
Net Loss......................   $   (149,665)   $   (331,165)   $   (212,315)   $   (397,629)
                                 ============    ============    ============    ============
NET LOSS PER SHARE:
    Before extraordinary
      item....................   $      (1.51)   $      (2.31)   $      (1.68)   $      (1.80)
    Extraordinary item........             --              --              --              --
                                 ------------    ------------    ------------    ------------
Net Loss......................   $      (1.51)   $      (2.31)   $      (1.68)   $      (1.80)
                                 ============    ============    ============    ============
Number of shares used in
  computations(3).............     98,818,000     143,283,000     126,636,000     221,309,000
                                 ============    ============    ============    ============

                                                                                                        AS OF
                                           AS OF MARCH 31,                 AS OF DECEMBER 31,       SEPTEMBER 30,
                                  ----------------------------------    ------------------------    -------------
                                    1992        1993         1994          1994          1995           1996
                                  --------    --------    ----------    ----------    ----------    -------------
BALANCE SHEET DATA:
Cash and cash equivalents......   $ 13,393    $ 17,083    $  483,483    $  301,679    $  340,826     $   219,508
Marketable securities..........         --      14,768       426,113       172,313        68,443           4,998
Current assets.................     20,161      39,932       921,983       504,248       504,661         386,326
Intangible assets, net.........    160,558     144,666       889,912     1,451,780     3,549,622       3,886,286
Total assets...................    210,797     333,557     2,197,266     2,889,110     5,512,827       5,989,318
Long-term debt(4)..............      1,028      55,024     1,080,702     1,163,221     1,653,400       2,470,995
Stockholders' equity...........    191,108     255,224       846,304     1,268,575     2,945,141       2,951,519


---------------
(1) See Note 2 to the Notes to Nextel's consolidated financial statements incorporated herein by reference.

(2) Represents the effect of the early extinguishment of debt.


(3) Includes the weighted average number of shares of Nextel Common Stock outstanding during the respective periods.



(4) Excludes the current portions of long-term debt. See Note 5 to the Notes to Nextel's consolidated financial statements, incorporated herein by reference.


(5) Effective December 31, 1994, Nextel changed its fiscal year end from March 31 to December 31. Accordingly, the income statement data is presented for the transition period from April 1, 1994 to December 31, 1994.

(6) Certain amounts presented have been reclassified to conform to the presentation for the periods ended September 30, 1995 and 1996.

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA


     The selected financial data set forth below as of December 31, 1995 and 1994 and for the year ended December 31, 1995 are derived from the audited consolidated financial statement of WVB included elsewhere in this Proxy Statement/Prospectus. The selected financial data presented below for the year ended December 31, 1994 and for the nine-month periods ended September 30, 1996 and 1995 and as of September 30, 1996 are derived from the unaudited consolidated financial statements of WVB included elsewhere in this Proxy/Prospectus and should be read in conjunction therewith.


                                                          NINE MONTHS ENDED         YEAR ENDED
                                                            SEPTEMBER 30,          DECEMBER 31,
                                                          ------------------    -------------------
                                                           1996       1995        1995       1994
                                                          -------    -------    --------    -------
                                                          (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues...............................................   $10,909    $ 6,463    $ 10,099    $   916
Cost of operations.....................................     5,933      4,682       7,622        786
Gross Profit...........................................     4,976      1,781       2,477        130
Selling, general and administrative expenses...........    10,961      7,391      10,101      4,275
Depreciation and amortization..........................     3,697      3,691       5,305      2,688
Operating loss.........................................    (9,682)    (9,301)    (12,929)    (6,833)
Other income (expense).................................    (1,067)      (238)       (797)      (169)
Income tax benefit.....................................     1,370        461       8,694      1,964
Net loss...............................................    (9,379)    (9,078)     (5,032)    (5,038)

                                                                                   DECEMBER 31,
                                                               SEPTEMBER 30,    ------------------
                                                                   1996          1995       1994
                                                               -------------    -------    -------
                                                             (IN THOUSANDS EXCEPT PER SHARES AMOUNTS)
BALANCE SHEET DATA (AT PERIOD END):
Current Assets..............................................      $ 7,443       $ 7,184    $ 2,565
License rights, net.........................................       48,735        50,466     54,261
Total Assets................................................       64,549        66,544     63,486
Current Liabilities.........................................       30,659        22,493      8,675
Non-current deferred income tax liability...................       13,053        14,533     23,696
Total liabilities...........................................       44,926        37,634     32,370
Stockholders' Equity(1).....................................       19,623        28,910     31,116

---------------
(1) No dividends were paid on WVB Common Stock for any period presented.

        WVB MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with WVB's financial statements and the notes thereto appearing elsewhere herein.

OVERVIEW


     WVB was established in late 1993 to provide wireless telecommunications services over SMR channels in the 800 MHz frequency in Brazil. WVB began operations in 1994. As of September 30, 1996, WVB owned or had the right to use SMR licenses covering a total of 1,700 SMR channels in 27 Brazilian metropolitan areas, including Sao Paulo, Rio de Janeiro, Belo Horizonte, Porto Alegre and Brasilia. As of September 30, 1996, WVB's most significant channel block was in Sao Paulo, the world's second most populous metropolitan area, where it held 195 of the 420 SMR channels that were allocated as of such date and WVB held licenses in metropolitan areas (the "Operating Regions") that have a population of more than 55 million persons, comprising over 35% of Brazil's total population. WVB's subsidiaries operate the largest SMR wireless telecommunications network in Brazil, as measured by the number of channels in operation, customer base and population of operating regions.


     WVB's analog SMR services are principally provided through AirLink Servicos e Comercio Ltda. ("AirLink"), a Brazilian limited liability company formed on August 15, 1994 and wholly owned by WVB, which supports the operations of WVB's license-holding subsidiaries pursuant to service contracts. As of September 30, 1996, AirLink had approximately 120 employees. As of September 30, 1996, AirLink had approximately 12,100 analog SMR subscribers in Sao Paulo. Analog SMR systems also have been installed by AirLink and are operational in the following 14 additional Operating Regions: Rio de Janeiro, Belo Horizonte, Brasilia, Campinas, Porto Alegre, Recife, Fortaleza, Jundai, Sao Jose dos Campos, Belem, Goiania, Florianopolis, Riberiao Preto and Santos. These Operating Regions were serving approximately 3,100 analog SMR subscribers as of September 30, 1996. Approximately 70% of WVB's subscriber units use mobile units interconnected with the public switched telephone network.

     WVB has derived its revenues primarily from (i) activation fees, which are the initial charges paid by a new subscriber for service, (ii) monthly fixed service charges, which vary depending upon the plan chosen by the subscriber,
(iii) airtime charges, which are billed based on usage, (iv) the sale of radio equipment to customers and (v) monthly rental charges from the leasing of radio equipment to customers.

     The principal expenses incurred by WVB include (i) costs incurred in the acquisition of SMR license-holding entities, (ii) depreciation expenses associated with capital costs incurred in the construction of its SMR network,
(iii) operating costs associated with inventory acquisition, including the cost of radios purchased for sale and related import duties, and the operation of WVB's SMR system and (iv) selling, general and other administrative costs.

     WVB's financial statements are prepared in accordance with U.S. generally accepted accounting principles and reported in U.S. dollars. As a result WVB's financial results are subject to the effects of fluctuations in exchange rates between the U.S. dollar and the Brazilian real. WVB's policy has been to not engage in currency hedging activities due to the cost of such operations.

RESULTS OF OPERATIONS

  NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     Revenues for the nine months ended September 30, 1996 were approximately $10.9 million compared to approximately $6.5 million for the nine months ended September 30, 1995, an increase of approximately $4.4 million or 69%. The increase in revenues was generally due to the significantly greater number of channels in operation and subscribers in the 1996 period. Cost of operations was approximately $5.9 million for the nine months ended September 30, 1996 compared to approximately $4.7 million for the nine months ended September 30, 1995, an increase of approximately $1.2 million or 27%. The increase in operating costs was due to WVB's increased level of operations in the 1996 period.

     Selling, general and administrative expenses were approximately $11.0 million for the nine months ended September 30, 1996 compared to approximately $7.4 million for the nine months ended September 30, 1995, an increase of approximately $3.6 million or 48%. As a percentage of total revenues, selling, general and administrative expense decreased to 100% for the first nine months of 1996 compared to 114% for the comparable period of 1995 again primarily due to WVB's higher level of operations in 1996.

     Other expenses, net increased by approximately $0.8 million in the first nine months of 1996 as compared to the first nine months of 1995, due to an increase in interest expense, which was offset partially by increases in interest income and foreign currency translation. Interest expense increased by $1.3 million to approximately $1.8 million in the 1996 period due to increased borrowings by AirLink from Brazilian lenders and the increase in WVB's working capital loan from Telcom. Interest income during the 1996 nine months period increased by $0.3 million from the 1996 period to $0.7 million. WVB recognized a gain of $0.03 million from foreign currency translation compared to a loss of $0.1 million in 1995. Income tax benefit was $1.4 million for the first nine months of 1996 as compared to $0.5 million during the first nine months of 1995.

     The net loss of WVB was approximately $9.4 million for the nine months ended September 30, 1996 compared to approximately $9.1 million for the nine months ended September 30, 1995, a decrease of approximately $0.3 million. This was largely the result of the significant increase in revenues offset by a lesser percentage increase in operating costs and expenses.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Revenues for the year ended December 31, 1995 were approximately $10.1 million compared to approximately $0.9 million for the year ended December 31, 1994, representing an increase of approximately $9.2 million. The increase in revenues was generally due to the significantly greater number of SMR channels in operation and subscribers in 1995. Cost of operations was approximately $7.6 million for the year ended December 31, 1995 compared to approximately $0.8 million for the year ended December 31, 1994, an increase of approximately $6.8 million. The increase in operating costs was due to WVB's increased level of operations in the 1995. Gross profit was approximately $2.5 million for the year ended December 31, 1995 compared to approximately $0.1 million for the prior year, an increase of approximately $2.4 million. The increase in gross profit largely resulted from corresponding revenue growth.

     Selling, general and administrative expenses were approximately $10.1 million for the year ended December 31, 1995 compared to approximately $4.3 million for the year ended December 31, 1994, an increase of approximately $5.8 million. Amortization and depreciation expense, principally related to the amortization of the SMR licenses and related telecommunications equipment of WVB's subsidiaries, increased to $5.3 million in 1995 from $2.7 million in 1994. In light of these developments, WVB's operating loss increased from $6.8 million in 1994 to $12.9 million in 1995.

     Interest expense increased by $0.95 million to approximately $1.0 million in 1995 due to borrowings by WVB for capital expenditures and working capital purposes from Telcom. In 1995 WVB recognized a gain of approximately $0.013 million from foreign currency translation compared to a loss of $0.362 million in 1994. The income tax benefit was $8.7 million for 1995 as compared to approximately $2.0 million during 1994, primarily due to a significant decrease in the Brazilian tax rate in 1995. The net loss of WVB was approximately $5.0 million in both 1995 and 1994.

LIQUIDITY AND CAPITAL RESOURCES

     WVB has experienced substantial negative cash flow from operations since its inception. Consequently, WVB has generally funded its operating requirements with cash contributed or loaned by its shareholders, together with funds generated from operations and bank financing within Brazil. Cash and cash equivalents were approximately $0.005 million at September 30, 1996, a decrease of approximately $0.078 million from September 30, 1995. Net cash used by operations was approximately $9.5 million in 1995 and approximately $2.3 million in 1994. During 1995 and the first nine months of 1996, WVB borrowed approximately $18.2 million (including interest charges) from Telcom under a demand revolving promissory note. These borrowings were used to purchase telecommunications equipment, to fund the acquisition of license holding companies and for working capital. WVB's working capital deficit was approximately $23.2 million at September 30, 1996 versus $15.3 million at December 31, 1995. The increase is primarily due to the impact of the loss incurred by WVB in the first nine months of 1996. Under the Merger Agreement, the current shareholders of WVB are obligated to make a payment to WVB to the extent that WVB's working capital deficit exceeds $6,000,000 (excluding amounts due under the loan from Telcom) as of the Closing Date.

     The continued development of WVB's SMR systems will require continued substantial investment in telecommunications equipment as well as related installation costs. Although WVB has historically been able to obtain limited amounts of bank financing in Brazil through either loans or discounted sales of accounts receivable, WVB does not have any substantial credit lines. Furthermore, during 1996 WVB has increasingly rescheduled many of its current tax and vendor obligations within Brazil. No assurance can be given that WVB will be able to continue to reschedule such payment obligations on an ongoing basis or that WVB will be able to obtain other sources of financing.

INFLATION

     During the years 1996, 1995 and 1994, WVB's Brazilian operations were considered to be in a "highly inflationary" economy, as such term is defined in Statement of Financial Accounting Standards No. 52, Foreign Currency Translations. Accordingly, WVB uses the U.S. dollar as the functional currency. Therefore, certain assets and liabilities are translated at historical exchange rates while other assets and liabilities are translated at current exchange rates.

                             INFORMATION ABOUT WVB

     WVB through its subsidiaries, provides analog SMR services in the 800 MHz frequency band in 27 of Brazil's largest metropolitan areas. As of September 30, 1996, WVB's subsidiaries held or had the right to use licenses for a total of 1,700 channels in these 27 metropolitan areas covering over 55 million people. Key metropolitan areas in which WVB has licenses include Brazil's largest cities, Sao Paulo, Rio de Janeiro, Belo Horizonte, Porto Alegre and Brasilia. WVB's most significant channel block is in Sao Paulo, the world's second most populous metropolitan area, where it holds 195 of the 420 SMR channels that are currently allocated. The licenses have terms of 15 years. Nationwide, WVB had installed 27 transmission sites and had approximately 15,000 subscribers as of September 30, 1996.


     WVB's analog SMR services are marketed and provided through AirLink, a Brazilian limited liability company formed on August 15, 1994 and wholly owned by WVB. As of September 30, 1996, AirLink had approximately 120 employees, of whom 45 were sales and marketing personnel, 36 were technical personnel, and the balance were management, finance and administrative personnel. As of September 30, 1996, WVB's subsidiaries had approximately 12,100 analog SMR subscribers in Sao Paulo. Analog SMR systems also have been installed by WVB's subsidiaries and are operational in 14 other Operating Regions. These Operating Regions were serving approximately 3,100 analog mobile subscribers as of September 30, 1996. Approximately 70% of WVB's subscriber units use mobile units interconnected with Brazil's public switched telephone network.


     WVB's strategy in Brazil has included the development of a digital SMR network to offer high-volume and high-quality two-way voice and dispatch service. WVB has been considering adoption of Motorola's iDEN technology. Use of the iDEN technology would allow WVB to offer enhanced services to dispatch clients, which constitute the bulk of the existing WVB analog SMR client base.

     In addition to the frequency planning and system design, the implementation of WVB's proposed digital SMR network will require site acquisition, equipment procurement, construction and equipment installation, testing and optimization. As WVB identifies the optimal areas in which sites should be located, WVB would seek to make additional site acquisitions which would include obtaining leases, permits and regulatory or government approvals for appropriate sites. WVB would also consider existing towers and other suitable locations.

     WVB's strategy is to first introduce digital service in the Sao Paulo metropolitan area; this initial coverage area was selected due to the anticipated heavy volume of traffic demand. The roll-out of the cell sites has been planned to minimize the costs to implement, operate and expand the capacity of the network and thereby enable WVB to offer high quality service at affordable prices. The roll-out plan consists of three phases, each of which provides additional market area and enhanced signal quality and capacity to WVB's network.

         MATERIAL CONTRACTS AND OTHER RELATIONSHIPS BETWEEN NEXTEL AND
                      WVB AND THEIR RESPECTIVE AFFILIATES

     During the last three years Nextel and WVB have not had any direct contractual or other relationships. During this period, however, various contractual and other relationships have existed between various affiliates of WVB, on the one hand, and Nextel, on the other hand, as described below.

     During the years ended December 31, 1995, 1994 and 1993, LCC International, Inc. (including its predecessors Telcom Solutions, Inc. and LCC, Incorporated, "LCC International") provided various engineering and related consulting services for Nextel, as well as related engineering hardware and software products, in the ordinary course of business. The amount of such sales and services provided to Nextel by LCC International or its predecessors in 1995, 1994 and 1993 was approximately $14.7 million, $14.0 million and $6.6 million, respectively. LCC International is majority owned by Telcom, the majority shareholder of WVB.

     In March 1995, another subsidiary of Telcom assumed from Craig O. McCaw an obligation of $9,845,000 to fund such subsidiary's investment in the McCaw Investor, which is a significant shareholder of Nextel. Such obligation bears interest at LIBOR plus 1.5% per annum and is payable in quarterly installments that commenced in November 1995 and which terminate at maturity in August 1997. Telcom holds an approximate 2.735% indirect interest in the McCaw Investor.

     In December 1995, Telcom borrowed $6,960,000 from a subsidiary of Nextel, which funds were used in the business of Telcom. This loan bears interest at 8% per annum and was originally due 180 days following demand. In June 1996, the parties amended the note such that it becomes due and payable on July 5, 1997. In addition, in December 1995, Nextel agreed to place $8,457,000 on deposit with a commercial bank to serve as cash collateral for a letter of credit issued by such bank on behalf of a subsidiary of Telcom. Such letter of credit expires in December 1996. In the event such letter of credit is drawn upon, Telcom is obligated to repay the amount of such draws, together with 8% interest thereon, on July 5, 1997.


     Nextel and a company controlled by a principal indirect owner of Telcom are both shareholders of Corporacion Mobilcom S.A. de C.V. ("Mobilcom"), which is the holder of certain SMR licenses and related assets in Mexico. In June 1996, a subsidiary of Nextel and such Telcom affiliate (together with other Mobilcom shareholders) entered into a Put-Call Agreement under which Nextel granted the Telcom affiliate and the other Mobilcom shareholders the right to require Nextel to purchase their shares under certain circumstances at a price calculated by a formula taking into consideration the fair market value of the purchased shares. In addition, Nextel was granted the right to require these Mobilcom shareholders to sell their shares to Nextel under certain circumstances at a similarly determined price.


     On October 28, 1996 Telcom and MIL agreed (subject to certain conditions, including necessary changes to Argentine SMR regulations) to form a joint venture with respect to their SMR operations in Argentina. Telcom owns a 70% interest in Wireless Ventures of Argentina ("WVA"), which, through its subsidiaries, holds SMR licenses in 6 cities in Argentina. MIL owns McCaw Argentina, S.A., which holds SMR licenses in 4 cities in Argentina. The agreement is subject to a number of conditions, including the closing of the Merger and the amendment prior to December 31, 1997 of SMR regulations in Argentina that currently limit to 100 the number of SMR channels that any single entity or affiliated group of entities may control in any particular Argentine city. MIL and Telcom also entered into a Purchase Agreement dated as of October 28, 1996 pursuant to which MIL agreed to purchase (subject to certain conditions, including the closing of the Merger), for a one-year promissory note in the amount of $2,500,000, a 50% interest in the Argentina paging business owned by WVA.

                                 LEGAL MATTERS


     The validity of the securities offered hereby will be passed upon for Nextel by Jones, Day, Reavis & Pogue, counsel for Nextel. Certain tax matters have been passed upon for WVB by Dewey Ballantine.


                                    EXPERTS

     The consolidated financial statements and related financial statement schedules of Nextel incorporated in this Proxy Statement/Prospectus by reference from Nextel's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Dial Page, Inc. and subsidiaries as of December 31, 1995 and for the year then ended, incorporated herein by reference from Nextel's Form 8-K/A filed on April 26, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Dial Page, Inc. and subsidiaries as of December 31, 1993 and 1994 and for each of the years in the three-year period ended December 31, 1994, which are included as part of Nextel's Form 8-K dated February 6, 1996, as amended, have been incorporated by reference herein in reliance upon the report, dated February 17, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of WVB and subsidiaries as of December 31, 1995 and for the year then ended and the consolidated balance sheet of WVB and subsidiaries as of December 31, 1994 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

               INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF WVB

Consolidated Financial Statements for the Years Ended December 31, 1995 and 1994:
     Independent Auditors' Report....................................................   F-2
     Consolidated Balance Sheets.....................................................   F-3
     Consolidated Statements of Operations...........................................   F-4
     Consolidated Statements of Stockholders' Equity.................................   F-5
     Consolidated Statements of Cash Flows...........................................   F-6
     Notes to Consolidated Financial Statements......................................   F-7
Consolidated Financial Statements for and as of the Nine Months Ended September 30,
  1996 and 1995 (unaudited):
     Consolidated Balance Sheet (unaudited)..........................................   F-20
     Consolidated Statements of Operations (unaudited)...............................   F-21
     Consolidated Statements of Cash Flows (unaudited)...............................   F-22
     Notes to Consolidated Financial Statements (unaudited)..........................   F-23

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Wireless Ventures of Brazil, Inc.:

     We have audited the accompanying consolidated balance sheets of Wireless Ventures of Brazil, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     Except as discussed in the following paragraphs, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The Company did not maintain its accounting records currently during the early part of the year ended December 31, 1994 and before, requiring reconstruction of certain records and adjustments to the accounts. Adequate evidential matter in support of recorded transactions was not available in all cases. It was impracticable to extend our procedures sufficiently to determine the extent to which the Company's results of operations and cash flows for the year ended December 31, 1994, may have been affected by these conditions.

     As discussed in note 2 to the consolidated financial statements, the Company did not consolidate the results of operations of its former subsidiary, K-Tel Telecommunicacoes S/C, Ltda. (K-Tel) for the six months ended June 30, 1994 prior to its disposition. Generally accepted accounting principles would require the results of operations of K-Tel for the six months ended June 30, 1994 to be consolidated with the results of operations for the Company. As a result of the matter discussed in the preceding paragraph, the effect of not consolidating the results of operations of K-Tel in the accompanying consolidated statement of operations for the year ended December 31, 1994 is not determinable.

     Because of the matters discussed in the preceding paragraphs, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the results of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1994.

     In our opinion, the consolidated balance sheets of Wireless Ventures of Brazil, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995 present fairly, in all material respects, the financial position of Wireless Ventures of Brazil, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

                                           KPMG PEAT MARWICK LLP

Washington, D.C.
May 31, 1996, except as to footnote 15
  which is as of June 14, 1996

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                         1995           1994
                                                                     ------------    -----------
                                             ASSETS
Current assets:
     Cash and cash equivalents....................................   $     62,447    $   572,005
     Trade accounts receivable, net of allowance for doubtful
      accounts of $1,535,055 and $54,641 (note 8).................      3,129,357        228,767
     Prepaid expenses and other current assets....................        522,729        478,704
     Inventory, net (note 2)......................................      3,433,337      1,050,346
     Due from officers and employees..............................         35,809         59,271
     Deferred income taxes (note 6)...............................             --        175,762
                                                                     ------------    -----------
Total current assets..............................................      7,183,679      2,564,855
Property and equipment, net of accumulated depreciation and
  amortization (notes 3 and 5)....................................      8,663,016      6,446,546
License rights, net of accumulated amortization of $6,433,857 and
  $2,639,348 (notes 2 and 4)......................................     50,466,493     54,261,002
Intangible assets, net of accumulated amortization of $104,167 and
  $54,167 (notes 2 and 4).........................................        145,833        195,833
Other assets......................................................         84,790         17,435
                                                                     ------------    -----------
                                                                     $ 66,543,811    $63,485,671
                                                                     ============    ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses........................   $  6,547,627    $ 3,595,382
     Due to affiliates (note 5)...................................        404,603        396,538
     Bank loans payable (note 8)..................................        806,919        397,447
     Interest payable (notes 8 and 9).............................        681,720         10,700
     Income taxes payable (note 6)................................        200,000        200,000
     Amounts payable for business acquisitions (note 4)...........      1,000,000      4,074,648
     Deferred income taxes (note 6)...............................        292,893             --
     Short-term note payable to majority stockholder (note 9).....     12,559,670             --
                                                                     ------------    -----------
Total current liabilities.........................................     22,493,432      8,674,715
Other.............................................................        607,423             --
Deferred income taxes (note 6)....................................     14,533,354     23,695,514
                                                                     ------------    -----------
Total liabilities.................................................     37,634,209     32,370,229
                                                                     ------------    -----------
Stockholders' equity:
     Common stock; $.01 par value; 1,000,000 shares authorized;
      90,341 and 90,300 shares issued and outstanding (notes 9,
      12, and 13).................................................            903            903
     Additional paid-in capital (notes 4, 5, and 13)..............     39,212,452     36,386,585
     Accumulated deficit..........................................    (10,303,753)    (5,272,046)
                                                                     ------------    -----------
Total stockholders' equity........................................     28,909,602     31,115,442
                                                                     ------------    -----------
Commitments and contingencies (notes 1, 2, 4, 7, 10, 14, and
  15).............................................................   $ 66,543,811    $63,485,671
                                                                     ============    ===========

          See accompanying notes to consolidated financial statements.

              WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995           1994
                                                                      -----------    -----------
Revenues...........................................................   $10,099,117    $   916,329
Cost of operations.................................................     7,621,663        786,341
                                                                      -----------    -----------
Gross profit.......................................................     2,477,454        129,988
Selling, general and administrative expenses (note 5)..............    10,100,903      4,275,570
Depreciation and amortization expense..............................     5,305,773      2,687,855
                                                                      -----------    -----------
Operating loss.....................................................   (12,929,222)    (6,833,437)
Other income (expense):
     Interest income (note 4)......................................       125,050        189,428
     Gain (loss) on foreign currency translation...................        13,301       (362,348)
     Interest expense (note 9).....................................      (964,437)       (23,829)
     Other, net....................................................        30,096         28,104
                                                                      -----------    -----------
Loss before income tax benefit.....................................   (13,725,212)    (7,002,082)
Income tax benefit (note 6)........................................     8,693,505      1,964,204
                                                                      -----------    -----------
Net loss...........................................................   $(5,031,707)   $(5,037,878)
                                                                       ==========     ==========

          See accompanying notes to consolidated financial statements.

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                          ADDITIONAL                        TOTAL
                                                COMMON      PAID-IN      ACCUMULATED     STOCKHOLDERS'
                                                STOCK       CAPITAL        DEFICIT          EQUITY
                                                ------    -----------    ------------    ------------
Balance at December 31, 1993.................    $  8     $18,504,431    $   (234,168)   $ 18,270,271
Capital contributions........................      --      13,283,763              --      13,283,763
Contributed capital -- equipment purchased
  and expenses paid by majority stockholder
  (note 5)...................................      --       2,194,705              --       2,194,705
Debt forgiven by K-Tel (note 5)..............      --         385,945              --         385,945
Debt forgiven by Airfone stockholders (note
  5).........................................      --         133,193              --         133,193
Book value of K-Tel upon its sale to Telcom
  Ventures (note 4)..........................      --        (199,000)             --        (199,000)
Stock split (note 12)........................     792            (792)             --              --
Net loss.....................................      --              --      (5,037,878)     (5,037,878)
Issuance of 10,300 shares of common stock
  (note 4)...................................     103       2,084,340              --       2,084,443
                                                ------    -----------    ------------    ------------
Balance at December 31, 1994.................     903      36,386,585      (5,272,046)     31,115,442
Capital contributions........................      --       2,060,917              --       2,060,917
Contributed capital -- expenses paid by
  majority stockholder (note 5)..............      --         747,450              --         747,450
Net loss.....................................      --              --      (5,031,707)     (5,031,707)
Issuance of 31 shares of common stock (note
  13)........................................      --          12,500              --          12,500
Issuance of 10 shares of common stock........      --           5,000              --           5,000
                                                ------    -----------    ------------    ------------
Balance at December 31, 1995.................    $903     $39,212,452    $(10,303,753)   $ 28,909,602
                                                ======     ==========     ===========      ==========

          See accompanying notes to consolidated financial statements.

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                        1995            1994
                                                                     -----------    ------------
Cash flows from operating activities:
     Net loss.....................................................   $(5,031,707)   $ (5,037,878)
     Adjustments to reconcile net loss to net cash used by
      operating activities:
          Depreciation and amortization expense...................     5,305,773       2,687,855
          Provision for doubtful accounts.........................     1,480,416          54,641
          Deferred tax benefit....................................    (8,693,505)     (2,164,204)
          Stock grant.............................................        12,500              --
          Change in assets and liabilities, net of effects from
             business acquisition:
               Increase in accounts receivable....................    (4,381,004)       (268,903)
               (Increase) decrease in prepaid expenses and other
                  current assets..................................      (111,380)        123,699
               Increase in inventory..............................    (2,382,991)     (1,039,822)
               (Increase) decrease in due from officers and
                  employees.......................................        23,462         (59,271)
               Increase in accounts payable and accrued
                  expenses........................................     3,559,668       2,991,021
               Increase in due to affiliates......................         8,065         161,442
               Increase in interest payable.......................       671,020          10,700
               Increase in income taxes payable...................            --         200,000
                                                                     -----------    ------------
Net cash used in operating activities.............................    (9,539,683)     (2,340,720)
                                                                     -----------    ------------
Cash flows from investing activities:
     Purchase of property and equipment...........................    (3,677,736)     (5,208,002)
     Acquisition of licensee companies, net of cash acquired......    (3,074,648)     (7,979,653)
                                                                     -----------    ------------
Net cash used in investing activities.............................    (6,752,384)    (13,187,655)
                                                                     -----------    ------------
Cash flows from financing activities:
     Capital contributions and stock issuances....................     2,813,367      15,997,606
     Proceeds from note payable to majority stockholder...........    12,559,670              --
     Payments on bank loans payable...............................      (397,447)             --
     Proceeds from bank loans payable.............................       806,919          41,189
                                                                     -----------    ------------
Net cash provided by financing activities.........................    15,782,509      16,038,795
                                                                     -----------    ------------
Net increase (decrease) in cash and cash equivalents..............      (509,558)        510,420
Cash and cash equivalents at beginning of year....................       572,005          61,585
                                                                     -----------    ------------
Cash and cash equivalents at end of year..........................   $    62,447    $    572,005
                                                                     -----------    ------------
Supplemental disclosure of cash flow information
     Cash paid during the year for interest.......................   $   282,717    $     35,185
                                                                     -----------    ------------

                                                                     (Continued)

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

     Supplemental disclosure of noncash investing and financing activities

     In November 1994, the Company acquired stock of Telemobile - Telecommunicacoes, Ltda. (Telemobile) and Promobile - Telecommunicacoes, Ltda. (Promobile) for a total purchase price of $6,782,000, $1,000,000 and $3,782,000 of which was payable as of December 31, 1995 and 1994, respectively. These amounts have been reported in amounts payable for business acquisitions within the accompanying consolidated financial statements. Further, in conjunction with the acquisition of Telemobile and Promobile, the Company established a deferred tax liability of approximately $5,549,000 which amount has been recorded as an increase in the value of the intangible license rights acquired.

     In September 1994, the Company acquired stock of Master-Tec
Telecommunicacoes Industria e Comercio Productos Electronicos, Ltda. (Master-Tec). In conjunction with this acquisition, the Company established a deferred tax liability of approximately $2,455,000. Such amount has been recorded as an increase in the value of the intangible license rights acquired.

     In July 1994, the Company acquired the stock of Airfone Comercio e Servicos de Radifonia Ltda. (Airfone) for a total purchase price of approximately $7,555,000. Of this amount, the Company converted a current note receivable from the former owners of Airfone in the amount of $5,000,000 plus approximately $177,000 in accrued interest. The Company also issued stock, the value of which was determined to be approximately $2,084,000 (see note 4). In conjunction with the acquisition, the Company assumed liabilities of approximately $1,172,000 and established a deferred tax liability of approximately $6,400,000 which amount has been recorded as an increase in the value of the intangible license rights acquired.

     In July 1994, the Company acquired the remaining 6 percent of the capital stock of Via Radio Telecommunicacoes, S.A. (VR-1). In conjunction with this acquisition, the Company established a deferred tax liability of approximately $64,000. Such amount has been recorded as an increase in the value of the intangible license rights acquired.

In July 1994, the Company acquired the remaining 30 percent of the stock of Radio Telecommunicacoes do Brazil, Ltda. (Radio-Telecom). In conjunction with this acquisition, the Company established a deferred tax liability of approximately $81,000. Such amount has been recorded as an increase in the value of the intangible license rights acquired.

     In June 1994, the Company sold K-Tel Telecommunicacoes S/C Ltda. (K-Tel) to Telcom Ventures, L.L.C., the Company's majority shareholder, for its book value of approximately $199,000. This amount has been reported as a reduction in additional paid-in capital within the accompanying consolidated financial statements.

          See accompanying notes to consolidated financial statements.

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

(1) DESCRIPTION OF OPERATIONS AND LIQUIDITY

     Wireless Ventures of Brazil, Inc. (WVB), a Virginia corporation whose majority stockholder is Telcom Ventures, L.L.C. (Telcom Ventures), a Delaware limited liability company, was organized in August 1993 for the purpose of pursuing wireless communications investment opportunities in Brazil. As of December 31, 1995, WVB, through Brazilian licensee companies, holds licenses to provide a class of mobile telecommunications services known as specialized mobile radio (SMR) or trunking services in the 800 MHz frequency band in Brazil. SMR services use radio frequencies to allow multiple subscribers to communicate between remote portable or mobile radios.

     As of December 31, 1995, WVB's subsidiaries held licenses for a total of 1,140 SMR channels in 23 cities in Brazil, including 195 channels in Sao Paulo, and channels in Rio de Janeiro, Belo Horizonte, Curitiba, and Brasilia. The initial term for such licenses is 15 years, although such licenses are issued at the sole discretion of the Brazilian Ministry of Communications (the Ministry), which can seek to cancel the Company's licenses at any time. In addition, licensees are required by the Ministry to complete build-out of the channels and loading of subscribers by a certain date. Failure to comply with the requirements could result in the revocation of the licenses by the Ministry. At December 31, 1995, WVB had several channels which had not been constructed and loaded with subscribers within the specified timeframe. Although there can be no assurance that the Ministry will not revoke these or any other licenses, the management of WVB has either filed for extensions from the Ministry or has taken other corrective action and believes the risk of loss of the licenses due to noncompliance is remote.

     In September 1994, WVB formed an indirect wholly owned subsidiary, a Brazilian service company, AirLink Servicos e Comercio, Ltda. (AirLink). AirLink holds no licenses, but owns equipment and, pursuant to service contracts, provides technical support, billing, and other administrative functions to the licensee companies in Brazil.

     WVB and its subsidiaries (collectively, the Company) expect to expand their operations through continued capital investment in current analog and future digital technologies to create a national mobile telecommunications system in Brazil. The Company currently is not generating sufficient cash flows from operations to support its current operating and capital requirements. The Company has and will continue to be dependent upon its stockholders to fund these requirements. During 1995 and 1994, WVB's majority stockholder contributed approximately $800,000 and $15,000,000, respectively to the Company. Additionally, in 1995 WVB's majority stockholder provided approximately $12,600,000 to the Company under a short-term unsecured note payable. Subsequent to year-end, WVB borrowed an additional $3,000,000 under the note payable agreement (see note 9). The Company's future profitability is dependent upon its ability to further develop its existing system and successfully market its mobile radio services in its primary Brazilian markets.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of WVB and its direct and indirect wholly owned subsidiaries, Via Radio Administradora e Participacoes Ltda. (VRA), Airfone Participacoes e Empreendimentos Ltda. (Airfone), and AirLink, and its indirect 49 percent interest in Master-Tec Telecomunicacoes Ltda. (Master-Tec), Telemobile-Telecomunicacoes Ltda. (Telemobile) and Promobile-Telecomunicacoes Ltda. (Promobile). VRA wholly owns seven Brazilian subsidiaries, the accounts of which are consolidated with the accounts of the Company except as noted in the following paragraph. In addition, Airfone wholly owns two Brazilian subsidiaries, the accounts of which are consolidated with the accounts of the Company. WVB acquired indirect 49 percent interests in Master-Tec, Telemobile, and Promobile, and has

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

the right to obtain the remaining 51 percent when it receives approval from the Ministry at no additional cost to WVB. As WVB has effective control of these three companies, the accounts of Master-Tec, Telemobile, and Promobile are consolidated with the accounts of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

     On June 30, 1994, VRA sold its subsidiary, K-Tel Telecommunicacoes S/C, Ltda. (K-Tel), to a related party (see note 4). The operations of K-Tel for the six months ended June 30, 1994 have not been incorporated into the accompanying consolidated financial statements.

  Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of 3 months or less to be cash equivalents. Cash equivalents consisted of approximately $3,686 and $2,460 in overnight investments and short-term deposits as of December 31, 1995 and 1994.

  Inventory, Net

     Inventory, which consists primarily of telecommunications equipment (radios), is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. The inventory of the Company is subject to rapid technological changes which could have an adverse financial impact on its full realization in future periods.

     Inventory at December 31, 1995 and 1994, includes approximately $786,000 and $328,000, respectively, in rental radios, that have been shipped to customers under short-term rental agreements. Rental radios are depreciated using the straight-line method over the estimated useful life of the radios, which is 5 years.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 3 to 10 years. Depreciation on constructed assets, which include radio towers and analog mobile radio systems, begins when the assets are substantially completed and ready for their intended use.

     For constructed assets, all costs necessary to bring such assets to the condition and location necessary for their intended use are initially capitalized as construction-in-progress and are subsequently transferred to telecommunications equipment.

  License Rights

     License rights consist of licenses to operate channels for the provision of SMR services in Brazil, which had been issued to the licensee companies acquired (see notes 1 and 4). Amortization is calculated on the straight-line method over 15 years, the initial term of the licenses.

  Intangible Assets

     Intangible assets consist of the cost allocated to a covenant not to compete associated with an acquisition. Amortization is calculated on the straight-line method over 5 years, the term of the non-compete arrangement.

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Revenue Recognition

     The Company's principal sources of revenue are the provision of mobile telecommunications services to businesses and individuals and the sale and rental of telecommunications equipment (radios) to its service subscribers. Service revenues consist of a usage fee based on the number of minutes the subscriber uses the system each month (airtime revenues) plus a fixed monthly service fee, which are recognized when the services are provided. Revenue for equipment sales is recognized at the time the merchandise is shipped. Rental revenue is recorded monthly over the term of each rental agreement.

  Foreign Currency Translation

     The Company accounts for translation of foreign currency in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translations (Statement No. 52). During the years ending December 31, 1995 and 1994, the Company's Brazilian operations were considered to be in a "highly inflationary" economy, as such term is defined in Statement No. 52. Accordingly, the Company uses the U.S. dollar as the functional currency. Therefore, certain assets and liabilities are translated at historical exchange rates while other assets and liabilities are translated at current exchange rates.

  Income Taxes

     The Company uses the asset and liability method to recognize deferred tax assets and liabilities. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  ICMS and ISS Taxes

     The provision of telecommunication services by the Company's Brazilian subsidiaries are subject to ICMS taxes, a state level value-added tax (VAT) levied at a rate of 25 percent. Non-telecommunication services provided by the Brazilian subsidiaries are subject to ISS taxes, a municipal service tax levied at rates of 5 percent or less depending on the Brazilian city in which the services are provided. The Brazilian subsidiaries generate revenue which encompass both aspects of telecommunication services and non-telecommunication services. The management of the Company has adopted an allocation method for segregating the revenue for tax reporting purposes. The allocation method utilized by the Company could be subjected to review by the Brazilian tax authorities and could be altered as result of such examination. Accordingly, the Company could be assessed additional taxes by the Brazilian tax authorities. The management of the Company periodically reviews its allocation method and accrues additional reserves for taxes to alleviate such exposure. Management believes that such assessments; if any, by the Brazilian taxing authorities would not have a material impact on the financial statements.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company sells its products to commercial and individual customers in Brazil, and extends credit, generally without requiring collateral. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses. Since inception the Company has suffered significant credit losses, and these losses could continue in the future.

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Pervasiveness of Estimates

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1994:

                                                                  1995           1994
                                                               -----------    ----------
        Telecommunications equipment........................   $ 8,502,834    $4,891,717
        Furniture and equipment.............................       357,299       427,240
        Computer equipment..................................       402,622       321,136
        Telephone lines.....................................       173,666       173,666
        Construction-in-progress (see note 5)...............       910,445       910,445
        Leasehold improvements..............................        65,627         8,891
        Vehicles............................................         6,846         6,846
                                                               -----------    ----------
                                                                10,419,339     6,739,941
        Less accumulated depreciation and amortization......    (1,756,323)     (293,395)
                                                               -----------    ----------
                                                               $ 8,663,016    $6,446,546
                                                                ==========     =========

(4) BUSINESS ACQUISITIONS

  Acquisition of VR-1

     In August 1993, the Company acquired 94 percent, and in July 1994, the remaining 6 percent, of the capital stock of Via Radio-1 Telecommunicacoes, S.A., (VR-1), which holds licenses to operate 20 SMR channels in the city of Sao Paulo, Brazil. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price of approximately $743,000, including acquisition costs, was allocated to assets and liabilities acquired based on estimates of the fair values of the assets and liabilities as of the acquisition date, with approximately $555,000 of the purchase price allocated to the license rights acquired. Such intangible license rights have no basis for income tax reporting purposes in Brazil thus giving rise to a deferred tax liability of approximately $454,000, which amount was allocated as an increase in the value of the license rights acquired (see note 6).

     In conjunction with the initial acquisition, in consideration for a covenant not to compete with the Company for a 5 year period, the Company paid the former shareholders $250,000. This amount has been included in intangible assets within the accompanying consolidated financial statements. In November 1994, the ownership of VR-1 was transferred from WVB to VRA.

  Acquisition of VRA

     In October 1993, WVB, through a holding company, acquired all the outstanding capital stock of VRA and the four Brazilian subsidiaries that it then substantially wholly owned. The acquisition has been accounted for using the purchase method of accounting. The purchase price of approximately $3,477,000, including acquisition costs, was allocated to the licenses for 80 SMR channels held by VRA's four Brazilian subsidiaries, which have no basis for income tax reporting purposes in Brazil. Accordingly, the Company established a

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

(4) BUSINESS ACQUISITIONS -- (CONTINUED)

deferred tax liability in connection with this acquisition totaling approximately $2,845,000 (see note 6). Such amount was allocated as an increase in the value of the license rights acquired.

     In November 1993, VRA acquired all of the outstanding capital stock of two commonly controlled Brazilian companies, K-Tel and ATG Telecommunicacoes e Comercio, Ltda. (ATG), and its 70 percent owned subsidiary, Radio Telecommunicacoes do Brazil, Ltda. (Radio-Telecom). ATG holds licenses to operate 140 SMR channels for the provision of SMR services in Sao Paulo and several nearby cities. K-Tel held no licenses, but provided equipment, technical support, and other administrative functions to approximately 2,300 subscribers as of the acquisition date. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the purchase price of approximately $10,300,000 for both companies was allocated to assets and liabilities acquired based on estimates of fair values as of the date of acquisition, with approximately $9,021,000 and $1,080,000 of the purchase price allocated to the ATG license rights and certain telecommunications equipment maintained by ATG, respectively, with the remaining $199,000 allocated to the net assets of K-Tel. The intangible license rights acquired have no basis for income tax reporting purposes in Brazil thus giving rise to deferred tax liabilities of $8,021,000 (see note 6). Such amounts were allocated as an increase in the value of the license rights acquired.

     In July 1994, VRA acquired the remaining 30 percent of capital stock of Radio-Telecom for approximately $99,000. The purchase price and the value of deferred tax liabilities assumed of approximately $81,000 were allocated to the intangible license rights acquired.

     On June 30, 1994, the Company sold all the outstanding shares of capital stock of K-Tel to Telcom Ventures, the Company's majority shareholder, for its book value of approximately $199,000. This amount has been reported as a reduction in additional paid-in capital within the accompanying consolidated financial statements. The operating activities of K-Tel from the acquisition date through June 30, 1994, the date of disposition to Telcom Ventures, have not been included within the accompanying consolidated financial statements.

     In connection with the acquisition, the Company became aware of certain tax contingencies which arose prior to the acquisition. Based on discussion with legal counsel, management of the Company believes that the probability of a material impact on the financial statements is remote.

  Acquisition of Airfone

     In July 1994, the Company indirectly acquired all the outstanding capital stock of Airfone, which, in turn, held all of the outstanding capital stock of Airfone Comercio e Servicos de Radiofonia, Ltda. and SOW Comercio e Servicos de Radiofonia, Ltda. (collectively, the Airfone Affiliates), in exchange for 11.43 percent of the issued and outstanding shares of WVB, the value of which was determined to be approximately $2,084,000, and the sum of approximately $5,470,000 in additional purchase price. At the date of acquisition, the Company had a note receivable of $5,000,000 plus accrued interest of $177,000 due from the principal stockholders of Airfone. This amount was offset against the purchase price. The remaining balance of the purchase price of approximately $293,000 was paid in 1995. The Airfone Affiliates are Brazilian corporations, which, directly or indirectly, hold licenses to operate a total of 280 SMR channels in several Brazilian cities.

     The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price totaling approximately $7,555,000, was allocated to assets and liabilities acquired based on estimates of the fair values of the assets and liabilities as of the acquisition date, with approximately $8,161,000 of the purchase price allocated to the license rights acquired, approximately $566,000 allocated to telecommunications equipment, accounts receivable and other current assets acquired, and approximately $1,172,000 allocated to the liabilities assumed. The intangible license rights acquired have no basis for income

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

(4) BUSINESS ACQUISITIONS -- (CONTINUED)

tax reporting purposes in Brazil thus giving rise to deferred tax liabilities of approximately $6,400,000 (see note 6). Such amount has been allocated as an increase in the license rights acquired.

  Acquisition of Interest in Master-Tec

     In September 1994, the Company indirectly acquired 49 percent of the capital stock of Master-Tec for $3,000,000 with an option to acquire the remaining 51 percent interest for no additional purchase price. Master-Tec is a Brazilian corporation which holds licenses to operate 100 SMR channels in several major cities in Brazil. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the licenses for the 100 SMR channels held by Master-Tec. Additionally, the Company established a deferred tax liability in connection with the acquisition in the amount of approximately $2,455,000 (see note 6), since the license rights acquired have no basis for tax reporting purposes in Brazil. Such amount has been allocated as an increase in the license rights acquired.

  Acquisition of Interest in Telemobile and Promobile

     In November 1994, the Company entered into an agreement to purchase 49 percent of the capital stock of Telemobile and Promobile for a total of approximately $6,782,000 with an option to acquire the remaining 51 percent for no additional purchase price. Prior to December 31, 1994, $3,000,000 of such purchase price was paid. Telemobile and Promobile collectively hold licenses to operate 540 channels for the provision of trunking services in Brazil. The remaining balance of the purchase price of $3,782,000 is included in current liabilities within the accompanying 1994 consolidated financial statements. Of the remaining balance, $2,782,000 was paid in 1995, and the Company expects the remaining amount of $1,000,000 to be paid prior to December 31, 1996.

     The acquisition of Telemobile and Promobile has been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the licenses for the 540 channels held by Telemobile and Promobile. Additionally, the Company established a deferred tax liability in connection with the acquisition in the amount of approximately $5,549,000 (see note 6) since the license rights acquired have no basis for tax reporting purposes in Brazil. Such amount has been allocated as an increase in the license rights acquired.

(5) RELATED PARTY TRANSACTIONS

     In 1994, LCC, L.L.C. (LCC), an affiliate of Telcom Ventures, performed design engineering services to develop the Company's mobile radio communications system in Brazil. Systems development activities included development of terrain databases, channel loading, preliminary site design, initial frequency planning, and candidate site evaluation. The cost of such services for the year ended December 31, 1994, which was paid by the Company's majority shareholder, Telcom Ventures, on behalf of the Company, amounted to $910,445 and has been included in construction-in-progress with a corresponding increase in additional paid-in capital within the accompanying consolidated financial statements.

     During 1995 and 1994, Telcom Ventures paid certain expenses including salaries, travel, consulting fees, and overhead expenses totaling $747,450 and $811,809, respectively, on behalf of the Company. These amounts have been reported as selling, general and administrative expenses with a corresponding increase in additional paid-in capital within the accompanying consolidated financial statements. During 1994, Telcom Ventures also purchased certain telecommunication equipment and inventory totaling $472,451 on behalf of the Company. This amount has been reported as an increase in additional paid-in capital within the accompanying consolidated financial statements.

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

(5) RELATED PARTY TRANSACTIONS -- (CONTINUED)

     In October 1994, LCC licensed its software to the Company for $200,000 per year over the next five years. The Company's management intends to use such software to aid in the development of a digital mobile radio communications system. In March 1996, the software license agreement was amended to make the software license fee a total of $200,000 for the period commencing October 21, 1994 until December 31, 1997. Accordingly, the license fee of $200,000, which is due in four installments from June 1996 to December 1996, has been included in telecommunications equipment and due to affiliates within the accompanying consolidated financial statements, and is being amortized using the straight line method over the three year license period. Amortization expense associated with this software was $24,000 and $50,000 for the years ended December 31, 1995 and 1994, respectively.

     During 1994, K-Tel made certain payments on behalf of the Company totaling $385,945. Upon the sale of K-Tel to Telcom Ventures in June 1994, and the subsequent sale of K-Tel to a related third party in December 1994, K-Tel forgave this debt. This amount has been reported as additional paid-in capital within the accompanying consolidated financial statements.

     Prior to the Company's acquisition of Airfone, the former owners of Airfone made certain payments on behalf of the Company totaling $319,730. In December 1994, $133,193 of such debt was forgiven. Accordingly, this amount has been reported as additional paid-in capital within the accompanying consolidated financial statements. At December 31, 1995 and 1994, the Company had recorded a payable to such individuals in the amount of $194,603 and $186,538, respectively. These amounts are included in due to affiliates within the accompanying consolidated financial statements.

     In December 1994, the Company acquired certain telecommunications equipment from K-Tel prior to its sale to a third party. The purchase price for the equipment of $10,000 is included in due to affiliates within the accompanying consolidated financial statements.

(6) INCOME TAXES

     WVB is subject to corporate tax in the United States of America (U.S.) on its net annual earnings generated in the U.S. and distributions from its Brazilian subsidiaries. WVB's direct and indirect Brazilian subsidiaries are separately obligated for Brazilian taxes on their annual earnings.

     Income tax benefit consists of the following at December 31, 1995 and 1994:

                                                    CURRENT      DEFERRED         TOTAL
                                                    --------    -----------    -----------
        1995:
             U.S. federal........................   $     --    $        --    $        --
             Brazilian federal...................         --     (8,693,505)    (8,693,505)
                                                    --------    -----------    -----------
                                                    $     --    $(8,693,505)   $(8,693,505)
                                                    ========     ==========     ==========
        1994:
             U.S. federal........................   $200,000    $        --    $   200,000
             Brazilian federal...................         --     (2,164,204)    (2,164,204)
                                                    --------    -----------    -----------
                                                    $200,000    $(2,164,204)   $(1,964,204)
                                                    ========     ==========     ==========

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

(6) INCOME TAXES -- (CONTINUED)

     Income tax benefit was $8,693,505 and $1,964,204 for the years ended December 31, 1995 and 1994, respectively and differed from the amount computed by applying the U.S. federal income tax rate of 34 percent as a result of the following:

                                                                     1995           1994
                                                                  -----------    -----------
    Computed expected tax benefit..............................   $(4,666,572)   $(2,380,707)
    Increase (reduction) in income taxes resulting from:
         Change in beginning of the year balance of the
           valuation allowance for deferred tax assets.........     1,537,129        477,527
         Taxation of earnings of Brazilian subsidiaries deemed
           remitted to WVB.....................................            --        462,000
         Effect of differential between U.S. federal and
           Brazilian income taxes and changes in enacted tax
           rates of Brazil.....................................    (5,564,062)      (523,024)
                                                                  -----------    -----------
                                                                  $(8,693,505)   $(1,964,204)
                                                                   ==========     ==========

     The significant components of the U.S. and Brazilian deferred tax benefit are as follows for the years ended December 31, 1995 and 1994:

                                                      U.S.        BRAZILIAN         TOTAL
                                                    --------     -----------     -----------
    1995:
         Deferred tax benefit (exclusive of the
           effects of other components listed
           (below)..............................    $(12,682)    $(2,639,365)    $(2,652,047)
         Increase in beginning of the year
           balance of the valuation allowance
           for deferred tax assets..............      12,682       1,524,447       1,537,129
         Effects of enacted changes in tax rates
           of Brazil............................          --      (7,578,587)     (7,578,587)
                                                    --------     -----------     -----------
                                                    $     --     $(8,693,505)    $(8,693,505)
                                                    ========      ==========      ==========
    1994:
         Deferred tax benefit (exclusive of the
           effects of other components listed
           below)...............................    $(13,707)    $(1,537,500)    $(1,551,207)
         Increase in beginning of the year
           balance of the valuation allowance
           for deferred tax assets..............      13,707         463,820         477,527
         Amortization of intangible license
           rights related to deferred tax
           liabilities established in connection
           with
           acquisitions.........................          --      (1,090,524      (1,090,524)
                                                    --------     -----------     -----------
                                                    $     --     $(2,164,204)    $(2,164,204)
                                                    ========      ==========      ==========

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

(6) INCOME TAXES -- (CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1995 and 1994 are presented below:

                                                                     1995           1994
                                                                  -----------    -----------
    Deferred tax assets:
         Net operating loss carryforwards......................   $ 2,198,357    $ 1,789,739
         Deferred assets.......................................        48,116        217,197
         Due from affiliate....................................       414,872         86,138
         Fixed assets depreciation and amortization............        73,046          3,986
         Accounts receivable...................................       468,552         45,000
         Accounts payable......................................       169,014             --
         Noncompete agreement..................................        26,389         13,707
                                                                  -----------    -----------
         Total gross deferred tax assets.......................     3,398,346      2,155,677
         Less valuation allowance..............................     2,014,656        477,527
                                                                  -----------    -----------
    Net deferred tax assets....................................     1,383,690      1,678,150
                                                                  -----------    -----------
    Deferred tax liabilities:
         Intangible license rights.............................   15,725,1000     25,111,629
         Accounts receivable...................................        48,928             --
         Inventory.............................................        21,037         26,519
         Due to affiliate......................................       414,872         59,754
                                                                  -----------    -----------
    Total gross deferred tax liabilities.......................    16,209,937     25,197,902
                                                                  -----------    -----------
    Net deferred tax liabilities...............................   $14,826,247    $23,519,752
                                                                   ==========     ==========

     The valuation allowance for deferred tax assets as of January 1, 1995 and 1994, was $477,527 and $342,793, respectively. The net change in the total valuation allowance for the years ended December 31, 1995 and 1994, was an increase of $1,537,129 and $134,734, respectively.

(7) OFFICE FACILITIES AND OTHER LEASES

     The Company has operating leases for office space in Sao Paulo, as well as tower sites throughout Brazil. Rental expense for the office and other operating leases was approximately $850,000 and $190,000 during the years ended December 31, 1995 and 1994.

                            YEAR ENDING DECEMBER 31:
    ------------------------------------------------------------------------
    1996....................................................................   $  655,000
    1997....................................................................      222,000
    1998....................................................................      171,000
    1999....................................................................      162,000
    2000....................................................................       94,000
                                                                               ----------
    Total minimum lease payments............................................   $1,304,000
                                                                                =========

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

(7) OFFICE FACILITIES AND OTHER LEASES -- (CONTINUED)

     Future minimum lease payments under operating leases as of December 31, 1995, calculated using the exchange rate at December 31, 1995, of R$.972 to US $1, are approximately as follows:

(8) BANK LOANS PAYABLE

     The Company utilizes various short-term borrowing arrangements with financial institutions in Brazil as a method of financing current operations. The Company had bank loan payables as of December 31, 1995 and 1994, respectively, as follows:

                                                                         1995        1994
                                                                       --------    --------
    Short-term notes payable........................................   $337,253    $355,167
    Discounted accounts receivable..................................    314,302          --
    Bank overdrafts.................................................    155,364      42,280
                                                                       --------    --------
                                                                       $806,919    $397,447
                                                                       ========    ========

     At December 31, 1995, short-term notes payable consisted of three unsecured loans from financial institutions in Brazil, due on various dates in January 1996 and carrying interest at rates varying from 4.8 percent to 5.1 percent per month. All principal and interest was repaid in full on the due dates. At December 31, 1994, short-term notes payable consisted of two unsecured loans from financial institutions in Brazil carrying interest at rates varying from
9.8 percent to 12.0 percent per month. These loans were repaid during 1995.

     At December 31, 1995, the Company had an outstanding bank loan in the amount of $314,302 from a financial institution in Brazil. This note was collateralized by discounting with recourse an equal amount of the Company's trade accounts receivable. The Company must pay a discount rate of 4.5 percent per month on the outstanding balance. During 1996, the Company has continued to discount portions of its trade accounts receivable to obtain short-term financing.

     At December 31, 1995, the Company had bank overdrafts of $155,364. At December 31, 1994, the Company had obtained a bank overdraft facility from a financial institution in Brazil in the amount of $42,280. This note was unsecured and carried interest at the rate of 8 percent per month and was repaid during 1995.

(9) SHORT-TERM NOTE PAYABLE TO MAJORITY STOCKHOLDER

     At December 31, 1995, the Company has a revolving unsecured promissory note payable to its majority stockholder, Telcom Ventures, in the amount of $12,559,670. The note bears interest at the rate of 9 percent per annum and principal and interest are due on demand. During 1995, the Company recognized interest expense of $671,020 related to this note payable. The note can be converted to shares of capital stock of WVB at the option of the noteholder. As of May 31, 1996, the Company had borrowed an additional $3,051,538 against the promissory note.

(10) PURCHASE OF AUGUSTUS AND MULTIPONTO

     In September 1995, the Company entered into a purchase agreement with Augustus Administracao e Participacoes S.A. (Augustus) to purchase its 100 SMR channels in Brazil. The total purchase price is approximately $408,000. Once the Ministry has approved transfer of control of the SMR licenses from Augustus to the Company, the purchase price will become due and payable.

     In September 1995, the Company entered into a purchase agreement with Multiponto Telecomunicacoes, Ltda. (Multiponto) to purchase its 200 SMR channels in Brazil. The total purchase price is

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

(10) PURCHASE OF AUGUSTUS AND MULTIPONTO -- (CONTINUED)

approximately $856,800. Once the Ministry has approved transfer of control of the SMR licenses from Multiponto to the Company, the purchase price will become due and payable.

     These transactions will be reflected in the financial statements on approval from the Ministry. The Company expects to receive approval for both transfers from the Ministry by December 31, 1996.

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995 and 1994. FASB Statement No. 107, Disclosure about Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties:

                                                      1995                         1994
                                            -------------------------    ------------------------
                                             CARRYING         FAIR        CARRYING        FAIR
                                              AMOUNTS        VALUE        AMOUNTS        VALUE
                                            -----------    ----------    ----------    ----------
    Financial assets:
         Cash and cash equivalents.......   $    62,447    $   62,447    $  572,005    $  572,005
         Trade accounts receivable.......     3,129,357     3,129,357       228,767       228,767
         Due from officers and
           employees.....................        35,809        35,809        59,271        59,271
         Other accounts receivable.......       464,432       464,432       120,409       120,409
    Financial liabilities:
         Trade accounts payable and
           accrued.......................     7,155,050     7,155,050     3,595,382     3,595,382
         Bank loans payable..............       806,919       806,919       397,447       397,447
         Other short-term payables.......     1,000,000     1,000,000     4,074,648     4,074,648
         Due to affiliates...............       404,603       404,603       396,538       396,538
         Short-term note payable to
           majority stockholder..........    12,559,670            --            --            --

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

          Cash and cash equivalents, trade accounts receivables, due from officers and employees, other accounts receivable, trade accounts payable, bank loans payable, due to affiliates, and other short-term payables: the carrying amounts approximate fair values because of the short maturity of those instruments.

          Short-term note payable to majority stockholder: It is not practicable to estimate the fair value since the note payable is due to the majority stockholder, and although the repayment term is due on demand, the actual timing of repayment is uncertain.

(12) COMMON STOCK

  Stock Split

     On August 16, 1994, the Articles of Incorporation of WVB were amended to increase the authorized capital from 10,000 to 1,000,000 shares of common stock with the stated par value remaining at $.01 per share. At the same time, WVB effected a one hundred for one stock split whereby each outstanding share of common stock was subdivided and reclassified into 100 shares of common stock.

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

(12) COMMON STOCK -- (CONTINUED)

  Stock Options

     The Company has entered into individual stock option agreements with certain employees of the Company and an affiliated company. These agreements allow for such individuals to purchase a total of 1,303 shares, or approximately 2 percent, of the common stock of the Company at an exercise price equal to a pro rata share of the total capital contribution per share on the option exercise date, which management believes approximates market value. At December 31, 1995, the per share capital contribution was approximately $428. The agreements expire in November 1996 and April 1997. As of December 31, 1995, both options were exercisable and neither had been exercised.

(13) STOCK GRANT

     In January 1995, the Company entered into an agreement with an employee of Telcom Ventures, whereby the Company granted such employee 31 shares of common stock of WVB. The Company recognized compensation expense in the amount of $12,500, which management believes approximates fair value of the shares granted. This amount has been reported as selling, general, and administrative expenses with a corresponding increase in additional paid-in capital within the accompanying consolidated financial statements.

(14) SUBSEQUENT EVENTS

     In May 1996, WVB entered into a purchase agreement to acquire the outstanding capital stock of LMP Consultoria Representcoes Ltd. (LMP) for $900,000. LMP holds licenses to operate 220 SMR channels in Brazil. By agreement, payment of one-half of the purchase price is due upon WVB building out the channels and the balance is due upon obtaining approval from the Ministry for the transfer of control of the SMR licenses.

     In May 1996, WVB entered into a purchase agreement to acquire the outstanding capital stock of Telecomunicacoes Brastel S/C Ltd. (Brastel) for $240,000. Brastel holds licenses to operate 40 SMR channels in Brazil. WVB paid $50,000 of the purchase price upon signing the agreement. The remainder of the purchase price is due upon WVB building out the channels and obtaining approval from the Ministry for the transfer of control of the SMR licenses.

(15) PENDING SALE OF THE COMPANY

     In June 1996, the stockholders of WVB entered into a preliminary agreement to sell all of the outstanding capital stock of the Company to a U.S. publicly traded company. Pursuant to the agreement, the shareholders of WVB would receive common stock of the purchaser as consideration for the sale. The negotiations are in the preliminary stages, and therefore, are subject to the completion of due diligence procedures by the purchaser.

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                  SEPTEMBER 30,
                                                                                      1996
                                                                                  -------------
                                            ASSETS
Current assets:
     Cash and cash equivalents.................................................    $      5,461
     Trade accounts receivable, net............................................       4,305,636
     Other accounts receivable.................................................         627,710
     Prepaid expenses and other current assets.................................         450,850
     Inventory.................................................................       2,053,158
                                                                                  -------------
          Total current assets.................................................       7,442,815
                                                                                  -------------
Property and equipment, net....................................................       8,177,247
License rights, net............................................................      48,734,576
Intangible assets, net.........................................................         113,156
Other assets...................................................................          80,794
                                                                                  -------------
          Total assets.........................................................    $ 64,548,588
                                                                                     ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses.....................................    $  9,137,504
     Bank loans payable........................................................       1,139,276
     Other payables............................................................       2,275,071
     Amounts payable for business acquisitions.................................       1,140,000
     Short-term note payable to majority stockholder...........................      16,563,004
     Deferred income taxes.....................................................         403,882
                                                                                  -------------
     Total current liabilities.................................................      30,658,737
Other..........................................................................       1,213,944
Deferred income taxes..........................................................      13,052,618
                                                                                  -------------
          Total liabilities....................................................      44,925,299
                                                                                  -------------
Stockholders' equity...........................................................      19,623,289
                                                                                  -------------
     Total liabilities and stockholders' equity................................    $ 64,548,588
                                                                                  =============

     See accompanying notes to condensed consolidated financial statements

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           NINE MONTHS ENDED
                                                                     ------------------------------
                                                                     SEPTEMBER 30,    SEPTEMBER 30,
                                                                         1996             1995
                                                                     -------------    -------------
Revenues..........................................................   $  10,909,129     $  6,463,744
Cost of operations................................................       5,933,029        4,682,299
                                                                     -------------    -------------
Gross profit......................................................       4,976,100        1,781,445
Selling, general, and administrative expenses.....................      10,960,700        7,390,985
Depreciation and amortization expense.............................       3,697,106        3,691,352
                                                                     -------------    -------------
Operating loss....................................................      (9,681,706)      (9,300,892)
Other expenses, net...............................................      (1,066,797)        (238,544)
                                                                     -------------    -------------
Loss before income tax benefit....................................     (10,748,503)      (9,539,436)
Income tax benefit................................................       1,369,747          461,142
                                                                     -------------    -------------
Net loss..........................................................   $  (9,378,756)    $ (9,078,294)
                                                                     =============     ============

     See accompanying notes to condensed consolidated financial statements

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            NINE MONTHS ENDED
                                                                      ------------------------------
                                                                      SEPTEMBER 30,    SEPTEMBER 30,
                                                                          1996             1995
                                                                      -------------    -------------
Cash flows from operating activities:
     Net loss......................................................    $ (9,378,756)    $ (9,078,294)
     Depreciation and amortization expense.........................       3,697,106        3,691,352
     Provision for doubtful accounts...............................       2,181,747        1,120,164
     Deferred tax benefit..........................................      (1,369,747)        (461,142)
     Stock grant...................................................              --           12,500
     Changes in operating accounts, net............................       1,691,273       (3,111,523)
                                                                       ------------    -------------
          Net cash used by operating activities....................      (3,178,377)      (7,826,943)
                                                                       ------------    -------------
Cash flows from financing activities:
     Purchase of property and equipment............................        (306,743)      (2,543,149)
     Acquisition of licensee companies, net of cash acquired.......      (1,000,000)      (3,074,648
                                                                       ------------    -------------
          Net cash used by investing activities....................      (1,306,743)      (5,617,797)
                                                                       ------------    -------------
Cash flows from financing activities:
     Proceeds from sale of stock and net capital contributions.....          92,443        2,017,731
     Proceeds from note payable to majority stockholder............       4,003,334       11,240,637
     Proceeds from bank loans payable..............................         332,357               --
     Payments on bank loans payable................................              --         (302,253)
                                                                       ------------    -------------
          Net cash provided by financing activities................       4,428,134       12,956,115
                                                                       ------------    -------------
Net decrease in cash and cash equivalents..........................         (56,986)        (488,625)
Cash and cash equivalents at beginning of year.....................          62,447          572,005
                                                                       ------------    -------------
Cash and cash equivalents at end of year...........................    $      5,461     $     83,380
                                                                       ============     ============
Supplemental disclosures of cash flow information:
     Interest paid.................................................    $    720,485     $    120,778
                                                                       ============     ============

     See accompanying notes to condensed consolidated financial statements

               WIRELESS VENTURES OF BRAZIL, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996

(1) BASIS OF PRESENTATION

     In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of the consolidated financial position of Wireless Ventures of Brazil, Inc. and Subsidiaries (the "Company" or WVB) as of September 30, 1996, and the results of its operations and cash flows for the nine months ended September 30, 1996 and 1995. The results of operations for the nine months ended September 30, 1996 and 1995 are not necessarily indicative of the results that may be expected for the full year. These condensed financial statements are unaudited, and do not include all related footnote disclosures.

     The interim unaudited condensed financial statements should be read in conjunction with the audited financial statements of the Company.

(2) BUSINESS ACQUISITIONS

     In May 1996, WVB agreed to acquire all of the outstanding capital stock of LMP Consultoria Representcoes Ltda. (LMP) for a total purchase price of $900,000. LMP holds licenses to operate a total of 220 SMR channels in Brazil. Pursuant to the purchase agreement executed in July 1996, WVB has acquired 49% of the stock of LMP and the right to purchase the remaining 51% for nominal additional consideration. As of September 30, 1996, WVB had paid one-half of the total purchase price for this transaction, with the balance payable upon the receipt of the approval of the Ministry for the transfer of control.

     In May 1996, WVB agreed to acquire all of the outstanding capital stock of Telecomunicacoes Brastel S/C Ltda. (Brastel) for a total purchase price of $240,000. Brastel holds licenses to operate 40 SMR channels in Brazil. Pursuant to the purchase agreement, WVB acquired 49% of the stock of Brastel and the right to purchase the remaining 51% for nominal additional consideration. As of September 30, 1996, WVB had paid $50,000 of the total purchase price for this transaction. In October 1996, WVB paid an additional $70,000 of the purchase price for this transaction. Another $60,000 of the balance is payable by December 10, 1996 with the remaining balance payable upon the receipt of the approval of the Ministry for the transfer of control.

(3) PENDING SALE OF COMPANY

     As of October 28, 1996, WVB entered into a merger agreement with Nextel Communications, Inc. (Nextel) pursuant to which Nextel would acquire 81% of the issued and outstanding capital stock of WVB in exchange for $186,300,000 worth of Nextel common stock in a tax-free reorganization. Under the merger agreement, which is subject to WVB stockholder approval, the existing WVB stockholders will retain the remaining 19% of WVB. The merger agreement contemplates that the WVB stockholders will also approve the reclassification of the WVB common stock into two classes with different voting rights. Nextel will acquire 100% of the Class A common stock, which will give it 90% of the voting rights of the WVB stockholders.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          NEXTEL COMMUNICATIONS, INC.,

                            DIAL CALL INDIMICH, INC.

                                      AND

                       WIRELESS VENTURES OF BRAZIL, INC.

                          DATED AS OF OCTOBER 28, 1996

                       AS AMENDED AS OF DECEMBER 19, 1996

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS.................................................................      2
     1.1    Defined Terms..............................................................      2
     1.2    Other Definitional Matters.................................................      7
ARTICLE II  THE MERGER.................................................................      7
     2.1    The Merger.................................................................      7
               2.1.1  The Merger of Indimich and WVB...................................      7
               2.1.2  Effective Time of the Merger.....................................      7
               2.1.3  Articles of Incorporation........................................      8
               2.1.4  Bylaws...........................................................      8
               2.1.5  Officers and Directors of Surviving Corporation..................      8
               2.1.6  Effects of Merger................................................      8
     2.2    Conversion of Shares.......................................................      8
               2.2.1  Effect of Merger on Capital Stock................................      8
               2.2.2  Exchange of Certificates.........................................      9
               2.2.3  Dissenters' Rights...............................................     10
     2.3    Closing....................................................................     10
     2.4    Unavailable Channels.......................................................     10
               2.4.1  Options to Purchase Equity Interests in Licensees................     10
               2.4.2  Frequency Interference...........................................     11
               2.4.3  Revocation of Licenses...........................................     12
               2.4.4  Liability........................................................     13
     2.5    Closing Balance Sheet......................................................     13
     2.6    Service of Process.........................................................     15
     2.7    Tax Treatment of Adjustments...............................................     15
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF WVB.....................................     15
     3.1    Organization, Good Standing, Etc...........................................     15
     3.2    Authorization, Due Execution and Binding Effect............................     15
     3.3    No Approvals or Notices Required; No Conflicts With Instruments............     16
     3.4    Licenses, Permissions, Permits, Authorizations, Etc........................     16
     3.5    Capitalization of WVB and WVB Affiliates...................................     17
     3.6    Ownership of WVB Common Stock and Capital Stock of WVB Affiliates..........     17
     3.7    Financial Statements.......................................................     17
               3.7.1  General..........................................................     17
               3.7.2  Interim Financial Statements.....................................     18
     3.8    Absence of Certain Changes.................................................     18
     3.9    Liabilities................................................................     19
     3.10   Intercompany Transactions..................................................     20
     3.11   Taxes......................................................................     20
     3.12   Assets.....................................................................     20
     3.13   Channels...................................................................     21
     3.14   Compliance With Environmental Laws.........................................     21
     3.15   Contracts..................................................................     22
     3.16   Claims and Legal Proceedings...............................................     22
     3.17   Interconnect Rights........................................................     23
     3.18   Labor Matters..............................................................     23
     3.19   Patents, Trademarks, Etc...................................................     24
     3.20   Customers..................................................................     25

     3.21   Applicable Laws............................................................     25
     3.22   Insurance..................................................................     26
     3.23   Brokerage..................................................................     26
     3.24   Business Plan..............................................................     26
     3.25   S-4 Registration Statement and Proxy Statement/Prospectus..................     26
     3.26   Full Disclosure............................................................     26
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF NEXTEL AND INDIMICH......................     27
     4.1    Organization, Good Standing, Etc...........................................     27
     4.2    Authorization, Due Execution and Binding Effect............................     27
     4.3    No Approvals or Notices Required; No Conflicts With Instruments............     27
     4.4    Claims and Legal Proceedings...............................................     28
     4.5    Nextel SEC Filings.........................................................     28
     4.6    Nextel Common Stock........................................................     28
     4.7    Brokerage..................................................................     28
     4.8    S-4 Registration Statement and Proxy Statement/Prospectus..................     28
     4.9    Tax........................................................................     29
ARTICLE V  FURTHER AGREEMENTS..........................................................     30
     5.1    Schedules..................................................................     30
     5.2    Access.....................................................................     30
     5.3    Management Information.....................................................     30
     5.4    Advice of Claims...........................................................     31
     5.5    Conduct of the Business....................................................     31
     5.6    Compliance With Laws.......................................................     32
     5.7    Insurance and Loss of or Damage to Assets..................................     32
     5.8    Confidentiality............................................................     32
     5.9    Founders Meeting...........................................................     32
     5.10   Registration Statement/Proxy Materials.....................................     33
     5.11   No Solicitations...........................................................     33
     5.12   Rule 145 Affiliates........................................................     34
     5.13   Tax Covenant...............................................................     35
     5.14   Nextel Common Stock........................................................     35
     5.15   Other Cooperation..........................................................     36
     5.16   Certain Brazilian Regulatory Issues........................................     36
     5.17   Brazilian Certificates.....................................................     37
ARTICLE VI  CONDITIONS PRECEDENT TO OBLIGATIONS OF NEXTEL AND INDIMICH.................     37
     6.1    Accuracy of Representations and Warranties.................................     37
     6.2    Performance of Agreement...................................................     37
     6.3    Approvals and Consents.....................................................     37
     6.4    Founders' Approval.........................................................     37
     6.5    Shareholders Agreement.....................................................     38
     6.6    Opinion of WVB Counsel.....................................................     38
     6.7    Confidentiality, Noncompetition and Proprietary Information Agreements.....     38
     6.8    Resignations of Directors, Officers, Employees, Independent Contractors and
            Consultants................................................................     38
     6.9    Legal Proceedings..........................................................     38
     6.10   S-4 Registration Statement and Listing.....................................     38
     6.11   Title......................................................................     39
     6.12   WVB Officers' Certificates.................................................     39
     6.13   No Change in Political or Economic Conditions in Brazil....................     39

     6.14   Affiliate Transactions.....................................................     39
     6.15   Rule 145 Affiliate Agreements..............................................     39
     6.16   Documentation Relating to Licenses.........................................     39
     6.17   Negative Pledge Agreement..................................................     39
     6.18   Brazilian Regulatory Issues................................................     40
ARTICLE VII  CONDITIONS PRECEDENT TO OBLIGATIONS OF WVB................................     40
     7.1    Accuracy of Representations and Warranties.................................     40
     7.2    Performance of Agreement...................................................     40
     7.3    Approvals and Consents.....................................................     40
     7.4    Founders' Approval.........................................................     40
     7.5    Shareholders Agreement.....................................................     40
     7.6    Nextel and Indimich Officers' Certificate..................................     41
     7.7    Legal Proceedings..........................................................     41
     7.8    S-4 Registration Statement and Listing.....................................     41
     7.9    Opinion of Nextel Counsel..................................................     41
     7.10   No Material Adverse Change.................................................     41
     7.11   Transfer of Interests of WVB Affiliates....................................     41
     7.12   Termination of Powers of Attorney..........................................     42
ARTICLE VIII  NONCOMPETITION...........................................................     42
     8.1    Noncompetition.............................................................     42
     8.2    Specific Performance.......................................................     43
ARTICLE IX  INDEMNIFICATION AND SURVIVAL OF WARRANTIES.................................     43
     9.1    Indemnification by the Founders............................................     43
     9.2    Indemnification by Nextel..................................................     44
     9.3    Procedure..................................................................     44
     9.4    Survival...................................................................     45
ARTICLE X  TERMINATION.................................................................     45
     10.1   Termination................................................................     45
     10.2   Effect of Termination......................................................     46
ARTICLE XI  GENERAL....................................................................     47
     11.1   Expenses...................................................................     47
     11.2   Amendment..................................................................     47
     11.3   Headings...................................................................     47
     11.4   Applicable Law.............................................................     47
     11.5   Parties in Interest........................................................     47
     11.6   Waivers....................................................................     48
     11.7   Acknowledgment.............................................................     48
     11.8   Notices....................................................................     48
     11.9   Counterparts...............................................................     49
     11.10 Entire Understanding........................................................     50

                                   SCHEDULES

2.2.1       WVB Options
3.1         Organization
3.3         Approvals and Conflicts
3.4         Additional Payments and Fees
3.5         Capitalization of WVB and WVB Affiliates
3.8         Certain Changes or Events
3.9         Undisclosed Material Liabilities
3.10        Intercompany Balances
3.11        Payments
3.12(a)     Leases
3.12(b)     Real Property
3.12(d)     Liens
3.13        Channels
3.15        Contracts
3.16        Claims and Legal Proceedings
3.18        Labor Matters
3.19        Patents, Trademarks, Etc.
3.20        Customers
3.21        Applicable Laws

                                    EXHIBITS

2.1.2       Forms of Certificate of Merger and Articles of Merger
2.1.3       Form of Amendment to Articles of Incorporation of WVB
2.1.4       Form of Amended and Restated Bylaws of WVB
2.4         Value of Channels
5.12        Form of Affiliate Agreement
5.17        Brazilian Certificates
6.5         Form of Shareholders Agreement
6.6         Form of Opinion of WVB Counsel
6.7         Form of Confidentiality, Noncompetition and Proprietary Information Agreement
6.12        Form of WVB Officers' Certificate
6.18        Form of Negative Pledge Agreement
7.6         Form of Nextel and Indimich Officers' Certificate
7.9         Form of Opinion of Nextel Counsel

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of October 28, 1996 by and among NEXTEL COMMUNICATIONS, INC., a Delaware corporation ("Nextel"), DIAL CALL INDIMICH, INC., a Delaware corporation and direct wholly owned subsidiary of Nextel ("Indimich"), and WIRELESS VENTURES OF BRAZIL, INC., a Virginia corporation ("WVB").

                                    RECITALS

     A. WVB, Nextel and Indimich believe it advisable and in their respective best interests to effect a merger of WVB and Indimich pursuant to this Agreement (the "Merger").

     B. WVB Controls (as defined below) or has certain interests in certain Persons (as defined below) that (i) hold trunking licenses issued by the Federative Republic of Brazil ("Brazil") authorizing the use of the 1,700 Specialized Mobile Radio ("SMR") channels listed on Schedule 3.13 in the frequency ranges of 851.0125 megahertz ("MHz") to 865.9875 MHz for base to mobile and 806.0125 MHz to 820.9875 MHz for mobile to base in certain cities in Brazil (the "Channels") and (ii) own certain assets relating to the SMR business (the businesses of WVB and of the Persons that WVB Controls or Persons of which WVB or any WVB Affiliate (as defined below) has an option to acquire Control (the "WVB Affiliates") being referred to collectively herein as the "Business").

     C. Prior to the closing of the Merger, WVB intends to exchange each share of its outstanding common stock, par value $.01 per share, for 81 shares of Class A Common Stock, par value $.01 per share, having 90/81 votes per share (the "Class A Common Stock"), and 19 shares of Class B Common Stock, par value $.01 per share, having 10/19 vote per share (the "Class B Common Stock"; together with the Class A Common Stock, the "WVB Common Stock").

     D. WVB desires and intends to submit to a vote of its shareholders (the "Founders") a proposal to convert all of the outstanding Class A Common Stock into Class A common stock, par value $.001 per share, of Nextel (the "Nextel Common Stock") and to cause the merger of Indimich with and into WVB, and Nextel desires and intends to cause (i) the merger of Indimich with and into WVB (after the Merger, the "Surviving Corporation"), on the terms and subject to the conditions herein set forth, and (ii) the transfer of all of the stock of the Surviving Corporation held by Nextel to McCaw International, Ltd., an indirect and wholly owned subsidiary of Nextel.

     E. The parties intend that the transactions contemplated hereby qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, and the Treasury regulations promulgated thereunder both as amended and in effect as of the date hereof (the "Code").

     F. The Board of Directors of Nextel, Indimich and WVB, and the sole shareholder of Indimich have approved the Merger and this Agreement.

     In consideration of the mutual promises contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1   DEFINED TERMS

     As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition Proposal" has the meaning set forth in Section 5.11(a).

     "Affiliate" of any Person (the "Subject") means any other Person which, directly or indirectly, Controls or is Controlled by or is under common Control with the Subject and, without limiting the generality of the foregoing, shall in any event include (a) any Person which beneficially owns or holds 5% or more of any class of voting securities of the Subject or 5% or more of the legal or beneficial interest in the Subject, and (b) any Person of which the Subject beneficially owns or holds 5% or more of any class of voting securities or 5% or more of the legal or beneficial interest.

     "Affiliate Agreement" has the meaning set forth in Section 5.12.

     "Agreement" has the meaning set forth in the introductory paragraph.

     "AirLink" has the meaning set forth in Section 2.5(b).

     "Assets" has the meaning set forth in Section 3.3.

     "Brazil" has the meaning set forth in the Recitals.

     "Business" has the meaning set forth in the Recitals.

     "Certificates" has the meaning set forth in Section 2.2.2(a).

     "Channels" has the meaning set forth in the Recitals.

     "Class A Common Stock" has the meaning set forth in the Recitals.

     "Class B Common Stock" has the meaning set forth in the Recitals.

     "Closing" has the meaning set forth in Section 2.3.

     "Closing Average" has the meaning set forth in Section 2.2.1(a).

     "Closing Balance Sheet" has the meaning set forth in Section 2.5(a).

     "Closing Date" has the meaning set forth in Section 2.3. "Code" has the meaning set forth in the Recitals.

     "Confidentiality Agreement" has the meaning set forth in Section 5.8.

     "Control" (including, with correlative meanings, the terms "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Converted Share" has the meaning set forth in Section 2.2.2(a).

     "Corporation" has the meaning set forth in Section 7701(a)(3) of the Code.

     "Damages" has the meaning set forth in Section 9.1.

     "DGCL" has the meaning set forth in Section 2.1.1(b).

     "Effective Time" has the meaning set forth in Section 2.1.2.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Financial Statements" has the meaning set forth in Section 3.7.1.

     "Founder Representative" has the meaning set forth in Section 2.4.3.

     "Founders" has the meaning set forth in the Recitals.

     "HSR Act" has the meaning set forth in Section 4.3.

     "Indemnifying Founder" means Telcom Ventures, LLC, South Beach Ventures, Inc., Rajendra Singh, Neera Singh, the Hersh Raj Singh Education Trust and the Samir Raj Singh Education Trust, and any successor thereto.

     "Indemnifying Party" has the meaning set forth in Section 9.3.

     "Indemnitee" has the meaning set forth in Section 9.3.

     "Indimich" has the meaning set forth in the introductory paragraph.

     "Interim Financial Statements" has the meaning set forth in Section 3.7.2.

     "Knowledge of WVB" means, with respect to the existence or absence of a fact, matter, event or circumstance, the actual knowledge of any director or officer of WVB, any Founder, or any director or officer of any WVB Affiliate.

     "LCC" has the meaning set forth in Section 2.5(b).

     "License" has the meaning set forth in Section 3.4.

     "License Issue" has the meaning set forth in Section 2.4.3.

     "License Transfer Date" has the meaning set forth in Section 2.4.3(b).

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, deed of trust, charge, security interest, encumbrance or other adverse claim of any kind with respect to such property or asset.

     "Master Service Agreement" has the meaning set forth in Section 2.5(b).

     "Merger" has the meaning set forth in the Recitals.

     "MHz" has the meaning set forth in the Recitals.

     "Ministry" has the meaning set forth in Section 5.16(a).

     "Ministry Letter" has the meaning set forth in Section 5.16(a).

     "Ministry Memorandum" has the meaning set forth in Section 5.16(a).

     "Nextel" has the meaning set forth in the introductory paragraph, and shall include any successor corporations.

     "Nextel Common Stock" has the meaning set forth in the Recitals.

     "Nextel Representative" has the meaning set forth in Section 2.4.3.

     "Nextel Shares" means the shares of Nextel Common Stock to be issued pursuant to Section 2.2.1.

     "Original Letter" has the meaning set forth in Section 5.10.

     "PCS" has the meaning set forth in Section 8.1(a).

     "Permitted Liens" has the meaning set forth in Section 3.12(d).

     "Person" means any individual, partnership, limited liability company, joint-stock company, firm, corporation, association, unincorporated organization, joint venture, trust or other entity.

     "Personal Property" has the meaning set forth in Section 3.12(a).

     "Pro Rata Share" means, with respect to any Indemnifying Founder, the number of shares of Nextel Common Stock received by such Indemnifying Founder at the Closing multiplied by the Closing Average.

     "Prohibited Transaction" means (i) a transfer by Nextel of the stock of WVB, or the transfer by WVB of all or a significant part of its assets, other than a transfer by Nextel of the stock of WVB or a transfer by WVB of its assets in a transaction that maintains the tax-free status of the Merger (to the Founders) by reason of Section 368(a)(2)(C) of the Code,
     (ii) a transfer by a member of the WVB Group of all or a significant portion of its assets to an entity other than a corporation (except transfers of assets in the ordinary course of the transferor's business),
     (iii) a transfer by a member of the WVB Group of all or a significant portion of its assets to a corporation that the transferor does not control (within the meaning of Section 368(c) of the Code) after the transfer and
     (iv) any transaction that terminates the membership of WVB or a WVB Affiliate in the WVB Group (other than a termination whereby one member of the WVB Group merges or liquidates into another member of the WVB Group or a corporation controlled (within the meaning of Section 368(c) of the Code) by a member of the WVB Group).

     "Proxy Statement/Prospectus" has the meaning set forth in Section 5.10.

     "Radio-Tel" has the meaning set forth in Section 5.16(a).

     "Regulatory Issue" has the meaning set forth in Section 5.16(a).

     "S-4 Registration Statement" has the meaning set forth in Section 5.10.

     "Satisfactory Regulatory Comfort" has the meaning set forth in Section
     6.18.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Shareholders Agreement" has the meaning set forth in Section 6.5.

     "SMR" has the meaning set forth in the Recitals.

     "Superior Proposal" has the meaning set forth in Section 5.11(a).

     "Supplemental WVB Proposal" has the meaning set forth in Section 5.16(a).

     "Surviving Corporation" has the meaning set forth in the Recitals.

     "Tax" and "Taxes" mean any and all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, stamp, occupation, premium, property, customs duty and other tax, fee, assessment, or similar charge of any kind whatsoever, together with interest and penalties, additions to the tax, and additional amounts imposed in connection with such tax by any Tax Authority, whether U.S. or foreign.

     "Tax Authority" has the meaning set forth in Section 3.11.

     "Tax Returns" means all returns (including information returns), reports, estimates, elections, declarations, statements, forms, requests for extensions of time, and other documents (including any schedule, exhibit, or any other attachment to such documents) relating to or required to be filed with any Tax Authority or any other Person pursuant to any federal, state or local law, whether U.S. or foreign.

     "Telcom" has the meaning set forth in Section 2.2.1(a).

     "Telcom Note" means the promissory note dated January 1, 1995 made by WVB to Telcom.

     "Termination Notice Date" has the meaning set forth in Section 2.4.3(b).

     "VSCA" has the meaning set forth in Section 2.1.1(a).

     "Working Capital Excess" has the meaning set forth in Section 2.5(b).

     "WVB" has the meaning set forth in the introductory paragraph.

     "WVB Affiliates" has the meaning set forth in the Recitals.

     "WVB Common Stock" has the meaning set forth in the Recitals.

     "WVB Group" means the "affiliated group" of corporations of which WVB is the "common parent" corporation (as those terms are used in Section 1504 of the Code) as determined immediately prior to the Closing Date and without regard to Section 1504(b)(3) (concerning foreign corporations).

     "WVB Optionholders" has the meaning set forth in Section 2.2.1(a).

     "WVB Options" has the meaning set forth in Section 2.2.1(a).

     "WVA Response" has the meaning set forth in Section 5.16(a).

     "WVB Securities" has the meaning set forth in Section 3.5.

1.2   OTHER DEFINITIONAL MATTERS

     (a) The words "this Agreement," "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provisions of this Agreement, and the words "Article," "Section," "Schedule," "Exhibit" and like references are to this Agreement unless otherwise specified.

     (b) Singular and plural forms, as the case may be, of terms defined herein have correlative meanings.

     (c) Any defined term which relates to a document includes within its definition any amendments, modifications, renewals, restatements, extensions, supplements or substitutions which may heretofore have been or which may hereafter be executed in accordance with the terms thereof and as may be permitted by this Agreement.

                                   ARTICLE II

                                   THE MERGER

2.1   THE MERGER

     2.1.1 THE MERGER OF INDIMICH AND WVB

     (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with the Delaware General Corporation Law (the "DGCL") and the Virginia Stock Corporation Act (the "VSCA"), Indimich shall be merged with and into WVB, and the separate corporate existence of Indimich shall thereupon cease.

     (b) WVB shall be the surviving corporation in the Merger, shall succeed to all of the assets and liabilities of each of WVB and Indimich, as provided in the DGCL and the VSCA, and shall continue its existence under the provisions of the DGCL and the VSCA.

     2.1.2 EFFECTIVE TIME OF THE MERGER

     On the Closing Date and subject to the terms and conditions hereof, a certificate of merger and articles of merger complying with the applicable provisions of the DGCL and the VSCA, respectively, substantially in the form attached hereto as Exhibit 2.1.2, shall be executed by the parties to the Merger and filed with the Secretary of State of the State of Delaware and the Virginia State Corporate Commission, respectively, pursuant to the DGCL and the VSCA, respectively. The Merger shall become effective at the time and on the date specified in the articles of merger as so filed, such time being herein called the "Effective Time."

     2.1.3 ARTICLES OF INCORPORATION

     The Articles of Incorporation of WVB shall as of the Effective Time be amended as set forth in Exhibit 2.1.3, and such Articles of Incorporation as so amended shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until duly amended.

     2.1.4 BYLAWS

     At the Effective Time, the Bylaws of the Surviving Corporation shall be in the form attached hereto as Exhibit 2.1.4 and shall be the Bylaws of the Surviving Corporation after the Effective Time until duly amended.

     2.1.5 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

     At the Effective Time, the officers and directors of Indimich immediately prior to the Merger shall become and continue to be the officers and directors of the Surviving Corporation.

     2.1.6 EFFECTS OF MERGER

     The Merger shall have the effects set forth in Section 257 of the DGCL and
Article 12, Section 13.1-721, of the VSCA.

2.2   CONVERSION OF SHARES

     2.2.1 EFFECT OF MERGER ON CAPITAL STOCK

     (a) At the Effective Time, by virtue of the Merger, and without any action on the part of any holder of any capital stock of WVB, all issued and outstanding shares of Class A Common Stock and all vested options to purchase WVB Common Stock (the "WVB Options") shall be converted in the aggregate into the right to receive from Indimich that number of shares of Nextel Common Stock equal to (i) (y) $186,300,000 minus (z) the sum of principal and interest due to Telcom Ventures, LLC ("Telcom") under the Telcom Note as of the Effective Time, divided by (ii) the average of the closing prices of the Nextel Common Stock on the Nasdaq National Market for the 20 trading days following but excluding the date hereof (the "Closing Average"), to be distributed to the Founders and to holders of WVB Options (the "WVB Optionholders") on a pro rata basis based on
(a) the number of shares of Class A Common Stock held by each Founder as shown on Schedule 3.5 and (b) the number and value of the shares of WVB Common Stock that the WVB Optionholders would be entitled to receive if they had exercised their options in full in a cashless manner immediately prior to the Closing, in each case as set forth on Schedule 2.2.1. Upon such conversion, all such shares of Class A Common Stock shall be canceled and cease to exist, and each holder of a certificate representing any such shares or options shall cease to have any rights with respect thereto, except the right to receive from Indimich the shares of Nextel Common Stock to be issued and cash to be paid in lieu of fractional shares of Nextel Common Stock in consideration therefor upon the surrender of such certificate in accordance with Section 2.2.2(b).

     (b) Each share of common stock of Indimich issued and outstanding at the Effective Time shall be cancelled.

     (c) At the Effective Time, without any action on the part of the parties hereto, the Telcom Note shall be exchanged for a number of shares of Nextel Common Stock having a value equal to (i) the sum of principal and interest due to Telcom under the Telcom Note as of the Effective Time, divided by (ii) the Closing Average and rounded to the nearest whole share. Immediately following the Effective Time, the Telcom Note shall automatically be deemed canceled.

     2.2.2 EXCHANGE OF CERTIFICATES

     (a) Exchange Procedures. At the Effective Time, Nextel shall issue the Nextel Shares to Indimich and Indimich shall deliver the Nextel Shares to the holders of Class A Common Stock and WVB Options pursuant to Section 2.2.1(a) and to Telcom pursuant to Section 2.2.1(c). Each holder of record of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Class A Common Stock (the "Certificates") or
(ii) a WVB Option, in each case that were converted (the "Converted Shares") into the right to receive from Indimich shares of Nextel Common Stock pursuant to Section 2.2.1, shall surrender at the Effective Time the Certificates, or original documentation representing the WVB Options, as the case may be, in exchange for a certificate representing that number of whole shares of Nextel Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2.2. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, stolen, mislaid or destroyed, (ii) such bond, security or indemnity as Indimich may reasonably require and (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, Indimich shall cause Nextel to issue to such holder a certificate representing the number of shares of Nextel Common Stock into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. Each WVB Optionholder shall provide to Indimich evidence satisfactory to Indimich of the full and complete satisfaction of all obligations of WVB to such WVB Optionholder.

     (b) No Fractional Securities. Notwithstanding any other provision of this Agreement, Indimich shall not transfer any fractional share of Nextel Common Stock upon the surrender for exchange of Converted Shares. In lieu of any such fractional shares, any holder of WVB Common Stock and any WVB Optionholder who would otherwise have been entitled to a fractional share of Nextel Common Stock shall be entitled to receive from Indimich a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the Closing Average, without any interest thereon.

     (c) Restrictions on Transfer of WVB Common Stock and WVB Options. From and after the date hereof, other than as described in Section 3.5, WVB shall issue no additional shares of capital stock and grant no additional options to purchase capital stock of WVB, and no transfer of any capital stock of WVB shall be made except to any donee which agrees to be bound by the terms of this Agreement.

     2.2.3 DISSENTERS' RIGHTS

     Each holder of shares of Class A Common Stock shall have the dissenters' rights set forth in Article 15 of the VSCA.

2.3   CLOSING

     The closing of the Merger (the "Closing") shall take place at the offices of Nextel, 1505 Farm Credit Drive, McLean, Virginia, and the dates of the Closing shall be within five business days following satisfaction or waiver of the conditions set forth in Article VII, or at such other place or time as Nextel and WVB may agree (the "Closing Date").

2.4   UNAVAILABLE CHANNELS

     2.4.1 OPTIONS TO PURCHASE EQUITY INTERESTS IN LICENSEES

     (a) WVB shall (and, so long as the Founders shall Control WVB, the Founders shall cause each of the WVB Affiliates to) use its commercially reasonable best efforts to cause, to the extent permitted by applicable laws and without the incurrence of any material cost to WVB or the Founders, the restructuring of any agreement between any WVB Affiliate and any third party which jointly owns equity interests in another WVB Affiliate to (i) increase WVB's direct and indirect equity ownership of the WVB Affiliates, (ii) cause the transfer of any equity interests in a WVB Affiliate held by a third party which is a natural person to a legal entity Controlled by such natural person, and (iii) cause the transfer to a WVB Affiliate or a designee of a WVB Affiliate of any equity interests in another WVB Affiliate held by a third party. Nextel and its Affiliates shall, and following the Closing Date Nextel shall cause the Surviving Corporation and the WVB Affiliates to, use their commercially reasonable best efforts to assist in achieving the objectives set forth in the preceding sentence, including without limitation after the Closing Date paying the remaining portion of the purchase price, if any, payable under any such agreement, to the extent such portion is reflected in the Closing Balance Sheet, and the costs, if any, incurred in effecting such restructuring or transfer. To the extent the remaining portion of the purchase price, if any, payable under any such agreement is not reflected in the Closing Balance Sheet, the Indemnifying Founders shall pay such portion, if required, whether or not disclosed in the Schedules hereto.

     (b) If, on the second anniversary of the Closing Date, the Surviving Corporation shall not have acquired, directly or indirectly, at least 99% of the equity interests in any Person owning the License with respect to any Channel (despite the commercially reasonable best efforts of the Surviving Corporation and the WVB Affiliates to acquire such interests), unless the Surviving Corporation shall have received assurances reasonably satisfactory to the Surviving Corporation that such percentage ownership will be approved by the relevant Brazilian authorities within the next succeeding six months, the Surviving Corporation may provide notice to Telcom within 20 days of such second anniversary demanding payment in accordance with this Section 2.4.1(b). Within 10 days after such notice, (i) the Indemnifying Founders shall pay to the Surviving Corporation in cash the value of such Channel, as set forth in Exhibit 2.4, or transfer to the Surviving Corporation shares of Nextel Common Stock having the same value, rounded to the nearest whole share, based on the average of the closing prices of the Nextel Common Stock on the principal trading market on which such shares are traded for the 20 trading days prior to the date of transfer of such stock to Nextel, and (ii) on the date of payment, the Surviving Corporation shall cause the transfer of the Surviving Corporation's direct or indirect interests in the Person that owns the License with respect to such Channel to Telcom or any Person designated by Telcom, subject to applicable regulatory approval, if any. The Founders' aggregate liabilities under this
Section 2.4.1 shall not exceed $25,000,000.

     2.4.2 FREQUENCY INTERFERENCE

     (a) If, on the Closing Date, any Channel is subject to actual frequency interference that materially prejudices such Channel's use for its intended purpose permitted under the applicable License, other than interference that is required by applicable law or regulation to be abated within six months after the Closing Date (so long as the application of such law or regulation shall not have been enjoined or held invalid by a court of competent jurisdiction), the Surviving Corporation may provide notice to Telcom within 60 days of the Closing Date demanding payment in accordance with this Section 2.4.2(a). Within 10 days after such notice, (i) the Indemnifying Founders shall pay to the Surviving Corporation in cash the value of such Channel, as set forth on Exhibit 2.4, or transfer to the Surviving Corporation shares of Nextel Common Stock having the same value, based on the average of the closing prices of the Nextel Common Stock on the principal trading market on which such shares are traded for the 20 trading days prior to the date of transfer of such stock to Nextel, and (ii) on the date of such payment, the Surviving Corporation shall cause the relevant WVB Affiliate to transfer all of its rights with respect to such Channel to Telcom or any Person designated by Telcom, subject to applicable regulatory approval, if any.

     (b) Notwithstanding the foregoing, if such interference exists as of the Closing Date, but is required by applicable law or regulation to be abated more than six months following the Closing Date, the Surviving Corporation and the Founders shall use commercially reasonable best efforts to cause the abatement of such interference. If such interference shall not have been abated as of the 18-month anniversary of the Closing Date, the parties shall take the actions described in Sections 2.4.2(a)(i) and (ii) above within 10 days after written notice given by the Surviving Corporation within 10 days following such 18-month anniversary.

     2.4.3 REVOCATION OF LICENSES

     (a) If, as of the 15-month anniversary of the Closing Date, WVB or any WVB Affiliate shall have received notification from the Brazilian government of termination of the License with respect to any Channel because any action had not been taken or was not being taken, or because the WVB Affiliate was not in full compliance with all requirements of any law or regulation relating to such License, in each case on or prior to the Closing Date, the Indemnifying Founders shall upon notice given by the Surviving Corporation within 20 days following such 15-month anniversary (or, subject to Section 2.4.3(b), following the conclusion of any unsuccessful contest contemplated by Section 2.4.3(b)) within 10 days of such notice pay to the Surviving Corporation in cash the value of such Channel, as set forth on Exhibit 2.4, or transfer to the Surviving Corporation shares of Nextel Common Stock having the same value, based on the average of the closing prices of the Nextel Common Stock on the principal trading market on which such shares are traded for the 20 trading days prior to the date of transfer of such stock to Nextel.

     (b) Between the date hereof and the 15-month anniversary of the Closing Date, WVB shall provide to Nextel and the Indemnifying Founders copies of any correspondence with the Brazilian government relating to any claimed or possible violation of any law or regulation relating to telecommunications in Brazil (a "License Issue") and shall further provide all other material information from any party relating to any such License Issue. Immediately following the receipt of any information indicating that a License Issue exists, the Surviving Corporation shall form a two-person team to respond to such termination (the "Team") composed of a designee of Nextel (the "Nextel Representative") and a designee of Telcom (the "Founder Representative"); provided, however, that neither the Founder Representative nor the Nextel Representative nor any other Person acting on the behalf of either Nextel or Telcom or any of their Affiliates shall contact, directly or indirectly, any Brazilian official or governmental entity regarding such termination or any issue related to such termination without the written consent of the Representative of the other side, which consent shall not be unreasonably withheld. All reasonable expenses of the Team shall be borne equally except if the Indemnifying

Founders are ultimately obligated to make a payment to WVB in respect of such License revocation, in which case the Indemnifying Founders shall bear the reasonable expenses of the Team. The Team shall be responsible for all material actions to be taken with respect to such possible or actual termination. If the Team is unable to agree on how best to respond to any License Issue, either member of the Team shall have the right to petition the President of each of Nextel and Telcom to resolve such disagreement. If any such disagreement is not resolved within 10 days of such a petition, then Nextel must decide either to
(a) assume control of the response with respect to such License Issue, in which case the Indemnifying Founders shall have no obligations to WVB with respect to the relevant Channels pursuant to this Section 2.4.3 or (b) permit Telcom to control the handling of the License Issue. If any License is terminated by the Brazilian government on or prior to the 15-month anniversary of the Closing Date for the reasons set forth in Section 2.4.3(a) (the date which notice of such termination is received by the Surviving Corporation being referred to as the "Termination Notice Date"), the Surviving Corporation will give written notice thereof promptly (and in no event later than 20 days following the 15-month anniversary of the Closing Date) to the Indemnifying Founders. Upon the later of the one-year anniversary of the Termination Notice Date and the 15-month anniversary of the Closing Date, if the termination of such License shall not have been rescinded, the Indemnifying Founders shall make the payment to the Surviving Corporation in the amount and in the form required by Section 2.4.3(a), and at the request of Telcom, the Surviving Corporation shall, subject to applicable law and regulation, transfer all rights to such License, including the right to contest the termination of such License, to the Indemnifying Founders or their designees (such date of transfer being referred to as the "License Transfer Date"). If the Indemnifying Founders shall recover full use of such License prior to the 12-month anniversary of the License Transfer Date, then the Indemnifying Founders shall have the right to require the Surviving Corporation to repurchase such License in cash in exchange for the value of the relevant Channels as set forth on Exhibit 2.4.

     2.4.4 LIABILITY

     Each of the Indemnifying Founders, by his, her or its approval of this Agreement, agrees to be bound by the terms of this Section 2.4. The Indemnifying Founders' liabilities under this Section 2.4 shall be joint and several; provided, however, that each Indemnifying Founder's liability under this Section
2.4 shall be limited to such Indemnifying Founder's Pro Rata Share.

2.5   CLOSING BALANCE SHEET

     (a) As promptly as practicable, but no later than 30 days after the Closing Date, Telcom, on behalf of the Founders, shall cause to be delivered to Nextel a consolidated balance sheet of WVB and the WVB Affiliates as of the Closing Date (the "Closing Balance Sheet"), which shall have been reviewed by KPMG Peat Marwick LLP. The Closing Balance Sheet shall (i) fairly present the consolidated financial position of WVB and the WVB Affiliates as at the close of business on the Closing Date in accordance with U.S. generally accepted accounting principles applied on a basis consistent with the Financial Statements, (ii) include line items substantially consistent with those in the Financial Statements, and (iii) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Financial Statements.

     (b) To the extent that the Closing Balance Sheet indicates that the consolidated current liabilities of WVB and the WVB Affiliates exceed the consolidated current assets of WVB and the WVB Affiliates immediately following the Effective Time by more than US$6,000,000 (any such excess being referred to herein as the "Working Capital Excess"), by their approval of this Agreement, the Indemnifying Founders agree to pay Nextel the Working Capital Excess in cash or, at the option of Telcom, in Nextel Common Stock (valued at the average of the closing prices of the Nextel Common Stock on the Nasdaq National Market for the 20 trading days prior to the date of transfer of such shares) within 15 days of Telcom's delivery of the Closing Balance Sheet, subject to Section 2.5(c). The amount payable to LCC, L.C.C. ("LCC") under the Master Service Agreement between LCC and AirLink Servicos e Comercio, Ltda. ("AirLink") dated as of September 5, 1996 (the "Master Service Agreement"), as reflected on the Closing Balance Sheet, shall not exceed $275,000, and the amount payable to LCC under the ANET Agreement between LCC and AirLink dated as of October 21, 1994, as amended March 28, 1996, as reflected on the Closing Balance Sheet, shall not exceed $200,000.

     (c) If Nextel disagrees with Telcom's calculation of the Working Capital Excess, Nextel may, within 15 days of Telcom's delivery of the Closing Balance Sheet, deliver a notice to Telcom disagreeing with such calculation and setting forth Nextel's calculation. Any such notice of disagreement shall specify those items or amounts as to which Nextel disagrees, and Nextel shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of the Working Capital Excess delivered pursuant to
Section 2.5(a).

     (d) If a notice of disagreement shall be delivered pursuant to Section 2.5(c), Nextel and Telcom shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of the Working Capital Excess, which amount shall not be less than the amount thereof shown in Telcom's calculations delivered pursuant to Section 2.5(b) nor more than the amount thereof shown in Nextel's calculation delivered pursuant to Section 2.5(c). If, during such period, Nextel and Telcom are unable to reach such agreement, they shall promptly thereafter cause an independent accounting firm of nationally recognized standing reasonably satisfactory to Nextel and Telcom (which shall not have any material relationship with Nextel or Telcom or any of their Affiliates), promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the Working Capital Excess. WVB and Telcom shall provide all detailed documentation necessary to support the computation underlying Telcom's calculation of the Working Capital Excess. In making such calculation, such independent accountants shall consider only those items or amounts in the Closing Balance Sheet or Telcom's calculation of the Working Capital Excess as to which Nextel has disagreed. Such independent accountants shall deliver to Nextel and Telcom, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Nextel and Telcom. The cost of such review and report shall be borne (i) by Nextel if the difference between the Working Capital Excess and Nextel's calculation of the Working Capital Excess delivered pursuant to Section 2.5(b) is greater than the difference between the Working Capital Excess and Telcom's calculation of the Working Capital Excess delivered pursuant to Section 2.5(c), (ii) by Telcom if the first such difference is less than the second such difference, and (iii) otherwise equally by Nextel and Telcom.

     (e) Nextel and WVB agree that they will, and agree to cause their respective independent accountants and each WVB Affiliate to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of the Working Capital Excess and in the conduct of the audits and reviews referred to in this Section 2.5, including, without limitation, the making available to the extent necessary of books, records, work papers and personnel.

2.6   SERVICE OF PROCESS

     WVB, as the surviving corporation in the Merger, hereby agrees that it may be served with process in Delaware in any proceeding referred to in Section 252(d) of the DGCL, and hereby irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any suit or other proceeding for such purposes; a copy of such process shall be mailed to WVB by the Secretary of State to the address provided for WVB in Section 11.8.

2.7   TAX TREATMENT OF ADJUSTMENTS

     Any payment made pursuant to Section 2.4, Section 2.5 or Article IX shall be treated by the parties for federal income tax purposes as an adjustment to the purchase price, unless otherwise required by law.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF WVB

     To induce Nextel and Indimich to enter into and perform this Agreement, WVB represents and warrants to Nextel and Indimich (which representations and warranties shall survive the Closing as provided in

Section 9.4) all as follows in this Article III. The contents of any particular Schedule to this Article III shall not be deemed included in any other Schedule unless specifically cross-referenced to such Schedule.

3.1   ORGANIZATION, GOOD STANDING, ETC.

     WVB is a corporation duly organized, validly existing and in good standing under the laws of Virginia, and each WVB Affiliate is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of WVB and the WVB Affiliates has all corporate power and authority required to own, operate and lease its properties and assets and to carry on its business (including the SMR business, when applicable) as now conducted, except where such failure to have corporate power and authority would not have a material adverse effect on WVB and the WVB Affiliates, taken as a whole. Except as listed on Schedule 3.1, neither WVB nor any WVB Affiliate is required to be qualified to do business as a foreign corporation in any state or country. Except as listed on Schedule 3.5, WVB does not have any subsidiaries or any direct or indirect investments in any other Person.

3.2   AUTHORIZATION, DUE EXECUTION AND BINDING EFFECT

     Other than the vote of the Founders, all corporate action, including, but not limited to, the approval of the board of directors of WVB and, if required, the approval of the boards of directors, shareholders or quotaholders of the WVB Affiliates, to authorize and perform this Agreement and the transactions contemplated hereby has been taken. This Agreement has been duly executed and delivered by WVB and is a legal, valid and binding obligation of WVB enforceable in accordance with its terms, subject to the approval of the Founders.

3.3   NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

     Except as listed on Schedule 3.3 and except where a violation would not have a material adverse effect on WVB and the WVB Affiliates, taken as a whole, the execution, delivery and performance of this Agreement by WVB and the consummation of the transactions contemplated hereby, including, but not limited to, the transfer of control of the Persons holding all SMR rights (which include but are not limited to telephony and interconnect rights as of the date hereof and as of the Closing Date) in Brazil of WVB and the WVB Affiliates, do not and will not (a) violate the corporate charter or other organizational documents of the Founders, WVB or the WVB Affiliates, (b) constitute a violation (with or without the giving of notice or lapse of time, or both) of any law, rule, regulation, judgment, injunction, order or decree applicable to the Founders, WVB or the WVB Affiliates, (c) require any consent, approval or authorization of any Person, governmental authority or other organization or entity, (d) result in a default under, an acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, or in any other way materially affect the rights of WVB under, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which any of the Founders, WVB or the WVB Affiliates are a party or by which the Founders, WVB or the WVB Affiliates are bound or to which the assets (whether real or personal, tangible or intangible) of WVB and the WVB Affiliates (the "Assets") are subject, or (e) result in the creation or imposition of any Lien on any of the Assets. WVB has provided to Nextel true and complete copies of all corporate and organizational documents of WVB and the WVB Affiliates, and there has been no change to any such documents since the date of such certification except as described on Schedule 3.3. WVB has provided to Nextel copies of the minute books and other customary corporate documents of WVB and the WVB Affiliates, and such minute books and other customary corporate documents are true, complete and correct.

3.4   LICENSES, PERMISSIONS, PERMITS, AUTHORIZATIONS, ETC.

     WVB and the WVB Affiliates have received all currently required governmental approvals, authorizations, consents, licenses, orders, permissions, registrations and permits of all agencies, whether local or national, including, but not limited to, municipal and national licenses to engage in the business of trunking throughout Brazil and authorizations to use the Channels (collectively, the "Licenses"), and all such Licenses are valid and in force, except where the failure to have any such valid License in force would not, individually or in the aggregate, have a material adverse effect on WVB and the WVB Affiliates, taken as a whole. Except as listed on Schedule 3.4 and except for "Fistel" payments and other tax obligations generally applicable to SMR Licenses in Brazil, no additional payments or fees of any kind are required to be paid to governmental authorities to conduct the Business. Except as listed on Schedule 3.4, all Fistel payments, other tax obligations generally applicable to SMR Licenses in Brazil and other payments or fees required to be paid to governmental authorities to conduct the Business have been paid.

3.5   CAPITALIZATION OF WVB AND WVB AFFILIATES

     As of the date hereof, there are 1,000,000 authorized shares of WVB Common Stock and 90,341 shares of WVB Common Stock issued and outstanding. Immediately prior to the Closing, there shall be 7,317,621 shares of Class A Common Stock and 1,716,479 shares of Class B Common Stock issued and outstanding. All outstanding shares of capital stock of WVB and the WVB Affiliates have been duly authorized and validly issued and are fully paid and non-assessable. Except as described in this Section 3.5 and on Schedule 3.5, there are no outstanding (a) shares of capital stock or voting securities of WVB or any WVB Affiliate, (b) securities of WVB or any WVB Affiliate convertible into or exchangeable for shares of capital stock or voting securities of WVB or any WVB Affiliate, or (c) options or other rights to acquire from WVB or any WVB Affiliate, or other obligation of WVB or any WVB Affiliate to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of WVB or any WVB Affiliate (the items in clauses (a), (b) and (c) being referred to collectively as the "WVB Securities"). There are no outstanding obligations of WVB, any WVB Affiliate or any Affiliate of WVB to acquire any WVB Securities. Schedule 3.5 is a true and complete list of the jurisdiction of organization, type of entity, attorney-in-fact (if any), delegate manager (if any), capitalization and voting rights of WVB and each WVB Affiliate. All capital invested by WVB and Telcom in the WVB Affiliates in Brazil has been duly registered with the Central Bank of Brazil as evidenced by Certificates of Foreign Investment issued by the Central Bank of Brazil, except as listed on Schedule 3.5.

3.6   OWNERSHIP OF WVB COMMON STOCK AND CAPITAL STOCK OF WVB AFFILIATES

     The Founders are the record and legal owners of the shares of WVB Common Stock listed as owned by them on Schedule 3.5, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the WVB Common Stock). WVB and the WVB Affiliates are the record and legal owners of the capital stock of the WVB Affiliates owned by them, as disclosed on Schedule 3.5, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of any such capital stock). All individuals who own quotas in the WVB Affiliates that are majority-owned by WVB are nominees who have no rights to transfer or prevent the transfer of such quotas other than as instructed by WVB or its Affiliates.

3.7   FINANCIAL STATEMENTS

     3.7.1 GENERAL

     WVB has previously delivered to Nextel consolidated financial statements of WVB and the WVB Affiliates as of and for the year ended December 31, 1995 and as of and for the seven months ended July 31, 1996 (the "Financial Statements"). The Financial Statements present fairly the consolidated financial position and results of operations of WVB and the WVB Affiliates as of the dates and for the periods indicated therein in accordance with U.S. generally accepted accounting principles consistently applied; provided, however, that the Financial Statements for the seven months ended July 31, 1996 may be subject to normal year-end adjustments of a type consistent with prior years and without footnotes.

     3.7.2 INTERIM FINANCIAL STATEMENTS

     WVB has furnished or will furnish to Nextel prior to the Closing monthly consolidated financial statements of WVB and the WVB Affiliates for periods subsequent to July 31, 1996 (the "Interim Financial Statements"). Any such Interim Financial Statements shall be delivered to Nextel within 30 days of the last day of the relevant month. The Interim Financial Statements will have been prepared and present fairly the consolidated financial condition of WVB and the WVB Affiliates as of the dates and for the periods indicated thereon in accordance with U.S. generally accepted accounting principles consistently applied, subject to normal year-end adjustments of a type consistent with prior years and without footnotes.

3.8   ABSENCE OF CERTAIN CHANGES

     Since July 31, 1996, except as contemplated by this Agreement, and except as listed on Schedule 3.8, the Business has been conducted in the ordinary course consistent with past practices and there has not been

     (a) to the knowledge of WVB, any event, occurrence, development or state of circumstances or facts relating to WVB, Telcom or any WVB Affiliate that has had or could reasonably be expected to have a material adverse effect on the Business (other than laws or regulations adopted or published for comment, public court challenges to existing laws or regulations or changes in the Brazilian economy generally);

     (b) any declaration, setting aside or payment of any dividend or other distribution, whether in cash or securities, with respect to any shares of capital stock of WVB or any WVB Affiliate, or any repurchase, redemption or other acquisition by WVB or any WVB Affiliate of any outstanding shares of capital stock or other securities of, or other ownership interests in, WVB or any WVB Affiliate;

     (c) any amendment of any material term of any outstanding security of WVB or any WVB Affiliate;

     (d) any incurrence, assumption or guarantee by WVB or any WVB Affiliate of any indebtedness for borrowed money;

     (e) any creation or assumption by WVB or any WVB Affiliate of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

     (f) any making of any loan, advance or capital contributions to or investment in any Person by WVB or any WVB Affiliate;

     (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or the assets of WVB or any WVB Affiliate that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Business;

     (h) any transaction or commitment made, or any contract or agreement entered into, by WVB or any WVB Affiliate relating to its assets or the Business (including the acquisition or disposition of any assets) or any relinquishment by WVB or any WVB Affiliate of any contract or other right, in either case, material to WVB or any WVB Affiliate, other than transactions and commitments in the ordinary course of business consistent with past practices or contemplated by this Agreement;

     (i) any change in any method of accounting or accounting practice by WVB or any WVB Affiliate;

     (j) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into by WVB or any WVB Affiliate with any director, officer or employee thereof or consultant thereto (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee of or consultant to WVB or any WVB Affiliate, or (iii) change in compensation or other benefits payable to any director, officer or employee of or consultant to WVB or any WVB Affiliate pursuant to any severance or retirement plans or policies thereof; or

     (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of WVB or any WVB Affiliate, which employees were not subject to a collective bargaining agreement as of the date of the most recent Interim Financial Statements, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of WVB or any WVB Affiliate.

3.9   LIABILITIES

     There are no long-term liabilities of WVB or any WVB Affiliate of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are required by generally accepted accounting principles to be reflected in a balance sheet or in the notes thereto, and there is no existing condition, situation or set of circumstances that is reasonably likely to result in such a liability, other than liabilities provided for in the Financial Statements or disclosed on Schedule 3.9. Except as disclosed on Schedule 3.9, none of the liabilities of WVB or the WVB Affiliates are past due, and all such liabilities were incurred in the ordinary course of business on terms consistent with past practices.

3.10 INTERCOMPANY TRANSACTIONS

     Except as disclosed on Schedule 3.10, there are no intercompany balances, and there are no and have not been any intercompany transactions, between WVB or the WVB Affiliates, on the one hand, and the Founders, on the other hand.

3.11 TAXES

     WVB and the WVB Affiliates have accurately prepared in all material respects and duly filed with the appropriate federal, state, local and foreign taxing authorities (the "Tax Authorities") all tax returns, information returns and reports that are, individually and in the aggregate, material and are required to be filed on or before the date hereof with respect to WVB and the WVB Affiliates, and, except as disclosed on Schedule 3.11, have paid in full or made adequate provision for the payment of all material Taxes. Except as disclosed on Schedule 3.11, neither WVB nor any WVB Affiliate is delinquent in the payment of any material Taxes, and no deficiencies have been assessed or threatened with respect to any Taxes. Neither WVB nor any WVB Affiliate has requested or received from any Tax Authorities any extensions or tolling arrangements with respect to any Taxes or is subject to any open or threatened audits by any Tax Authorities.

3.12 ASSETS

     (a) WVB has delivered to Nextel true and complete copies of all material leases, subleases, rental agreements, contracts of sale or licenses of any portion of the personal property (the "Personal Property") owned, leased or rented by WVB and the WVB Affiliates as of the date hereof. WVB or the WVB Affiliates have legal ownership of or other legal rights to use all property used in the conduct of the Business as presently conducted. Schedule 3.12(a) lists all leased Personal Property with a monthly lease payment (or annual lease payment pro-rated on a monthly basis) in excess of 1,000 Brazilian Reals.

     (b) Except as listed on Schedule 3.12(b), WVB and the WVB Affiliates do not own, lease or use any material real property.

     (c) Each material lease, license, rental agreement, contract of sale or other agreement to which any Assets are subject is valid and in good standing; each of WVB and the WVB Affiliates have performed all material obligations imposed upon it thereunder, and none of WVB, the WVB Affiliates or, to the knowledge of WVB, any other party thereto is in material default thereunder in any material respect, nor is there any event that with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder by WVB or the WVB Affiliates or, to the knowledge of WVB, any other party thereto. Neither WVB nor the WVB Affiliates have received notice, and none of the Founders is otherwise aware, that any party to any such lease, license, rental agreement, contract of sale or other agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No Assets are subject to any lease, license, contract of sale or other agreement that is reasonably likely to have a material adverse effect upon the business, properties or financial condition of WVB or any WVB Affiliates.

     (d) Except as listed on Schedule 3.12(d), the Assets are free and clear of all Liens other than landlord's Liens, Liens for taxes not yet due or for overdue taxes disclosed on Schedule 3.9, workmen's Liens, vendor's Liens or other immaterial Liens arising in the ordinary course of business (collectively, "Permitted Liens") and, other than leased Assets, each of WVB and the WVB Affiliates have good and marketable title thereto. WVB and the WVB Affiliates have valid leasehold interests in all leased Assets.

     (e) No Person has any right of first refusal or option to acquire any interest in the Assets or any part thereof, and neither WVB nor the WVB Affiliates have sold or contracted to sell the Assets or any part thereof or interest therein other than as set forth herein.

3.13 CHANNELS

     WVB directly or indirectly holds licenses for, or has enforceable rights to acquire Persons that hold licenses for, the Channels, as listed on Schedule
3.13. Schedule 3.13 sets forth the location of each Channel, the number of such Channel, the WVB Affiliate having rights to such Channel, the dates of grant and expiration of the License with respect to such Channel, any extension or renewal periods or requests therefor, and the status thereof with respect to such License, any required loading dates, and the status thereof, with respect to such Channel, the number of subscribers using Channels in such location as of September 30, 1996 and the nature of any frequency interference with the use of such Channel. Except as listed on Schedule 3.13, the Founders, WVB and the WVB Affiliates have no other interests, direct or indirect, contingent or pending, in frequencies capable of being used for SMR service in Brazil. To the knowledge of WVB, any commercially reasonable action that is necessary to preserve the rights to any Licenses or Channels has been taken or is being taken, subject to the policies described on Schedule 3.21. The WVB Affiliates have followed the policies described on Schedule 3.21, which policies WVB reasonably believes comply with the requirements of applicable law and regulations.

3.14 COMPLIANCE WITH ENVIRONMENTAL LAWS

     None of the Founders, WVB, the WVB Affiliates or any other Person (including, without limitation, any previous owner, lessee, sublessor or sublessee) has generated, handled, used, manufactured, processed, distributed in commerce, transported, treated, stored, disposed of, or released (or arranged for the transportation, treatment, storage, disposal or release of) petroleum, petroleum products, hazardous waste, hazardous chemicals or substances, toxic chemicals, chemical substances or mixtures, pollutants or contaminants on, at or from any assets or properties owned, leased, subleased or used by WVB or the WVB Affiliates in the operation of the Business or on, at or from any real property to which any of the above-listed substances from the above-listed assets or properties were transported, or at or on which they were treated or disposed, in a manner that could subject WVB, the WVB Affiliates or Nextel or its Affiliates to any material liability under any provision of law in existence on or prior to the Closing Date.

3.15 CONTRACTS

     WVB has given to Nextel a copy of, and made available for review by Nextel originals of, all material contracts, oral or written, to which WVB, Telcom (to the extent such contract relates to the Business) and the WVB Affiliates are a party, including, without limitation, security agreements, conditional sale agreements and instruments relating to the borrowing of money. Schedule 3.15 lists all such contracts. All such contracts are valid and in full force and effect, WVB or the WVB Affiliates, as the case may be, have performed all material obligations imposed upon it or them thereunder, and there are not, under any of such contracts, any defaults or events of default on the part of WVB or the WVB Affiliates, as the case may be, or, to the knowledge of WVB, any other party thereto, that would materially adversely affect the business, assets or financial condition of WVB or such WVB Affiliate or which could reasonably be expected to materially adversely affect the business prospects of WVB or such WVB Affiliate. Neither WVB nor any WVB Affiliate has received notice, nor is WVB otherwise aware, that any party to any such contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.

3.16 CLAIMS AND LEGAL PROCEEDINGS

     Except as described on Schedule 3.16, there are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the knowledge of WVB, threatened against any of the Founders, WVB or any

WVB Affiliate with respect to the Business, before or by any governmental or nongovernmental department, commission, board, bureau, agency, instrumentality or any other Person. Except as described on Schedule 3.16, to the knowledge of WVB, there is no existing or pending legislative or regulatory or existing, pending or threatened judicial action by any federal, state or local entity in Brazil that could reasonably be construed or expected to deny or materially hinder the right of WVB or any WVB Affiliate to use the Channels for their intended purpose under the applicable License or the ability of WVB or any WVB Affiliate to interconnect to the public telephone network, to reuse the same frequency in each License's geographic area, to employ the integrated digital enhanced network technology in the Channels or to operate all the Channels together in the manner that they are currently operated. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which any of the Founders, WVB or any WVB Affiliate is a party that involve the transactions contemplated hereby or that could individually or in the aggregate have a material adverse effect upon the business, assets, or financial condition or business prospects of WVB or any WVB Affiliate.

3.17 INTERCONNECT RIGHTS

     To the knowledge of WVB, the WVB Affiliates have the legal right to interconnect their Channels to the public telephone network in Brazil.

3.18 LABOR MATTERS

     There are no material disputes, employee grievances, disciplinary actions or legal actions pending or threatened between WVB or any WVB Affiliate and any of their respective employees or independent contractors and no claims under U.S. or Brazilian law. Each of WVB and the WVB Affiliates have complied in all material respects with all provisions of all laws in the United States and Brazil relating to the employment of labor and have no liability for any arrears of wages, social security payments or taxes or penalties for failure to comply with any such laws, including but not limited to in connection with work performed by independent contractors. To the knowledge of WVB, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any of the employees of WVB or the WVB Affiliates.

     Except as specifically set forth on Schedule 3.18, neither WVB nor any WVB Affiliate is a party to any:

     (a) management, employment or other contract providing for the employment or rendition of executive services;

     (b) employment contract that is not terminable without penalty by WVB or any WVB Affiliate on 30 days' notice;

     (c) bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement;

     (d) collective bargaining agreement or other agreement with any labor union or other employee organization (and no such agreement is currently being requested by, or is under discussion by management with, any group of employees or others); or

     (e) other employment contract or other compensation agreement or arrangement, oral or written, affecting or relating to current or former employees of WVB or any WVB Affiliate.

     All such contracts and other agreements and arrangements set forth on
Schedule 3.18 are valid and in full force and effect; each of WVB, Telcom and each WVB Affiliate has performed all material obligations imposed upon it thereunder, and there are, under any of such contracts, agreements or arrangements, no defaults or events of default by WVB or any WVB Affiliate or, to the knowledge of WVB, any other party thereto that would materially adversely affect the business, assets or financial condition of WVB or any WVB Affiliate, that would materially adversely affect the relationship of WVB, any WVB Affiliate or Nextel or its Affiliates with any employee of WVB or any WVB Affiliate or that could reasonably be expected to materially adversely affect the business prospects of WVB. Each employee of WVB and the WVB Affiliates has

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

a contract in the form of the standard form contract referred to on Schedule 3.18, and no compensation of any kind is due to any such employee other than as set forth in such contracts.

     From July 31, 1996 to and including the Closing Date, neither WVB nor any WVB Affiliate has made any loans to any of its officers or employees or any of the officers or employees of Telcom or its Affiliates.

3.19 PATENTS, TRADEMARKS, ETC.

     Except as set forth on Schedule 3.19, each of WVB and each WVB Affiliate owns, or has full and unrestricted rights within Brazil (to the extent available under Brazilian law) to:

     (a) all material trademarks, trade names and copyrights, including, but not limited to, "AirLink," now used by WVB or the WVB Affiliates, as the case may be; and

     (b) all material formulae, franchises, processes, techniques and manufacturing know-how and all trademarks, trade names and copyrights used in connection with services now being or intended to be offered and sold by WVB or the WVB Affiliates, as the case may be, except in each case where the failure to own or have full and unrestricted rights within Brazil to such items would not have a material adverse effect on WVB and the WVB Affiliates, taken as a whole.

Where registration of the intellectual property listed in clauses (a) and (b) above is necessary in order to have full and unrestricted rights to such intellectual property, such intellectual property has been duly registered with the proper authorities in Brazil.

     A true and complete list of (i) all patents, patent applications, patent agreements, license agreements, proprietary information agreements, confidentiality agreements, invention agreements, consulting agreements, trademark registrations and applications therefor, trade names, service marks and copyright registrations and applications therefor to which WVB or any WVB Affiliate is a party or that are used in the operation of the Business and (ii) any interference actions or adverse claims made or threatened in respect thereof and any claims made or threatened for alleged infringement thereof are specifically set forth on Schedule 3.19. To the best knowledge of WVB, neither WVB nor any WVB Affiliate, in its operations, infringes any valid patent, trademark, trade name, service mark or copyright of any other Person. Except as set forth on Schedule 3.19, all agreements listed on Schedule 3.19 are valid and enforceable, each of WVB and the WVB Affiliates has performed all material obligations imposed upon it thereunder, and neither WVB nor any WVB Affiliate nor, to the knowledge of WVB, any other party thereto is in default thereunder in any material respect, nor is there any event that with the giving of notice or lapse of time, or both, would constitute a material default thereunder by WVB, any WVB Affiliate or, to the knowledge of WVB, any other party thereto. Neither WVB nor any WVB Affiliate has received notice that any party to any such agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Neither WVB nor any WVB Affiliate has entered into any agreement to indemnify any Person against any claim or charge of infringement of any patents, trademarks, trade names, copyrights, technology, know-how, processes or other intangible rights.

3.20 CUSTOMERS

     Except as described on Schedule 3.20, none of the Founders, WVB or the WVB Affiliates have received any customer complaints or expressions of customer dissatisfaction, in writing or orally, of a material nature concerning the service provided by WVB or any WVB Affiliate.

3.21 APPLICABLE LAWS

     The Founders, WVB and the WVB Affiliates have complied, and are in compliance, with the U.S. Foreign Corrupt Practices Act. Except where noncompliance would not individually or in the aggregate have a material adverse effect on WVB and the WVB Affiliates, taken as a whole, and except to the extent provided in Section 3.13 and on Schedules 3.13 and 3.21, the Founders, WVB and the WVB Affiliates have complied, and are in compliance, with all other presently existing local and national laws, rules, ordinances, decrees and orders applicable to the operation of the Business or to their owned or leased properties. None of the Founders,

WVB or any WVB Affiliate has reasonably been put on notice of any action or omission which could be deemed an unasserted present or past unremedied failure by the Founders, WVB or any WVB Affiliate, as the case may be, to comply with any such laws, rules, ordinances, decrees and orders, other than actions or omissions which WVB reasonably believes are not failures to comply. None of the Founders or any director, officer, agent, employee or other Person acting on behalf of any Founder, WVB or any WVB Affiliate has used any funds or given anything of value, directly or indirectly, for contributions, payments, gifts or entertainment or made any expenditures, directly or indirectly, to any government official, political party or candidate for political office to influence such Person or entity in the discharge of his, her or its official duties. Each of WVB and the WVB Affiliates have financial controls and accounting books and records reasonably designed to ensure that such books and records accurately reflect corporate transactions and the disposition of assets to the extent relating to WVB or the WVB Affiliates. None of the Founders or any director, officer, agent, employee or other Person acting on behalf of any Founder, WVB or any WVB Affiliate has accepted or received any unlawful contributions, payments, gifts or expenditures in connection with the operation of the Business.

3.22 INSURANCE

     WVB has provided to Nextel true and complete copies of all insurance policies relating to WVB, the WVB Affiliates and the Assets.

3.23 BROKERAGE

     Neither WVB nor the Founders have retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Telcom.

3.24 BUSINESS PLAN

     WVB's business plan dated January 1996, which contains projections through January 1, 2001, was prepared in good faith by Telcom using the assumptions set forth therein. No representation or warranty is made with respect to such business plan or projections other than as set forth in the preceding sentence.

3.25 S-4 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS

     None of the information supplied or to be supplied by WVB for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement/Prospectus will (a) in the case of the S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) in the case of the Proxy Statement/Prospectus, at the time of mailing the Proxy Statement/Prospectus and at the time consents of the Founders are obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Closing Date any event with respect to WVB or its officers and directors shall occur that is required to be described in the Proxy Statement/Prospectus or the S-4 Registration Statement, WVB shall notify Nextel thereof by reference to this Section 3.25 and cooperate with Nextel in preparing and filing with the SEC and, as required by law, disseminating to the Founders an amendment or supplement which accurately describes such event or events in compliance with all provisions of applicable law.

3.26 FULL DISCLOSURE

     No information furnished by the Founders, WVB or the WVB Affiliates to Nextel and its Affiliates in this Agreement (including, but not limited to, the Financial Statements and all information in the Schedules and Exhibits) is false or misleading in any material respect. There has been no omission on the part of WVB or the WVB Affiliates to state a material fact necessary to make such information provided to Nextel and its Affiliates not misleading.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF NEXTEL AND INDIMICH

     To induce WVB to enter into this Agreement and the Founders to approve this Agreement, Nextel and Indimich jointly and severally represent and warrant to WVB and the Founders (which representations and warranties shall survive the Closing as provided in Section 9.4) all as follows in this Article IV. The contents of any particular Schedule to this Article IV shall not be deemed included in any other Schedule unless specifically cross-referenced to that Schedule.

4.1   ORGANIZATION, GOOD STANDING, ETC.

     Each of Nextel and Indimich is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Indimich has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted, and is duly qualified and in good standing in each jurisdiction in which it owns or leases property or in which the nature of the business transacted by it makes such qualification necessary. Indimich has no assets or liabilities and has not conducted and conducts no business.

4.2   AUTHORIZATION, DUE EXECUTION AND BINDING EFFECT

     Each of Nextel and Indimich has full power and authority to execute, deliver and perform this Agreement, including approval of the Board of Directors of Nextel. This Agreement has been duly executed and delivered by Nextel and Indimich and is a legal, valid and binding obligation of Nextel and Indimich enforceable in accordance with its terms.

4.3   NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

     The execution, delivery and performance of this Agreement by Nextel or Indimich and the consummation of the transactions contemplated hereby do not and will not (a) violate the corporate charter or other organizational documents of Nextel or Indimich, (b) constitute a violation (with or without the giving of notice or lapse of time, or both) of any law, rule, regulation, judgment, injunction, order or decree applicable to Nextel or Indimich, (c) require any consent, approval or authorization of any Person, governmental authority or other organization or entity other than pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and except for compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Secretary of State of the State of Delaware and the Virginia State Corporate Commission, or (d) result in a default under, an acceleration or a termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which Nextel or Indimich is a party or by which Nextel or Indimich is bound or to which their assets are subject.

4.4   CLAIMS AND LEGAL PROCEEDINGS

     There are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the knowledge of Nextel or Indimich, threatened against Nextel or Indimich, before or by any governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Nextel or Indimich is a party, in each case that relate to the transactions contemplated by this Agreement.

4.5   NEXTEL SEC FILINGS

     All filings made by Nextel with the SEC pursuant to the Exchange Act were complete and correct in all material respects as of the date filed and, as of the date hereof, there are no facts that have not been publicly disclosed that Nextel would be required to have disclosed if Nextel were making a public offering of securities.

4.6   NEXTEL COMMON STOCK

     The Nextel Shares have been duly authorized and, when issued pursuant to the terms hereof, will be validly issued and are fully paid and nonassessable.

4.7   BROKERAGE

     Neither Nextel nor Indimich has retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Nextel or Indimich.

4.8   S-4 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS

     None of the information supplied or to be supplied by Nextel or Indimich for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement/Prospectus will (a) in the case of the S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) in the case of the Proxy Statement/Prospectus, at the time of mailing the Proxy Statement/Prospectus and at the time the consents of the Founders are obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Closing Date any event with respect to Nextel or Indimich, their officers and directors or any of their Affiliates shall occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus or the S-4 Registration Statement, Nextel shall notify WVB thereof by reference to this Section 4.8 and, in the case of the Proxy Statement/Prospectus or the S-4 Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the Founders, and such amendment or supplement shall comply with all provisions of applicable law. The S-4 Registration Statement will comply (with respect to Nextel and Indimich) as to form in all material respects with the provisions of the Securities Act. The Proxy Statement/Prospectus will comply (with respect to Nextel and Indimich) in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

4.9   TAX

     (a) Nextel is in "Control Of " Indimich (as such term is defined in Section 4.9(h).

     (b) Nextel Common Stock is "voting stock" within the meaning of Section 368(a)(2)(E) of the Code.

     (c) The liabilities of Indimich that the Surviving Corporation will assume and the liabilities to which any transferred assets of Indimich may be subject are or will be incurred by Indimich in the ordinary course of its business.

     (d) Any cash that Indimich will distribute to the Founders in lieu of fractional shares as provided for in Section 2.2.2(b) is being distributed solely for the purpose of saving the Surviving Corporation the expense and inconvenience of issuing and transferring fractional shares, and the distribution of cash for fractional shares is not separately bargained-for consideration.

     (e) Except for the Nextel Common Stock that Nextel has or will contribute to Indimich for purposes of effecting the Merger, Indimich has not acquired or disposed of any assets and has not incurred or liquidated any liabilities in anticipation of or in connection with the transactions contemplated by this Agreement.

     (f) Nextel has no plan or intention to (i) liquidate or merge the Surviving Corporation into another corporation, (ii) sell, transfer, or otherwise dispose of the stock of the Surviving Corporation or (iii) cause or allow the Surviving Corporation to sell or otherwise dispose of its assets (or any of the assets that the Surviving Corporation acquires from Indimich pursuant to the Merger other than the Nextel Common Stock that Nextel will contribute to Indimich to effect the Merger) other than dispositions of assets made in the ordinary course of WVB's business; provided, however, that, notwithstanding clauses (ii) and (iii) hereof, Nextel may transfer all or part of the stock of WVB, or WVB may transfer all or part of its assets, to a corporation "Controlled By" (as defined in Section 4.9(h) below) Nextel or WVB, as the case may be, in a transaction that maintains the tax-free status of the Merger (to the Founders) by reason of Section 368(a)(2)(C) of the Code. Nextel has no plan or intention to cause or allow any direct or indirect subsidiary of WVB to sell, transfer or otherwise dispose of any material part of its assets other than transfers made in the ordinary course of business and transfers of the stock of one member of the WVB Group to another member of the WVB Group or to a corporation Controlled By a member of the WVB Group.

     (g) Neither Nextel nor Indimich is an "investment company," as defined in
Section 368(a)(2)(F)(iii) of the Code.

     (h) For purposes of the representations and warranties in this Section 4.9,
(i) the term "Control" is defined in Section 368(c) of the Code and (ii) the terms "Controlled By" and "Control Of " are defined consistently with the term "Control."

                                   ARTICLE V

                               FURTHER AGREEMENTS

     Each of the parties hereto agrees to perform and observe the following agreements applicable to it:

5.1   SCHEDULES

     (a) All representations and warranties herein by WVB shall apply to any exhibits, schedules and certificates delivered by WVB or any officer thereof to Nextel, and each such certificate shall be deemed to be a representation by WVB as to the matters set forth therein. All representations and warranties herein by Nextel and Indimich shall apply to any exhibits, schedules and certificates delivered by Nextel or Indimich or any officer thereof to WVB, and each such certificate shall be deemed to be a representation by Nextel and Indimich as to the matters set forth therein.

     (b) On or prior to the Closing Date, WVB may deliver to Nextel one or more Schedules to this Agreement that are revised and updated to reflect changes to the operations or condition of WVB and the WVB Affiliates between the date hereof and the Closing Date. The delivery of any such revised Schedule shall not affect the rights of Nextel and Indimich under Article VI, but if the Closing shall occur, the revised Schedules shall be deemed to supersede the Schedules delivered herewith, but only with respect to the representations and warranties given as of the Closing Date.

5.2   ACCESS

     From the date of this Agreement to and including the Closing Date, WVB shall (and shall cause the WVB Affiliates to) grant Nextel and its agents, employees, accountants and attorneys reasonable access during normal business hours to, and the opportunity to examine and make copies of, all of the books, records, documents, instruments and papers of WVB and the WVB Affiliates, and the right to inspect all of their operations, properties and assets at any reasonable time and provide any authorizations necessary to examine the status of the Licenses with the Brazilian Ministry of Communications.

5.3   MANAGEMENT INFORMATION

     From the date of this Agreement to and including the Closing Date, WVB shall (and shall cause the WVB Affiliates to) provide to Nextel all material information specifically requested by Indimich regarding the operation of the Business during such period. Any such information shall be subject to the Confidentiality Agreement.

5.4   ADVICE OF CLAIMS

     From the date of this Agreement to and including the Closing Date, WVB shall (and shall cause the WVB Affiliates to) promptly advise Nextel in writing if it has notice or knowledge of the commencement or threat of any claims, litigation or proceedings against or affecting the Founders, WVB or the WVB Affiliates or any rulings, decrees or other material developments in any claim, action or suit described on Schedule 3.16 or arising after the date hereof.

5.5   CONDUCT OF THE BUSINESS

     From the date hereof until the Closing Date, WVB shall (and shall cause the WVB Affiliates to) conduct the Business in the ordinary course consistent with past practices and use its best efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, WVB shall not and will ensure that the WVB Affiliates shall not:

     (a) acquire assets from any other Person having a value individually or in the aggregate in excess of $3 million, except pursuant to existing contracts or commitments;

     (b) sell, lease, license or otherwise dispose of any Assets except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practices;

     (c) issue any additional shares of capital stock;

     (d) make any payments of dividends or other distributions with respect to its capital stock; or

     (e) agree or commit to do any of the foregoing.

     WVB and the WVB Affiliates shall to the best of their respective abilities
(i) preserve and protect the right of WVB and the WVB Affiliates to use all the Channels as currently intended and (ii) take action pursuant to the policies set forth on Schedule 3.21 to satisfy all applicable build-out and loading requirements. WVB shall immediately notify Nextel if it receives notification that any of the Licenses with respect to any Channels may be subject to revocation or if the policies set forth on Schedule 3.21 are not complied with in any material respect.

     WVB shall not (and, by their approval of this Agreement, the Founders agree not to) (i) take or agree or commit to take any action that would make any representation or warranty of WVB hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any commercially reasonable action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

5.6   COMPLIANCE WITH LAWS

     WVB agrees that it and any director, officer, agent, employee or other Person acting on its behalf or on behalf of any of the WVB Affiliates (a) will not be involved in the offering, paying or giving of anything of value, either directly or indirectly, to a government official, political party or candidate for political office to influence such Person or entity in the discharge of his, her or its official duties, (b) will not engage in any such unlawful conduct during the time of carrying out their duties, (c) will maintain accounting books and records in reasonable detail and institute internal controls to ensure that such books and records accurately reflect corporate transactions and the disposition of assets to the extent relating to WVB or the WVB Affiliates, and
(d) except as permitted by the policies set forth on Schedule 3.21, will not, directly or indirectly, take any action or fail to take any commercially reasonable action in each case that could result in the loss of the benefits of any License. WVB further agrees that it will cause the WVB Affiliates to comply with the preceding sentence.

5.7   INSURANCE AND LOSS OF OR DAMAGE TO ASSETS

     (a) WVB shall not, and shall not permit any WVB Affiliate to, decrease the insurance coverage it maintained prior to the date hereof in respect of the Business from the period commencing on the date hereof and ending on the Closing Date.

     (b) WVB shall give Indimich prompt written notice of (i) any loss, damage or destruction to any material tangible Assets occurring on or after July 31, 1996 and on or prior to the Closing Date, (ii) the estimated value of the portion of such Assets so lost, damaged or destroyed, and (iii) the estimated cost of repair, replacement or reconstruction thereof.

5.8   CONFIDENTIALITY

     The Confidentiality Agreement among Telcom, WVB, Wireless Ventures of Argentina, L.L.C. and McCaw International, Ltd. dated as of the date hereof (the "Confidentiality Agreement") shall remain in full force and effect in accordance with its terms and shall apply to all documents and information supplied in connection herewith.

5.9   FOUNDERS MEETING

     WVB will take all action necessary in accordance with applicable law, including but not limited to the U.S. federal and state securities laws, and its Articles of Incorporation and Bylaws to call and hold a meeting of the Founders, or obtain written consents, to approve this Agreement and the transactions contemplated hereby. Subject to the fiduciary duties of WVB's Board of Directors under applicable law as advised by counsel, the Board of Directors of WVB shall recommend and declare advisable such approval, and WVB shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval.

5.10 REGISTRATION STATEMENT/PROXY MATERIALS

     Nextel and WVB shall use their respective reasonable best efforts to prepare and file with the SEC within 15 days of the date hereof preliminary proxy materials that will constitute a proxy statement in connection with the vote of the Founders with respect to this Agreement and the transactions contemplated hereby, together with any amendments thereof or supplements thereto (in each case in the form or forms mailed to the Founders, the "Proxy Statement/Prospectus"). Nextel will also, promptly after the date hereof, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement") containing the Proxy Statement/Prospectus, in connection with the registration under the Securities Act of the Nextel Shares issuable in exchange for the WVB Common Stock and the other transactions contemplated hereby. Nextel and WVB will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Founders at the earliest practicable date. If at any time prior to the Closing Date any event relating to or affecting Nextel or WVB shall occur as a result of which it is necessary, in the opinion of counsel for Nextel or of counsel for WVB, to supplement or amend the S-4 Registration Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the Founders is sought, Nextel and WVB will forthwith prepare and file with the SEC an amendment or supplement to the S-4 Registration Statement (which may be accomplished, to the extent provided by law, rule or regulation, by including such information in a filing made with the SEC under the Exchange Act that is incorporated by reference into the S-4 Registration Statement) so that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. The Founders shall cause KPMG Peat Marwick LLP to deliver to Nextel on the date that the S-4 Registration Statement is declared effective by the SEC a comfort letter of the type customarily delivered in transactions of this type (the "Original Letter") and on the Closing Date a "bring-down" comfort letter confirming that the statements and conclusions set forth in the Original Letter are true and correct as of the Closing Date.

5.11 NO SOLICITATIONS

     (a) WVB shall not, directly or indirectly, through any officer, director, employee, representative or agent of WVB or any of the WVB Affiliates, solicit or encourage the initiation of any inquiries, discussions, negotiations or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving WVB or any WVB Affiliates (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of WVB from referring any third party to this Section 5.11 or from making a copy of this Section 5.11 available to any third party. Nothing contained in this Section 5.11 shall prevent the Board of Directors of WVB from considering, negotiating, approving and recommending to the Founders (after consultation with its financial advisors, and determining after consulting with such advisers and upon advice of counsel that the Board of Directors is required to do so in order to discharge properly its fiduciary duties) an unsolicited bona fide Acquisition Proposal which the Board of Directors of WVB determines in good faith would result in a transaction more favorable to the Founders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

     (b) WVB shall immediately notify Nextel after receipt of any Acquisition Proposal, any material change to an Acquisition Proposal already made or any request for nonpublic information relating to WVB or any of the WVB Affiliates in connection with an Acquisition Proposal or for access to the properties, books or records of WVB or any of the WVB Affiliates by any Person that informs the Board of Directors of WVB or such WVB Affiliate that it is considering making, has made, or has made a material change to, an Acquisition Proposal. Such notice to Nextel shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     (c) If the Board of Directors of WVB or of any WVB Affiliate receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal, and the Board of Directors of WVB determines that such proposal is a Superior Proposal then, and only in such case, WVB may, subject to the execution of a confidentiality and standstill agreement substantially similar to that then in effect between WVB and Nextel, provide such party with access to information regarding WVB or the WVB Affiliates.

5.12 RULE 145 AFFILIATES

     WVB shall identify in a letter to Nextel all persons who will be at the Closing Date "affiliates" of WVB, as such term is used in Rule 145 under the Securities Act. WVB shall use all reasonable efforts to cause its affiliates to deliver to Nextel on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 5.12 (each, an "Affiliate Agreement"). If any affiliate refuses to provide an Affiliate Agreement, Nextel shall, in lieu of receipt of such written agreement, be entitled to place appropriate legends on the certificates evidencing the Nextel Shares to be received by such affiliate pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for Nextel Common Stock to the effect that the Nextel Shares received or to be received by such affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his, her or its interest in or risks relating to such shares of Nextel Common Stock, pursuant to an effective registration statement under the Securities Act, in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to Nextel, is exempt from the registration requirements of the Securities Act. The Proxy Statement/Prospectus and the S-4 Registration Statement shall disclose the foregoing in a reasonably prominent manner.

5.13 TAX COVENANT

     (a) For at least six months following the Merger, (i) WVB will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that it held immediately prior to the Merger and (ii) WVB will retain at least 90 percent of the fair market value of Indimich's net assets and at least 70 percent of the fair market value of Indimich's gross assets that Indimich held immediately prior to the Merger. For purposes of this covenant, amounts paid by WVB to dissenters,

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

amounts paid by WVB or Indimich to shareholders who receive cash or other property in connection with the transactions contemplated by this Agreement, amounts used by WVB or Indimich to pay reorganization expenses, and all redemptions and distributions of property by WVB or Indimich in connection with the transactions contemplated by this Agreement will be included as "assets" immediately prior to the Merger.

     (b) Nextel, WVB and Indimich will pay their respective expenses, if any, incurred in connection with the Merger.

     (c) Nextel will continue the business operated by WVB immediately prior to the Merger, or Nextel will use in a business a significant portion of the business assets held by WVB immediately prior to the Merger. For purposes of this Section 5.13, the term "WVB" shall include each of WVB's direct and indirect subsidiaries.

     (d) For a period of six months following the Merger, Nextel will not effect, directly or indirectly, a Prohibited Transaction without the express written consent of Telcom, which consent shall not be unreasonably withheld.

     (e) For federal income tax purposes, the parties will treat the Merger as a transaction described in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code pursuant to which the Founders exchange their shares of WVB Common Stock for Nextel Common Stock without the recognition of taxable gain, and the parties shall report the Merger and the related transactions contemplated by this Agreement in their Tax Returns in a manner consistent with such treatment.

     (f) For purposes of the covenants in this Section 5.13, the term "control" is defined in Section 368(c) of the Code and the terms "controlled by," "control of," and similar terms are defined consistently with the term "control."

5.14 NEXTEL COMMON STOCK

     During the 20 trading days following but excluding the date hereof, neither the Founders nor any Affiliates thereof shall engage in any transaction in or with respect to Nextel Common Stock, including but not limited to purchasing, selling, selling short, or purchasing or selling options to purchase, Nextel Common Stock in a manner that reasonably could be expected to have a material effect on the price of the Nextel Common Stock on the Nasdaq National Market.

5.15 OTHER COOPERATION

     All parties shall use their reasonable best efforts to prepare and file within 15 days of the date hereof filings required by the HSR Act, and will promptly take, and fully cooperate with the other parties and their legal counsel and accountants in connection with, any other steps reasonably required to be taken as part of the obligations of the parties under this Agreement or to promptly satisfy the conditions precedent hereunder.

5.16 CERTAIN BRAZILIAN REGULATORY ISSUES

     (a) WVB has provided Nextel copies of (i) that certain letter dated October 11, 1996 addressed to Radio Telecomunicacoes do Brasil Ltda. ("Radio-Tel") from the Brazilian Ministry of Communications (the "Ministry") (the "Ministry Letter"), (ii) that certain internal memorandum of the Ministry written by Esmeralda Eudoxia Goncalves dated July 17, 1996 (the "Ministry Memorandum"), and
(iii) that certain letter from Mr. Frank Marques dated October 23, 1996 responding to the Ministry Letter (the "WVA Response"). (The issue of whether the Services Agreements between any WVB Affiliate and AirLink are not in compliance with applicable regulation, as referenced in the Ministry Letter, the Ministry Memoranda and the WVA Response, is referred to as the "Regulatory Issue.")

     (b) WVB shall exercise its commercially reasonable best efforts to secure a satisfactory resolution of the Regulatory Issue. At any time prior to the three-month anniversary of the date hereof, WVB may propose in writing to Nextel how Nextel may secure the Satisfactory Regulatory Comfort (as defined below) (the "WVB Proposal"). Within 10 business days of Nextel's receipt of the WVB Proposal, Nextel shall notify WVB in writing whether Nextel accepts the WVB Proposal as constituting Satisfactory Regulatory Comfort, and if Nextel rejects the WVB Proposal, Nextel shall include a detailed explanation of the reasons for such rejection. If Nextel declines to accept the WVB Proposal, then WVB shall be provided an additional period of 10 business days to allow it to provide supplemental comfort with respect to the Regulatory Issue (the "Supplemental WVB Proposal"). Within five business days of receipt thereof, Nextel shall provide its written response as whether it accepts the Supplemental WVB Proposal as constituting Satisfactory Regulatory Comfort.

     (c) If the Closing occurs, then Nextel shall be deemed to have released the Indemnifying Founders from any liability or obligations they might otherwise incur pursuant to this Agreement in connection with the Regulatory Issue, whether such issue arises in connection with Radio-Tel or any other WVB Affiliate.

5.17 BRAZILIAN CERTIFICATES

     To the extent that Nextel shall not have obtained on or prior to the Closing Date the negative certificates of Brazilian authorities listed on
Exhibit 5.17 in a form reasonably satisfactory to Nextel, WVB shall use its best efforts to obtain such certificates.

                                   ARTICLE VI

           CONDITIONS PRECEDENT TO OBLIGATIONS OF NEXTEL AND INDIMICH

     The obligations of each of Nextel and Indimich to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it on or before the Closing Date shall be subject to the satisfaction of the following conditions, any of which may be expressly waived in writing by Nextel:

6.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of WVB contained herein (including applicable Schedules hereto) shall have been true in all material respects when made and shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, except as affected by transactions contemplated hereby and except to the extent that any such representations and warranties shall have been made as of a specified date, in which case such representations and warranties shall have been true as of the specified date.

6.2   PERFORMANCE OF AGREEMENT

     WVB shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with it on or prior to the Closing Date.

6.3   APPROVALS AND CONSENTS

     All material approvals and consents listed on Schedule 3.3 shall have been obtained.

6.4   FOUNDERS' APPROVAL

     This Agreement and the transactions contemplated hereby shall have been duly approved or ratified by the requisite holders of WVB Common Stock in accordance with applicable provisions of the VSCA and the Articles of Incorporation and Bylaws of WVB.

6.5   SHAREHOLDERS AGREEMENT

     WVB, the Founders and Nextel or any Affiliates of Nextel designated by it to hold the WVB Common Stock shall have entered into a Shareholders Agreement (the "Shareholders Agreement") in substantially the form attached hereto as
Exhibit 6.5.

6.6   OPINION OF WVB COUNSEL

     Indimich shall have received opinions of counsel to WVB in the United States, Brazil and the British Virgin Islands reasonably acceptable to Nextel in substantially the form attached hereto as Exhibit 6.6.

6.7   CONFIDENTIALITY, NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENTS

     On or before the Closing Date, the Founders, the WVB Affiliates Controlled by WVB and all Affiliates (other than members of Telcom), officers and directors thereof shall have entered into confidentiality agreements, noncompetition agreements and proprietary information agreements relating to paging and SMR services and operations in Brazil substantially in the form attached hereto as
Exhibit 6.7.

6.8 RESIGNATIONS OF DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS

     On or before the Closing Date, the resignation of all directors, officers, employees, independent contractors and consultants of WVB and the WVB Affiliates that Nextel shall have requested shall have been obtained.

6.9   LEGAL PROCEEDINGS

     No law, regulation, administrative ruling or order of any court or administrative agency of competent jurisdiction shall be in effect that enjoins, restrains or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be reasonably likely to enjoin, restrain or prohibit consummation of this Agreement.

6.10 S-4 REGISTRATION STATEMENT AND LISTING

     The S-4 Registration Statement shall have been declared effective by the SEC under the Securities Act and shall be effective on the Closing Date. No stop order suspending effectiveness shall have been issued by the SEC, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the Nextel Common Stock shall have been received. The listing of the Nextel Shares on the Nasdaq National Market shall have been approved.

6.11 TITLE

     To the extent any such Liens exist, WVB shall have caused WVB, Telcom and the WVB Affiliates to have obtained the release of all material Liens on the Assets, other than Permitted Liens. WVB shall have supplied to Indimich evidence satisfactory to Nextel pursuant to Section 6.16 establishing WVB's, Telcom's and the WVB Affiliates' good and marketable title to the Assets, free and clear of all Liens, other than Permitted Liens.

6.12 WVB OFFICERS' CERTIFICATES

     Nextel shall have received a certificate from the President and the Secretary of WVB dated the Closing Date, in substantially the form attached as
Exhibit 6.12, certifying that (a) the conditions set forth in this Article VI have been fulfilled and (b) the representations and warranties of WVB herein are true and correct in all material respects as of the Closing Date.

6.13 NO CHANGE IN POLITICAL OR ECONOMIC CONDITIONS IN BRAZIL

     Since the date of this Agreement, in the reasonable opinion of Nextel, there shall have been no change in political or economic conditions in Brazil that has had or could reasonably be expected to have a material adverse effect on the Business, including, but not limited to, any material change in any material law or regulation relating to SMR.

6.14 AFFILIATE TRANSACTIONS

     All loans and other transactions between WVB and the WVB Affiliates, on the one hand, and the Founders or their Affiliates, on the other hand (including, but not limited to, the Master Service Agreement and any shareholders agreement between WVB and the Founders) shall have been terminated.

6.15 RULE 145 AFFILIATE AGREEMENTS

     Nextel shall have received an executed Affiliate Agreement from each Rule 145 affiliate of WVB.

6.16 DOCUMENTATION RELATING TO LICENSES

     Nextel shall have received a true and complete copy of each document granting the License with respect to each Channel.

6.17 NEGATIVE PLEDGE AGREEMENT

     WVB, Telcom and Nextel shall have entered into a Negative Pledge Agreement in substantially the form attached hereto as Exhibit 6.17.

6.18 BRAZILIAN REGULATORY ISSUES

     Subject to the provisions of Section 5.16, Nextel shall have received comfort in form and in substance, reasonably satisfactory to it, with respect to the resolution of the Regulatory Issue (the "Satisfactory Regulatory Comfort").

                                  ARTICLE VII

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF WVB

     The obligations of WVB to perform and observe the covenants, agreements and conditions hereof to be performed and observed by WVB on or before the Closing Date shall be subject to the satisfaction of the following conditions, any of which may be expressly waived in writing by WVB:

7.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of Nextel and Indimich contained in
Article IV shall have been true in all material respects when made and shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, except as affected by transactions contemplated hereby and except to the extent that such representations and warranties shall have been made as of a specified date, in which case such representations and warranties shall have been true as of the specified date.

7.2   PERFORMANCE OF AGREEMENT

     Nextel and Indimich shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

7.3   APPROVALS AND CONSENTS

     All material approvals and consents from third parties listed on Schedule
3.3 shall have been obtained.

7.4   FOUNDERS' APPROVAL

     This Agreement and the transactions contemplated hereby shall have been duly approved or ratified by the Founders in accordance with applicable provisions of the VSCA and the Articles of Incorporation and Bylaws of WVB.

7.5   SHAREHOLDERS AGREEMENT

     WVB, the Founders and Indimich or any Affiliates of Indimich designated by it to hold the WVB Common Stock shall have entered into the Shareholders Agreement.

7.6   NEXTEL AND INDIMICH OFFICERS' CERTIFICATE

     The Founders shall have received certificates of a Vice President and the Secretary of Nextel and of the President and Secretary of Indimich, dated the Closing Date, in substantially the form attached hereto as Exhibit 7.6, certifying that all the conditions set forth in this Article VII have been fulfilled and the representations and warranties of Nextel and Indimich, respectively, herein are true and correct as of the Closing Date.

7.7   LEGAL PROCEEDINGS

     No law, regulation, administrative ruling or order of any court or administrative agency of competent jurisdiction shall be in effect that enjoins, restrains or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall reasonably likely to be pending or threatened that would enjoin, restrain or prohibit consummation of this Agreement.

7.8   S-4 REGISTRATION STATEMENT AND LISTING

     The S-4 Registration Statement shall have been declared effective by the SEC under the Securities Act and shall be effective on the Closing Date. No stop order suspending effectiveness shall have been issued by the SEC, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the Nextel Common Stock shall have been received. The listing of the Nextel Shares on the Nasdaq National Market shall have been approved.

7.9   OPINION OF NEXTEL COUNSEL

     WVB shall have received an opinion of counsel to Nextel reasonably acceptable to WVB substantially in the form attached hereto as Exhibit 7.9.

7.10 NO MATERIAL ADVERSE CHANGE

     Since the date of this Agreement, there shall have been no material adverse change with respect to Nextel that would be required to be publicly disclosed by Nextel if Nextel were making a public offering of securities.

7.11 TRANSFER OF INTERESTS OF WVB AFFILIATES

     All interests in the WVB Affiliates held by Telcom or its Affiliates or by individuals who are acting as nominees of Telcom or any of its Affiliates shall have been transferred to Persons designated by Telcom.

7.12 TERMINATION OF POWERS OF ATTORNEY

     All powers of attorney relating to the WVB Affiliates and designated for termination at least 10 days prior to the Closing Date by Nextel shall have been terminated.

                                  ARTICLE VIII

                                 NONCOMPETITION

8.1   NONCOMPETITION

     (a) By their approval of this Agreement, the Founders agree that, until the earlier of (i) one year following termination of the Shareholders Agreement or
(ii) termination of this Agreement pursuant to

Article X, neither the Founders nor any Affiliate thereof shall in any way, by action or inaction, directly or indirectly, for itself or for the benefit of any other Person, own, manage, operate, join, Control or participate in the ownership, management, operation or Control of, any Person that competes with WVB or any Affiliate thereof, or agrees to do any of the foregoing, in the business of SMR or paging in Brazil, other than wireless radio engineering, design or program management services and the manufacture and sale of related software and hardware products; provided, further, that neither the Founders nor any Affiliate thereof may maintain an equity interest in any Person in which it owns an equity interest as of the date hereof, which equity interest entitles any of the Founders or their Affiliates to control the policymaking or day-to-day operations of such Person or in connection with which any of the Founders or their Affiliates have a representative on the board of directors, if such Person elects to engage in the business of cellular communications or Personal Communications Systems ("PCS") in Brazil. Notwithstanding the foregoing, the Founders may engage in the business of SMR with respect to any interests in entities or Licenses acquired from WVB pursuant to the provisions of Section 2.4 hereof.

     (b) Until the earlier of (i) one year following termination of the Shareholders Agreement or (ii) termination of this Agreement pursuant to Article X, neither Nextel nor any direct or indirect subsidiary thereof shall in any way, by action or inaction, directly or indirectly, for itself or for the benefit of any other Person, own, manage, operate, join, Control or participate in the ownership, management, operation or Control of any Person that competes with WVB or any Affiliate thereof, or agrees to do any of the foregoing, in the business of SMR or paging in Brazil; provided, further, that neither Nextel nor any direct or indirect subsidiary thereof may maintain an equity interest in any Person in which it owns an equity interest as of the date hereof, which equity interest entitles Nextel or any of its direct or indirect subsidiaries to control the policymaking or day-to-day operations of such Person or in connection with which any of the Founders or their Affiliates have a representative on the board of directors, if such Person elects to engage in the business of cellular communications or PCS in Brazil.

8.2   SPECIFIC PERFORMANCE

     The parties hereto acknowledge that it may be impossible to measure in money the damages that any party may incur as a result of another party's violation of any provision of this Article VIII. Consequently, in any action specifically to enforce any provision of this Agreement, each party hereby waives any claim or defense therein that an adequate remedy at law or in damages exists. Each party further agrees that the other parties shall be entitled to injunctive relief, specific performance or other equitable relief to prevent violation of any provision of this Agreement.

                                   ARTICLE IX

                   INDEMNIFICATION AND SURVIVAL OF WARRANTIES

9.1   INDEMNIFICATION BY THE FOUNDERS

     By their approval of this Agreement, each Indemnifying Founder agrees, jointly and severally, to indemnify and hold harmless, on an after-tax basis, Nextel and any of its Affiliates, their respective successors and permitted assigns, and the officers, directors, Affiliates, employees, Controlling Persons and agents of the foregoing and to hold each such party harmless against and in respect of any and all losses, damages, costs and expenses, including attorneys' fees ("Damages"), incurred by any such party by reason of (a) a breach of any of the representations or warranties made in this Agreement by WVB, (b) any item disclosed on Schedule 3.16 or 3.20 or any Fistel payment payable with respect to any period prior to the Closing Date and not reflected in the Closing Balance Sheet, whether or not disclosed in the Schedules hereto, (c) the breach of any covenant contained herein by WVB prior to the Closing, or (d) the breach of undertakings of WVB or the Founders in this Agreement or any other document, supplement, instrument, agreement, letter, amendment or assignment executed in connection herewith, or in any officers' certificate or other certificate delivered to Nextel or its Affiliates at or in connection with the Closing; provided, however, that (a) the Indemnifying Founders shall not be obligated to make any payments under this Section 9.1 unless and until the amount of

Damages exceeds $500,000, after which the Indemnifying Founders shall be obligated to pay the entire amount of such Damages, including the first $500,000, and (b) the remedies set forth in Section 2.4 shall be the sole remedies for any Claim relating to (i) WVB's ability to acquire, directly or indirectly, the remaining interests in any Persons owning Licenses, (ii) frequency interference and (iii) revocation of Licenses. The aggregate individual liability of each Indemnifying Founder under this Article IX and Sections 2.4 and 2.5 shall be limited to such Indemnifying Founders' Pro Rata Share. As between themselves, the Indemnifying Founders agree that if any Indemnifying Founder shall become obligated to make any indemnification payment hereunder or under Sections 2.4 or 2.5, each Indemnifying Founder shall contribute to such payment pro rata in accordance with his, her or its ownership interests in WVB as of the Closing Date. The Indemnifying Founders may satisfy their obligations hereunder in cash or in Nextel Common Stock, based on the average of the closing prices of the Nextel Common Stock on the principal trading market on which such shares are traded for the 20 trading days prior to the date of transfer thereof.

9.2   INDEMNIFICATION BY NEXTEL

     Nextel agrees to indemnify and hold harmless, on an after-tax basis, WVB and the Founders, their respective successors and permitted assigns and the officers, directors, affiliates, employees, Controlling Persons and agents of the foregoing and to hold each such party harmless against and in respect of any and all Damages incurred by such party by reason of a breach of any of the representations or warranties made by Nextel and Indimich in this Agreement or Damages suffered as a result of the breach of undertakings of Nextel and Indimich in any other document, supplement, instrument, agreement, letter, amendment or assignment executed in connection herewith, or in any officers' certificate or other certificates delivered to the Founders at or in connection with the Closing; provided, however, that (a) Nextel shall not be obligated to make any payments under this Section 9.2 unless and until the amount of Damages exceeds $500,000, after which Nextel shall be obligated to pay the entire amount of such Damages, including the first $500,000, and (b) Nextel's maximum liabilities under this Section 9.2 shall not exceed $186,300,000.

9.3   PROCEDURE

     With respect to the claims made by third parties, if Nextel, Indimich, any Founder, WVB or the WVB Affiliates are threatened with any claim, or any such claim is presented to or any action or proceeding commenced, that may give rise to the right of indemnification hereunder, Nextel, Indimich, such Founder, WVB or the WVB Affiliates, as the case may be (the "Indemnitee"), will give written notice thereof promptly (and in no event later than the last survival date of the representation and warranty for the breach of which indemnification is sought) to the party or parties bearing the indemnification obligation (the "Indemnifying Party"); provided, however, that the failure to give notice in accordance with this Section 9.3 shall not prevent enforcement hereunder if such failure is not prejudicial to the Indemnifying Party. The Indemnifying Party shall have the right to participate in the defense of such claim, action or proceeding, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof with counsel mutually satisfactory to such parties and the Indemnitee, in which case every Indemnitee shall have the right to participate through counsel of its own choosing (and whose fees shall by paid by such Indemnitee). If the Indemnifying Party and the Indemnitee agree upon mutually satisfactory counsel to assume the defense, the Indemnifying Party shall assume the expense of such counsel's fees and shall no longer assume the expense of the Indemnitee's attorneys' fees. In the event the Indemnifying Party undertakes to compromise or defend any such liability, the Indemnifying Party shall so notify the Indemnitee in writing promptly of its intention to do so, and the Indemnitee shall cooperate with the Indemnifying Party and its counsel in the compromising of or the defending against any such liabilities or claims, at the expense of the Indemnifying Party. Such cooperation shall include, but shall not be limited to, the provision to the Indemnifying Party of reasonable access to the Indemnitee's business records, research, documents and employees as they relate to the defense of any indemnified claim. In response to a bona fide settlement offer, the Indemnifying Party may settle the monetary portion of an indemnifiable matter that it has duly elected to contest without the consent of the Indemnitee unless such settlement has an adverse effect upon the Indemnitee, in which case such matters shall be settled only with the consent of the Indemnitee; provided, however, that the Indemnifying Party shall not have the right to agree to a settlement involving injunctive or other equitable relief without obtaining the prior written consent of the Indemnitee. In the event the Indemnitee declines to consent to the monetary settlement described in the preceding sentence, then the Indemnitee shall have no right to indemnification beyond, and the Indemnifying Party shall have no obligation to pay damages and attorneys' fees hereunder in excess of, the amount of the proposed settlement.

9.4   SURVIVAL

     The covenants, agreements, representations and warranties made by the parties in or pursuant to this Agreement shall survive the Closing for 18 months, except as otherwise set forth herein, and except that (a) indemnification pursuant to Article IX relating to the representations and warranties contained in Sections 3.11 and 4.9 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later, and (b) the agreements contained in this Article IX shall survive indefinitely. Any claim for indemnification asserted in accordance with the provisions of this Agreement prior to the relevant expiration date shall survive until it is resolved.

                                   ARTICLE X

                                  TERMINATION

10.1 TERMINATION

     This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, before or after the approval by the Founders:

     (a) by mutual written consent duly authorized by the Boards of Directors of Nextel and WVB; or

     (b) by either Nextel or WVB if the transactions contemplated hereby shall not have been consummated by the date 30 days after the date hereof; provided, however, that if, despite the parties' reasonable best efforts, the applicable waiting period under the HSR Act shall not have been terminated as of such date, or the S-4 Registration Statement shall not have been declared and remain effective as of such date, such date shall be extended for a reasonable period not to exceed an additional 45 days to permit such condition or conditions to be fulfilled; provided, further, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the transactions contemplated hereby to occur on or before such date; or

     (c) by either Nextel or WVB if a court of competent jurisdiction or governmental authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby; or

     (d) by Nextel or WVB if, pursuant to WVB's requests for shareholder approval, the requisite vote of the Founders shall not have been obtained prior to the date set forth in Section 10.1(b); or

     (e) by Nextel if (i) the Board of Directors of WVB shall withdraw, modify or change its recommendation in favor of this Agreement and the transactions contemplated hereby in a manner adverse to Nextel or shall have resolved to do any of the foregoing; (ii) the Board of Directors of WVB shall have recommended to the Founders an alternative transaction; or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of WVB Common Stock is commenced (other than by Nextel or an Affiliate of Nextel) and the Board of Directors of WVB recommends that the Founders tender their shares in such tender offer or exchange offer; or

     (f) by Nextel upon a breach of any representation, warranty, covenant or agreement on the part of WVB set forth in this Agreement such that the conditions set forth in Section 6.1 or 6.2 would not be satisfied; or by WVB upon a breach of any representation, warranty, covenant or agreement on the part of Nextel or Indimich set forth in this Agreement such that the conditions set forth in Section 7.1 or 7.2 would not be satisfied; or

     (g) by Nextel if any representation or warranty of WVB shall have become untrue such that the conditions set forth in Article VI cannot reasonably be expected to be satisfied by the date set forth in Section 10.1(b); or by WVB if any representation or warranty of Nextel or Indimich shall have become untrue such that the conditions set forth in Article VII cannot reasonably be expected to be satisfied by the date set forth in Section 10.1(b); or

     (h) by Nextel or WVB if the Board of Directors of WVB shall have resolved to accept a Superior Proposal.

10.2 EFFECT OF TERMINATION

     In the event of any termination pursuant to this Article X (other than pursuant to Section 10.1(a)), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to the other party hereto and neither party shall have any liability to the other party of any nature whatsoever due to such termination, except for damages resulting from a willful breach by the other party.

                                   ARTICLE XI

                                    GENERAL

11.1 EXPENSES

     If the transactions contemplated by this Agreement are consummated, Nextel shall pay its own fees, costs and expenses, and the Founders shall pay their own fees, costs and expenses, incident to the negotiation, preparation and carrying out of this Agreement; provided, however, that WVB shall not bear any fees, costs or expenses relating to the Merger for the benefit of any of the Founders, Nextel or Indimich.

11.2 AMENDMENT

     Prior to the Closing, Nextel, Indimich and WVB (and after the Closing, Nextel, the Surviving Corporation and the Indemnifying Founders), may amend, modify or supplement this Agreement at any time, but only in a written amendment duly executed on behalf of each of the parties.

11.3 HEADINGS

     The headings preceding the text of Sections of this Agreement are for convenience only and shall not be deemed parts thereof.

11.4 APPLICABLE LAW

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts executed and to be fully performed in such state. Each of the parties hereto, and each of the Founders by his, her or its approval of this Agreement, (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of Virginia or any Virginia state court if any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Virginia or a Virginia state court.

11.5 PARTIES IN INTEREST

     All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether herein so expressed or not. This Agreement shall not be assigned by either party hereto in whole or in part without the prior written consent of the other party hereto; provided, however, that Indimich may at any time assign all or part of its right, title and interest in, to and under this Agreement and the documents, agreements and supporting papers delivered in connection herewith to any Affiliate of Indimich that is a wholly owned direct subsidiary of Nextel and that agrees in writing to be bound by the provisions hereof and which has no assets, liabilities or operations and which is in all respects in full compliance with all representations, warranties, covenants and agreements contained herein. The representations, warranties, covenants and agreements of Nextel and Indimich set forth in this Agreement are made for the benefit of the Founders and, subject to the approval of this Agreement and the Merger by the Founders, may be enforced by and against the Founders in accordance with the terms of this Agreement.

11.6 WAIVERS

     Any terms, covenants, representations, warranties or agreements of any party hereto may be waived at any time by an instrument in writing executed by the party for whose benefit such terms exist. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

11.7 ACKNOWLEDGMENT

     Each of Nextel and Indimich acknowledges that it has not relied on the advice of WVB, the Founders or their respective counsel as to matters of Brazilian law or regulation; provided, however, that this acknowledgment shall in no way affect the rights of Nextel and Indimich under Article II, III or IX.

11.8 NOTICES

     Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered or deposited in the mail, postage prepaid, sent certified or registered, or when delivered by facsimile, and addressed as respectively set forth below, or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally or by facsimile, transmission confirmed, shall be deemed to be received on the date of delivery and any notice so mailed shall be deemed to be received three days after the date on which it was mailed.

     Notices to the parties shall be sent as follows:

     (a)  To Nextel and Indimich:

         Nextel Communications, Inc.
         1505 Farm Credit Drive
         McLean, VA 22102
         Attention: Thomas Sidman, Esq.
         Fax: (703) 394-3001

         Dial Call Indimich, Inc.
         c/o McCaw International, Ltd.
         1191 Second Avenue, Suite 1600
         Seattle, WA 98101
         Attention: General Counsel
         Fax: (206) 749-8384

     with a copy to:

         Perkins Coie
         1201 Third Avenue, 40th Floor
         Seattle, WA 98101-3099
         Attention: Craig E. Sherman, Esq.
         Fax: (206) 583-8500
         File: 24570-11

     (b) To WVB:
         Wireless Ventures of Brazil, Inc.
         c/o Telcom Ventures, LLC
         Arlington Courthouse Plaza II
         2300 Clarendon Boulevard, Suite 800
         Arlington, VA 22201
         Attention: Dr. Rajendra Singh
         Fax: (703) 243-4960

         (with a copy to General Counsel)

     and with a copy to:

         Dewey Ballantine
         1301 Avenue of The Americas
         New York, NY 10019
         Attention: William J. Phillips, Esq.
         Fax: (212) 259-6333

11.9 COUNTERPARTS

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.10 ENTIRE UNDERSTANDING

     The terms set forth in this Agreement and the Confidentiality Agreement are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms.

     IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                                   NEXTEL COMMUNICATIONS, INC.


                                   By THOMAS J. SIDMAN
                                      --------------------------------------



                                      Its Vice President and General Counsel
                                          ----------------------------------


                                   DIAL CALL INDIMICH, INC.


                                   By THOMAS J. SIDMAN
                                      --------------------------------------



                                      Its Vice President and General Counsel
                                          ----------------------------------


                                   WIRELESS VENTURES OF BRAZIL, INC.


                                   By RAJENDRA SINGH
                                      --------------------------------------



                                      Its President
                                          ----------------------------------

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


     AMENDMENT NO. 1 dated as of December 19, 1996, to AGREEMENT AND PLAN OF MERGER by and among NEXTEL COMMUNICATIONS, INC., a Delaware corporation ("Nextel"), DIAL CALL INDIMICH, INC., a Delaware corporation and direct wholly-owned subsidiary of Nextel ("Indimich"), and WIRELESS VENTURES OF BRAZIL, INC., a Virginia corporation ("WVB"), dated as of October 28, 1996 (the "Agreement").


                                    RECITALS


     A. Nextel, Indimich and WVB are parties to the Agreement.


     B. Nextel, Indimich and WVB desire to amend certain provisions of the Agreement pursuant to Section 11.2 of the Agreement.

     In consideration of the mutual promises contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   AMENDMENTS

1.1   DEFINED TERMS

     Except where otherwise provided, terms defined in the Agreement are used herein as therein defined.

1.2   AMENDMENTS

     (a) Section 2.2.1(b) of the Agreement is hereby amended and restated to read in its entirety as follows:


        (b) The shares of common stock of Indimich issued and outstanding at the Effective Time shall be converted into the number of shares of Class A Common Stock of the Surviving Corporation which equals 81% of the total number of shares of WVB Common Stock outstanding immediately following the Effective Time.


     (b) Section 10.1(b) of the Agreement is hereby amended and restated to read in its entirety as follows:

        (b) by either Nextel or WVB if the transactions contemplated hereby shall not have been consummated by January 29, 1997; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the transactions contemplated hereby to occur on or before such date; or

     (c) The Agreement is amended to add the following Section 5.18:

        5.18 WVB Optionholder Waivers


        Prior to the Closing Date, WVB agrees to use its best efforts: (i) to obtain from each of the WVB Optionholders either (a) a waiver, substantially in the form attached hereto as Exhibit 5.18, or (b) a written agreement (in a form reasonably satisfactory to Nextel) (x) regarding the exercise price and number of shares of WVB Class A Common Stock and WVB Class B Common Stock issuable in respect of the WVB Option held by such WVB Optionholder as a result of the Recapitalization of WVB; or (y) cancelling the WVB Option without liability or cost to WVB.

     (d) The Agreement is amended to add the following Section 5.19:



        5.19 Transfer of Shares to McCaw International, Ltd.



        Immediately following completion of the Merger, Nextel, subject to the proviso to Section 4.9(f), shall transfer to McCaw International, Ltd., a Washington corporation and an indirect wholly-owned subsidiary of Nextel, all shares of Class A Common Stock of the Surviving Corporation into which the shares of common stock of Indimich have been converted in the Merger.



     (e) The Agreement is amended to add the following Section 5.20:



        5.20 STRYPES Transaction:



        (a) Subject to the provisions set forth in clause (b) below (and to Nextel's receipt of a written agreement, in form reasonably acceptable to Nextel, signed by each of the Participants (as defined in clause (b) below) and implementing the arrangements outlined in clause (b) below), at the request of Telcom, Nextel shall provide reasonable assistance to the WVB Shareholders (including, if and to the extent required by the SEC, the preparation and filing of a registration statement (containing a resale prospectus) covering the resale of the shares of Nextel Common Stock issued to such WVB Shareholders in the Merger) in connection with the proposed public offering, by or for the benefit of such WVB Shareholders, to investors of securities to be issued by a trust in a "STRYPES" or similar trust-type transaction (the "Trust Offering"). Such assistance shall include the execution and delivery by Nextel of an appropriate agreement with the WVB Shareholders and the underwriters of such Trust Offering, which shall contain representations and warranties by Nextel and the other parties to such agreement reasonably appropriate in view of the role of such parties in such Trust Offering and otherwise customary for secondary offerings of such type involving selling shareholders who are not affiliates of Nextel and pursuant to which Nextel shall arrange for the provision of an appropriate opinion of counsel and accountants' comfort letters in standard form, provided that the indemnification obligations of Nextel and the WVB Shareholders to the underwriters pursuant to such agreement shall reflect the arrangements agreed to and summarized in clause (b)(i) below. In addition, Nextel shall afford the WVB shareholders, the underwriters of such Trust Offering and their respective legal representatives access to such information concerning Nextel, and to appropriate Nextel personnel, as Nextel, such WVB Shareholders and such underwriters shall reasonably determine to be advisable in the circumstances or as may be legally required to enable such parties to fulfill their obligations under the federal securities laws in connection with such Trust Offering, and Nextel also shall cause at least one senior executive of Nextel to participate in the "road show" for such Trust Offering.



        (b) In consideration of the actions and commitments by Nextel set forth above, Telcom and the other WVB Shareholders participating in such Trust Offering (the "Participants") shall : (i) jointly and severally indemnify Nextel in full against any and all losses, costs and liabilities incurred by Nextel, its officers, directors, attorneys, agents or controlled affiliates or any of them (the "Indemnified Group") that arises from or is connected with any claim, action or proceeding brought against or involving any member of the Indemnified Group by any purchaser or underwriter (or any person claiming or asserting a claim by or through any such purchaser or underwriter) of such Trust Offering; provided that the Participants shall not be obligated hereby to indemnify any member of the Indemnified Group against any losses, costs or liabilities to the extent the same are determined by an Adjudication (as defined in clause (c) below) to arise from one or more materially false or misleading statements or omissions contained (or incorporated by reference) in the resale prospectus or the related registration statement prepared and filed by Nextel, in the form declared effective (other than any of such information as was supplied (or was legally required to be supplied) by any of such WVB Shareholders or the underwriters for inclusion in such prospectus or registration statement), or included in other written materials prepared by Nextel or at Nextel's direction and were specifically authorized in writing by Nextel to be employed as part of the offering materials related to the Trust Offering (it being specifically understood and agreed that the indemnification obligations of the Participants hereunder, and the amount of any related payments due by them to any and all members of the Indemnified Group, shall be determined as provided in clause (c) below) (any such claim, action or proceeding for which such indemnification may be sought, after giving effect to the exclusions set forth in the foregoing proviso, being referred to as an "Indemnifiable Action"); (ii) pay to Nextel the amount of any payment Nextel in turn would be required to make to the carriers providing its Directors and Officers' insurance coverage to reinstate a dollar amount of insurance coverage, up to the maximum amount of coverage initially in force under the applicable policies during the current coverage period, to the extent such coverage is reduced by any payments made to or claims filed by or for the benefit of any member of the Indemnified Group in respect of an Indemnifiable Action; (iii) pay Nextel for all excess premium amounts that Nextel in turn would be required to pay to secure an extension of its Directors and Officers' insurance coverage and related policies of insurance at the expiration of the current coverage period (with such extension coverage being in all material respects, including term, deductibles, co-pays and allocations, limits and exclusions, substantially identical to the coverage currently in force) as a result of any payments made to or claims filed by or for the benefit of any member of the Indemnified Group in respect of an Indemnifiable Action (with the amount of such excess premiums being agreed to be the difference between the total amount of the premiums quoted as due to the relevant carriers for the extension coverage and the total amount of the premiums for which such carriers would issue identical replacement coverage if they were allowed to fully exclude coverage for (and receive full reimbursement for (including reasonable interest charges on) all amounts previously expended by them in respect
        of) all Indemnifiable Actions under any policy issued or to be issued by them to Nextel); and (iv) pay Nextel in full (up to an aggregate limit amount of $250,000) for the actual, documented out-of-pocket costs incurred by Nextel in connection with its provision of assistance relating to the Trust Offering as contemplated above, including the reasonable fees and expenses of Nextel's outside counsel and accountants and expenses incurred by officers and employees of Nextel (including travel expenses associated with participation in the "road show" for the Trust Offering); it being expressly understood and agreed that excluded from such amounts shall be (A) any and all payments made in respect of salaries, employee benefits, employment taxes or similar normal personnel overhead charges associated with the time Nextel's employees may devote to tasks related to the Trust Offering, which shall be the sole and exclusive responsibility of Nextel, and (B) any and all registration, blue sky and similar fees, all financial printers costs and all underwriters' expenses, commissions, discounts and similar fees, which shall be the sole and exclusive responsibility of the Participants.



        (c) In the event of an Indemnifiable Action, the procedures set forth in
        Section 9.3 herein shall control, with the Participants being the Indemnifying Party and the members of the Indemnified Group being the Indemnitee; provided that the $500,000 deductible and the liability limitation provisions of Section 9.1 shall not be applicable, and payments made by any Participants in respect of an Indemnifiable Action shall be made only in cash and shall be excluded from the calculations of such participant's maximum liability limitation, if any, for purposes of Section 9.1. Nextel will act reasonably and in good faith in seeking to obtain the maximum benefits of any Directors and Officers' insurance coverage that may be available in respect of an Indemnifiable Action, and in negotiating with the relevant insurance carrier(s) regarding the appropriate deductible and allocation arrangements that may apply to such Indemnifiable Action for purposes of such insurance coverage, and the Participants' indemnification obligations as to an Indemnifiable Action under clause (b)(i) above shall take into account all payments and reimbursements to Nextel pursuant to such insurance coverage. Subject to Nextel's obligations to act reasonably and in good faith as provided in the preceding sentence, the Participants shall not contest the results achieved by Nextel in respect of Directors' and Officers' insurance coverage, including the amount of any applicable deductible and/or the allocation arrangements, applicable to such Indemnifiable Action. The term "Adjudication" shall mean, as to an Indemnifiable Action that is resolved, whether on jurisdictional grounds or on its merits by a court of competent jurisdiction, a final, non-appealable judgment and as to an Indemnifiable Action that is settled or otherwise disposed of prior to such a final, non-appealable judgment, a final and binding arbitration award or any other outcome mutually agreed to by Telcom and Nextel. Subject to Section 9.3, the Indemnifying Party shall control the defense of the Indemnifiable Action, provided that the Indemnified Group may assume control of the Indemnifiable Action if (i) the Indemnified Group shall have proposed a settlement of the Indemnifiable Action that the Indemnifying Party opposes and the Indemnifying Party shall not, upon request, demonstrate to the reasonable satisfaction of the Indemnified Group (including, if requested, the posting of a bond or other security) that the Indemnifying Party has the financial resources to meet its indemnifying obligations hereunder or (ii) the Indemnifying Group shall assume responsibility for the Indemnifiable Action. If the Indemnifying Party should dispute its indemnification obligations on the grounds that the matter at issue does not constitute an Indemnifiable Action, then the Indemnifying Party promptly shall submit the matter at issue to a process of binding arbitration, to be conducted in accordance with the rules of the American Arbitration Association applicable to commercial disputes (with such arbitration to be held in Washington, D.C.) by three arbitrators mutually acceptable to Nextel and Telcom, and such arbitrators shall determine if such matter constitutes an Indemnifiable Action and, if so, the amount of the payment required to be made by the Indemnifying Party to the Indemnity. The parties will use their respective reasonable best efforts to assure that any such arbitration is commenced and concluded as promptly as possible, shall bear their own costs associated with the arbitration (including one half of the arbitrators' fees and expenses allocated to each party), unless the arbitrators' final award recommends a different treatment of such costs, and agree that such arbitrators' award shall be final, binding and non-appealable, and that judgment on such award may be had in any court having jurisdiction of the relevant parties.



     (f) The Agreement is amended to add the following Section 6.19:


        6.19 WVB Optionholders


        WVB shall have obtained from each WVB Optionholder either the waivers or the agreements, as contemplated by Section 5.18, unless the Indemnifying Founders shall have entered into an agreement in a form reasonably satisfactory to Nextel agreeing to fully indemnify the Surviving Corporation and Nextel for any damages and costs incurred by Nextel or the Surviving Corporation with respect to any claims in respect of the WVB Options.



     (g) Section 9.4 of the Agreement is amended and restated to read in its entirety as follows:



        9.4 Survival



        The covenants, agreements, representations and warranties made by the parties in or pursuant to this Agreement shall survive the Closing for 18 months, except as otherwise set forth herein, and except that (a) indemnification pursuant to Article IX relating to the representations and warranties contained in Section 3.11 and 4.9 and indemnification pursuant to Section 5.20 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later, and (b) the agreements contained in this Article IX shall survive indefinitely. Any claim for indemnification asserted in accordance with the provisions of this Agreement prior to the relevant expiration date shall survive until it is resolved.



                                  ARTICLE II.


                                    GENERAL

2.1   HEADINGS

     The headings preceding the text of Sections of this Amendment are for convenience only and shall not be deemed parts thereof.

2.2   BINDING EFFECT; APPLICABLE LAW

     This Amendment shall become effective when it shall have been executed by Nextel, Indimich and WVB. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts executed and to be fully performed in such state.

2.3   COUNTERPARTS

     This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have entered into and signed this Amendment as of the date and year first above written.

                               NEXTEL COMMUNICATIONS, INC.


                               By THOMAS J. SIDMAN
                                  -------------------------------------------
                                 Its Vice President and General Counsel
                                     ----------------------------------------


                               DIAL CALL INDIMICH, INC.


                               By THOMAS J. SIDMAN
                                  -------------------------------------------
                                 Its Vice President and General Counsel
                                     ----------------------------------------


                               WIRELESS VENTURES OF BRAZIL, INC.


                               By HAL B. PERKINS
                                  -------------------------------------------
                                 Its Assistant Secretary and General Counsel
                                     ----------------------------------------

                                                                         ANNEX B

                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                       WIRELESS VENTURES OF BRAZIL, INC.

     FIRST. The name of the corporation is WIRELESS VENTURES OF BRAZIL, INC. (the "Corporation").

     SECOND. Article SECOND of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          "SECOND. The Corporation shall have two classes of common stock, Class A Common Stock, par value one cent ($0.01) per share ("Class A Common Stock"), and Class B Common Stock, par value one cent ($0.01) per share ("Class B Common Stock"). The total number of shares which the Corporation shall have the authority to issue is 45,000,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock.

          A. Voting Rights. On all matters other than the election of Directors, and except as required by law, the shares of Class A Common Stock and Class B Common Stock shall vote together as a single class, with each share of Class A Common Stock having 90/81st votes per share and each share of Class B Common Stock having 10/19th votes per share.

          B. Board of Directors. The holders of the outstanding shares of Class A Common Stock ("Class A Holders") shall have the right, as a class, to elect nine Directors. The holders of the outstanding shares of Class B Common Stock ("Class B Holders") shall have the right, as a class, to elect one Director.

          C. Redemption Right of Class B Common Stock. Class B Holders shall be entitled to cause the Corporation to redeem all outstanding shares of Class B Common Stock on the terms set forth below.

          (i) At any time after October 31, 2001 and prior to November 1, 2003, or at any time after a Change of Control shall have occurred, the holder or holders of a majority of the then outstanding shares of Class B Common Stock may deliver a request for redemption to the Corporation, and upon receipt of such a request the Corporation shall be required to redeem all outstanding shares of Class B Common Stock on the terms specified below.

          (ii) The Corporation shall schedule a closing (the "Closing") for such redemption on a date selected by the Corporation within six months of delivery of such notice, subject only to receipt of all required governmental or regulatory approvals, and shall promptly notify all Class B Holders of the time, date and place of the Closing.

          (iii) At the Closing, the Corporation shall redeem all outstanding shares of Class B Common Stock for a price (the "Redemption Price') equal to the Appraised Fair Marker Value of the Corporation as of the exercise date, multiplied by a fraction, the numerator of which is the number of shares of Class B Common Stock outstanding and the denominator of which is the number of shares of Common Stock (calculated on a fully-diluted basis at the stated exercise price of all options) then outstanding. The Redemption Price shall, at the Corporation's election, be payable in cash, publicly-traded common stock of any entity owning not less than 50% of the outstanding shares of Class A Common Stock ("Public Company Common Stock") or any combination thereof. Any Public Company Common Stock transferred as part of the Redemption Price shall be shares that are registered with the Securities and Exchange Commission or that are required to be so registered within 30 days after the Closing. The Public Company Common Stock shall be valued at the average of the closing prices on the principal market on which such stock is traded during the 20 trading days prior to the Closing. If paid in cash, the Redemption Price shall be payable in four equal quarterly installments, beginning on the date of closing of the repurchase right and on each three-month anniversary thereof, with interest accruing on the unpaid principal at the Prime Rate plus 1%.

          For purposes of these Articles of Incorporation, a "Change of Control" means the acquisition by any person, entity or group after January 13, 1997 of the power, directly or indirectly, to elect a majority of the Corporation's Directors.

          For purposes of these Articles of Incorporation, "Fair Market Value' means the price that an unrelated third party would pay if it were to acquire all outstanding equity interests of the Corporation (including all outstanding vested options) in an arm's-length transaction, assuming that such interests were being sold in a manner designed to attract all possible participants and without taking into consideration a control premium or minority discount. The "Appraised Fair Market Value" shall be determined in accordance with the following procedures: the Corporation shall select an investment banking firm of recognized national standing which has not provided services to the Corporation or any affiliate of the Corporation (an "Independent Appraiser") within the preceding 24 months (the "First Appraiser") which shall appraise the Fair Market Value and deliver its appraisal to the Corporation and the Class B Holders within 60 days of its engagement. If the majority of the Class B Holders shall disagree with the Fair Market Value determined by such Independent Appraiser then the majority of Class B Holders shall have the right to appoint an additional Independent appraiser (the "Second Appraiser"). If the Class B Holders do not engage a Second Appraiser within 30 days of the First Appraiser's delivery of its appraisal, the First Appraiser's appraisal shall be the Appraised Fair Market Value. If the Class B Holders engage a Second Appraiser, the Second Appraiser will appraise the Fair Market Value, and deliver its appraisal to the Corporation and the Class B Holders within 60 days of its engagement. If such difference between the two appraisals is less than 20% of the lower appraised value, the two appraisers shall engage a third Independent Appraiser (the "Third Appraiser"), which shall appraise the Fair Market Value with 60 days of its engagement. The Appraised Fair Market Value shall be the average of the two appraised values which are closest in absolute dollars. All appraisals of Fair Market Value shall be as of the date of receipt by the Corporation of the request for redemption right. The expenses of the First Appraiser shall be borne by the Corporation; the expenses of the Second Appraiser, if any, shall be borne by the Class B Holders, and the expenses of a Third Appraiser, if any, shall be borne equally by the Corporation on the one had and the Class B Holders on the other hand.

          For purposes of these Articles of Incorporation, "Prime Rate" means the rate announced by The Chase Manhattan Bank, N.A., or any successor thereto, in New York City from time to time as its "base" or "prime" rate.

          D. No Preemptive Rights. The Class A Holders and the Class B Holders shall have no preemptive right to purchase or subscribe for any shares of capital stock of the Corporation of any class whether now or hereafter authorized or any securities convertible into an exchangeable for shares of Common Stock.

          E. Other Rights. Except as otherwise stated herein, the rights of shares of Class A Common Stock and Class B Common Stock shall be equal in all respects."

     THIRD. Upon the effectiveness of these Articles of Amendment, each outstanding share of the Corporation's Common Stock shall be automatically converted into 81 shares of Class A Common Stock and 19 shares of Class B Common Stock without any action on the part of any holder.

     FOURTH. Pursuant to Sections 13.1-707 and 13.1-710 of the Virginia Stock Corporation Act, the foregoing Articles of Amendment to the Articles of Incorporation were adopted on ____________ , 1996 by the shareholders of the Corporation.

     The undersigned, being the President and a Director of the Corporation, hereby declares that the facts herein stated are true as of this, the ____ day of ____________ , 1996.

                                          WIRELESS VENTURES OF BRAZIL, INC.

                                          --------------------------------------
                                          Rajendra Singh

                                          President and Director
COMMONWEALTH OF VIRGINIA   )
                           )               ss.
COUNTY OF ARLINGTON        )

     I, , a Notary Public in and for the Commonwealth of Virginia, do hereby certify that Rajendra Singh, whom I know personally, appeared before me on this, the _______ day of _________________ , 1996 and executed the foregoing Articles of Amendment.

     Given under my hand and seal on this, the _______ day of _________________ , 1996.

[NOTARIAL SEAL]                           --------------------------------------
                                          Notary Public

                                          My commission expires:
                                                                 ---------------

                                                                         ANNEX C

                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                      OF WIRELESS VENTURES OF BRAZIL, INC.

     FIRST: The name of the Corporation is WIRELESS VENTURES OF BRAZIL, INC. (the "Corporation").

     SECOND: Article FIRST of the Articles of Incorporation is amended to read as follows:

             "FIRST: The name of the Corporation is McCaw International (Brazil), Ltd."

     THIRD: Article THIRD of the Articles of Incorporation of the Corporation is amended to read as follows:

     The address of the registered office of the Corporation in the State of Virginia is __________ ,and the name of its registered agent at such address is__________________________________ .



     FOURTH: A new ARTICLE SIXTH is added to the Articles of Incorporation of the Corporation, to read as follows:

             "SIXTH: No officer or Director shall be personally liable to the Corporation or its shareholders in any proceedings brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, for monetary damages assessed against an officer or Director arising out of a single transaction, occurrence or course of conduct. Notwithstanding the foregoing sentence, an officer or Director shall be liable to the extent provided by applicable law for (i) willful misconduct, (ii) a knowing violation of criminal law, (iii) a knowing violation of federal or state securities law, including, without limitation, insider trading or manipulation of the market for any security, or (iv) any transaction from which the officer or Director derived an improper personal benefit. Neither the subsequent amendment or repeal of this Article SIXTH shall apply to or have any effect on the liability of any officer or Director of the Corporation for or with respect to any acts or omissions of such officer or Director occurring prior to the date of any amendment or repeal of this Article SIXTH.

     FIFTH: A new Article SEVENTH is added to the Articles of Incorporation of the Corporation, to read as follows:

             "SEVENTH: The following actions shall require the affirmative vote of two-thirds of the number of Directors in office, including the Director elected by the Class B holders:

             (a) The amendment the Articles of Incorporation or Bylaws of the Corporation other than in the ordinary course of business.

             (b) The creation of any equity security senior to the existing Common Stock or the amendment of any provision or rights of the existing classes of capital stock.

             (c) Permitting or causing the Corporation or any of its material subsidiaries to issue voting securities that have voting rights different from those to which then-issued voting securities are entitled.

             (d) The dissolution, liquidation or spin-off the Corporation or any material WVB Affiliates (as defined in the Agreement and Plan of Merger relating to the Corporation dated as of October 28, 1996 (the "Merger Agreement")) or any portion thereof, or merging or effecting any acquisition involving the Corporation or any material WVB Affiliates, or selling all or substantially all of the Corporation's (or any material WVB Affiliate's) assets, except (i) as provided in the Merger Agreement or (ii) in transactions involving only the Corporation and Affiliates of the Corporation.

             (e) Permitting or causing the Corporation or any of its subsidiaries (or any other Person to the extent the Corporation directly or indirectly controls such Person) to enter into any material contract, agreement or undertaking with McCaw International, Ltd. or any of its Affiliates (other than the Corporation or its subsidiaries) other than on an arm's-length, fair-market-value basis.

             (f) Permitting or causing the Corporation or any Affiliate to issue, allot or dispose of securities or rights to receive securities of the Company, including options (but excluding employee options), other than for cash at fair market value.

     For purposes of these Articles of Incorporation, "Affiliate" of any Person (the "Subject") shall mean any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with the Subject.

     For purposes of these Articles of Incorporation, "Control" (including, with correlative meanings, the terms "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     For purposes of these Articles of Incorporation, "Person" shall mean any individual, partnership, joint-stock company, limited liability company, firm, corporation, association, unincorporated organization, joint venture, trust or other entity.

     SIXTH: Pursuant to Sections 13.1-707 and 13.1-710 of the Virginia Stock Corporation Act, the foregoing amendments to the Articles of Amendment were
adopted on                          , 19  , by the unanimous written consent of
the shareholders of the Corporation.

     The undersigned, being the President and a Director of the Corporation, hereby declares that the facts herein stated are true as of this, the day of
                         , 199  .

                                             WIRELESS VENTURES OF BRAZIL, INC.

                                             ----------------------------------
                                             Rajendra Singh
                                             President and Director

                                                                         ANNEX D

                                     BYLAWS
                                       OF

                       WIRELESS VENTURES OF BRAZIL, INC.


                                   ARTICLE I

                                    OFFICES

     The Corporation shall have offices at such places both within and outside the Commonwealth or Virginia as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

SECTION 2.1  LOCATION

     All meetings of shareholders shall be held at such places either within or outside the Commonwealth of Virginia as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.2.  ANNUAL MEETINGS

     Annual meetings of shareholders shall be held, in each year, commencing with the year 1994, on the first business day in the month of May, at 10:00 A.M. or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the shareholders shall elect a Board of Directors and shall transact such other business as may properly brought before the meeting.

SECTION 2.3  SPECIAL MEETINGS

     Unless otherwise prescribed by law, the Articles of Incorporation or these Bylaws, special meetings of the shareholders for any purpose or purposes shall be called by the Chairman of the Board, if any, or by the Secretary of the Corporation at the written request of the Chairman, the President, or the Board of Directors, or if the Corporation has thirty-five or fewer shareholders of record, upon written demand to the Secretary signed by the holders of at least twenty percent of the shares entitled to vote on the issue(s) proposed to be considered. Requests for special meetings shall state the purpose or purposes of the proposed meeting and shall be signed, dated and delivered to the Secretary of the Corporation. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

SECTION 2.4  NOTICES OF ANNUAL AND SPECIAL MEETINGS

     (a) Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, written notice of any annual or special meeting of the shareholders shall state the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of a meeting shall be given, either personally or by mail, to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting subject to the provisions of subsection (b) below.

     (b) Notice of a shareholders' meeting (whether annual or special) to act upon an amendment of the Articles of Incorporation, a reduction of stated capital, or a plan of merger, consolidation or share exchange, a proposed sale of assets other than in the regular course of business or the dissolution of the Corporation shall be given to each shareholder of record entitled to vote at such meeting not less than twenty-five (25) nor more than sixty (60) days before the date of such meeting.

     (c) If mailed, notice of any annual or special meeting of shareholders shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation.

SECTION 2.5  LIST OF SHAREHOLDERS

     At least ten (10) days (but not more than sixty (60) days) before any meeting of the shareholders, the officer or agent in charge of the stock transfer books of the Corporation shall prepare a complete alphabetical list of the shareholders entitled to vote at such meeting, which list shows the address of each shareholder and the number of shares registered in the name of each shareholder. For a period of at least ten (10) days prior to the meeting, the list so prepared shall be maintained at the registered office of the Corporation or at is principal office or at the office of its transfer agent or registrar and, if the meeting is to be hold in a city different from the location of the foregoing, at a place in the city where the meeting is to be held, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. The list shall also be produced and kept open at the meeting (during the entire duration thereof) and except as otherwise provided by law, may be inspected by any shareholder or holder of the proxy of a shareholder who is present in person at such meeting.

SECTION 2.6  PRESIDING OFFICERS

     Meetings of the shareholders shall be presided over by the Chairman of the Board, if any, or if the Chairman is not present, by the President, or if the President is not present, by a Vice President, or if a Vice President is not present, by such person who is chosen by the Board of Directors, or if no one, by a chairperson to be chosen at the meeting by the shareholders. The Secretary of the Corporation shall act as secretary of each meeting of shareholders, or if the Secretary is not present, an Assistant Secretary, or if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, or if none, by a person selected by the chairperson at the meeting.

SECTION 2.7 ORDER OF BUSINESS

     The following order of business, unless otherwise ordered at the meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purpose of the meeting.

     a. Call to order.

     b. Presentation of proof of mailing of notice of the meeting and, if the meeting is a special meeting, the call thereof.

     c. Presentation of proxies.

     d. Determination and announcement that a quorum is present.

     e. Reading and approval (or waiver thereof) of the minutes of the previous meeting.

     f. Reports, if any, of officers.

     g. Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.

     h. Consideration of specific purpose(s) for which the meeting has been called (other than election of directors).

     i. Transaction of such other business as may properly come before the meeting.

     j. Adjournment.

SECTION 2.8  QUORUM; ADJOURNMENTS

     a. The holders of at least a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to a vote at any given meeting, present in person or by proxy, shall be necessary to and shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by law, these Bylaws or the Articles of Incorporation.

     b. If a quorum is not present in person or by proxy at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment it taken, until a quorum shall be present in person or by proxy.

     c. Even if a quorum is present in person or by proxy at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting, if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than one hundred twenty (120) days after the date of the original meeting.

     d. Any business which might have been transacted at the original meeting may be transacted at any meeting held after adjournment as provided in this
Section 2.8. Anything in subsection (b) of this Section 2.8 to the contrary notwithstanding, if an adjournment is for more than one hundred twenty (120) days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

SECTION 2.9  VOTING

     a. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or by the Articles of Incorporation, each shareholder or record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the books of the Corporation.

     b. All elections of directors and, except as otherwise provided by law or in the Articles of Incorporation, all other matters, to include the merger into another corporation, merger of a subsidiary, sale of assets other than in the ordinary course of business, dissolution and other such major transactions, shall be determined by a majority of the shares present in person or represented by proxy and voting on such other matters.

     c. No proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

SECTION 2.10  ACTION BY CONSENT

     Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a written consent in lieu of such meeting, which consent sets forth the action so taken and the date of execution by each shareholder, if signed before or after such action by all of the shareholders entitled to vote with respect to the subject matter thereof. All written consents shall be filed with the minutes of the meetings of the shareholders. Prompt written notice of the taking of corporate action without a meeting by unanimous consent must be given to all shareholders not entitled to vote on the matter to which the shareholders give their written consent if required by statute.

                                  ARTICLE III

                                   DIRECTORS

SECTION 3.1  GENERAL POWERS

     The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all powers of the Corporation and perform or authorize the performance of all

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lawful acts and things which are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or performed by the shareholders.

SECTION 3.2  NUMBER AND TENURE

     The number of directors, all of a single class, which shall constitute the whole board shall be fixed by the Board of Directors but be at least one (1) and not more than ten (10) five (5). The maximum number of directors may be altered only by an amendment to this bylaw which has been approved by the holders of a majority of the shares of the common stock of the corporation. The directors shall be elected at the annual meeting of the shareholders (except as otherwise provided in Section 3.3 of this Article), and each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be residents of the Commonwealth of Virginia or shareholders of the Corporation.

SECTION 3.3  VACANCIES

     Vacancies and newly created directorships resulting from any increases in the authorized number of directors may be filled by the shareholders or by a majority of the directors then in office, though less than a quorum, or by sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until their earlier resignation or removal.

SECTION 3.4  REMOVAL; RESIGNATION

     a. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, at any meeting of the shareholders called expressly for such purpose, any director may be removed, with or without cause, by a vote of the shareholders holding a majority of the shares issued and outstanding and entitled to vote at an election of the directors.

     b. Any director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors of the designated officer. A resignation need not be accepted in order to be effective.

SECTION 3.5  PLACE OF MEETINGS

     The Board of Directors of the Corporation may hold both regular and special meetings, either within or outside the Commonwealth of Virginia, at such place as the Board from time to time deems advisable.

SECTION 3.6  ANNUAL MEETINGS

     The first meeting of each newly elected Board of Directors shall be held as soon as practicable (but in no event more than ten (10) days) following the annual meeting of the shareholders, and no notice of such meeting shall be necessary to the newly elected directors for such meeting to be lawful, provided a quorum is present thereat.

SECTION 3.7  REGULAR MEETINGS

     Additional regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by resolution of the Board.

SECTION 3.8  SPECIAL MEETINGS

     Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the President or by any director on two (2) days' notice to each director either personally or by telegram, facsimile, electronic mail or other form of wire or wireless communication provided that the sender of such notice can substantiate the content and means by which the notice is delivered, or on five (5) days' notice if sent by mail.

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SECTION 3.9  QUORUM; ADJOURNMENTS

     A majority of the number of directors then in office shall constitute a quorum for the transaction of business at each and every meeting of the Board of Directors, and except as otherwise provided by law, the Articles of Incorporation or elsewhere in these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum is present.

SECTION 3.10  COMPENSATION

     Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the shareholders and, in any event, shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors' meetings. Any director may waive such compensation. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation or reimbursement of reasonable expenses for any or all of such other services.

SECTION 3.11  ACTION BY CONSENT

     Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee designated in accordance with Article IV of these Bylaws, may be taken without a meeting and without prior notice, if a written consent in lieu of such meeting which sets forth the action so taken is signed by all of the directors either before or after such action has been taken. An action taken hereunder is effective on the date of execution of the written consent by the last director or on any alternate date specified in the consent so long as the date on which each director gives such consent is specified. All written consents shall be filed with the minutes of the Board's proceedings.

SECTION 3.12  MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATIONS

     The Board of Directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person by such director at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a telephone conference or similar communications arrangement.

                                   ARTICLE IV

                                   COMMITTEES

SECTION 4.1  EXECUTIVE COMMITTEE

     a. By resolution adopted by a majority of the whole Board, the Board of Directors may designate two or more directors to constitute an Executive Committee. One of such directors shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall constitute as a member thereof until the expiration of his term as a director or until his earlier resignation from the Execution Committee, in either case unless sooner removed as a member of the Executive Committee or as a director by any means authorized by these Bylaws.

     b. The Executive Committee shall have an may exercise all of the rights, powers and authority of the Board of Directors except as expressly limited by the Virginia Stock Corporation Act as amended from time to time.

     c. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by its rules. The Chairman of the Executive Committee, or in the absence of a Chairman, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as its secretary. A majority of the Executive Committee shall constitute a quorum for the

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transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. The Executive Committee shall keep minutes of its meetings and shall deliver such minutes to the Board of Directors for inclusion with the records of the meetings of the Board of Directors.

SECTION 4.2  OTHER COMMITTEES

     The Board of Directors, by resolution duly adopted by a majority of directors at a meeting at which a quorum is present, may appoint such other committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall from time to time determine.

SECTION 4.3  OTHER PROVISIONS REGARDING COMMITTEES

     a. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.

     b. Members of any committee shall be entitled to such compensation for their services as may be fixed from time to time by the Board of Directors and, in any event, shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the Corporation on any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

     c. Unless prohibited by law, the provisions of Section 3.11 ("Action by Consent") and Section 3.12 ("Meetings by Telephone or Similar Communications") of Article III shall apply to all committees created by the Board of Directors from time to time.

                                   ARTICLE V

                                    OFFICERS

SECTION 5.1  POSITIONS

     The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. Only the President need be a director. The Board of Directors may choose a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers and such other officers and/or agents as the Board from time to time deems necessary or appropriate. The Board of Directors may delegate to the President of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the Chairman of the Board, President, Secretary or Treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors. Any two or more offices may be held by the same person except the officers of President and Secretary and of President and Vice President.

SECTION 5.2  TERM OF OFFICER; REMOVAL

     Each officer of the Corporation shall hold office at the pleasure of the Board of Directors, and any officer may be removed, with or without cause, at any time by the affirmative vote of the majority of the directors then in office; provided, however, that any officer appointed by the President pursuant to authority delegated to the President by the Board of Directors may be removed, without or without cause, at any time whenever the President, in his or her absolute discretion shall consider that the best interests of the Corporation will be served by such removal. Removal of an officer by the Board of Directors or by the President shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office shall be filled for the unexpired portion of the term by the Board of Directors (or by the President in the case of a vacancy occurring in an office to which the President has been delegated the authority to make appointments).

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

SECTION 5.3  COMPENSATION

     The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he also receives from the Corporation a salary in any other capacity.

SECTION 5.4  CHAIRMAN OF THE BOARD

     The Chairman of the Board (if the Board of Directors selects one) shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned by the Board. The Chairman of the Board, if present, shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.

SECTION 5.5  PRESIDENT

     The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business affairs and property of the Corporation and general supervision over its other officers and agents. In general, the President shall perform all duties incident to the office of president of a stock corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At any such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board of Directors from time to time may confer like powers upon any other person or persons.

SECTION 5.6  VICE PRESIDENT(S)

     In the absence of the President, the Vice President, if any (or in the event more than one Vice President has been appointed, the Vice President in the order designated by the Board of Directors or by the President or, in the absence of any designation, in the order of their appointment), shall perform the duties and exercise the powers of the President. In addition, the Vice President(s) shall assist the President and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

SECTION 5.7  SECRETARY

     The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall record all votes and all of the proceedings of all meetings in a book to be kept for that purpose. The Secretary shall also perform like duties for the Executive Committee, if any, and any other committees of the Board of Directors, if required by such committee(s). The Secretary shall give (or cause to be given) notice of all meetings of the shareholders and all special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board and the President. The Secretary shall have custody of the seal of the Corporation, shall have authority (as shall any Assistant Secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may given general authority to officers other than the Secretary or any Assistant Secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

SECTION 5.8  TREASURER

     The Treasurer shall have custody of corporate funds, securities, other similar valuable effects and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered from

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

time to time by the Board of Directors and shall render to the Chairman of the Board, if any, the President and the Board of Directors, at regular meetings of the Board or whenever any of them may so require, an account of all of the transactions of the Treasurer and of the financial condition of the Corporation.

SECTION 5.9  ASSISTANT TREASURER

     The Assistant Treasurer, if any (or in the event that there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order appointed), in the absence of the Treasurer(s) shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s) shall perform such other duties and shall have such other powers as from time to time may be prescribed by the Board of Directors.

                                   ARTICLE VI

                                    NOTICES

SECTION 6.1  FORM; DELIVERY

     Notice of any meeting of the Board of Directors may be given orally. Any other notice required or permitted to be given to any officer, shareholder or committee member shall be in writing and shall be hand-delivered or sent by first class mail, postage prepaid, or by telegraph, teletype, electronic mail or other form of wire or wireless communication provided that the sender retains proof of the content and delivery of such notice. In every case, the notice shall be addressed to the recipient at his or her address as it appears in the records of the Corporation. Except as otherwise allowed by law, notice sent by mail, postage prepaid, is effective when mailed. All other notices shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation.

SECTION 6.2  WAIVER; EFFECT OF ATTENDANCE

     Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent of such notice when delivered to the Secretary of the Corporation and filed with the minutes or the Corporation's records. In addition, any shareholder who attends a meeting of the shareholders in person, or who is represented at such meeting by proxy, or any director or committee member who attends a meeting of the Board of Directors or a committee thereof shall be deemed to have had timely and proper notice of the meeting, unless such shareholder (or his or her proxy) or director or committee member attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                  ARTICLE VII

               INDEMNIFICATION AND EXCULPATION; TRANSACTIONS WITH
                  AFFILIATED PERSONS; LIMITATION ON LIABILITY

SECTION 7.1  INDEMNIFICATION AND EXCULPATION

     Reference is hereby made to Sections 13.1-696 to 13.1-704 of the Virginia Stock Corporation Act (or any successor provision thereto). The Corporation shall indemnify each person who may be indemnified (the "Indemnitees") pursuant to such section to the full extent permitted thereby. In each and every situation where the Corporation may do so under such section, the Corporation hereby obligates itself to so indemnify the Indemnities, and in each case, if any, where the Corporation must make certain investigations on a case-by-case basis prior to indemnification, the Corporation hereby obligates itself to pursue such investigations diligently, it being the specific intention of these Bylaws to obligate the Corporation to indemnify each person whom it may indemnify to the full extent permitted by law at any time and from time to time, even if such

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Indemnitee is adjudged liable to the Corporation. Indemnification shall include, but shall not be limited to, making advances and reimbursements for expenses to Indemnitees, providing indemnification and obtaining court orders for advancements, reimbursements and indemnification.

SECTION 7.2  COMMON OR INTERESTED OFFICERS AND DIRECTORS

     Officers and directors shall exercise their powers and perform their duties in good faith and with a view to the best interests of the Corporation. No contract or other transaction between the Corporation and one or more of its officers or directors, or between the Corporation and any firm, association, or other corporation or entity in which one or more of the officers or directors of the Corporation serves as an officer or director or is pecuniarily or otherwise interested, shall be either void or voidable because of such common directorate, officership or interest, because such officers or directors are present at the meeting of the Board of Directors or any committee thereof which authorizes, approves or ratifies the contract or transaction, or because his, her or their votes are counted for any such purpose, if (unless otherwise prohibited by law) any of the conditions specified in the following paragraphs exists:

     a. the material facts of the common directorate, interest, contract or transaction are disclosed to or known by the Board of Directors or committee thereof, and the Board or committee authorizes or ratifies such contract or transaction in good faith by the affirmative vote of a majority of the interested directors, even though the number of such disinterested directors may be less than a quorum; or

     b. the material facts of the common directorate, interest, contract or transaction are disclosed to or known by the shareholders entitled to a vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or

     c. the contract or transaction is fair to the Corporation.

     A quorum is present at any meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies any contract or transaction when a majority of the directors who have no direct or indirect personal interest in the contrast or transaction votes in favor of such contract or transaction. No contract or transaction may be authorized, approved or ratified under this section by a single director.

SECTION 7.3  LIMITATION ON LIABILITY

     No officer or director shall be personally liable to the Corporation or its shareholders in any proceedings brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, for monetary damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct. Notwithstanding the foregoing sentence, an officer or director shall be liable to the extent provided by applicable law for (i) willful misconduct, (ii) a knowing violation of criminal law, (iii) a knowing violation of federal or state securities law, including, without limitation, insider trading or manipulation of the market for any security, or (iv) any transaction from which the officer or director derived an improper personal benefit. Neither the subsequent amendment or repeal of this
Section 7.3 shall apply to or have any effect on the liability of any officer or director of the Corporation for or with respect to any acts or omissions of such officer or director occurring prior to the date of any amendment or repeal of this Section 7.3.

                                  ARTICLE VIII

                               STOCK CERTIFICATES

SECTION 8.1  FORM; SIGNATURES

     Each shareholder who has fully paid for any stock of the Corporation shall be entitled to receive a certificate representing such shares, and such certificate shall be signed by the Chairman of the Board, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Signatures on the certificate may be by facsimile, in the manner prescribed by law. Each certificate shall exhibit on its face the number and class (and series, if any) of the shares it represents. Each certificate shall also state upon its face the name of the person to whom it is issued

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and that the Corporation is organized under the laws of the Commonwealth of
Virginia. Each certificate may (but need not) be sealed with the seal of the Corporation or facsimile thereof. In the event that any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to hold such position before the certificate is issued, the Corporation may nevertheless issue the certificate with the same effect as if such signatory continued to hold such position at the date of issue of the certificate.

SECTION 8.2  REGISTRATION OF TRANSFER

     Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the corporation's books.

SECTION 8.3  REGISTERED SHAREHOLDERS

     Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed) to vote (in the case of voting stock) as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent) shall not be required to send notices or dividends to any shareholders other than those identified by name and address on the stock transfer ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless such person shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of a change in his, her or its name or address at least ten (10) days prior to the mailing of such notice or dividend.

SECTION 8.4  RECORD DATE

     On order that the Corporation may determine the shareholders entitled (i) to notice of or vote at any meeting of the shareholders or any adjournment thereof, (ii) to express consent to corporate action in writing without a meeting, (iii) to receive payment of any dividend or other distribution, (iv) to allotment of conversion or exchange of stock, or (v) in order that the Corporation may make a determination of the shareholders of record for any other lawful purpose, the Board of Directors may fix, in advance, a date as the record date for any such determination. Such date shall not be more than seventy (70) days nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to the date of any other action. A determination of shareholders of record entitled to notice of or vote at a meeting of shareholders shall apply to any adjournment of the meeting taken pursuant to
Section 2.8 of Article II; provided, however, that the Board of Directors, in its discretion, may fix a new record date for the adjourned meeting, and shall be required to fix a new record date if a meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

SECTION 8.5  LOST, STOLEN OR DESTROYED CERTIFICATE

     The Board of Directors may direct a new stock certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon receipt of an affidavit of that fact from the owner of the stock reciting the relevant facts of loss, theft or destruction. When authorizing issuance of a replacement certificate, the Board of Directors may, in its discretion and as a condition precedent to such issuance, require that the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, advertise the same in such manner as the Board shall direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                      D-10
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SECTION 8.6  TRANSFER WITHOUT CERTIFICATES

     In the event that the Board of Directors shall authorize the issuance or transfer of some or all of the shares of any or all classes or series of the stock of the Corporation without certificates, the Corporation shall, within a reasonable time, after any such issuance or transfer, send to the shareholder a written statement of the information required by statute to appear on stock certificates. An authorization in accordance herewith shall have no effect upon shares already represented by certificates until they are surrendered to the Corporation.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.1  BY THE SHAREHOLDERS

     New bylaws may be adopted or these Bylaws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the Corporation or by the written consent of such shareholders, except as otherwise provided by statute.

SECTION 9.2  BY THE BOARD OF DIRECTORS

     Subject to the right of shareholders as provided in Section 9.1 hereof to adopt, amend or repeal these Bylaws, the Board of Directors may adopt, amend or repeal any Bylaw other than a Bylaw or amendment thereof changing the maximum authorized number of directors, provided that notice of any proposal to make, alter or repeal a Bylaw is included in the notice of the meeting of the Board of Directors at which such action takes place.

                                   ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.1  DIVIDENDS

     Subject to the Virginia Stock Corporation Act and to any provisions of the Articles of Incorporation relating to dividends, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation's capital stock.

SECTION 10.2  RESERVES

     The Board of Directors, in its sole discretion, may fix a sum to be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any other proper purpose, and from time to time may increase, diminish or vary such fund or funds.

SECTION 10.3  FISCAL YEAR

     The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

SECTION 10.4  SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Commonwealth of Virginia." The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise placed upon documents representing acts of the Corporation.

                                      D-11
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SECTION 10.5  ANNUAL REPORTS

     Between January 1 and March 1 of each year after the calendar year in which it is incorporated, the Corporation shall file with the State Corporation Commission an annual report on the form furnished by the Commission for that purpose.

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                                                                         ANNEX E

                ARTICLE 15 OF THE VIRGINIA STOCK CORPORATION ACT


                               DISSENTERS' RIGHTS



     sec. 13.1-729. DEFINITIONS. -- In this article:


     "CORPORATION" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving corporation by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenter's rights on the acquiring corporation.


     "DISSENTER" means a shareholder who is entitled to dissent from corporate action under sec. 13.1-730 and who exercises that right when and in the manner required by secs. 13.1-732 through 13.1-739.


     "FAIR VALUE" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     "INTEREST" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     "RECORD SHAREHOLDER" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     "BENEFICIAL SHAREHOLDER" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.


     "SHAREHOLDER" means the record shareholder or the beneficial shareholder. (1985, c. 522.)



     sec. 13.1-730. RIGHT TO DISSENT. -- A. A shareholder is entitled to dissent from and obtain payment of the fair value of his shares in the event of any of the following corporate actions:



     1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by sec. 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under sec. 13.1-719;



     2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will acquired. If the shareholder is entitled to vote on the plan;



     3. Consummation of a sale or exchange of all, or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder in entitled to vote on the sale or exchange, including a sale is dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;



     4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.



     B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.



     C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:


     1. The articles of incorporation of the corporation issuing such shares provide otherwise;



     2. The holders of the class or series are required under the plan of merger or share exchange or the agreement for the sale or exchange of property to accept for such shares anything except:



     a. Cash;



     b. Shares or shares and cash in lieu of fractional shares of the surviving or acquiring corporation or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders; or



     c. A combination of cash and shares as set forth in paragraph 2a and 2b of this subsection; or



     3. The transaction to be voted on is an "affiliated transaction" as defined in sec. 13.1-725.



     D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:



     1. The proposed corporate action is abandoned or rescinded;



     2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or



     3. His demand for payment is withdrawn with the written consent of the corporation. (Code 1950 secs. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c.
733; 1972, c. 425; 1975, c.
500; 1984, c. 613; 1985, c. 522.)



     sec. 13.1-731. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.



     B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if;



     1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and



     2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote (Code 1950, secs. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425;
1975, c. 500; 1984, c. 613; 1985, c. 522.)



     sec.13.1-732. NOTICE OF DISSENTERS' RIGHTS. -- A. If proposed corporate action creating dissenters' rights under sec. 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.



     B. If corporate action creating dissenters' rights under sec. 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in sec. 13.1-734. (1985, c. 522.)



     sec. 13.1-733. NOTICE OF INTENT TO DEMAND PAYMENT. -- A. If proposed corporate action creating dissenters' rights under sec. 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.


     B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article. (Code 1950, secs. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c.
425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)



     sec. 13.1-734. DISSENTERS' NOTICE. -- A. If proposed corporate action creating dissenters' rights under sec. 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of sec. 13.1-733



     B. The dissenters' notice shall:



     1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;



     2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;



     3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;



     4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and



     5. Be accompanied by a copy of this article. (Code 1950, secs. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984,
c. 613; 1985, c. 522.)



     sec. 13.1-735. DUTY TO DEMAND PAYMENT. -- A. A shareholder sent a dissenters' notice described in sec. 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to paragraph 3 of subsection B of sec. 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.



     B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.



     C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article. (Code 1950, secs. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425;
1975, c. 500; 1984, c. 613; 1985, c. 522.)



     sec. 13.1-736. SHARE RESTRICTIONS. -- A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.



     B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action. (Code 1950, secs. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972,
c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)



     sec. 13.1-737. PAYMENT. -- A. Except as provided in sec. 13.1-738, within thirty days after receipt of a payment demand made pursuant to sec. 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

     B. The payment shall be accompanied by:


     1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;



     2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;



     3. A statement of the dissenters' right to demand payment under sec. 13.1-739; and



     4. A copy of this article. (Code 1950, secs. 13-85, 13.1-75, 13.1-78;
1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c.
522.)



     sec. 13.1-738. AFTER-ACQUIRED SHARES. -- A. A corporation may elect to withhold payment required by sec. 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.



     B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under sec. 13.1-739. (1985, c. 522.)



     sec. 13.1-739. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. -- A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under sec. 13.1-737), or reject the corporation's offer under sec. 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under sec. 13.1-737 or offered under sec. 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.



     B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares. (Code 1950, secs. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c.
733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)



     sec. 13.1-740. COURT ACTION. -- A. If a demand for payment under sec. 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.



     B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.



     C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.



     D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.


     E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.



     F. Each dissenter made a party to the proceeding is entitled to judgment
(i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under sec. 13.1-738. (Code 1950, secs. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425;
1975, c. 500; 1984, c. 613; 1985, c. 522.)



     sec. 13.1-741. COURT COSTS AND COUNSEL FEES. -- A. The court in an appraisal proceeding commenced under sec. 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under sec. 13.1-739.



     B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:



     1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of secs. 13.1-732 through 13.1-739; or



     2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.



     C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.



     D. In a proceeding commenced under subsection A of sec. 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. (Code 1950, secs. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425;
1975, c. 500; 1984, c. 613; 1985, c. 522.)

                                                                         ANNEX F

                       MCCAW INTERNATIONAL (BRAZIL), LTD.

                             SHAREHOLDERS AGREEMENT

     THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made as of ____________________, 199__, by and among McCaw International (Brazil), Ltd., a Virginia corporation, formerly named Wireless Ventures of Brazil, Inc. (the "Company"), and the Persons listed as Shareholders on Exhibit I attached hereto, as amended from time to time, including McCaw International, Ltd., a Washington corporation ("MIL"), Telcom Ventures, LLC, a Delaware limited liability company ("Telcom") and the other Shareholders listed as the Founders on the signature pages to this Agreement (the "Founders") (collectively, the "Shareholders" and, individually, a "Shareholder").

                                    RECITALS

     The Founders are the owners of all of the Company's Class B Common Stock and MIL is the owner of all of the Company's Class A Common Stock (together with the Class B Common Stock, the "Common Stock"), and the Shareholders desire to enter into certain agreements relating to transfers of Common Stock and other issues relating to the Company.

                                   AGREEMENT

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are acknowledged and to further the interests of the Company and its present and future Shareholders, the parties agree as follows:

1.    TRANSFERABILITY

     1.1   TRANSFERS

     Except as otherwise provided in this Agreement, no Shareholder may sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise transfer to any Person (as defined in the Agreement and Plan of Merger between Nextel Communications, Inc., Dial Call Indimich, Inc. and the Company dated October 28, 1996 (the "Merger Agreement")) other than to one of its Affiliates (as defined in the Merger Agreement) or other than in connection with the grant of a security interest to secure a bona fide third-party financing (collectively, "Transfer," including, with correlative meanings, the terms "Transferring" and "Transferred") all or any part of any shares of Common Stock or other securities of the Company convertible into or exercisable for Common Stock (collectively, the "Shares") unless the Shareholder proposing such a Transfer (the "Selling Shareholder") has complied with the provisions of this Section 1.

     1.2   RESTRICTIVE LEGEND

     Each certificate representing (a) Shares or (b) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall be stamped or otherwise imprinted with a legend setting forth the transfer restrictions imposed by this Agreement and applicable law as required by Section 10.2. The Shareholders consent to the Company' making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on Transfer established in this Section 1.

     1.3   RIGHT OF FIRST REFUSAL

          1.3.1 TRANSFERS BY SHAREHOLDERS

     Except as otherwise provided in this Agreement, no Founder may Transfer any interest, direct or indirect, in all or any part of the Shares owned by such Shareholder (a) during the period beginning on the date hereof and ending on the date two years and 90 days after the date hereof (the "Grace Period") and (b) after the expiration of the Grace Period, unless, in the case of this clause (b) only, (i) the Selling Shareholder shall have made an offer to sell such Shares to the other Shareholders and the Company as provided in this
Section 1.3 and (ii) such offer shall not have been accepted in the manner described in this Section 1.3. No Shareholder (including the Founders collectively) having beneficial ownership of less than 10% of the Common Stock at the time of any proposed Transfer by any other Shareholder shall have rights of first refusal as provided in this Section 1.3.

          1.3.2 OFFER BY SELLING SHAREHOLDER

     The offer referred to in Section 1.3.1 shall consist of a written offer (the "Offer") to the other Shareholders entitled to rights of first refusal (the "Offerees") to sell the Shares proposed to be Transferred (the "Offered Shares"). The Offer shall set forth (a) a statement of intention to effect a Transfer, (b) the number and class of Offered Shares, (c) the terms and conditions of the proposed Transfer, including (i) the purchase price for the Offered Shares and (ii) the identity and beneficial ownership of the third party or parties having made a bona fide offer to purchase the Offered Shares on such terms and conditions, and (d) the desired closing date of the transaction.

          1.3.3 ACCEPTANCE OF OFFER

     Within 30 days after its receipt of the Offer, the Offerees may, at their option, accept the Offer as to all or less than all of the Offered Shares by giving irrevocable written notice to the Selling Shareholder, the Company and the other Shareholders prior to the expiration of such 30-day period.

          1.3.4 PRO RATA PORTION

     The Offered Shares shall first be allocated to the Offerees. If the Offerees shall not have offered to purchase all the Offered Shares, the Company may elect to purchase any remaining Offered Shares. To the extent that more than one Offeree shall have elected to purchase Offered Shares pursuant to Section 1.3.3, each such Offeree may purchase up to its pro rata portion of such Offered Shares as determined in accordance with this Section 1.3.4. Each Offeree's pro rata portion of the Offered Shares is that proportion of the Offered Shares as the number of shares of voting capital stock of the Company held by such Offeree bears to the aggregate number of shares of voting capital stock of the Company held by such Offeree and all other Offerees who have exercised their rights of first refusal under this Section 1.3.

          1.3.5 CLOSING

     If the Offer is accepted as to all the Offered Shares, the parties shall use their best efforts to complete the closing of such purchase within 30 days after acceptance of the Offer. If, after expiration of such 30-day period, the closing of such purchase of all Offered Shares shall not have occurred (unless closing is subject only to receipt of required governmental or regulatory approvals) through no fault of the Selling Shareholder, then the Selling Shareholder may treat the Offer as having been rejected in its entirety. If the Offer is not accepted as to all the Offered Shares as provided in this Section 1.3, or is deemed to be rejected as set forth in the previous sentence, the Selling Shareholder may for a period of 60 days after such nonacceptance or deemed rejection Transfer the Offered Shares to the third party or parties designated in the Offer and on the terms and conditions specified in the Offer. A proposed Transfer after the expiration of such 60-day period or on any other terms shall again be subject to the rights of first refusal and other provisions of this Section 1.

     1.4   TAG-ALONG RIGHTS

          1.4.1 TRANSFERS BY MIL

     Except as otherwise provided in this Agreement, neither MIL nor any Affiliate of MIL may Transfer all or any part of the Shares owned by MIL or such Affiliate unless (a) MIL or such Affiliate shall have sent to each other Shareholder (each a "Tag-Along Offeree") a written offer (the "Tag-Along Offer") to include in such Transfer all or any portion of such Tag-Along Offeree's Tag-Along Shares (as defined below) at the same price and on the same terms as MIL or such Affiliate shall Transfer its Shares and (b) such offer shall not have been accepted in the manner described in this Section 1.4. Each Tag-Along Offeree's "Tag-Along Shares," which shall be calculated separately for each class of Shares included in the Offered Shares, shall mean that number of Shares of such class as is equal to the number of Shares of such class then owned by such Tag-Along Offeree multiplied by a fraction, the numerator of which is the number of Shares of such class being sold by MIL and its Affiliates and the denominator of which is the number of Shares of such class then owned by MIL and its Affiliates.

          1.4.2 TAG-ALONG OFFER

     The Tag-Along Offer shall consist of a written offer to the Tag-Along Offerees to sell the Shares proposed to be Transferred (the "Proposed Shares"). The Tag-Along Offer shall set forth (a) a statement of intention to effect such a Transfer, (b) the number and class of Proposed Shares, (c) the terms and conditions of the proposed Transfer, including the purchase price for the Proposed Shares, and (d) the desired closing date of the transaction.

          1.4.3 ACCEPTANCE OF TAG-ALONG OFFER

     Within 30 days after its receipt of the Tag-Along Offer, each Tag-Along Offeree may, at its option, accept the Tag-Along Offer as to all or less than all of such Tag-Along Offeree's Tag-Along Shares by giving irrevocable written notice to MIL, the Company and the other Shareholders prior to the expiration of such 30-day period. Any Tag-Along Shares to be Transferred by Tag-Along Offerees shall be substituted for an equal number of Proposed Shares.

          1.4.4 CLOSING

     MIL and those Tag-Along Offerees having accepted the Tag-Along Offer shall use their best efforts to complete the closing of any such Transfer within 30 days after the end of the 30-day offering period. If MIL and the Tag-Along Offerees shall fail to complete such Transfer within such 30-day closing period (unless closing is delayed due to the need for required governmental or regulatory approvals), or if MIL and the Tag-Along Offerees propose to effect a Transfer on different terms than those permitted by the Tag-Along Offer pursuant to Section 1.4.2, then any proposed Transfer shall again be subject to all the Transfer restrictions set forth in this Section 1.

     1.5  DRAG-ALONG RIGHTS OF MIL

          1.5.1 RIGHT TO REQUIRE SALE OF THE COMPANY

     Notwithstanding the other provisions of this Section 1, if MIL and its Affiliates seek to effect a transaction involving a bona fide sale of their entire interest in the Company to an unrelated third party or parties (a "Buyer"), whether by sale of shares, sale of all or substantially all assets, merger or otherwise (a "Sale"), the other Shareholders will, upon notice from MIL after compliance with the provisions of this Section 1.5, take all commercially reasonable actions required to assist in effecting such Sale, including, without limitation, Transferring or agreeing to Transfer the Shares owned by them at a price equal to that at which MIL is Transferring Shares and otherwise on identical terms and voting in favor of a transaction that results in such a Transfer.

     1.5.2 PROCEDURE

     MIL shall give written notice to the Company's Board of Directors (the "Board") and the other Shareholders of MIL's intent to effect a Sale of the Company. MIL may for a period of 180 days after such notice seek to effect a Sale of the Company to a Buyer. If such Sale shall not have closed within such 180-day period (unless closing is delayed due to the need for required governmental or regulatory approval), any proposed Transfer shall again be subject to all the Transfer restrictions set forth in this Section 1.

     1.6   NO OTHER TRANSFER EFFECTIVE

     Except as provided in this Section 1, no Transfer of any right, title or interest in the Shares shall be effective, and the Company shall not record or recognize any such Transfer, until there has been compliance with the provisions of this Agreement. If no Offer is made as herein required, the Shareholders may nevertheless exercise their rights hereunder as to the Shares subject to any proposed Transfer, and they may do so at any time, including after the Transfer of the Shares.

2.    VOTING

     2.1   VOTING OF SHARES

     Each Shareholder shall vote all Shares owned by such Shareholder, or as to which such Shareholder has voting power, pursuant to the provisions of this Agreement.

     2.2   ELECTION OF DIRECTORS

     In elections of directors of the Company, the Shareholders shall vote in favor of (a) one or more candidates designated by the Founders, which candidates would represent no more than 10% of the directors of the Company; providedthat so long as the Founders shall collectively own 10% or more of the Common Stock, the Founders shall have the right to designate at least one candidate for election to the Board and (b) all other candidates, all of whom shall have been designated by MIL. If at any time the Founders shall collectively own less than 10% of the Common Stock, the director or directors designated for election to the Board by the Founders (the "Founder Director") shall resign as a director. The Founders shall not have the right to designate any candidates for election to the board of directors or comparable governing body of any subsidiary of the Company.

     2.3   VOTING TRUST

     If MIL and its Affiliates shall at any time have beneficial ownership of less than 50% but more than 25% of the Common Stock, the Founders and the Founder Director shall, subject to their fiduciary duties to the Company and all Shareholders, execute any legal document required by appropriate law, and thereafter cast all votes in favor of or against matters to be approved by the shareholders of the Company or the Board, as the case may be, in the same manner as MIL and its Affiliates and the directors nominated thereby, respectively; provided that this Section 2.3 shall not diminish any rights which the Founders otherwise have under Article Seven of the Company's Articles of Incorporation.

3.    REPURCHASE AT OPTION OF COMPANY OF COMMON STOCK OWNED BY FOUNDERS

     (a) If the Founder Director fails to approve any action proposed to the Board pursuant to Article Seven of the Company's Articles of Incorporation, or if the holders of Class B Common Stock fail to approve any such action proposed to the shareholders of the Company, the Company shall have the right, by written notice to the Founders given within 30 days of the vote of the Board, and upon approval of a simple majority of the directors of the Company (excluding the Founder Director), to repurchase all, but not less than all, of the Common Stock then owned by the Founders. Such repurchase shall close within 30 days of the final determination of Fair Market Value, subject only to completion of the appraisal process and receipt of required governmental or regulatory approvals. The repurchase price (the "Repurchase Price") shall equal the Appraised Fair Market Value (as defined below) of the Company as of the exercise date multiplied by a fraction, the numerator of which is the number of shares of Common Stock then owned by the Founders and the denominator of which is the total number of Shares (calculated on a fully diluted basis at the stated exercise price of all options). The Repurchase Price shall, at the Company's election, be payable in cash, common stock of Nextel Communications, Inc. ("Nextel Common Stock") or any combination thereof. Any Nextel Common Stock used as part of the Repurchase Price shall be either registered with the U.S. Securities and Exchange Commission (the "SEC") or registrable at the election of the Founders, exercisable by Telcom on behalf of the Founders, within 30 days after closing of the repurchase right. The Nextel Common Stock shall be valued at the average of the closing price of the Nextel Common Stock on the principal trading market on which such shares are traded over the 20 trading days prior to closing of the repurchase transaction. If paid in cash, the Repurchase Price shall be payable in four equal quarterly installments, beginning on the date of closing of the repurchase right and on each three-month anniversary thereof, with interest accruing on the unpaid principal at an annual rate equal to the annual rate of interest publicly announced by The Chase Manhattan Bank, N.A., or any successor thereto, in New York City as its prime rate from time to time (the "Prime Rate") plus 1%.

     (b) For purposes of this Agreement, "Fair Market Value" means the price that an unrelated third party would pay if it were to acquire all outstanding Shares (including all outstanding vested options at the stated exercise price thereof) in an arm's-length transaction, assuming that the Shares were being sold in a manner designed to attract all possible participants and without taking into consideration a control premium or minority discount. The "Appraised Fair Market Value" shall be determined in accordance with the following procedures: MIL shall select an investment banking firm of recognized national standing (the "First Appraiser"), which shall appraise the Fair Market Value and deliver its appraisal to the Company, Telcom and MIL, within 60 days of its engagement. If Telcom shall disagree with the Fair Market Value determined by such appraiser, then Telcom shall have the right to appoint an additional investment banking firm of recognized national standing (the "Second Appraiser"). If Telcom does not engage a Second Appraiser within 30 days of the First Appraiser's delivery of its appraisal, the First Appraiser's appraisal shall be the Appraised Fair Market Value. If Telcom engages a Second Appraiser, the Second Appraiser will appraise the Fair Market Value, and deliver its appraisal to the Company, Telcom and MIL, within 60 days of its engagement. If such difference between the two appraisals is less than 20% of the lower appraised value, then the Appraised Fair Market Value shall be the average of the two appraisals. If the difference is greater than or equal to 20% of the lower appraised value, the two appraisers shall engage a third independent investment banking firm of recognized national standing (the "Third Appraiser"), which shall appraise the Fair Market Value within 60 days of its engagement. The Appraised Fair Market Value shall be the average of the two appraised values which are closest in absolute U.S. dollars. All appraisals of Fair Market Value shall be as of the date of notice of exercise of the right. The expenses of the First Appraiser shall be borne by the Company; the expenses of the Second Appraiser, if any, shall be borne by the Founders; and the expenses of the Third Appraiser, if any, shall be borne equally by the Company and the Founders.

4.    FOREIGN OWNERSHIP RULES

     If at any time Brazilian law requires a reduction in the ownership of the Company by any parties then owning Shares, then

     (a) Shares shall be sold on the same date pro rata by all Shareholders required to sell Shares on the same terms;

     (b) such sales shall be at Appraised Fair Market Value, or as close thereto as achievable under the then-current regulatory conditions;

     (c) such sales shall be made only to purchasers acceptable to MIL, which acceptance shall not be unreasonably withheld; and

     (d) the parties shall use their reasonable best efforts to sell such Shares for cash.

5.    CAPITAL CALLS, PREEMPTIVE RIGHTS AND PLEDGES OF COMPANY STOCK

     5.1   GRACE PERIOD FOR FOUNDERS

     Notwithstanding any capital contributions by any Shareholder to the Company during the Grace Period, the Founders shall have no obligation to make any pro rata capital contribution to the Company, and the Shares held by the Founders as of the date hereof shall retain an aggregate interest in dividends and other cash or noncash distributions by the Company equal to their aggregate percentage ownership of the Common Stock (19% as of the date hereof, as such percentage may be reduced by the issuance of additional shares of Common Stock to any third party in accordance with Section 5.2) (the "Founders' Percentage"). The issuance of Common Stock to MIL or its Affiliates in connection with any such capital contributions shall not reduce the Founders' Percentage.


     5.2   PREEMPTIVE RIGHTS


     The Company may at any time issue additional shares of Common Stock to any third party at fair market value, as determined in good faith by a majority of the directors of the Company, so long as, after such issuance, the Founders' Percentage is not reduced to less than 17%. If the Company intends to issue additional shares of Common Stock to a third party such that the Founders would own in the aggregate less than 17% of the Common Stock, the Company shall deliver to the Founders a written notice at least 30 days prior to such proposed issuance. The Founders shall have the right, exercisable upon irrevocable written notice delivered to the Company at least 10 days prior to the date of proposed issuance, to purchase additional shares of Common Stock such that after such issuance, the Founders would own in the aggregate no more than 17% of the Common Stock; provided that the Founders may exercise their preemptive rights only if the Founders in the aggregate exercise such rights with respect to the maximum number of shares of Common Stock permitted hereunder. If some but not all of the Founders exercise such right, the number of shares issuable to each exercising Founder shall bear the same proportion to the aggregate number of shares issuable to all exercising Founders as the number of shares held by such exercising Founder prior to such issuance bears to the aggregate number of shares held by all exercising Founders.


     5.3   FOUNDERS' "TRUE-UP" OPTION


     On or prior to the last day of the Grace Period, the Founders shall have the option, exercisable by Telcom on behalf of the Founders, to pay to the Company an amount equal to (a)(i) the product of the Founders' Percentage multiplied by the aggregate amount of all capital contributions to the Company by the Shareholders during the Grace Period (the "Base Amount"), divided by (ii) 100% minus the Founders' Percentage, plus (b) the product of the amount obtained in (a) multiplied by the Prime Rate plus 1% compounded quarterly from the date of the Shareholders' capital contribution, (together, the "Antidilution Payment"). The Company shall deliver to Telcom a notice setting forth the calculation of the Antidilution Payment at least 30 days prior to the last day of the Grace Period; provided that the failure of the Company to deliver such calculation in a timely manner shall not affect the parties' rights and obligations hereunder; provided, further, that if such notice is not delivered in a timely manner, Telcom shall pay the Antidilution Payment upon the later of the last day of the Grace Period and 15 days after delivery of such notice. Any Antidilution Payment shall be free of all withholding with respect to taxes of any nature, and if the Founders are required by applicable law to make any such withholding with respect to any such payment, such Antidilution Payment shall be increased so that after making all required withholdings, the Company shall receive an amount equal to the amount it would have received had such withholdings not been made. Upon receipt in full of the Antidilution Payment, the Company shall issue to the Founders on a pro rata basis, based on the number of shares then owned by each Founder, shares of Common Stock such that the percentage of the Common Stock owned by the Founders after such transfer equals the Founders' Percentage. If the Founders do not make the Antidilution Payment on the last day of the Grace Period, the Founders' interests in dividends and other cash or noncash distributions by the Company shall thereafter be proportionate to their respective shareholdings in the Company. If the Founders make the Antidilution Payment, notwithstanding an offer from the other Shareholders to sell Common Stock to the Founders in exchange for an amount equal to the Base Amount in a transaction that would result in the Founders owning a share of the Common Stock equal to the Founders' Percentage, and if WVB within 30 days of the making of the Antidilution Payment declares a taxable cash distribution that is less than or equal to the Antidilution Payment, then the Founders shall make an additional payment to the other Shareholders such that such Shareholders receive a net amount per share of Common Stock after payment of applicable taxes equal to the gross amount per share of Common Stock of such cash distribution.

     5.4   PLEDGES OF COMMON STOCK

     If the Company or any of the WVB Affiliates shall enter into a financing arrangement pursuant to which the lender requires the pledge of all of the Common Stock as security for such financing, and MIL and its Affiliates agree to pledge the Common Stock owned by them, then the Founders shall simultaneously pledge the Common Stock owned by them on the same terms and conditions as MIL and its Affiliates; provided that such lender shall have no recourse against the Founders in connection with such financing other than to the Common Stock so pledged and such pledge shall expressly permit the exercise and consummation of any repurchase right held by a holder of Class B Common Stock pursuant to the Company's Articles of Incorporation.

6.    INTEREST OF SPOUSE

     6.1   INTEREST OF SPOUSE SUBJECT TO AGREEMENT

     Any property interest in the Shares now owned or hereafter acquired by the spouse of a Shareholder shall be subject to the terms of this Agreement and shall be subject to the same restrictions on Transfer described in Section 1 as if such interests were owned by a Shareholder and as if such spouse were a Shareholder.

     6.2   SIGNATURE OF SPOUSES

     Each Shareholder's spouse signing this Agreement acknowledges that he or she has read this Agreement and understands its contents, specifically this
Section 6. Notwithstanding the foregoing, absence of a spouse's signature hereto shall not alter the effectiveness hereof or the enforceability of the provisions contained herein as against such spouse or any Shareholder.

     Each spouse acknowledges that he or she has had the opportunity to obtain separate and independent counsel of his or her own choosing prior to signing this Agreement and has waived such right. Each spouse agrees that the Shares and any interest, community or otherwise, he or she has in them are subject to the provisions of this Agreement. Each spouse also agrees that his or her Shareholder-spouse may join in any future amendments or modifications of this Agreement without any further signature, acknowledgment, agreement or consent on his or her part and he or she designates his or her Shareholder-spouse attorney-in-fact for this purpose. Furthermore, each spouse agrees to take no action at any time to hinder the operation of this Agreement as to the Shares in which he or she has an interest.

7.    TERMINATION

     This Agreement shall lapse and be of no further force or effect upon the first of the following to occur:

     (a) Merger, Sale or Liquidation. The approval by the Board and the Shareholders, as required by law and by the Company's Articles of Incorporation and Bylaws, of the merger of the Company with any other company as a result of which securities representing all or substantially all of the voting power of the Company are held by Persons that had less than a majority interest, directly or indirectly, in such securities prior to such merger, or of the sale of all or substantially all of the assets of the Company, or of its liquidation.

     (b) Agreement of Shareholders. The written agreement of holders of not less than 97% of the Common Stock to the termination of this Agreement.

     (c) Public Offering. The closing of an offering by the Company of its equity securities to the public pursuant to a registration statement filed pursuant to the U.S. Securities Act of 1933, as amended (the "Act"), or the equivalent legislation of another country.

     (d) Lapse of Time. The expiration of 21 years after the death of the last to die of the individual Shareholders named herein.

8.    REGISTRATION RIGHTS

     8.1   DEFINITIONS

     For purposes of these registration rights:

     (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

     (b) The term "Registrable Securities" means any Common Stock held by the Holders, including Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which its rights under this Agreement are not assigned;

     (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

     (d) The term "Holder" means MIL, the Founders or any of their Affiliates or permitted transferees; and

     (e) The term "Initiating Holders" means the Holders who initiate the request for registration under Section 8.2(a).

     8.2   REQUEST FOR REGISTRATION

     (a) If at any time following six months after the closing of the Company's initial public offering, the Company shall receive a written request from MIL or any of its Affiliates or from Holders of at least 50% of the Registrable Securities then held by the Founders that the Company file a registration statement under the Act covering the registration for an underwritten public offering of Registrable Securities with estimated aggregate gross proceeds of at least $10,000,000, based on a good-faith estimate of the market price of the Common Stock, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations contained in this Section 8, effect the registration under the Act of all Registrable Securities which the Holders request to be registered by their giving written notice to the Company within 20 days of the mailing by the Company of its previous notice to the Holders.

     (b) The right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 8.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter must also be reasonably acceptable to the Company. Notwithstanding any other provision of this Section 8.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

     (c) The Company is obligated to effect only one registration pursuant to this Section 8.2 on behalf of MIL and its Affiliates and one registration pursuant to this Section 8.2 on behalf of the Founders, their Affiliates and permitted transferees; provided that, if the number of Registrable Securities to be registered by either such group is reduced pursuant to Section 8.2(b) to less than 75% of the Registrable Securities requested to be registered by such group, such registration shall not be deemed to be such group's demand registration pursuant to this Section 8.2(c).

     (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 8.2 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders.

     8.3   COMPANY REGISTRATION

     If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at each such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 8.7, cause to be registered under the Act all of the Registrable Securities that each such Holder has so requested.

     8.4   OBLIGATIONS OF THE COMPANY

     Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of all securities covered by such registration statement;

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

     (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     8.5   FURNISH INFORMATION

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the

Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request.

     8.6   EXPENSES OF REGISTRATION

     In connection with any registration pursuant to this Agreement, the Company shall be responsible for the payment of all expenses of the registration, with the exception of underwriting commissions and discounts which shall be paid by the Company, the Holders and any other selling security holders in proportion to the aggregate value of the securities offered for sale by each of them. Notwithstanding the preceding sentence, Holders participating in a registration pursuant to Section 8.2 shall be responsible for the payment of all expenses directly related to such registration.

     8.7   UNDERWRITING REQUIREMENTS

     The Company shall not be required under Section 8.3 to include any of the Holders' securities in an underwritten offering of the Company's securities unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters believe will not jeopardize the success of the offering. The securities to be included in the registration in the event of such a reduction shall be apportioned first to the Company, then pro rata among the selling Holders according to the total amount of securities requested to be sold in such registration by such Holders, or in such other proportions as shall mutually be agreed to by such selling Holders.

     8.8   DELAY OF REGISTRATION

     No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     8.9   INDEMNIFICATION

     In the event any Registrable Securities are included in a registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, agents, employees and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who Controls (as defined in the Merger Agreement) such Holder or underwriter within the meaning of the Act or the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, in light of the circumstances under which they were made, or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, partner, officer, agent, employee or director, underwriter or Controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation occurring in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, any such Holder, underwriter or Controlling Person.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its officers, directors, agents or employees, each Person, if any, who Controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its partners, officers, directors, agents or employees or any Person who Controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such officer, director, agent, employee, Controlling Person, or underwriter, or other such Holder or its partner, officer, director, agent, employee or Controlling Person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by, or on behalf of, such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such partner, officer, director, agent, employee, Controlling Person, underwriter or other such Holder, partner, officer, director, agent, employee or Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

     (c) Promptly after receipt by an indemnified party under this Section 8.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.9 to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.9.

     8.10 "MARKET STAND-OFF" AGREEMENT

     The Holders hereby agree that they shall not, to the extent reasonably requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities for 180 days following the effective date of a registration statement of the Company filed under the Act; provided, however, that all officers and directors of the Company and all other Persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holders (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

     8.11 RIGHT TO TERMINATE REGISTRATION

     The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

9.    NONCOMPETITION

     Each Shareholder agrees that, until one year following termination of this Agreement with respect to such Shareholder, neither such Shareholder nor any Affiliate Controlled by such Shareholder shall in any way, by action or inaction, directly or indirectly, for itself or for the benefit of any other Person, own, manage, operate, join, Control or participate in the ownership, management, operation or Control of any Person that competes with the Company or any Affiliate thereof, or agrees to do any of the foregoing, in the business of Specialized Mobile Radio or paging in Brazil, other than wireless radio engineering, design or program management services and the manufacture and sale of related software and hardware products; provided that neither any Shareholder nor any Affiliate Controlled by such Shareholder may maintain an equity interest in any Person in which it owns an equity interest as of the date hereof, which equity interest entitles any Shareholder or any Affiliate Controlled by such Shareholder to control of policymaking or day-to-day operations of such Person or in connection with which any Shareholder or any Affiliate Controlled by such Shareholder has a representative on the board of directors, if such Person elects to engage in the business of cellular communications or Personal Communications Systems in Brazil.

10.   MISCELLANEOUS

     10.1 SPECIFIC ENFORCEMENT

     Each Shareholder expressly agrees that the Company and the other Shareholders will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, each of the Company and the other Shareholders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

     10.2 LEGEND

     Each certificate evidencing any Shares shall bear a legend substantially as follows:

     The securities represented by this certificate are subject to the terms and conditions of the Shareholders Agreement among the Company and its Shareholders
dated as of        , 199 , as at any time amended, and may not be sold,
transferred or encumbered except in accordance with the terms and provisions of such Agreement, a copy of which is on file at the principal executive office of the Company and will be furnished to the holder of this certificate upon request and without charge.

     10.3 DELIVERY OF INFORMATION

     The Company shall deliver to each Shareholder and upon written request to any other Shareholder of the Common Stock:

     (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year and a statement of cash flows for such year, such financial statements to be prepared in accordance with U.S. generally accepted accounting principles and audited by independent certified public accountants of nationally recognized standing selected by the Company, and

     (b) as soon as practicable, but in any event within 60 days after the end of each of the first three fiscal quarters, an income statement for such fiscal quarter, a balance sheet of the Company as of the end of such quarter and a statement of cash flows for such quarter, such financial statements to be prepared in accordance with U.S. generally accepted accounting principles and any other operating information provided to the Board.

     10.4 INSPECTION

     The Company shall permit each Shareholder owning more than 5% of the Common Stock at such Shareholder's expense to visit and inspect the Company's properties, to examine its books of accounts and records and to make copies and extracts therefrom, and to discuss the Company's business prospects, affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Shareholder and for purposes reasonably related to the business of the Company.

     10.5 COMPLIANCE WITH LAWS

     Each Shareholder represents, warrants and covenants that it and any director, officer, agent, employee or other Person acting on its behalf or on behalf of any Affiliate of it (a) have not been and will not be involved in the offering, paying or giving of anything of value, either directly or indirectly, to a government official, political party or candidate for political office to influence such Person or entity in the discharge of his, her or its official duties, (b) have not engaged and will not engage in any such unlawful conduct during the time of carrying out their duties, and (c) have maintained and will maintain accounting books and records in reasonable detail and institute internal controls to ensure that such books and records accurately reflect corporate transactions and the disposition of assets.

     10.6 NOTICES

     Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of facsimile transmittal (provided the addressor confirms receipt of any facsimile by the addressee), on the day after delivery by overnight courier or three days after mailing if mailed by certified or registered mail, return receipt requested, postage prepaid, to the party being notified at his, her or its address specified on the applicable signature page or such other address of which the addressee may subsequently notify the other parties in writing.

     10.7 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company and holders of 97% of the Common Stock; provided, however, that any new shareholder of the Company may execute this Agreement without the consent of the Founders. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     10.8 GOVERNING LAW; SUCCESSORS AND ASSIGNS

     This Agreement shall for all purposes be governed by and construed in accordance with the laws of the state of Virginia and shall be binding upon the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of Virginia or any Virginia state court if any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Virginia or a Virginia state court.

     10.9 HEADINGS

     The headings of the sections of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     10.10 COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

     10.11 SEVERABILITY

     If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                          THE COMPANY:

                                          McCAW INTERNATIONAL (BRAZIL), LTD.

                                          By
                                            -----------------------------------

                                             Its
                                                -------------------------------

                                          Address:
                                          Facsimile number:

                                          THE SHAREHOLDERS:

                                          McCAW INTERNATIONAL, LTD.

                                          By
                                            -----------------------------------

                                             Its
                                                -------------------------------

                                          Address: 1191 Second Avenue, Suite
                                                     1600
                                                   Seattle, WA 98101
                                          Facsimile number: (206) 749-8384

                                          THE FOUNDERS:

                                          TELCOM VENTURES, LLC

                                          By
                                            -----------------------------------

                                             Its
                                                -------------------------------

                                          Address: Arlington Courthouse Plaza II
                                                   2300 Clarendon Boulevard,
                                                     Suite 800
                                                   Arlington, VA 22201
                                          Facsimile number: (703) 243-4960

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below approves this Agreement and constitutes and appoints , and , duly authorized officers of Telcom Ventures, LLC, and each of them, his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to take all actions hereunder, including the signing of any and all amendments hereto, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his, her or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                          SOUTH BEACH VENTURES INC.

                                          By
                                            ------------------------------------

                                             Its
                                                --------------------------------

                                          Address:
                                          Facsimile number:

                                          --------------------------------------
                                          RAJENDRA SINGH
                                          Address:

                                          Facsimile number:

                                          --------------------------------------
                                          NEERA SINGH

                                          Address:
                                          Facsimile number:

                                          THE HERSH RAJ SINGH EDUCATION TRUST

                                          By
                                            ------------------------------------

                                             Its
                                                --------------------------------

                                          Address:
                                          Facsimile number:

                                          THE SAMIR RAJ SINGH EDUCATION TRUST

                                          By
                                            ------------------------------------

                                             Its
                                                --------------------------------

                                          Address:
                                          Facsimile number:

                                          --------------------------------------

                                          RAMESH MEHTA

                                          Address:
                                          Facsimile number:

                                          --------------------------------------
                                          VANDANA TANDON

                                          Address:
                                          Facsimile number:

                                          [Include signatures of spouses of
                                          shareholders at date of signing]

                                                                       EXHIBIT I

                            SCHEDULE OF SHAREHOLDERS

                SHAREHOLDERS                          NUMBER OF SHARES OF COMMON STOCK
---------------------------------------------   ---------------------------------------------
Shareholder                                     Number of Shares of Common Stock
McCaw International, Ltd                        7,317,621 shares of Class A Common Stock
Telcom Ventures, LLC                            1,140,000 shares of Class B Common Stock
South Beach Ventures Inc                        195,700 shares of Class B Common Stock
Rajendra Singh                                  95,000 shares of Class B Common Stock
Neera Singh                                     95,000 shares of Class B Common Stock
The Hersh Raj Singh Education Trust             95,000 shares of Class B Stock
The Samir Raj Singh Education Trust             95,000 shares of Class B Common Stock
Ramesh Mehta                                    589 shares of Class B Common Stock
Vandana Tandon                                  190 shares of Class B Common Stock

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Set forth below is a description of certain provisions of the Restated Certificate of Incorporation, (the "Nextel Charter"), of Nextel Communications, Inc. ("New Nextel," and, together with "Old Nextel," its predecessor corporation of the same name, "Nextel"), the Amended and Restated By-laws of Nextel (the "Nextel By-laws") and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Nextel Charter, the Nextel By-laws and the DGCL.

     Elimination of Liability in Certain Circumstances. The Nextel Charter provides that, to the full extent provided by law, a director will not be personally liable to Nextel or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     While Article 7 of the Nextel Charter provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article 7 will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of
Article 7 as described above apply to officers of Nextel only if they are directors of Nextel and are acting in their capacity as directors, and does not apply to officers of Nextel who are not directors.

     Indemnification and Insurance. Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     Article 6 of the Nextel Charter and Article VII of the Nextel By-laws provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of Nextel the protections available to directors and officers of Delaware corporations. Article VII of the Nextel By-laws also provides that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Nextel as authorized by relevant Delaware law. Nextel has obtained directors and officers liability insurance providing coverage to its directors and officers.

     On September 12, 1991, the Board of Directors of Nextel unanimously adopted resolutions authorizing Nextel to enter into an Indemnification Agreement (the "Indemnification Agreement") with each director of Nextel. Nextel has entered into an Indemnification Agreement with each of the directors other than its two most recently elected directors, Daniel F. Akerson and Timothy M. Donahue.

     One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the "Indemnitees") may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the DGCL and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which such person commits, suffers, permits or acquiesces in while acting in the Indemnitee's position with Nextel. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Nextel Charter or the Nextel By-laws, any policy of insurance or otherwise. Nextel is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the DGCL in connection with any claim against the Indemnitee:

    (i) which results in a final, nonappealable order directing the Indemnitee to pay a fine or similar governmental imposition which Nextel is prohibited by applicable law from paying; or

   (ii) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of Nextel which are recoverable by Nextel pursuant to
        Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and profits arising from transactions in publicly traded securities of Nextel which were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

     In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

     The Indemnification Agreements are also intended to provide increased assurance of indemnification by prohibiting Nextel from adopting any amendment to the Nextel Charter or the Nextel By-laws which would have the effect of denying, diminishing or encumbering the Indemnitee's rights pursuant thereto or to the DGCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Pursuant to Item 601 of Regulation S-K, 17 C.F.R.
sec.229.601(b)(4)(iii)(A), Nextel has excluded from Exhibit No. 4 instruments defining the rights of holders of long-term debt with respect to debt that does not exceed 10% of the total assets of Nextel. Nextel agrees to furnish copies of such instruments to the Commission upon request.


EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------   ---------------------------------------------------------------------------------------
   2.1      -- Agreement and Plan of Merger among Nextel, DCI and WVB dated as of October 28,
               1996, as amended.
  *2.2      -- Amendment No. 1 to Agreement and Plan of Merger among Nextel, DCI and WVB dated as of December 19, 1996.
   4.1      -- Restated Certificate of Incorporation of Nextel (filed on July 31, 1995 as
               Exhibits No. 4.1.1 and 4.1.2 to Nextel's Post-Effective Amendment No. 1 on Form
               S-8 to Registration Statement No. 33-91716 on Form S-4 (the "Nextel S-8
               Registration Statement") and incorporated herein by reference).
   4.2      -- Amended and Restated By-laws of Nextel (filed on July 31, 1995 as Exhibit No. 4.2 to the Nextel S-8 Registration Statement and incorporated herein by reference).
   4.3      -- Financing and Security Agreement between Motorola, Inc., Smart SMR of California,
               Inc. and Old Nextel, dated as of November 1, 1991 (filed on November 15, 1991 as
               Exhibit No. 10.49 to Registration Statement No. 33-43415 on Form S-1 of Old Nextel
               filed on October 18, 1991 (the "S-1 Registration Statement") and incorporated herein by reference).
   4.4      -- Financing and Security Agreement between Motorola, Inc., Smart SMR of Illinois,
               Inc. and Old Nextel, dated as of November 1, 1991 (filed on November 15, 1991 as
               Exhibit No. 10.50 to the S-1 Registration Statement and incorporated herein by reference).
   4.5      -- Financing and Security Agreement between Motorola, Inc., Smart SMR of Texas, Inc.
               and Old Nextel, dated as of November 1, 1991 (filed on November 15, 1991 as
               Exhibit No. 10.51 to the S-1 Registration Statement and incorporated herein by reference).

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------   ---------------------------------------------------------------------------------------
   4.6      -- Financing and Security Agreement between Motorola, Inc., Smart SMR of New York,
               Inc. and Old Nextel, dated as of November 1, 1991 (filed on November 15, 1991 as
               Exhibit No. 10.52 to the S-1 Registration Statement and incorporated herein by reference).
   4.7      -- Financing and Security Agreement between Northern Telcom Finance Corporation,
               Smart SMR of California, Inc. and Old Nextel, dated as of November 1, 1991 (filed on November 15, 1991 as Exhibit No. 10.54 to the S-1 Registration Statement and
               incorporated herein by reference).
   4.8      -- Financing and Security Agreement between Northern Telcom Finance Corporation,
               Smart SMR of Illinois, Inc., and Old Nextel, dated as of November 15, 1991 (filed on November 15, 1991 as Exhibit No. 10.55 to the S-1 Registration Statement and
               incorporated herein by reference).
   4.9      -- Financing and Security Agreement between Northern Telcom Finance Corporation,
               Smart SMR of Texas, Inc. and Old Nextel, dated as of November 15, 1991 (filed on
               November 15, 1991 as Exhibit No. 10.56 to the S-1 Registration Statement and
               incorporated herein by reference).
   4.10     -- Financing and Security Agreement between Northern Telcom Finance Corporation,
               Smart SMR of New York, Inc. and Old Nextel, dated as of November 15, 1991 (filed on November 15, 1991 as Exhibit No. 10.57 to the S-1 Registration Statement and
               incorporated herein by reference).
   4.11     -- Amendment No. 2, dated as of August 2, 1994, to Financing and Security Agreements,
               dated as of November 1, 1991, by and among Motorola, Smart SMR of California,
               Inc., Smart SMR of New York, Inc., Smart SMR of Illinois, Inc., Smart SMR of
               Texas, Inc. and Old Nextel (filed as Exhibit 10.01 to the ESMR S-4 Registration
               Statement and incorporated herein by reference).
   4.12     -- Indenture between Old Nextel and The Bank of New York, as Trustee, dated August
               15, 1993 (the "August Indenture") (filed on December 23, 1993 as Exhibit No. 4.13 to the Registration Statement on Form S-4 of the Company, No. 33-73388 (the
               "PowerFone S-4 Registration Statement") and incorporated herein by reference).
   4.13     -- Form of Note issued pursuant to the August Indenture (included in Exhibit No.
               4.12).
   4.14     -- Indenture between Old Nextel and The Bank of New York, as Trustee, dated as of
               February 15, 1994 (the "February Indenture") (filed on March 1, 1994 as Exhibit
               No. 4.1 to the Form 8-K Current Report of Old Nextel dated February 16, 1994 and incorporated herein by reference).
   4.15     -- Form of Note issued pursuant to the February Indenture (included in Exhibit No.
               4.14).
   4.16     -- Supplemental Indenture, dated as of June 30, 1995 to the August Indenture between
               Old Nextel and The Bank of New York (filed on November 14, 1995 as Exhibit 4.1 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September 30,
               1995 and incorporated herein by reference).
   4.17     -- Supplemental Indenture, dated as of June 30, 1995 to the February Indenture between Old Nextel and The Bank of New York (filed on November 14, 1995 as Exhibit
               4.2 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September
               30, 1995 and incorporated herein by reference).
   4.18     -- Second Supplemental Indenture, dated as of July 28, 1995 between ESMR (now known as Nextel), as Successor by Merger to Old Nextel and The Bank of New York
               (relating to the August Indenture) (filed on November 14, 1995 as Exhibit 4.3 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September 30,
               1995 and incorporated herein by reference).
   4.19     -- Second Supplemental Indenture, dated as of July 28, 1995 between ESMR (now known as Nextel), as Successor by Merger to Old Nextel and The Bank of New York
               (relating to the February Indenture) (filed on November 14, 1995 as Exhibit 4.4 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September 30,
               1995 and incorporated herein by reference).
   4.20     -- Indenture for Senior Redeemable Discount Notes due 2004, dated as of January 13,
               1994, between OneComm (formerly called CenCall Communications Corp.) and The Bank of New York (the "OneComm Indenture") (filed on June 7, 1995 as Exhibit No. 99.2 to Old Nextel's Registration Statement No. 33-93182 on Form S-4 (the "OneComm S-4
               Registration Statement") and incorporated herein by reference).
   4.21     -- Form of Note issued pursuant to the OneComm Indenture (included in Exhibit 4.20).

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------   ---------------------------------------------------------------------------------------
   4.22     -- Supplemental Indenture dated as of June 30, 1995 to the OneComm Indenture between
               OneComm (formerly called CenCall Communications Corp.) and The Bank of New York
               (filed on November 14, 1995 as Exhibit 10.12 to the Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).
   4.23     -- Second Supplemental Indenture dated as of July 28, 1995 between Nextel (formerly known as ESMR, Inc.), as successor to OneComm, and The Bank of New York (relating to the OneComm Indenture) (filed on November 14, 1995 as Exhibit 10.13 to the Form
               10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).
   4.24     -- Indenture for Senior Redeemable Discount Notes due 2004, dated as of April 25,
               1994, between Dial Call and The Bank of New York (the "2004 Indenture") (filed on
               June 7, 1995 as Exhibit 99.4 to the OneComm S-4 Registration Statement and
               incorporated herein by reference).
   4.25     -- Supplemental Indenture, dated as of August 7, 1995, to the 2004 Indenture between
               Dial Call and The Bank of New York (filed on December 5, 1995 as Exhibit 99.3 to
               Nextel's Registration Statement No. 33-80021 on Form S-4 (the "Dial Page S-4
               Registration Statement") and incorporated herein by reference).
   4.26     -- Second Supplemental Indenture, dated as of January 30, 1996, to the 2004 Indenture between Dial Page (as successor to Dial Call) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.26 to the Annual Report on Form 10-K of Nextel for the
               year ended December 31, 1995 (the "1995 Form 10-K") and incorporated herein by reference).
   4.27     -- Third Supplemental Indenture, dated as of January 30, 1996, to the 2004 Indenture between Nextel (as successor to Dial Page) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.27 to the 1995 Form 10-K and incorporated herein by reference).
   4.28     -- Indenture for Senior Discount Notes due 2005, dated as of December 22, 1993, between Dial Call and The Bank of New York (the "2005 Indenture") (filed as
               Exhibit 99.3 to the OneComm S-4 Registration Statement and incorporated herein by reference).
   4.29     -- Supplemental Indenture, dated as of April 15, 1994, to the 2005 Indenture between
               Dial Call and The Bank of New York (filed on April 1, 1996 as Exhibit 4.29 to the
               1995 Form 10-K and incorporated herein by reference).
   4.30     -- Supplemental Indenture, dated as of June 30, 1995, to the 2005 Indenture between
               Dial Call and The Bank of New York (filed on December 5, 1995 as Exhibit 99.4 to the Dial Page S-4 Registration Statement and incorporated herein by reference).
   4.31     -- Third Supplemental Indenture, dated as of January 30, 1996, to the 2005 Indenture between Dial Page (as successor to Dial Call) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.31 to the 1995 Form 10-K and incorporated herein by reference).
   4.32     -- Fourth Supplemental Indenture, dated as of January 30, 1996, to the 2005 Indenture between Nextel (as successor to Dial Page) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.32 to the 1995 Form 10-K and incorporated herein by reference).
   4.33     -- Registration Rights Agreement dated as of August 23, 1996 by and among Nextel,
               Grupo Communicaciones, San Luis, S.A. de C.V. and each of the persons listed on
               Schedule 1 thereto (filed as Exhibit 4.33 to Nextel's Registration Statement No.
               333-11733 on Form S-3 and incorporated herein by reference).

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------   ---------------------------------------------------------------------------------------
   4.34     -- Form of Shareholders Agreement between the holder of the New Class A Common Stock and the holders of the New Class B Common Stock.
  *5        -- Opinion of Jones, Day, Reavis & Pogue re: validity.
  *8        -- Opinion of Dewey Ballantine re: tax matters.
 *23.1      -- Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).
 *23.2      -- Consent of Dewey Ballantine (included in Exhibit 8).
 *23.3      -- Consents of Deloitte & Touche LLP.
 *23.4      -- Consent of KPMG Peat Marwick LLP.
 *23.5      -- Consent of KPMG Peat Marwick LLP.
  24        -- Powers of Attorney.


---------------

* Filed herewith. All other exhibits have been previously filed or incorporated by reference.



          (b) Financial Statement Schedules


              Not applicable.

          (c) Not applicable.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, in the Commonwealth of Virginia, on December 20, 1996.


                                          NEXTEL COMMUNICATIONS, INC.

                                          By:          THOMAS J. SIDMAN
                                            ------------------------------------
                                                      THOMAS J. SIDMAN
                                             VICE PRESIDENT AND GENERAL COUNSEL


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 20, 1996:



                    NAME                                             TITLE
---------------------------------------------     --------------------------------------------
                          *                          Chairman of the Board, Chief Executive
---------------------------------------------      Officer and Director (Principal Executive
              DANIEL F. AKERSON                                     Officer)

                          *                        Senior Vice President and Chief Financial
---------------------------------------------        Officer (Principal Financial Officer)
             STEVEN M. SHINDLER

                          *                         Vice President and Corporate Controller
---------------------------------------------            (Principal Accounting Officer)
              STEPHEN M. BAILOR

                          *                         Vice Chairman of the Board and Director
---------------------------------------------
              BRIAN D. MCAULEY

                          *                         Vice Chairman of the Board and Director
---------------------------------------------
              MORGAN E. O'BRIEN

                          *                          President, Chief Operating Officer and
---------------------------------------------                       Director
             TIMOTHY M. DONAHUE

                                                                    Director
---------------------------------------------
                KEITH J. BANE

                                                                    Director
---------------------------------------------
                ROBERT COOPER

                                                                    Director
---------------------------------------------
               CRAIG O. MCCAW

                                                                    Director
---------------------------------------------
              KEISUKE NAKASAKI

                          *                                         Director
---------------------------------------------
              MASAAKI TORIMOTO

                          *                                         Director
---------------------------------------------
             DENNIS M. WEIBLING


              /s/ THOMAS J. SIDMAN
---------------------------------------------
              *THOMAS J. SIDMAN
             (ATTORNEY-IN-FACT)

                                    EXHIBITS


EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------   ---------------------------------------------------------------------------------------
   2.1      -- Agreement and Plan of Merger among Nextel, DCI and WVB dated as of October 28,
               1996, as amended.
  *2.2      -- Amendment No. 1 to Agreement and Plan of Merger among Nextel, DCI and WVB dated
               December 19, 1996.
   4.1      -- Restated Certificate of Incorporation of Nextel (filed on July 31, 1995 as
               Exhibits No. 4.1.1 and 4.1.2 to Nextel's Post-Effective Amendment No. 1 on Form
               S-8 to Registration Statement No. 33-91716 on Form S-4 (the "Nextel S-8
               Registration Statement") and incorporated herein by reference).
   4.2      -- Amended and Restated By-laws of Nextel (filed on July 31, 1995 as Exhibit 4.2 to the Nextel S-8 Registration Statement and incorporated herein by reference).
   4.3      -- Financing and Security Agreement between Motorola, Inc., Smart SMR of California,
               Inc. and Old Nextel, dated as of November 1, 1991 (filed on November 15, 1991 as
               Exhibit No. 10.49 to Registration Statement No. 33-43415 on Form S-1 of Old Nextel
               (the "S-1 Registration Statement") and incorporated herein by reference).
   4.4      -- Financing and Security Agreement between Motorola, Inc., Smart SMR of Illinois,
               Inc. and Old Nextel, dated as of November 1, 1991 (filed on November 15, 1991 as
               Exhibit No. 10.50 to the S-1 Registration Statement and incorporated herein by reference).
   4.5      -- Financing and Security Agreement between Motorola, Inc., Smart SMR of Texas, Inc.
               and Old Nextel, dated as of November 1, 1991 (filed on November 15, 1991 as
               Exhibit No. 10.51 to the S-1 Registration Statement and incorporated herein by reference).
   4.6      -- Financing and Security Agreement between Motorola, Inc., Smart SMR of New York,
               Inc. and Old Nextel, dated as of November 1, 1991 (filed on November 15, 1991 as
               Exhibit No. 10.52 to the S-1 Registration Statement and incorporated herein by reference).
   4.7      -- Financing and Security Agreement between Northern Telcom Finance Corporation,
               Smart SMR of California, Inc. and Old Nextel, dated as of November 1, 1991 (filed on November 15, 1991 as Exhibit No. 10.54 to the S-1 Registration Statement and
               incorporated herein by reference).
   4.8      -- Financing and Security Agreement between Northern Telcom Finance Corporation,
               Smart SMR of Illinois, Inc., and Old Nextel, dated as of November 15, 1991 (filed on November 15, 1991 as Exhibit No. 10.55 to the S-1 Registration Statement and
               incorporated herein by reference).
   4.9      -- Financing and Security Agreement between Northern Telcom Finance Corporation,
               Smart SMR of Texas, Inc. and Old Nextel, dated as of November 15, 1991 (filed on
               November 15, 1991 as Exhibit No. 10.56 to the S-1 Registration Statement and
               incorporated herein by reference).
   4.10     -- Financing and Security Agreement between Northern Telcom Finance Corporation,
               Smart SMR of New York, Inc. and Old Nextel, dated as of November 15, 1991 (filed on November 15, 1991 as Exhibit No. 10.57 to the S-1 Registration Statement and
               incorporated herein by reference).
   4.11     -- Amendment No. 2, dated as of August 2, 1994, to Financing and Security Agreements,
               dated as of November 1, 1991, by and among Motorola, Smart SMR of California,
               Inc., Smart SMR of New York, Inc., Smart SMR of Illinois, Inc., Smart SMR of
               Texas, Inc. and Old Nextel (filed as Exhibit 10.01 to the ESMR S-4 Registration
               Statement and incorporated herein by reference).
   4.12     -- Indenture between Old Nextel and The Bank of New York, as Trustee, dated August
               15, 1993 (the "August Indenture") (filed on December 23, 1993 as Exhibit No. 4.13 to the Registration Statement on Form S-4 of the Company, No. 33-73388 (the
               "PowerFone S-4 Registration Statement") and incorporated herein by reference).
   4.13     -- Form of Note issued pursuant to the August Indenture (included in Exhibit No.
               4.12).
   4.14     -- Indenture between Old Nextel and The Bank of New York, as Trustee, dated as of
               February 15, 1994 (the "February Indenture") (filed on March 1, 1994 as Exhibit
               No. 4.1 to the Form 8-K of Old Nextel dated February 16, 1994 and incorporated herein by reference).
   4.15     -- Form of Note issued pursuant to the February Indenture (included in Exhibit No.
               4.14).

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------   ---------------------------------------------------------------------------------------
   4.16     -- Supplemental Indenture, dated as of June 30, 1995 to the August Indenture between
               Old Nextel and The Bank of New York (filed on November 14, 1995 as Exhibit 4.1 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September 30,
               1995 and incorporated herein by reference).
   4.17     -- Supplemental Indenture, dated as of June 30, 1995 to the February Indenture between Old Nextel and The Bank of New York (filed on November 14, 1995 as Exhibit
               4.2 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September
               30, 1995 and incorporated herein by reference).
   4.18     -- Second Supplemental Indenture, dated as of July 28, 1995 between ESMR (now known as Nextel), as Successor by Merger to Old Nextel and The Bank of New York
               (relating to the August Indenture) (filed on November 14, 1995 as Exhibit 4.3 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September 30,
               1995 and incorporated herein by reference).
   4.19     -- Second Supplemental Indenture, dated as of July 28, 1995 between ESMR (now known as Nextel), as Successor by Merger to Old Nextel and The Bank of New York
               (relating to the February Indenture) (filed on November 14, 1995 as Exhibit 4.4 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September 30,
               1995 and incorporated herein by reference).
   4.20     -- Indenture for Senior Redeemable Discount Notes due 2004, dated as of January 13,
               1994, between OneComm (formerly called CenCall Communications Corp.) and The Bank of New York (the "OneComm Indenture") (filed on June 7, 1995 as Exhibit No. 99.2 to Old Nextel's Registration Statement No. 33-93182 on Form S-4 (the "OneComm S-4
               Registration Statement") and incorporated herein by reference).
   4.21     -- Form of Note issued pursuant to the OneComm Indenture (included in Exhibit 4.20).
   4.22     -- Supplemental Indenture dated as of June 30, 1995 to the OneComm Indenture between
               OneComm (formerly called CenCall Communications Corp.) and The Bank of New York
               (filed on November 14, 1995 as Exhibit 10.12 to the Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).
   4.23     -- Second Supplemental Indenture dated as of July 28, 1995 between Nextel (formerly known as ESMR, Inc.), as successor to OneComm, and The Bank of New York (relating to the OneComm Indenture) (filed on November 14, 1995 as Exhibit 10.13 to the Form
               10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).
   4.24     -- Indenture for Senior Redeemable Discount Notes due 2004, dated as of April 25,
               1994, between Dial Call and The Bank of New York (the "2004 Indenture") (filed on
               June 7, 1995 as Exhibit 99.4 to the OneComm S-4 Registration Statement and
               incorporated herein by reference).
   4.25     -- Supplemental Indenture, dated as of August 7, 1995, to the 2004 Indenture between
               Dial Call and The Bank of New York (filed on December 5, 1995 as Exhibit 99.3 to
               Nextel's Registration Statement No. 33-80021 on Form S-4 (the "Dial Page S-4
               Registration Statement") and incorporated herein by reference).
   4.26     -- Second Supplemental Indenture, dated as of January 30, 1996, to the 2004 Indenture between Dial Page (as successor to Dial Call) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.26 to the Annual Report on Form 10-K of Nextel for the
               year ended December 31, 1995 (the "1995 Form 10-K") and incorporated herein by reference).
   4.27     -- Third Supplemental Indenture, dated as of January 30, 1996, to the 2004 Indenture between Nextel (as successor to Dial Page) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.27 to the 1995 Form 10-K and incorporated herein by reference).
   4.28     -- Indenture for Senior Discount Notes due 2005, dated as of December 22, 1993, between Dial Call and The Bank of New York (the "2005 Indenture") (filed as
               Exhibit 99.3 to the OneComm S-4 Registration Statement and incorporated herein by reference).

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------   ---------------------------------------------------------------------------------------
   4.29     -- Supplemental Indenture, dated as of April 15, 1994, to the 2005 Indenture between
               Dial Call and The Bank of New York (filed on April 1, 1996 as Exhibit 4.29 to the
               1995 Form 10-K and incorporated herein by reference).
   4.30     -- Supplemental Indenture, dated as of June 30, 1995, to the 2005 Indenture between
               Dial Call and The Bank of New York (filed on December 5, 1995 as Exhibit 99.4 to the Dial Page S-4 Registration Statement and incorporated herein by reference).
   4.31     -- Third Supplemental Indenture, dated as of January 30, 1996, to the 2005 Indenture between Dial Page (as successor to Dial Call) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.31 to the 1995 Form 10-K and incorporated herein by reference).
   4.32     -- Fourth Supplemental Indenture, dated as of January 30, 1996, to the 2005 Indenture between Nextel (as successor to Dial Page) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.32 to the 1995 Form 10-K and incorporated herein by reference).
   4.33     -- Registration Rights Agreement dated as of August 23, 1996 by and among Nextel,
               Grupo Communicaciones, San Luis, S.A. de C.V. and each of the persons listed on
               Schedule 1 thereto (filed as Exhibit 4.33 to Nextel's Registration Statement No.
               333-11733 on Form S-3 and incorporated herein by reference).
   4.34     -- Form of Shareholders Agreement between the holder of the New Class A Common Stock and the holders of the New Class B Common Stock.
  *5        -- Opinion of Jones, Day, Reavis & Pogue re: validity of shares.
  *8        -- Opinion of Dewey Ballantine re: tax matters.
 *23.1      -- Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).
 *23.2      -- Consent of Dewey Ballantine (included in Exhibit 8).
 *23.3      -- Consents of Deloitte & Touche LLP.
 *23.4      -- Consent of KPMG Peat Marwick LLP.
 *23.5      -- Consent of KPMG Peat Marwick LLP.
  24        -- Powers of Attorney.

---------------
* Filed herewith. All other exhibits have been filed previously or incorporated by reference.